Filed Pursuant to Rule 424(b)(5)
Registration No: 333-283969

The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying base prospectus are not an offer to sell these securities and are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION

Preliminary Prospectus Supplement Dated September 12, 2025

to the Prospectus dated February 26, 2025

The Toronto-Dominion Bank

US$    % Fixed Rate Reset Limited Recourse Capital Notes, Series 6

(Non-Viability Contingent Capital (NVCC))

(subordinated indebtedness)

Non-Cumulative  % Fixed Rate Reset

Preferred Shares, Series 33

(Non-Viability Contingent Capital (NVCC))

The Toronto-Dominion Bank (the “Bank”) is offering US$    aggregate principal amount of  % Fixed Rate Reset Limited Recourse Capital Notes, Series 6 (Non-Viability Contingent Capital (NVCC)) (the “Notes”). The Notes will mature on October 31, 2085 (the “Maturity Date”). The Bank will pay interest on the Notes in equal (subject to the reset of the interest rate) quarterly installments in arrears on January 31, April 30, July 31 and October 31 of each year (each, an “Interest Payment Date”), with the first payment on January 31, 2026 (long first interest period). From the date of issue to, but excluding, October 31, 2030 (the “Initial Reset Date”), the interest rate on the Notes will be fixed at  % per annum. Starting on the Initial Reset Date and on every fifth anniversary of such date thereafter until October 31, 2080 (each such date, a “Reset Date”, and each such period until the Maturity Date, a “Reset Rate Period”), the interest rate on the Notes will be reset at an interest rate per annum equal to the sum, as determined by TD or our designee, of (i) the U.S. Treasury Rate (as defined below) on the business day prior to such Reset Date (each, an “Interest Rate Calculation Date”) plus (ii)  %. Assuming the Notes are issued on     , 2025, the first interest payment on the Notes on January 31, 2026 will be in an amount of US$    per US$1,000 principal amount of Notes.

This prospectus supplement, together with the accompanying base prospectus dated February 26, 2025 (the “base prospectus”) and the documents incorporated by reference therein (collectively, the “prospectus”), also relates to the offering of Non-Cumulative  % Fixed Rate Reset Preferred Shares, Series 33 (Non-Viability Contingent Capital (NVCC)) of the Bank (the “Series 33 Shares”), for a face amount of US$1,000 per share to be issued to the Limited Recourse Trustee (as defined below) in connection with the issuance of the Notes. The Series 33 Shares offered hereby will be issued prior to the closing of the offering of the Notes.

The Notes are intended to qualify as the Bank’s “Additional Tier 1” capital within the meaning of the regulatory capital adequacy requirements to which the Bank is subject. In the event of a non-payment by the Bank of the principal amount of, interest on, or Redemption Price (as defined below) for, the Notes when due, the sole remedy of holders of Notes (each, a “Noteholder”) for any claims against the Bank shall be the delivery to the holders of their proportionate share of the Corresponding Limited Recourse Trust Assets (as defined below), which initially shall consist of the Series 33 Shares. See “Description of the Notes–Limited Recourse”.

The Notes will be direct, unsecured obligations of the Bank constituting subordinated indebtedness for the purpose of the Bank Act (Canada) (the “Bank Act”) which, if the Bank becomes insolvent or is wound-up (prior to the occurrence of a Trigger Event (as defined below)), will rank: (a) subordinate in right of payment to the prior payment in full of all Higher Ranked Indebtedness (as defined below) and (b) in right of payment equally with and not prior to the Junior Deeply Subordinated Indebtedness (as defined below) (other than the Junior Deeply Subordinated Indebtedness which by its terms ranks subordinate to the Notes), in each case, from time to time outstanding, and will be subordinate in right of payment to all of the Bank’s deposit liabilities and the Bank’s other unsubordinated creditors, provided that in the event of the occurrence of a Recourse Event (as defined below), including an event of default, the sole remedy of a holder of the Notes shall be recourse to such holder’s proportionate share of the Corresponding Limited Recourse Trust Assets, and all claims of the holders of Notes against the Bank under the Notes will be extinguished upon receipt of the Corresponding Limited Recourse Trust Assets. For the avoidance of doubt, the Junior Deeply Subordinated Indebtedness includes the Notes. If the Corresponding Limited Recourse Trust Assets that are delivered to the Noteholders under such circumstances comprise Series 33 Shares or common shares of the Bank (“Common Shares”), such Series 33 Shares or Common Shares will rank on parity with all other Class A First Preferred Shares of the Bank (“Class A First Preferred Shares”) or Common Shares, as applicable. See “Description of the Notes”.

The Bank may, at its option, with the prior written approval of the Superintendent of Financial Institutions appointed pursuant to the Office of the Superintendent of Financial Institutions Act (Canada) (“OSFI”) (the “Superintendent”), and without the consent of the Noteholders, redeem the Notes in cash, in whole or in part, on not less than 10 days’ and not more than 60 days’ prior written notice to the registered Noteholders, on the Initial Reset Date and each January 31, April 30, July 31 and October 31 thereafter (each, an “Optional Redemption Date”), at a redemption price which is equal to the aggregate of (i) the principal amount of the Notes to be redeemed, and (ii) any accrued and unpaid interest on such Notes up to but excluding the date of redemption (the “Redemption Price”). The Bank may, at its option, with the prior written approval of the Superintendent, and without the consent of the Noteholders, redeem all (but not less than all) of the Notes at any time on not less than 10 days’ and not more than 60 days’ prior written notice following a Regulatory Event Date (as defined below) or a Tax Event Date (as defined below), at the Redemption Price; provided, in regard to a redemption pursuant to a Regulatory Event Date, the redemption must occur within 90 days following such Regulatory Event Date. In addition, upon redemption by the Bank of the Series 33 Shares held in the Limited Recourse Trust (as defined herein) in accordance with the terms of such shares, outstanding Notes with an aggregate principal amount equal to the aggregate face amount of Series 33 Shares redeemed by the Bank shall automatically and immediately be redeemed. See “Description of the Notes” and “Description of Series 33 Shares”.

The Notes will not constitute deposits insured by the U.S. Federal Deposit Insurance Corporation under the U.S. Federal Deposit Insurance Act or by the Canada Deposit Insurance Corporation (“CDIC”) under the CDIC Act or any other Canadian or U.S. governmental agency or instrumentality or any other deposit insurance regime designed to ensure the payment of all or a portion of a deposit upon the insolvency of a deposit taking financial institution.

Investing in the Notes (and Series 33 Shares and Common Shares upon delivery of the Corresponding Limited Recourse Trust Assets, including upon the occurrence of a Trigger Event) involves a number of risks. See “Risk Factors” beginning on page S-11 of this prospectus supplement and page 1 of the accompanying base prospectus.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of the Notes, the Series 33 Shares or the Common Shares or determined that this prospectus supplement or the accompanying base prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Notes
	Per Note(1)		Total
Price to the public(2)		%	US$
Underwriting commissions		%	US$
Net proceeds to The Toronto-Dominion Bank		%	US$

(1)	The Notes will be issued only in minimum denominations of US$200,000 and in integral multiples of US$1,000 in excess thereof.
(2)	The price to the public also will include interest accrued on the Notes, if any, from , 2025 to the date of delivery.

In order to qualify as “Additional Tier 1” capital of the Bank within the meaning of the regulatory capital adequacy requirements to which the Bank is subject, the Notes and the Series 33 Shares must satisfy certain requirements. These requirements include, among other things, that (i) the Notes and the Series 33 Shares have a minimum par or stated value of US$1,000, (ii) the Notes and the Series 33 Shares must be traded on institutional desks and therefore may not be listed on any exchange, (iii) the Notes may only be issued to institutional investors in the primary offering, and (iv) the Notes may only be issued in minimum denominations of at least US$200,000 and integral multiples of US$1,000 in excess thereof.

The Bank will apply to list the Common Shares into which Series 33 Shares may be converted and delivered to the Noteholders upon the occurrence of a Trigger Event on the New York Stock Exchange (“NYSE”) and the Toronto Stock Exchange (the “TSX”). Listing will be subject to the Bank fulfilling all requirements of the NYSE and the TSX, as applicable.

The Bank’s Common Shares are currently listed on the TSX and the NYSE under the symbol “TD”. Certain series of our outstanding Class A First Preferred Shares are currently listed on the TSX.

This prospectus supplement may be used by certain of our affiliates in connection with offers and sales of the Notes in market-making transactions. TD Securities (USA) LLC is our affiliate. See “Underwriting (Conflicts of Interest)” in this prospectus supplement.

TD Securities (USA) LLC is a wholly-owned subsidiary of the Bank. Accordingly, the Bank is a related issuer and connected issuer of TD Securities (USA) LLC under applicable Canadian securities legislation. See “Underwriting (Conflicts of Interest)” in this prospectus supplement.

The Notes will be registered in the name of Cede & Co., and will be issued in book-entry form through The Depository Trust Company (including through its indirect participants Euroclear, Clearstream and CDS) (“DTC”) on or about     , 2025, against payment in immediately available funds.

Joint Book-Running Managers

TD Securities

Prospectus Supplement dated     , 2025

We are responsible for the information contained or incorporated by reference in this prospectus supplement, the accompanying base prospectus, and in any free writing prospectus we may authorize to be delivered to you. We have not, and the underwriters have not, authorized anyone to give you any other information, and take no responsibility for any other information that others may give you. We are not, and the underwriters are not, making an offer to sell the Notes in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained in this prospectus supplement, the accompanying base prospectus, the documents incorporated by reference or any free writing prospectus we may authorize to be delivered to you is accurate as of any date other than the dates thereon. Our business, financial condition, results of operations and prospects may have changed since those dates.

WHERE YOU CAN FIND MORE INFORMATION

You should read this prospectus supplement together with the accompanying base prospectus and the documents incorporated by reference therein, which together contain the terms of the Notes and supersede all prior or contemporaneous oral statements as well as any other written materials. You should carefully consider, among other things, the matters set forth in “Risk Factors” in this prospectus supplement and the accompanying base prospectus and the other information included and incorporated by reference in this prospectus supplement and base prospectus. We urge you to consult your investment, legal, tax, accounting and other advisors before you invest in the Notes.

You may access these documents on the SEC website at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):

•	Prospectus dated February 26, 2025:

https://www.sec.gov/Archives/edgar/data/947263/000119312525036639/d931193d424b5.htm

In addition to our continuous disclosure obligations under the securities laws of the provinces and territories of Canada, we are subject to the information reporting requirements of the Exchange Act of 1934, as amended (the “Exchange Act”), and in accordance therewith file reports and other information with the SEC. Under the multijurisdictional disclosure system adopted by the United States, such reports and other information may be prepared in accordance with the disclosure requirements of Canada, which requirements are different from those of the United States. Our SEC filings are available to the public at the SEC’s website at www.sec.gov. Our common shares are listed on the NYSE, and reports and other information concerning us can be inspected at the offices of the NYSE, 11 Wall Street, New York, New York 10005. Information about us can be located at our website at www.td.com. All Internet references in this prospectus supplement and base prospectus are inactive textual references and we do not incorporate website contents into this prospectus supplement and base prospectus.

Our Central Index Key, or CIK, on the SEC website is 947263.

S-i

DOCUMENTS INCORPORATED BY REFERENCE

The SEC allows the Bank to “incorporate by reference” the information we file with it, which means we can disclose important information to you by referring you to those documents. Copies of the documents incorporated herein by reference may be obtained upon written or oral request without charge from Shareholder Relations of The Toronto-Dominion Bank, TD Bank Tower, P.O. Box 1, Toronto-Dominion Centre, Toronto, Ontario, M5K 1A2, Canada (telephone: (416) 944-6367 or (866) 756-8936). The documents incorporated by reference are available at www.sec.gov.

We incorporate by reference:

•

our Annual Report on Form 40-F for the fiscal year ended October 31, 2024, as amended by Amendment No.  1 to our Annual Report on Form 40-F/A, the report dated December 4, 2024 to the shareholders and Directors of The Toronto-Dominion Bank on the Consolidated Balance Sheets of the Bank as of October 31, 2024 and 2023 and the Consolidated Statements of Income, Comprehensive Income, Changes in Equity, and Cash Flows for each of the years in the two year period ended October 31, 2024, and the report dated December 4, 2024 to the shareholders and Directors of The Toronto-Dominion Bank on the effectiveness of internal control over financial reporting as of October 31, 2024; and

•

our Reports on Form 6-K and/or 6-K/A dated November 22, 2024, December  2, 2024 (two filings), December  5, 2024 (excluding Exhibit 99.2, Exhibit 99.3, Exhibit 99.4, Exhibit 99.5 and Exhibit 99.6 thereto), December 9, 2024 (excluding Exhibit 99.2, Exhibit 99.3, Exhibit 99.4, Exhibit 99.5 and Exhibit 99.6 thereto), December  11, 2024, December 17, 2024, December  23, 2024, January 14, 2025, January  17, 2025, January 22, 2025, January  23, 2025, January 27, 2025 (two filings), January  31, 2025 (two filings), February 7, 2025, February  10, 2025, February 11, 2025, February  12, 2025, February 18, 2025, February  24, 2025, February  26, 2025, February  27, 2025 (excluding Exhibit 99.4, Exhibit 99.5 and Exhibit 99.6 thereto), March  4, 2025 (two first filings, excluding Exhibit 99.6 thereto), March  20, 2025, April 18, 2025, May  5, 2025, May  22, 2025 (excluding Exhibit 99.4, Exhibit 99.5 and Exhibit 99.6 thereto), June  3, 2025, June 23, 2025, July  10, 2025, July 23, 2025, July  28, 2025, August  6, 2025, August  28, 2025 (excluding Exhibit 99.4, Exhibit 99.5 and Exhibit 99.6 thereto) and September 10, 2025.

In addition, we will incorporate by reference all documents that we file under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act and, to the extent, if any, we designate therein, reports on Form 6-K we furnish to the SEC after the date of this prospectus supplement and prior to the termination of any offering contemplated in this prospectus supplement.

Any statement contained in this prospectus supplement and the accompanying base prospectus or in any other document incorporated or deemed to be incorporated by reference will be deemed to be modified or superseded, for the purposes of this prospectus supplement and the accompanying base prospectus, to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference modifies or supersedes such statement. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes. The making of a modifying or superseding statement shall not be deemed an admission for any purposes that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement and the accompanying base prospectus.

All documents incorporated by reference, or to be incorporated by reference, have been filed with or furnished to, or will be filed with or furnished to, the SEC.

S-ii

ABOUT THIS PROSPECTUS SUPPLEMENT

This document consists of two parts. The first part is this prospectus supplement, which describes the specific terms of this offering. The second part, the accompanying base prospectus, gives more general information, some of which may not apply to this offering. If information in this prospectus supplement is inconsistent with the accompanying base prospectus, investors should rely on the information in this prospectus supplement.

This prospectus supplement, the accompanying base prospectus and the documents incorporated by reference into each of them include important information about the Bank, the Notes being offered and other information investors should know before investing in the Notes.

In this prospectus supplement, unless the context otherwise indicates, the “Bank”, “TD”, “we”, “us” or “our” means The Toronto-Dominion Bank and its subsidiaries.

The distribution of this prospectus supplement and the accompanying base prospectus and the offering of the Notes in certain jurisdictions may be restricted by law. Persons who come into possession of this prospectus supplement, the accompanying base prospectus or any free writing prospectus we have authorized should inform themselves about and observe any such restrictions. This prospectus supplement and the accompanying base prospectus do not constitute, and may not be used in connection with, an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.

You should not consider any information in this prospectus supplement and the accompanying base prospectus to be investment, legal or tax advice. You should consult your own counsel, accountant and other advisors for legal, tax, business, financial and related advice regarding the purchase of the Notes. We are not making any representation to you regarding the legality of an investment in the Notes by you under applicable investment or similar laws.

S-iii

CAUTION REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, including those documents incorporated by reference, may contain forward-looking statements. In addition, representatives of the Bank may make forward-looking statements orally to analysts, investors, the media and others. All such statements are made pursuant to the “safe harbor” provisions of, and are intended to be forward-looking statements under, applicable Canadian and U.S. securities legislation, including the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements include, but are not limited to, statements made in this prospectus supplement, the accompanying base prospectus, statements made in the Q3 2025 MD&A in the Bank’s quarterly report for the three and nine months ended July 31, 2025 (the “Q3 2025 MD&A”) under the heading “Economic Summary and Outlook” and in the 2024 MD&A in the Bank’s 2024 Annual Report (the “2024 MD&A”) under the headings “Economic Summary and Outlook”, under the headings “Key Priorities for 2025” and “Operating Environment and Outlook” for the Canadian Personal and Commercial Banking, U.S. Retail, Wealth Management and Insurance, and Wholesale Banking segments, and under the heading “2024 Accomplishments and Focus for 2025” for the Corporate segment, and in other statements regarding the Bank’s objectives and priorities for 2025 and beyond and strategies to achieve them, the regulatory environment in which the Bank operates and the Bank’s anticipated financial performance. Forward-looking statements are typically identified by words such as “will”, “would”, “should”, “believe”, “expect”, “anticipate”, “intend”, “estimate”, “forecast”, “outlook”, “plan”, “goal”, “target”, “possible”, “potential”, “predict”, “project”, “may”, and “could” and similar expressions or variations thereof, or the negative thereof, but these terms are not the exclusive means of identifying such statements.

By their very nature, these forward-looking statements require the Bank to make assumptions and are subject to inherent risks and uncertainties, general and specific. Especially in light of the uncertainty related to the physical, financial, economic, political, and regulatory environments, such risks and uncertainties—many of which are beyond the Bank’s control and the effects of which can be difficult to predict—may cause actual results to differ materially from the expectations expressed in the forward-looking statements. Risk factors that could cause, individually or in the aggregate, such differences include: strategic, credit, market (including equity, commodity, foreign exchange, interest rate, and credit spreads), operational (including technology, cyber security, process, systems, data, third-party, fraud, infrastructure, insider and conduct), model, insurance, liquidity, capital adequacy, compliance and legal, financial crime, reputational, environmental and social, and other risks. Examples of such risk factors include general business and economic conditions in the regions in which the Bank operates; geopolitical risk (including policy, trade and tax-related risks and the potential impact of any new or elevated tariffs or any retaliatory tariffs); inflation, interest rates and recession uncertainty; regulatory oversight and compliance risk; risks associated with the Bank’s ability to satisfy the terms of the global resolution of the investigations into the Bank’s U.S. Bank Secrecy Act (BSA)/anti-money laundering (AML) program; the impact of the global resolution of the investigations into the Bank’s U.S. BSA/AML program on the Bank’s businesses, operations, financial condition and reputation; the ability of the Bank to execute on long-term strategies, shorter-term key strategic priorities, including the successful completion of acquisitions and dispositions and integration of acquisitions, the ability of the Bank to achieve its financial or strategic objectives with respect to its investments, business retention plans, and other strategic plans; technology and cyber security risk (including cyber-attacks, data security breaches or technology failures) on the Bank’s technologies, systems and networks, those of the Bank’s customers (including their own devices), and third parties providing services to the Bank; data risk; model risk; fraud activity; insider risk; conduct risk; the failure of third parties to comply with their obligations to the Bank or its affiliates, including relating to the care and control of information, and other risks arising from the Bank’s use of third-parties; the impact of new and changes to, or application of, current laws, rules and regulations, including without limitation consumer protection laws and regulations, tax laws, capital guidelines and liquidity regulatory guidance; increased competition from incumbents and new entrants (including Fintechs and big technology competitors); shifts in consumer attitudes and disruptive technology; environmental and social risk (including climate-related risk); exposure related to litigation and regulatory matters; ability of the Bank to attract, develop, and retain key talent; changes in foreign exchange rates, interest rates, credit spreads and equity prices; downgrade, suspension or withdrawal of ratings assigned by any rating agency, the value and market price of the Bank’s common shares

S-iv

and other securities may be impacted by market conditions and other factors; the interconnectivity of financial institutions including existing and potential international debt crises; increased funding costs and market volatility due to market illiquidity and competition for funding; critical accounting estimates and changes to accounting standards, policies, and methods used by the Bank; and the occurrence of natural and unnatural catastrophic events and claims resulting from such events. The Bank cautions that the preceding list is not exhaustive of all possible risk factors and other factors could also adversely affect the Bank’s results. For more detailed information, please refer to the “Risk Factors and Management” section of the 2024 MD&A and the “Managing Risk” section of the Q3 2025 MD&A, as may be updated in subsequently filed quarterly reports to shareholders and other filings made by the Bank that are incorporated by reference in this prospectus supplement. All such factors, as well as other uncertainties and potential events, and the inherent uncertainty of forward-looking statements, should be considered carefully when making decisions with respect to the Bank. The Bank cautions readers not to place undue reliance on the Bank’s forward-looking statements.

Material economic assumptions underlying the forward-looking statements contained in this prospectus supplement are set out in the 2024 MD&A under the headings “Economic Summary and Outlook”, under the headings “Key Priorities for 2025” and “Operating Environment and Outlook” for the Canadian Personal and Commercial Banking, U.S. Retail, Wealth Management and Insurance, and Wholesale Banking segments, and under the heading “2024 Accomplishments and Focus for 2025” for the Corporate segment, each as may be updated in subsequently filed quarterly reports to shareholders incorporated by reference into this prospectus supplement.

Any forward-looking statements contained in this prospectus supplement represent the views of management only as of the date of this prospectus supplement and are presented for the purpose of assisting prospective purchasers of the Bank’s securities in understanding the Bank’s financial position, objectives and priorities and anticipated financial performance as at and for the periods ended on the dates presented, and may not be appropriate for other purposes. The Bank does not undertake to update any forward-looking statements, whether written or oral, that may be made from time to time by or on its behalf, except as required under applicable securities legislation. See “Risk Factors”.

S-v

SUMMARY OF THE NOTES

The summary below describes the principal terms of the Notes. Certain of the terms and conditions described below are subject to important limitations and exceptions. The “Description of the Notes” section of this prospectus supplement and the “Description of the Debt Securities” section of the accompanying base prospectus contain a more detailed description of the terms and conditions of the Notes, and the “Description of Common Shares and Preferred Shares” section of the accompanying base prospectus contains a more detailed description of Common Shares to be delivered as Corresponding Limited Recourse Trust Assets pursuant to a Recourse Event that is a Trigger Event.

Issuer:	The Toronto-Dominion Bank

Issue:	% Fixed Rate Reset Limited Recourse Capital Notes, Series 6 (Non-Viability Contingent Capital (NVCC))

Principal Amount:	US$

Maturity Date:	October 31, 2085

Interest:	The Bank will pay interest on the Notes in equal (subject to the reset of the interest rate) quarterly installments in arrears on January 31, April 30, July 31 and October 31 of each year, with the first payment on January 31, 2026 (long first interest period).

From the date of issue to, but excluding, the Initial Reset Date, the interest rate on the Notes will be fixed at % per annum. Starting on the Initial Reset Date and on every fifth anniversary of such date thereafter until October 31, 2080, the interest rate on the Notes will be reset at an interest rate per annum equal to the sum, as determined by TD or our designee, of (i) the U.S. Treasury Rate on the applicable Interest Rate Calculation Date plus (ii) %. Assuming the Notes are issued on , 2025, the first interest payment on the Notes on January 31, 2026 will be in an amount of US$ per US$1,000 principal amount of Notes.

Interest Deferability:	Interest payments are non-deferrable.

Immediately after a Failed Coupon Payment Date, pursuant to the limited recourse feature as described in “Description of the Notes—Limited Recourse”, each Noteholder will receive such Noteholder’s proportionate share of the Corresponding Limited Recourse Trust Assets. Upon delivery to holders of their proportionate share of the Corresponding Limited Recourse Trust Assets following a Failed Coupon Payment Date, all Notes will cease to be outstanding, no further interest will accrue thereon and each holder of the Notes will cease to be entitled to any payment of principal of or interest on the Notes.

Subordination:	The Notes will be direct, unsecured obligations of the Bank constituting subordinated indebtedness for the purpose of the Bank Act which, if the Bank becomes insolvent or is wound-up (prior to the occurrence of a Trigger Event), will rank: (a) subordinate in right of payment to the prior payment in full of all Higher Ranked Indebtedness and (b) in right of payment equally with and not prior to the Junior Deeply Subordinated Indebtedness (other than the Junior Deeply Subordinated Indebtedness which by its terms ranks subordinate to the Notes), in each case, from time to time outstanding, and will be subordinate in right of payment to all of the Bank’s deposit liabilities and the Bank’s other unsubordinated creditors. For the avoidance of doubt, the Junior Deeply Subordinated Indebtedness includes the Notes. The Notes will not constitute deposits insured by the U.S. Federal Deposit Insurance Corporation under the U.S. Federal Deposit Insurance Act or by the CDIC under the CDIC Act or any other Canadian or U.S. governmental agency or instrumentality or any other deposit insurance regime designed to ensure the payment of all or a portion of a deposit upon the insolvency of a deposit taking financial institution.

Upon the occurrence of a Recourse Event, including a Trigger Event or an event of default, the sole remedy of a holder of the Notes shall be recourse to such holder’s proportionate share of the Corresponding Limited Recourse Trust Assets, and all claims of the holders of Notes against the Bank under the Notes will be extinguished upon receipt of the Corresponding Limited Recourse Trust Assets. The receipt by a Noteholder of its proportionate share of the Corresponding Limited Recourse Trust Assets upon the occurrence of a Recourse Event shall exhaust the remedies of such Noteholder under the Notes. If a Noteholder does not receive its proportionate share of the Corresponding Limited Recourse Trust Assets under such circumstances, the sole remedy of the Noteholder for any claims against the Bank shall be the delivery of such Corresponding Limited Recourse Trust Assets. If the Corresponding Limited Recourse Trust Assets that are delivered to the Noteholders under such circumstances comprise Series 33 Shares or Common Shares, such Series 33 Shares or Common Shares will rank on parity with the Bank’s other Class A First Preferred Shares or Common Shares, as applicable.

Limited Recourse:

If (a) a Failed Coupon Payment Date occurs, (b) on the Maturity Date, the Bank does not pay the aggregate principal amount of the Notes, together with any accrued and unpaid interest thereon, in cash, (c) an event of default occurs, (d) in connection with the redemption of the Notes, on the date of redemption for such redemption, the Bank does not pay the Redemption Price in cash or (e) a Trigger Event occurs (each such event, a “Recourse Event”), while a Noteholder will have a claim against the Bank for the principal amount of the Notes and any accrued and unpaid interest (which will then be due and payable), the recourse of each Noteholder will be limited to that Noteholder’s proportionate share of the assets held by the Limited Recourse Trustee in respect of the Notes (the “Corresponding Limited Recourse Trust Assets”) in the TD LRCN Limited Recourse Trust (the “Limited Recourse Trust”). The Limited Recourse Trustee will hold assets in the Limited Recourse Trust in respect of more than one series of limited recourse capital notes. The assets (including the Bank’s preferred shares) for each such series will be held separate from the assets for the other series. Initially, Computershare Trust Company of Canada will act as the Limited Recourse Trustee.

Initially, at the time of issuance of the Notes, the Corresponding Limited Recourse Trust Assets will consist of the Series 33 Shares issued at an issue price of the Canadian Dollar Equivalent of US$1,000 per Series 33 Share. Following the issuance of the Notes, the Corresponding Limited Recourse Trust Assets may consist of (i) Series 33 Shares (or amounts held by the Limited Recourse Trust which are to be used by the Limited Recourse Trustee to subscribe for Series 33 Shares), (ii) Common Shares issued upon a Contingent Conversion (as defined below) (other than Dividend Common Shares (as defined below), if any), (iii) cash from the redemption, or the purchase by the Bank for cancellation, of Series 33 Shares (other than any portion of such cash in respect of any declared and unpaid dividends), or (iv) any combination thereof, depending on the circumstances.

The number of Series 33 Shares issued at the time of issuance of the Notes will be equal to the total principal amount of the Notes divided by US$1,000. If the Corresponding Limited Recourse Trust Assets consist of Series 33 Shares at the time a Recourse Event occurs, the Limited Recourse Trustee will deliver to each Noteholder one Series 33 Share for each US$1,000 principal amount of Notes held, which shall be applied to the payment of the principal amount of the Notes, and such delivery of Series 33 Shares will exhaust all remedies of each Noteholder against the Bank for repayment of the principal amount of the Notes and any accrued but unpaid interest thereon then due and payable. Upon the occurrence of a Recourse Event that is a Trigger Event, each Noteholder will be entitled to such holder’s proportionate share of the Corresponding Limited Recourse Trust Assets and the Limited Recourse Trustee will deliver to each Noteholder that Noteholder’s proportionate share of the Common Shares issued in connection with the Trigger Event (other than any Dividend Common Shares), and such delivery of Common Shares will exhaust each holder’s remedies against the Bank for repayment of the principal amount of the Notes and any accrued but unpaid interest thereon then due and payable.

Notwithstanding the foregoing, upon a Recourse Event that is a Trigger Event, a Noteholder shall not be entitled to receive any of the Common Shares issued to the Limited Recourse Trustee in respect of the portion of the Share Value equal to any declared and unpaid dividends (such Common Shares, the “Dividend Common Shares”), which Dividend Common Shares shall not be delivered to holders of Notes and will either be retained by the Limited Recourse Trustee or sold by the Limited Recourse Trust with the proceeds distributed to the Bank. Because of the Dividend Waiver the Bank does not expect the Contingent Conversion described below to result in the issuance of any Dividend Common Shares in connection with a Recourse Event that is a Trigger Event.

The delivery of the Corresponding Limited Recourse Trust Assets to the Noteholders will exhaust all remedies of such holders in connection with such Recourse Event, and all claims of holders of Notes against the Bank under the Notes will be extinguished upon receipt of the Corresponding Limited Recourse Trust Assets.

In case of any shortfall resulting from the value of the Corresponding Limited Recourse Trust Assets being less than the principal amount of, and any accrued and unpaid interest on, the Notes, all losses arising from such shortfall shall be borne by the Noteholders.

Redemption:	The Bank may, at its option, with the prior written approval of the Superintendent and without the consent of the Noteholders, redeem the Notes in cash, in whole or in part, on not less than 10 days’ and not more than 60 days’ prior written notice to the registered Noteholders, on the Initial Reset Date and each Optional Redemption Date thereafter.

The Bank may, at its option, with the prior written approval of the Superintendent and without the consent of the Noteholders, redeem all (but not less than all) of the Notes at any time on not less than 10 days’ and not more than 60 days’ prior written notice following a Regulatory Event Date or a Tax Event Date (a “Special Event Date”); provided, in regard to a redemption pursuant to a Regulatory Event Date, the redemption must occur within 90 days following such Regulatory Event Date.

Upon redemption by the Bank of the Series 33 Shares held in the Limited Recourse Trust in accordance with the terms of such shares, outstanding Notes with an aggregate principal amount equal to the aggregate face amount of Series 33 Shares redeemed by the Bank shall automatically and immediately be redeemed, on a full and permanent basis, without any action on the part of, or the need for consent from, the holders of such Notes, for a cash amount equal to the Redemption Price. Unless otherwise satisfied, the Limited Recourse Trust shall be required to apply the proceeds from the redemption of the Series 33 Shares held by the Limited Recourse Trustee towards payment of such Redemption Price and the Bank shall be required to fund the balance. For certainty, to the extent that, in accordance with the terms of the Indenture (as defined below), the Bank has immediately prior to or concurrently with such redemption of Series 33 Shares redeemed or purchased for cancellation outstanding Notes with an aggregate principal amount equal to the aggregate face amount of Series 33 Shares being redeemed, such requirement to redeem a corresponding number of Notes shall be deemed satisfied.

The Bank will not redeem the Notes under any circumstances if such redemption would, directly or indirectly, result in the Bank’s breach of any provision of the Bank Act or the OSFI Guideline for Capital Adequacy Requirements, as may be amended from time to time (“CAR Guideline”).

As a result of the redemption provisions applicable to the Series 33 Shares and the Notes, the Limited Recourse Trustee will, at all times prior to a Recourse Event, hold one Series 33 Share for each US$1,000 principal amount of Notes outstanding.

Any Notes redeemed by the Bank shall be cancelled and may not be reissued.

Contingent Conversion:	Upon the occurrence of a Trigger Event, each outstanding Series 33 Share will automatically and immediately be converted, on a full and permanent basis, without the consent of the holder thereof, into the number of Common Shares determined by the Contingent Conversion formula set out in the “Description of Series 33 Shares–Conversion Upon Occurrence of a Non-Viability Contingent Capital Trigger Event”.

Immediately following the Contingent Conversion, pursuant to the limited recourse feature as described in “Description of the Notes—Limited Recourse”, each Noteholder will be entitled to such holder’s proportionate share of the Corresponding Limited Recourse Trust Assets and the Limited Recourse Trustee will deliver to each Noteholder that Noteholder’s proportionate share of the Common Shares issued in connection with the Trigger Event (other than any Dividend Common Shares), and such delivery of Common Shares will exhaust each holder’s remedies against the Bank for repayment of the principal amount of the Notes and any accrued but unpaid interest thereon then due and payable.

Risk Factors:	See “Risk Factors” in this prospectus supplement beginning on page S-11 and in the accompanying base prospectus beginning on page 1 and the documents incorporated by reference therein for a discussion of factors you should carefully consider before deciding to invest in the Notes (and the Series 33 Shares or Common Shares upon certain Recourse Events).

Use of Proceeds:	The net proceeds to the Bank from the sale of the Notes, after deducting fees and expenses, will be used for general corporate purposes, which may include the redemption of outstanding capital securities of the Bank and/or the repayment of other outstanding liabilities of the Bank. The proceeds of this offering are expected to qualify as “Additional Tier 1” capital of the Bank for regulatory purposes.

Separate consideration will not be received from the investors in connection with the Series 33 Shares.

No Public Trading Market:	The Bank does not intend to list the Notes on any national securities exchange or to arrange for quotation on any automated dealer quotation systems. There can be no assurance that an active trading market will develop for the Notes.

Upon a Trigger Event, pursuant to the limited recourse feature described in “Description of the Notes—Limited Recourse”, Noteholders will become holders of Common Shares. The Bank currently intends to apply to list such Common Shares on the NYSE and the TSX in accordance with their respective rules and requirements.

Conflicts of Interest:	TD Securities (USA) LLC is our affiliate. Accordingly, the offering of the Notes will conform to the requirements of the Financial Industry Regulatory Authority, Inc. (“FINRA”) Rule 5121. TD Securities (USA) LLC is not permitted to sell the Notes to an account over which it exercises discretionary authority without the prior specific written approval of the account holder.

The Bank is a related issuer and connected issuer of TD Securities (USA) LLC under applicable Canadian securities legislation.

SUMMARY OF THE SERIES 33 SHARES

The summary below describes the principal terms of the Series 33 Shares. Certain of the terms and conditions described below are subject to important limitations and exceptions. The “Description of Series 33 Shares” section of this prospectus supplement and the “Description of the Debt Securities” section of the accompanying base prospectus contain a more detailed description of the terms and conditions of the Series 33 Shares and the “Description of Common Shares and Preferred Shares” section of the accompanying base prospectus contains a more detailed description of Common Shares to be issued upon a Trigger Event.

Issuer:	The Toronto-Dominion Bank

Issue:	Non-Cumulative % Fixed Rate Reset Preferred Shares, Series 33 (Non-Viability Contingent Capital (NVCC)).

The Series 33 Shares will be issued to the Limited Recourse Trustee which will hold legal title to the Series 33 Shares in trust as trustee for the benefit of the Bank to satisfy the recourse of Noteholders in respect of the Bank’s obligations under the Indenture.

Face Amount:	US$1,000

Maturity:	Perpetual

Dividends:	During the period from and including the date of issue of the Series 33 Shares to, but excluding, the Initial Reset Date (the “Initial Fixed Rate Period”), the holders of the Series 33 Shares will be entitled to receive fixed rate non-cumulative preferential cash dividends, as and when declared by the board of directors, subject to the provisions of the Bank Act, payable quarterly on January 31, April 30, July 31 and October 31 in each year, in an amount per share per annum determined by multiplying the applicable Initial Annual Fixed Dividend Rate by US$1,000 (or if then held by the Limited Recourse Trust, the Canadian Dollar Equivalent (as defined below) of US$1,000); provided that, whenever it is necessary to compute any dividend amount in respect of the Series 33 Shares for a period of less than one full quarterly dividend period, such dividend amount shall be calculated on the basis of the actual number of days in the period and a year of 365 days.

During each Subsequent Fixed Rate Period (as defined below), the holders of the Series 33 Shares will be entitled to receive fixed rate non-cumulative preferential cash dividends, as and when declared by the board of directors, subject to the provisions of the Bank Act, payable quarterly on January 31, April 30, July 31 and October 31 in each year, in an amount per share per annum determined by multiplying the Annual Fixed Dividend Rate applicable to such Subsequent Fixed Rate Period by US$1,000 (or if then held by the Limited Recourse Trust, the Canadian Dollar Equivalent of US$1,000).

So long as any of the Series 33 Shares are outstanding, the Bank shall not, without the approval of the holders of the Series 33 Shares: (i) declare any dividend on the Common Shares or any other shares of any class ranking junior to the Series 33 Shares (other than stock dividends on shares ranking junior to the Series 33 Shares); (ii) redeem, purchase or otherwise retire any Common Shares or any other shares ranking junior to the Series 33 Shares (except out of the net cash proceeds of a substantially concurrent issue of shares ranking junior to the Series 33 Shares); or (iii) redeem, purchase or otherwise retire (a) less than all the Series 33 Shares or (b) except pursuant to any purchase obligation, sinking fund, retraction privilege or mandatory redemption provisions attaching to any series of preferred shares of the Bank, any other shares ranking prior to or on a parity with the Series 33 Shares; unless, in each case, all dividends on the Series 33 Shares up to and including those payable on the dividend payment date for the last completed period for which dividends shall be payable and in respect of which the rights of the holders thereof have not been extinguished or waived, and all dividends then accrued on all other shares ranking prior to or on a parity with the Series 33 Shares, have been declared and paid or set apart for payment.

Dividend Waiver:	The Limited Recourse Trustee, as trustee of the Limited Recourse Trust, will, by written notice, provide to the Bank a waiver immediately following the issue of the Series 33 Shares to the Limited Recourse Trustee of its right to receive any and all dividends on the Series 33 Shares during the period from and including the date of the waiver to and including the earlier of (i) the date upon which the Limited Recourse Trustee, as trustee, provides, by written notice, a revocation of such waiver to the Bank; and (ii) the date upon which the Limited Recourse Trustee is no longer a registered holder of the Series 33 Shares (the “Dividend Waiver”). Accordingly, no dividends are expected to be declared or paid on the Series 33 Shares while the Series 33 Shares are held by the Limited Recourse Trustee. The Dividend Waiver is applicable to the Limited Recourse Trustee and will not bind a subsequent holder of the Series 33 Shares. The Bank will provide a covenant to the Limited Recourse Trustee that, at any time while the Series 33 Shares are held by the Limited Recourse Trustee and the Dividend Waiver is no longer in effect, if the Bank does not declare and pay dividends in full on the Series 33 Shares, the Bank will not declare or pay cash dividends on any of its other outstanding series of Class A First Preferred Shares.

Dividend Deferability:	If the board of directors does not declare a dividend, or any part thereof, on the Series 33 Shares on or before the dividend payment date therefor, then the rights of the holders of the Series 33 Shares to such dividend, or to any part thereof, will be extinguished.

The Bank is restricted under the Bank Act from paying dividends on the Series 33 Shares in certain circumstances.

Redemption:	Except as noted below, the Series 33 Shares will not be redeemable prior to the Initial Reset Date.

Subject to the provisions of the Bank Act, the consent of the Superintendent and the provisions described below under “—Restriction on Dividends and Retirement of Shares”, on the Initial Reset Date and each Optional Redemption Date thereafter, the Bank may redeem all, or any part, of the outstanding Series 33 Shares, at the Bank’s option without the consent of the holder, by the payment in cash of a sum per share equal to US$1,000 (or if then held by the Limited Recourse Trust, the Canadian Dollar Equivalent of US$1,000) together with any declared and unpaid dividends (of which none are expected for so long as the Series 33 Shares are held by the Limited Recourse Trustee) up to, but excluding, the date fixed for redemption.

When the Series 33 Shares are held by the Limited Recourse Trust, upon the occurrence of a Special Event Date, with the prior written approval of the Superintendent, the Bank may, at its option, at any time following a Special Event Date, redeem the Series 33 Shares, in whole but not in part, by the payment of an amount in cash for each share redeemed of the Canadian Dollar Equivalent of US$1,000 plus any declared and unpaid dividends (of which none are expected for so long as the Series 33 Shares are held by the Limited Recourse Trustee) up to, but excluding, the date fixed for redemption, provided, in regard to a redemption pursuant to a Regulatory Event Date, the redemption must occur within 90 days following such Regulatory Event Date.

If at any time the Bank, with the prior written approval of the Superintendent, redeems Notes in accordance with their terms or purchases Notes, in whole or in part, by tender offer, open market purchases, negotiated transactions or otherwise, for cancellation, then the Bank shall, subject to the prior written approval of the Superintendent, redeem such number of Series 33 Shares with an aggregate face amount equal to the aggregate principal amount of Notes redeemed or purchased for cancellation by the Bank, by the payment of an amount in cash for each share redeemed of the Canadian Dollar Equivalent of US$1,000 plus any declared and unpaid dividends (of which none are expected for so long as the Series 33 Shares are held by the Limited Recourse Trustee) up to, but excluding the date fixed for redemption.

Concurrently with or upon the maturity of the Notes, the Bank shall, subject to the prior written approval of the Superintendent, redeem all of the outstanding Series 33 Shares by the payment of an amount in cash for each share redeemed of the Canadian Dollar Equivalent of US$1,000 plus any declared and unpaid dividends (of which none are expected for so long as the Series 33 Shares are held by the Limited Recourse Trustee) up to, but excluding the date fixed for redemption, and, unless otherwise satisfied, apply, or cause the Limited Recourse Trustee to apply, the proceeds of such redemption towards the repayment of the aggregate principal amount of and any accrued and unpaid interest on the Notes and the Bank shall be required to fund the balance.

The Bank will give notice of any redemption to registered holders not more than 60 days and not less than 10 days prior to the redemption date.

As a result of the redemption provisions applicable to the Series 33 Shares and the Notes, the Limited Recourse Trustee will, at all times prior to a Recourse Event, hold one Series 33 Share for each US$1,000 principal amount of Notes outstanding.

Contingent Conversion:	Upon the occurrence of a Trigger Event, each outstanding Series 33 Share will automatically and immediately be converted, on a full and permanent basis, without the consent of the holder thereof, into the number of Common Shares determined by the Contingent Conversion formula set out in the “Description of Series 33 Shares–Conversion Upon Occurrence of a Non-Viability Contingent Capital Trigger Event”.

Risk Factors:	See “Risk Factors” in this prospectus supplement beginning on page S-11 and in the accompanying base prospectus beginning on page 1 for a discussion of factors you should carefully consider before deciding to invest in the Notes (and the Series 33 Shares or Common Shares upon certain Recourse Events).

RISK FACTORS

An investment in the Notes (and Series 33 Shares and Common Shares upon delivery of the Corresponding Limited Recourse Trust Assets, including upon the occurrence of a Trigger Event) is subject to the risks described below, as well as the risks described in the accompanying base prospectus. You should carefully consider whether the Notes are suited to your particular circumstances. This prospectus supplement should be read together with the accompanying base prospectus. This section describes the most significant risks relating to the terms of the Notes. We urge you to read the following information about these risks, together with the other information in this prospectus supplement and the accompanying base prospectus, before investing in the Notes.

The Notes and Series 33 Shares are loss-absorption financial instruments that involve significant risk and may not be a suitable investment for all investors.

The Notes and Series 33 Shares are loss-absorption financial instruments designed to comply with applicable Canadian banking regulations and involve significant risks. Each potential investor in the Notes must determine the suitability (either alone or with the help of a financial adviser) of that investment in light of its own circumstances. In particular, each potential investor should understand thoroughly the terms of the Notes and the Series 33 Shares, such as the provisions governing the limited remedies of holders of Notes and Contingent Conversion, including the circumstances constituting a Trigger Event. A potential investor should not invest in the Notes unless it has the knowledge and expertise (either alone or with a financial advisor) to evaluate how the Notes will perform under changing conditions, the resulting effects on the likelihood of the Contingent Conversion into Common Shares and the value of the Notes, and the impact this investment will have on the potential investor’s overall investment portfolio. Prior to making an investment decision, potential investors should consider carefully, in light of their own financial circumstances and investment objectives, all the information contained in this prospectus supplement and the accompanying base prospectus or incorporated by reference herein.

An investment in the Notes and the Series 33 Shares is subject to the Bank’s credit risk.

The value of the Notes and the Series 33 Shares will be affected by the general creditworthiness of the Bank. The Bank’s earnings are significantly affected by changes in general business and economic conditions in the regions in which it operates. These conditions include short- and long-term interest rates, inflation, fluctuations in the debt and capital markets (including changes in credit spreads, credit migration and rates of default), equity or commodity prices, exchange rates, the strength of the economy, the stability of various financial markets, threats of terrorism and the level of business conducted in a specific region and/or any one sector within each region. Challenging market conditions and the health of the economy as a whole may have a material effect on the Bank’s business, financial condition, liquidity and results of operations. See the 2024 MD&A and Q3 2025 MD&A incorporated by reference in this prospectus supplement. These analyses discuss, among other things, known material trends and events, and risks or uncertainties that are reasonably expected to have a material effect on the Bank’s business, financial condition or results of operations.

A downgrade, suspension or withdrawal of the rating assigned by any rating agency to the Notes or the Series 33 Shares could cause the liquidity or market value of the Notes or the Series 33 Shares to decline, and adverse changes in the Bank’s credit ratings could have a material adverse effect on the Bank’s liquidity, cash flows, and financial results and condition.

Upon issuance, it is expected that the Notes and the Series 33 Shares will be rated by nationally recognized statistical ratings organizations and may in the future be rated by additional rating agencies. However, the Bank is under no obligation to ensure the Notes or the Series 33 Shares are rated by any rating agency and any rating initially assigned to the Notes or the Series 33 Shares may be lowered or withdrawn entirely by a rating agency if, in that rating agency’s judgment, circumstances relating to the basis of the rating, such as adverse changes to the Bank’s business, so warrant. If the Bank determines to no longer maintain one or more ratings, or if any rating agency lowers or withdraws its rating, such event could reduce the liquidity or market value of the Notes or the Series 33 Shares.

In addition to ratings assigned by any hired rating agencies, rating agencies not hired by the Bank to rate the Notes or the Series 33 Shares may assign unsolicited ratings. If any non-hired rating agency assigns an unsolicited rating to the Notes, there can be no assurance that such rating will not differ from, or be lower than, the ratings provided by a hired rating agency. The decision to decline a rating assigned by a hired rating agency, the delayed publication of such rating or the assignment of a non-solicited rating by a rating agency not hired by the Bank could adversely affect the market value and liquidity of the Notes or the Series 33 Shares.

In addition, credit ratings and outlooks of the Bank provided by rating agencies reflect their views and are subject to change from time to time, based on a number of factors, including the Bank’s financial strength, capital adequacy, competitive position, asset quality, business mix, the level and quality of our earnings and liquidity, as well as factors not entirely within the Bank’s control, including the methodologies used by rating agencies and conditions affecting the overall financial services industry. We were downgraded by each of Standard & Poor’s Ratings Services and Moody’s Investors Service, Inc. in October 2024, and we have received a negative outlook rating from Fitch Ratings, Inc. and may be downgraded in the future. Our borrowing costs and ability to obtain funding are influenced by our credit ratings. Reductions in one or more of our credit ratings could adversely affect our ability to borrow funds and raise the costs of our borrowings substantially and could cause creditors and business counterparties to raise collateral requirements or take other actions that could adversely affect our ability to raise funding. In addition to credit ratings, our borrowing costs are affected by various other external factors, including market volatility and concerns or perceptions about the financial services industry generally. There can be no assurance that we will maintain our credit ratings and outlooks and that credit ratings downgrades in the future would not have a material adverse effect on our ability to borrow funds and borrowing costs. Downgrades in our credit ratings also may trigger additional collateral or funding obligations which, depending on the severity of the downgrade, could have a material adverse effect on our liquidity, including as a result of credit-related contingent features in certain of our derivative contracts.

An investment in the Notes and the Series 33 Shares is subject to market fluctuations.

The value of the Notes or the Series 33 Shares may be affected by market value fluctuations resulting from factors which influence the Bank’s operations, including regulatory developments, competition and global market activity.

The Noteholders will have limited remedies.

In the event of a non-payment by the Bank of the principal amount of, interest on, or Redemption Price for, the Notes when due or the occurrence of an event of default, the sole remedy of holders of Notes for any claims against the Bank shall be the delivery to the holders of their proportionate share of the Corresponding Limited Recourse Trust Assets. If the Corresponding Limited Recourse Trust Assets consist of Series 33 Shares at the time a Recourse Event occurs, the Limited Recourse Trustee will deliver to each Noteholder one Series 33 Share for each US$1,000 principal amount of Notes held, which shall be applied to the payment of the principal amount of the Notes, and such delivery of Series 33 Shares will exhaust all remedies of each Noteholder against the Bank for repayment of the principal amount of the Notes and any accrued but unpaid interest thereon then due and payable. The market value of the Corresponding Limited Recourse Trust Assets could be significantly less than the face amount of the Notes. In the event that the value of the Corresponding Limited Recourse Trust Assets delivered to holders of Notes is less than the principal amount of and any accrued and unpaid interest on, or the Redemption Price of, the Notes, all losses arising from such shortfall shall be borne by such holders and no claim may be made against the Bank.

The Notes will rank subordinate to all Higher Ranked Indebtedness in the event of the Bank’s insolvency, dissolution or winding-up.

The Notes will be direct, unsecured obligations of the Bank constituting subordinated indebtedness for the purpose of the Bank Act which, if the Bank becomes insolvent or is wound-up (prior to the occurrence of a Trigger Event), will rank: (a) subordinate in right of payment to the prior payment in full of all Higher Ranked Indebtedness and (b) in right of payment equally with and not prior to the Junior Deeply Subordinated Indebtedness (other than the Junior Deeply Subordinated Indebtedness which by its terms ranks subordinate to the Notes), in each case, from time to time outstanding, and will be subordinate in right of payment to all of the Bank’s deposit liabilities and the Bank’s other unsubordinated creditors, provided that in the event of the occurrence of a Recourse Event, including an event of default, the sole remedy of a holder of the Notes shall be recourse to such holder’s proportionate share of the Corresponding Limited Recourse Trust Assets, and all claims of the holders of Notes against the Bank under the Notes will be extinguished upon receipt of the Corresponding Limited Recourse Trust Assets. For the avoidance of doubt, the Junior Deeply Subordinated Indebtedness includes the Notes. Except to the extent regulatory capital requirements or any resolution regime imposed by the government affect the Bank’s decisions or ability to issue subordinated or more senior debt, there is no limit on the Bank’s ability to incur additional subordinated debt or more senior debt. For the avoidance of doubt, as a result of the limited recourse feature as described in “Description of the Notes—Limited Recourse”, the ranking of the Notes will not be relevant during insolvency proceedings or wind-up of the Bank, since once the Corresponding Limited Recourse Trust Assets shall have been delivered to the holders of Notes, such delivery will have exhausted all remedies of such holders against the Bank, and the Notes shall have ceased to be outstanding.

An investment in the Notes may become an investment in Series 33 Shares or Common Shares in certain circumstances.

In the event of a Recourse Event, the sole remedy of the Noteholders will be the delivery of the Corresponding Limited Recourse Trust Assets, which may comprise Series 33 Shares or, in the case of a Recourse Event that is a Trigger Event, Common Shares. An investment in Common Shares is subject to general risks inherent in equity investments in depository institutions. The delivery of Corresponding Limited Recourse Trust Assets to the holders of Notes shall be applied to the payment of the principal amount of the Notes and will exhaust the holders’ remedies against the bank for repayment of the principal amount of the Notes and any accrued but unpaid interest thereon when due and payable. As a result, you may become a shareholder of the Bank at a time when the Bank’s financial condition is deteriorating or when the Bank has become insolvent or has been ordered to be wound-up or liquidated. In the event of the Bank’s liquidation, the claims of the Bank’s depositors and creditors (including holders of subordinated indebtedness) would be entitled to priority of payment over holders of Series 33 Shares or Common Shares. If the Bank were to become insolvent or be ordered to be wound-up or liquidated after your investment in the Notes has become an investment in Series 33 Shares or Common Shares, you may receive, if anything, substantially less than you would have received as a holder of the Notes.

There is no market for the Notes or the Series 33 Shares.

Neither the Notes nor the Series 33 Shares will be listed on any stock exchange or quotation system, consequently, there may be no market through which the Notes may be sold and purchasers may therefore be unable to resell such Notes or the Series 33 Shares. This may affect the pricing of the Notes and the Series 33 Shares in any secondary market, the transparency and availability of trading prices, the liquidity of the Notes and the Series 33 Shares and the extent of issuer regulation. Each of the underwriters may from time to time purchase and sell Notes in the secondary market or make a market for the Notes, but no underwriter is obliged to do so and there can be no assurance as to a secondary market for the Notes, liquidity in any such market or any market making activities by any underwriter.

Where Series 33 Shares are “taxable Canadian property” and not “treaty-exempt property” (both as defined in the Income Tax Act (Canada), R.S.C. 1985 (5th Supp.) c. 1, as amended to the date hereof (the “Tax Act”)), of a non-resident holder at the time of their disposition, such holder generally will be required to satisfy certain obligations imposed under section 116 of the Tax Act, in the absence of which a purchaser who intends to acquire such shares would be entitled to withhold 25% of the purchase price. As a result of these administrative requirements, Series 33 Shares that are taxable Canadian property and not treaty exempt property of a non-resident holder may be less liquid than otherwise may be the case. See “Certain Canadian Federal Income Tax Considerations—Holders Not Resident in Canada—Series 33 Shares and Common Shares—Dispositions of Series 33 Shares or Common Shares” for more information.

No additional amounts will be paid on dividends on the Series 33 Shares.

Although under current law, dividends paid or deemed to be paid to non-resident holders of the Series 33 Shares would generally be subject to Canadian non-resident withholding tax as described under “Certain Canadian Federal Income Tax Considerations—Holders Not Resident in Canada—Series 33 Shares and Common Shares—Dividends”, no additional amounts will be paid by the Bank on dividends paid or deemed to be paid on the Series 33 Shares.

The market value of the Notes is subject to interest rate risk and the Notes may trade at a discount from their initial offering price.

Future trading prices of the Notes will depend on many factors, including prevailing interest rates, foreign exchange movements, the market for similar securities, general economic conditions and the Bank’s financial condition, performance, prospects and other factors. If any of the Notes are traded after their initial issuance, they may trade at a discount from their initial offering price.

Prevailing interest rates will affect the market value of the Notes. Assuming all other factors remain unchanged, the market value of the Notes would be expected to decline as prevailing interest rates for similar securities rise and would be expected to increase as prevailing interest rates for similar securities decline. Spreads over the U.S. Treasury Rate and comparable benchmark rates of interest for similar securities will also affect the market value of the Notes.

The market value of the Series 33 Shares may fluctuate.

Prevailing yields on similar securities will affect the market value of Series 33 Shares. Assuming all other factors remain unchanged, the market value of the Series 33 Shares will decline as prevailing yields for similar securities rise and will increase as prevailing yields for similar securities decline. Spreads over the U.S. Treasury Rate and comparable benchmark rates of interest for similar securities will also affect the market value of the Series 33 Shares.

The Series 33 Shares are non-cumulative and there is a risk the Bank will be unable to pay dividends on the shares.

Dividends on the Series 33 Shares are non-cumulative and payable at the discretion of the board of directors. The Bank is restricted under the Bank Act from paying dividends on the Series 33 Shares in certain circumstances.

Ranking of Series 33 Shares on insolvency, dissolution or winding-up.

The Series 33 Shares are equity capital of the Bank. The Series 33 Shares will rank on parity with all other series of Class A First Preferred Shares authorized by the Bank and in priority to the Common Shares and over any other shares ranking junior to the Series 33 Shares as to the payment of dividends and the distribution of assets on a Liquidation (as defined below). If the Bank becomes insolvent, is dissolved or is wound-up where a Contingent Conversion has not occurred, the Bank’s assets must be used to pay deposit liabilities and other debt, including subordinated debt, before payments may be made on the Series 33 Shares, if any, and other Class A First Preferred Shares.

Holders of Series 33 Shares may not be entitled to receive U.S. dollars in a winding-up.

If you are entitled to any recovery with respect to the Series 33 Shares in any winding-up, you might not be entitled in those proceedings to a recovery in U.S. dollars and might be entitled only to a recovery in Canadian dollars. In addition, under current Canadian law, the Bank’s liability to you, if any, would have to be converted into Canadian dollars at a date close to the commencement of proceedings against it and you would be exposed to currency fluctuations between that date and the date you receive proceeds pursuant to such proceedings, if any.

The Series 33 Shares are subject to an automatic and immediate redemption in exchange for Common Shares upon a Trigger Event and a Contingent Conversion.

Upon the occurrence of a Trigger Event and a Contingent Conversion, there is no certainty of the value of the Common Shares to be received by the holders of the Series 33 Shares and, indirectly, the Noteholders, and the value of such Common Shares could be significantly less than the face amount of the Series 33 Shares or the Notes. Moreover, there may be an illiquid market, or no market at all, in Common Shares received upon, or immediately following, a Contingent Conversion, and investors may not be able to sell the Common Shares at a price equal to the value of their investment and as a result may suffer significant loss.

A Trigger Event may involve a subjective determination outside the Bank’s control.

The decision as to whether a Trigger Event will occur may involve a subjective determination by the Superintendent that the Bank has ceased, or is about to cease, to be viable and that the conversion of all contingent instruments is reasonably likely, taking into account any other factors or circumstances that are considered relevant or appropriate by the Superintendent, to restore or maintain the viability of the Bank. A Trigger Event will also occur if a federal or a provincial government in Canada publicly announces that the Bank has accepted or agreed to accept a capital injection, or equivalent support, from the federal government or any provincial government or political subdivision or agent or agency thereof without which the Bank would have been determined by the Superintendent to be non-viable. Such determination will be beyond the control of the Bank. See the definition of Trigger Event under “Description of Series 33 Shares—Redemption”.

OSFI has stated that the Superintendent will consult with the CDIC, the Bank of Canada, the Department of Finance, and the Financial Consumer Agency of Canada prior to making a determination as to the non-viability of a financial institution. The conversion of contingent instruments alone may not be sufficient to restore an institution to viability and other public sector interventions, including liquidity assistance or a Bail-in Conversion (as defined below), could be required along with the conversion of contingent instruments to maintain an institution as a going concern.

In assessing whether the Bank has ceased, or is about to cease, to be viable and that, after the conversion or write-off of all contingent instruments and taking into account any other factors or circumstances that are considered relevant or appropriate, it is reasonably likely that the viability of the Bank will be restored or maintained, OSFI has stated that the Superintendent will consider, in consultation with the authorities referred to above, all relevant facts and circumstances. Those facts and circumstances may include, in addition to other public sector interventions, a consideration of whether, among other things:

•	the assets of the Bank are, in the opinion of the Superintendent, sufficient to provide adequate protection to the Bank’s depositors and creditors;

•	the Bank has lost the confidence of depositors or other creditors and the public (for example, ongoing increased difficulty in obtaining or rolling over short-term funding);

•	the Bank’s regulatory capital has, in the opinion of the Superintendent, reached a level, or is eroding in a manner, that may detrimentally affect its depositors and creditors;

•	the Bank has failed to pay any liability that has become due and payable or, in the opinion of the Superintendent, the Bank will not be able to pay its liabilities as they become due and payable;

•	the Bank failed to comply with an order of the Superintendent to increase its capital;

•

in the opinion of the Superintendent, any other state of affairs exists in respect of the Bank that may be materially prejudicial to the interests of the Bank’s depositors or creditors or the owners of any assets under the Bank’s administration; and

•

the Bank is unable to recapitalize on its own through the issuance of Common Shares or other forms of regulatory capital (for example, no suitable investor or group of investors exists that is willing or capable of investing in sufficient quantity and on terms that will restore the Bank’s viability, nor is there any reasonable prospect of such an investor or group of investors emerging in the near-term in the absence of conversion of contingent instruments).

Canadian authorities retain full discretion to choose not to trigger non-viability contingent capital notwithstanding a determination by the Superintendent that the Bank has ceased, or is about to cease, to be viable. Under such circumstances, the Noteholders and holders of Series 33 Shares could be exposed to losses through the use of other resolution tools or in liquidation.

Circumstances surrounding a potential Contingent Conversion will have an adverse effect on the market price of the Notes and Series 33 Shares.

The occurrence of a Trigger Event may involve a subjective determination by the Superintendent that the conversion of all contingent instruments is reasonably likely to restore or maintain the viability of the Bank. As a result, a Contingent Conversion may occur in circumstances that are beyond the control of the Bank. Also, even in circumstances where the market expects the Superintendent to cause a Contingent Conversion, the Superintendent may choose not to take that action. Because of the inherent uncertainty regarding the determination of when a Contingent Conversion may occur, it will be difficult to predict, when, if at all, the Series 33 Shares will be mandatorily converted into Common Shares and delivered to the Noteholders. Accordingly, trading behavior in respect of the Notes or Series 33 Shares is not necessarily expected to follow trading behavior associated with other types of convertible or exchangeable securities. Any indication, whether real or perceived, that the Bank is trending towards a Trigger Event can be expected to have an adverse effect on the market price of the Notes, Series 33 Shares and the Common Shares, whether or not such Trigger Event actually occurs.

The number and value of Common Shares to be received in connection with a Contingent Conversion is variable and subject to further dilution.

The number of Common Shares issuable in connection with a Contingent Conversion is calculated by reference to the prevailing market price of Common Shares immediately prior to a Trigger Event, subject to the Floor Price (as defined below). If there is a Contingent Conversion at a time when the Common Share Price (as defined below) is below the Floor Price, investors may receive Common Shares with an aggregate market price less than the value of the Notes or the Series 33 Shares.

The Bank is expected to have outstanding from time to time other subordinated debt and preferred shares that will automatically convert into Common Shares upon a Trigger Event. Other subordinated debt and preferred shares that are convertible into Common Shares upon a Trigger Event may use a lower effective Floor Price or a different multiplier than that applicable to the Notes or Series 33 Shares to determine the maximum number of Common Shares to be issued to holders of such instruments upon a Trigger Event. In such cases, the Noteholders or holders of Series 33 Shares will receive Common Shares pursuant to a Contingent Conversion at a time when other subordinated debt or preferred shares, as the case may be, are converted into Common Shares at a conversion rate that is more favorable to the holders of such instruments than the rate applicable to the Notes or Series 33 Shares, thereby causing substantial dilution to holders of Common Shares and the Noteholders or holders of Series 33 Shares, who will become holders of Common Shares upon a Contingent Conversion.

In the circumstances surrounding a Trigger Event, the Superintendent or other governmental authorities or agencies may also require other steps to be taken, or implement other resolution tools, to restore or maintain the viability of the Bank, such as the injection of new capital and the issuance of additional Common Shares or other securities. In addition, CDIC has the power to convert, or cause the Bank to convert, in whole or in part, by means of a transaction or series of transactions and in one or more steps, the prescribed shares and liabilities of the Bank into Common Shares or the common shares of the Bank’s affiliates (“Bail-in Conversion”), if the Governor in Council (Canada) makes an order under paragraph 39.13(1)(d) of the CDIC Act in respect of the Bank. The Bank Recapitalization (Bail-in) Conversion Regulations (the “Bail-in Regulations”) prescribe the liabilities and shares that may be subject to a Bail-in Conversion (“Bail-in Instruments”). Under the Bail-in Regulations, a debt obligation issued by the Bank is prescribed to be a Bail-in Instrument if it (i) has a term to maturity of more than 400 days or is perpetual (or has certain imbedded options), (ii) is unsecured or partially secured at the time of issuance, and (iii) has been assigned a CUSIP number, ISIN, or other similar designation that identifies a specific security to facilitate its trading and settlement. In addition, any non-NVCC subordinated indebtedness and non-NVCC shares (other than Common Shares) issued by the Bank are also prescribed to be Bail-in Instruments. The Bail-in Regulations exempt certain instruments from Bail-In Conversion, including certain structured notes, covered bonds, and eligible financial contracts issued by the Bank as well as any debt obligation or share of the Bank that is issued before September 23, 2018 (unless amended after that date to increase the principal amount or extend the term).

The Bail-in Regulations provide that CDIC must use its best efforts to ensure that a Bail-in Instrument is converted into Common Shares only if subordinate-ranking Bail-in Instruments and NVCC instruments (such as the Notes and the Series 33 Shares) have been converted, or are converted at the same time, into Common Shares. In addition, under the Bail-in Regulations, a holder of a Bail-in Instrument must receive more Common Shares per dollar of the claim converted than holders of subordinate-ranking Bail-in Instruments and NVCC instruments (such as the Notes and the Series 33 Shares) that have been converted into Common Shares during the same restructuring period.

Liabilities and shares of the Bank that are prescribed to be Bail-in Instruments may be subject to a Bail-in Conversion and the holders of such Bail-in Instruments may receive Common Shares in exchange for their converted Bail-in Instruments, if an order under paragraph 39.13(1)(d) of the CDIC Act is made in respect of the Bank. Moreover, the Noteholders and the holders of Series 33 Shares who receive Common Shares following the occurrence of a Trigger Event and as a result of a Contingent Conversion may sustain substantial dilution following the Bail-in Conversion of such Bail-in Instruments, as the conversion rate of such Bail-in Instruments could be significantly more favorable to the holders of such Bail-in Instruments than the rate applicable to the Noteholders and the holders of Series 33 Shares.

Given that the Notes and Series 33 Shares are subject to Contingent Conversion, they are not subject to Bail-in Conversion. However, the Bail-In Regulations provide that the CDIC must use its best efforts to ensure that the prescribed types of shares and liabilities are converted only if all subordinate prescribed shares and liabilities and any subordinate non-viability contingent capital (such as the Notes and Series 33 Shares) have previously been converted or are converted at the same time. Accordingly, in the case of a Bail-in Conversion, the Notes and Series 33 Shares would be subject to Contingent Conversion prior to, or at the same time as, a Bail-in Conversion. In addition, the Bail-in Regulations prescribes that holders of unsubordinated or senior ranking instruments that are subject to Bail-in Conversion must receive more Common Shares per dollar amount converted than holders of any subordinate ranking instruments that are subject to Bail-in Conversion or NVCC instruments converted, including the Notes and Series 33 Shares. The holders of senior ranking instruments that are subject to Bail-in Conversion would therefore receive Common Shares at a conversion rate that would be more favorable to the holders of such instruments than the rate applicable to the Notes and the Series 33 Shares.

The Notes may be affected by changes in law.

The terms and conditions of the Notes are based on the laws of the State of New York (other than the subordination provisions in respect of the Notes and the terms of the Series 33 Shares, including the provisions relating to a Contingent Conversion, which will be governed by the laws of the Province of Ontario and applicable laws of Canada) as at the date of the issue of the Notes. No assurance can be given as to the impact of any possible judicial decision or change to applicable laws or administrative practice after the date of issue of the Notes.

Holders of Notes and holders of Series 33 Shares may be exposed to losses through the use of other Canadian bank resolution powers or in liquidation.

The holders of Notes and holders of Series 33 Shares may be exposed to losses through the use of other Canadian bank resolution powers or in liquidation. Under the CDIC Act, in circumstances where the Superintendent is of the opinion that the Bank has ceased, or is about to cease, to be viable and viability cannot be restored or preserved by exercise of the Superintendent’s powers under the Bank Act, the Superintendent, after providing the Bank with a reasonable opportunity to make representations, is required to provide a report to CDIC. Following receipt of the Superintendent’s report, CDIC may request the Minister of Finance for Canada (the “Minister of Finance”) to recommend that the Governor in Council (Canada) make an order (the “Order”) and, if the Minister of Finance is of the opinion that it is in the public interest to do so, the Minister of Finance may recommend that the Governor in Council (Canada) make, and on that recommendation, the Governor in Council (Canada) may make, one or more of the following Orders:

•	vesting in CDIC, the shares and subordinated debt of the Bank specified in the Order, which we refer to as a “vesting order”;

•	appointing CDIC as receiver in respect of the Bank, which we refer to as a “receivership order”;

•

if a receivership order has been made, directing the Minister of Finance to incorporate a federal institution designated in the Order as a bridge institution wholly-owned by CDIC and specifying the date and time as of which the Bank’s deposit liabilities are assumed, which we refer to as a “bridge bank order”; or

•	if a vesting order or receivership order has been made, directing CDIC to carry out a Bail-in Conversion.

Following a vesting order or a receivership order, CDIC will assume temporary control or ownership of the Bank and will be granted broad powers under that Order, including the power to sell or dispose of all or a part of the assets of the Bank, and the power to carry out or cause the Bank to carry out a transaction or a series of transactions the purpose of which is to restructure the business of the Bank.

Under a bridge bank order, CDIC has the power to transfer the Bank’s insured deposit liabilities and certain assets and other liabilities of the Bank to a bridge institution. Upon the exercise of that power, any assets and liabilities of the Bank that are not transferred to the bridge institution would remain with the Bank, which would then be wound up. In such a scenario, any liabilities of the Bank, including any outstanding Notes, that are not assumed by the bridge institution could receive only partial or no repayment in the ensuing wind-up of the Bank.

There is no limitation on the type of Order that may be made where it has been determined that the Bank has ceased, or is about to cease, to be viable. As a result, a holder of Notes or Series 33 Shares may be exposed to losses through the use of Canadian bank resolution powers other than a Contingent Conversion or in liquidation.

As a result, a holder of Notes or Series 33 Shares may lose all of its investment, including the principal amount plus any accrued dividends or interest, if the CDIC were to take action under the Canadian bank resolution powers, and any Common Shares into which the Notes or Series 33 Shares are converted upon the occurrence of a Trigger Event, a Contingent Conversion or in connection with a Recourse Event that is a Trigger Event, may be of little value at the time of a Contingent Conversion and thereafter.

The Notes are direct, unsecured subordinated indebtedness of the Bank which, if the Bank becomes insolvent or is wound-up (prior to the occurrence of a Trigger Event), will rank: (a) subordinate in right of payment to the prior payment in full of all Higher Ranked Indebtedness and (b) in right of payment equally with and not prior to the Junior Deeply Subordinated Indebtedness (other than the Junior Deeply Subordinated Indebtedness which by its terms ranks subordinate to the Notes), in each case, from time to time outstanding, and will be subordinate in right of payment to all of the Bank’s deposit liabilities and the Bank’s other unsubordinated creditors. For the avoidance of doubt, the Junior Deeply Subordinated Indebtedness includes the Notes. If the Bank becomes insolvent or is wound-up while the Notes remain outstanding, the Bank’s assets must be used to pay deposit liabilities and prior and senior ranking indebtedness before payments may be made on the Notes, other subordinated indebtedness, the Series 33 Shares and the Common Shares. Subject to the Bank’s regulatory capital requirements, there is no limit on the Bank’s ability to incur additional subordinated debt. In addition, the terms of the Notes do not restrict the Bank’s ability to incur indebtedness that ranks senior to the Notes. For the avoidance of doubt, as a result of the limited recourse feature as described in “Description of the Notes—Limited Recourse”, the ranking of the Notes will not be relevant during insolvency proceedings or wind-up of the Bank, since once the Corresponding Limited Recourse Trust Assets shall have been delivered to the holders of Notes, such delivery will have exhausted all remedies of such holders against the Bank, and the Notes shall have ceased to be outstanding. Upon the occurrence of a Trigger Event, each outstanding Series 33 Share will automatically and immediately be converted into Common Shares pursuant to a Contingent Conversion and the principal amount of, and accrued and unpaid interest on, all of the Notes will become immediately due and payable by the Bank without any declaration or other act on the part of the Trustees or any the Noteholders, provided that the sole remedy of the Noteholders for such amounts due and payable by the Bank shall be, the delivery of the Corresponding Limited Recourse Trust Assets (which shall consist of, in such circumstance, the Common Shares issued in connection with the Trigger Event), such that the terms of the Notes with respect to priority and rights upon liquidation will not be relevant as the Notes will have been converted to Common Shares ranking on parity with all other outstanding Common Shares.

Any potential compensation to be provided through the compensation process under the CDIC Act is unknown.

The CDIC Act provides for a compensation process for holders of Series 33 Shares who immediately prior to the making of an Order, directly or through an intermediary, own Series 33 Shares that after the Order is made, are converted in whole or in part into Common Shares in accordance with their terms. While this process applies to successors of those holders it does not apply to assignees or transferees of the holder following the making of the Order. The circumstances that give rise to compensation under the CDIC Act constitute a Recourse Event. Therefore, the Corresponding Limited Recourse Trust Assets would have been delivered to the Noteholders and the Notes would cease to be outstanding at the relevant time.

Under the compensation process, the compensation to which such holders are entitled is the difference, to the extent it is positive, between the estimated liquidation value and the estimated resolution value of the Series 33 Shares less an amount equal to an estimate of losses attributable to the conversion of such Series 33 Shares into Common Shares. The liquidation value is the estimated value that the holders would have received if an Order under the Winding-up and Restructuring Act (Canada) had been made in respect of the Bank, as if no Order had been made and without taking into consideration any assistance, financial or otherwise, that is or may be provided to the Bank, directly or indirectly, by CDIC, the Bank of Canada, the Government of Canada or a province of Canada, after any Order to wind up the Bank has been made.

The resolution value in respect of the Series 33 Shares is the aggregate estimated value of the following: (a) the Series 33 Shares if they are not held by CDIC and they are not converted, after the making of an Order, into Common Shares in accordance with its terms; (b) Common Shares that are the result of a conversion of the

Series 33 Shares in accordance with their terms after the making of an Order; (c) any dividend payments made, after the making of the Order, with respect to the Series 33 Shares to any person other than CDIC; and (d) any other cash, securities or other rights or interests that are received or to be received with respect to the Series 33 Shares as a direct or indirect result of the making of the Order and any actions taken in furtherance of the Order, including from CDIC, the Bank, the liquidator of the Bank, if the Bank is wound up, the liquidator of a CDIC subsidiary incorporated or acquired by Order of the Governor in Council for the purposes of facilitating the acquisition, management or disposal of real property or other assets of the Bank that CDIC may acquire as the result of its operations that is liquidated or the liquidator of a bridge institution if the bridge institution is wound up.

In connection with the compensation process, CDIC is required to estimate the liquidation value and the resolution value in respect of the portion of converted Series 33 Shares and is required to consider the difference between the estimated day on which the liquidation value would be received and the estimated day on which the resolution value is, or would be, received.

CDIC must, within a reasonable period following the Order, make an offer of compensation by notice to the relevant holders that held the Series 33 Shares equal to, or in value estimated to be equal to, the amount of compensation to which such holders are entitled or provide a notice stating that such holders are not entitled to any compensation. In either case such notice is required to include certain prescribed information, including important information regarding the rights of such holders to seek to object and have the compensation to which they are entitled determined by an assessor (a Canadian Federal Court judge) where holders of liabilities representing at least 10% of the liquidation entitlement of the Series 33 Shares object to the offer or absence of compensation. The period for objecting is limited (45 days following the day on which a summary of the notice is published in the Canada Gazette) and failure by holders holding a sufficient liquidation entitlement of the Series 33 Shares to object within the prescribed period will result in the loss of any ability to object to the offered compensation or absence of compensation, as applicable. CDIC will pay the relevant holders the offered compensation within 135 days after the date on which a summary of the notice is published in the Canada Gazette if the offer of compensation is accepted, the holder does not notify CDIC of acceptance or objection to the offer or if the holder objects to the offer but the 10% threshold described above is not met within the aforementioned 45-day period.

Where an assessor is appointed, the assessor could determine a different amount of compensation payable, which could either be higher or lower than the original amount. The assessor is required to provide holders, whose compensation it determines, notice of its determination. The assessor’s determination is final and there are no further opportunities for review or appeal. CDIC will pay the relevant holders the compensation amount determined by the assessor within 90 days of the assessor’s notice.

A similar compensation process to the one set out above applies, in certain circumstances, where as a result of CDIC’s exercise of bank resolution powers, Notes are assigned to an entity which is then wound-up.

Given the considerations involved in determining the amount of compensation, if any, that a holder that held Series 33 Shares may be entitled to following an Order, it is not possible to anticipate what, if any, compensation would be payable in such circumstances.

Following the occurrence of a Trigger Event, you will no longer have rights as a holder of Notes or Series 33 Shares and will only have rights as a holder of Common Shares.

Upon the occurrence of a Trigger Event, the rights, terms and conditions of the Notes or Series 33 Shares, as applicable (depending on whether the Trigger Event occurred prior to any other Recourse Event), including with respect to priority and rights on liquidation, will no longer be relevant as all Series 33 Shares will have been converted on a full and permanent basis without the consent of the holders thereof into Common Shares ranking on parity with all other outstanding Common Shares and all holders of such Notes or Series 33 Shares, as applicable, will then be holding Common Shares. Given the nature of the Trigger Event, a holder of Notes or

Series 33 Shares, as applicable, will become a holder of Common Shares at a time when the Bank’s financial condition has deteriorated. If the Bank were to become insolvent, is dissolved or wound-up after the occurrence of a Trigger Event, as holders of Common Shares investors may receive substantially less than they might have received had they continued to hold Notes or Series 33 Shares, as applicable, instead of Common Shares.

A Contingent Conversion may also occur at a time when a federal or provincial government in Canada publicly announces that the Bank has accepted or agreed to accept a capital injection, or equivalent support, the terms of which may rank in priority to the Common Shares with respect to the payment of dividends, rights on liquidation or other terms. Further, holders of Notes or Series 33 Shares, as applicable, will receive Common Shares pursuant to a Contingent Conversion at a time when other debt obligations of the Bank may be converted into Common Shares, and additional Common Shares or securities ranking in priority to the Common Shares may be issued, thereby causing substantial dilution to holders of Common Shares and the former holders of Notes and Series 33 Shares, who will then become holders of Common Shares upon the Trigger Event.

Holders of Notes or Series 33 Shares do not have anti-dilution protection in all circumstances.

The Floor Price that is used to calculate the Conversion Price is subject to adjustment in a limited number of events: (i) the issuance of Common Shares or securities exchangeable for or convertible into Common Shares to all holders of Common Shares as a stock dividend, (ii) the subdivision, redivision or change of the Common Shares into a greater number of Common Shares, or (iii) the reduction, combination or consolidation of the Common Shares into a lesser number of Common Shares. In addition, in the event of a capital reorganization, consolidation, merger or amalgamation of the Bank or comparable transaction affecting the Common Shares, the Bank will take necessary action to ensure that holders of Series 33 Shares receive, pursuant to a Contingent Conversion, the number of Common Shares or other securities that such holders would have received if the Contingent Conversion occurred immediately prior to the record date for such event. However, there is no requirement that there should be an adjustment of the Floor Price or other anti-dilutive action by the Bank for every corporate or other event that may affect the market price of the Common Shares. Accordingly, the occurrence of events in respect of which no adjustment to the Floor Price is made may adversely affect the number of Common Shares issuable to a holder of Series 33 Shares and thereafter delivered to a Noteholder upon a Contingent Conversion and subsequent delivery of the Corresponding Limited Recourse Trust Assets (being Common Shares) to the holders of Notes.

The interest rate in respect of the Notes will reset.

The interest rate in respect of Notes will reset on the Initial Reset Date and every five years thereafter. In each case, the new interest rate is unlikely to be the same as, and may be lower than, the interest rate for the applicable preceding interest rate period.

The level of the U.S. Treasury Rate has experienced, and may continue to experience, fluctuations. Historical levels, fluctuations and trends of the U.S. Treasury Rate are not necessarily indicative of future levels, fluctuations and trends. Any historical upward or downward trend in the U.S. Treasury Rate is not an indication that the U.S. Treasury Rate is more or less likely to increase or decrease in respect of any Reset Rate Period, and you should not take the historical levels of the U.S. Treasury Rate as an indication of its future performance.

The dividend rate in respect of the Series 33 Shares will reset.

The dividend rate in respect of Series 33 Shares will reset on the Initial Reset Date and every five years thereafter. The new dividend rate is unlikely to be the same as, and may be lower than, the dividend rate for the applicable preceding dividend period.

TD or our designee will make determinations with respect to the Notes.

TD or our designee will make certain determinations with respect to the Notes in our or our designee’s sole discretion. Any of these determinations may adversely affect the value of the Notes, the return on the Notes and the price at which you can sell such Notes. Moreover, certain determinations may require the exercise of discretion and the making of subjective judgments. These potentially subjective determinations may adversely affect the value of the Notes, the return on the Notes and the price at which you can sell such Notes. For further information regarding these types of determinations, see “Description of the Notes—Principal, Interest and Maturity”.

The Bank may redeem the Notes in certain situations.

The Bank may elect to redeem the Notes, or the Notes may be automatically redeemed, without the consent of the Noteholders in the circumstances described under “Description of the Notes—Redemption” and “Description of Series 33 Shares—Redemption”. If the Bank redeems the Notes in any of the circumstances mentioned above, there is a risk that the Notes may be redeemed at times when the redemption proceeds are less than the current market value of the Notes or when prevailing interest rates may be relatively low, in which latter case investors may only be able to reinvest the redemption proceeds in securities with a lower yield. Potential investors should consider reinvestment risk in light of other investments available at the time and consider potential uncertainty with respect to both the rate of interest payable on the Notes, which may fluctuate, and with respect to the length of the remaining term of the Notes, which will be dependent upon whether or not the Notes are redeemed prior to their maturity.

The Bank may redeem the Series 33 Shares at its option in certain situations.

The Bank may elect to redeem the Series 33 Shares without the consent of the holders of the Series 33 Shares in the circumstances described under “Description of Series 33 Shares–Redemption”. In addition, the redemption of Series 33 Shares is subject to the consent of the Superintendent and other restrictions contained in the Bank Act and the regulations and guidelines thereunder, including the CAR Guideline. See “Description of Common Shares and Preferred Shares—Limitations Affecting Holders of Common Shares and Preferred Shares—Bank Act Restrictions and Restrictions on Payment of Dividends” in the accompanying base prospectus, and “Description of Series 33 Shares—Restriction on Dividends and Retirement of Shares” in this prospectus supplement. In the event of the redemption of the Series 33 Shares, outstanding Notes with an aggregate principal amount equal to the aggregate face amount of the Series 33 Shares redeemed will be automatically redeemed.

The Bank reserves the right not to deliver Common Shares upon a Contingent Conversion and subsequent delivery of the Corresponding Limited Recourse Trust Assets (being Common Shares) to the holders of Notes.

Upon a Contingent Conversion and subsequent delivery of the Corresponding Limited Recourse Trust Assets (being Common Shares) to the Noteholders, the Bank reserves the right not to (a) deliver Common Shares issuable thereupon to any person whom the Bank or its transfer agent has reason to believe is an Ineligible Person or any person who, by virtue of the Contingent Conversion, would become a Significant Shareholder (as defined below), or (b) record in its securities register a transfer or issue of Common Shares to any person whom the Bank or its transfer agent has reason to believe is an Ineligible Government Holder based on a declaration submitted to the Bank or its transfer agent by or on behalf of such person. In those circumstances, the Bank or its agent will hold, as agent of any such person, all or the relevant number of Common Shares otherwise to be delivered to such Ineligible Persons or persons who would become Significant Shareholders or registered to such Ineligible Government Holders, as the case may be, and the Bank or its agent will deliver such shares to a broker retained by the Bank for the purpose of selling such Common Shares to parties other than the Limited Recourse Trust and the Bank and its affiliates on behalf of any such person. Such sales (if any) will be made at such times and at such prices as the Bank (or its agent as directed by the Bank), in its sole discretion, may determine. Neither the Bank nor its agent will be subject to any liability for failure to sell any such Common Shares on behalf of any such person or at any particular price on any particular day.

The Bank has no limitation on issuing senior or pari passu securities.

The Indenture will not contain any financial covenants and will contain only limited restrictive covenants. In addition, the Indenture will not limit the Bank’s or its subsidiaries’ ability to incur additional indebtedness, issue or repurchase securities or engage in transactions with affiliates. The Bank’s ability to incur additional indebtedness and use its funds for any purpose in the Bank’s discretion may increase the risk that the Bank may be unable to service its debt, including paying its obligations under the Notes.

The Notes are not covered by deposit insurance.

The Notes will not constitute deposits insured by the U.S. Federal Deposit Insurance Corporation under the U.S. Federal Deposit Insurance Act or by the CDIC under the CDIC Act or any other Canadian or U.S. governmental agency or instrumentality or any other deposit insurance regime designed to ensure the payment of all or a portion of a deposit upon the insolvency of a deposit taking financial institution. Therefore, you will not be entitled to insurance from the U.S. Federal Deposit Insurance Corporation or by the CDIC, or other such protection, and as a result, you could lose all or a portion of your investment.

The Series 33 Shares are not governed by New York law.

The Series 33 Shares, as well as the subordination provisions in respect of the Notes, will be governed by the law of the Province of Ontario and applicable law of Canada rather than be governed by the law of the State of New York. In addition, the Limited Recourse Trust is established under, and governed by, the laws of the Province of Manitoba and applicable laws of Canada.

The Notes and the Series 33 Shares are denominated in U.S. dollars and may have tax consequences for investors.

The Notes and the Series 33 Shares (when not held by the Limited Recourse Trust) will be denominated in U.S. dollars. If you are a non-U.S. investor who purchases the Notes or receives the Series 33 Shares as part of a delivery of Corresponding Limited Recourse Trust Assets, changes in rates of exchange may have an adverse effect on the value, price or returns of your investment. In addition, when held by the Limited Recourse Trust, each Series 33 Share will be redeemable for the Canadian Dollar Equivalent of US$1,000. If there occurs a delivery of Corresponding Limited Recourse Trust Assets, the Bank may recognize adverse tax or accounting effects if the value of one Canadian dollar has declined relative to one U.S. dollar as compared to the Canadian Dollar Equivalent, which is calculated as of     , 2025 (which is three business days after the date of this prospectus supplement). This prospectus supplement does not address the tax consequences to non-U.S. investors (other than certain Canadian federal income tax consequences) of purchasing the Notes or receiving the Series 33 Shares as part of a delivery of Corresponding Limited Recourse Trust Assets. If you are a non-U.S. investor, you should consult your tax advisors as to the consequences, under the tax laws of the country where you are resident for tax purposes, of acquiring, holding and disposing of the Notes and the Series 33 Shares and receiving the payments that might be due under the Notes and the Series 33 Shares.

The tax treatment of the Notes may change.

There can be no assurance that changes will not be made to the applicable tax law in respect of the Notes or in the administration of such tax law, including with retrospective or retroactive effect.

The U.S. federal income tax treatment of the Notes is uncertain.

Although the matter is not free from doubt, the Notes should be properly characterized as equity for U.S. federal income tax purposes, and the Bank intends to treat them as such. There is no authority, however, that addresses the U.S. federal income tax treatment of an instrument such as the Notes that is denominated as a subordinated debt instrument but that (i) has a term to maturity of sixty years, (ii) provides for holders to receive

Series 33 Shares or Common Shares upon the occurrence of a Recourse Event and (iii) is subordinate in right of payment to the Bank’s deposit liabilities and other unsubordinated creditors. Therefore, there can be no assurance that the U.S. Internal Revenue Service (the “IRS”) will not treat the Notes as indebtedness for U.S. federal income tax purposes or assert some other alternative tax treatment, or that any alternative tax treatment, if successfully asserted by the IRS, would not have adverse U.S. federal income tax consequences to a holder of the Notes. The Bank’s treatment of the Notes as equity for U.S. federal income tax purposes is binding on all Noteholders unless a holder discloses on its U.S. federal income tax return that it is taking an inconsistent position. Due to the lack of authority regarding the characterization of the Notes for U.S. federal income tax purposes, investors are urged to consult their own tax advisors regarding the appropriate characterization of the Notes and the tax consequences to them if the IRS were to successfully assert a characterization that differs from the Bank’s treatment of the Notes as equity for U.S. federal income tax purposes. See “Certain U.S. Federal Income Tax Considerations”.

USE OF PROCEEDS

The net proceeds to the Bank from the sale of the Notes, after deducting fees and expenses, will be used for general corporate purposes, which may include the redemption of outstanding capital securities of the Bank and/or the repayment of other outstanding liabilities of the Bank. The proceeds of this offering are expected to qualify as “Additional Tier 1” capital of the Bank for regulatory purposes.

Separate consideration will not be received from the investors in connection with the Series 33 Shares.

The offering price of the Series 33 Shares offered pursuant to this prospectus supplement is US$1,000 per share. The purchase price for the Series 33 Shares offered hereby shall be satisfied by payment of the Canadian Dollar Equivalent of the offering price by the Bank to the Limited Recourse Trustee to satisfy the subscription price for voting trust units of the Limited Recourse Trust. As a result, no proceeds will be raised from the offering of the Series 33 Shares pursuant to this prospectus supplement.

TD Securities (USA) LLC is our affiliate. Accordingly, the offering of the Notes will conform to the requirements of FINRA Rule 5121. TD Securities (USA) LLC is not permitted to sell the Notes to an account over which it exercises discretionary authority without the prior specific written approval of the account holder.

CONSOLIDATED CAPITALIZATION AND INDEBTEDNESS

The following table sets forth the Bank’s consolidated subordinated notes and debentures and equity at July 31, 2025, as adjusted to give effect to the sale and issuance of the Notes and the Series 33 Shares in this offering.

This table should be read in conjunction with the Bank’s unaudited interim consolidated financial statements for the three and nine months ended July 31, 2025 (the “Q3 2025 Unaudited Consolidated Financial Statements”) and the Q3 2025 MD&A, which are incorporated by reference in this prospectus supplement.

	As at July 31, 2025	As adjusted(1)
	(in millions of Canadian dollars)
Subordinated notes and debentures(2)	$10,496		$10,496

Equity
Common shares (millions of shares issued and outstanding: 1,708.1)(3)	24,971		24,971
Preferred shares and other equity instruments (millions of shares issued and outstanding: 64.2)(3)(4)	10,788
Treasury shares—common (millions of shares held: 0.9)(3)	(92)		(92)
Treasury shares—preferred (millions of shares held: 0.06)(3)	(2)		(2)
Contributed surplus	243		243
Retained earnings	78,749
Accumulated other comprehensive income (loss)	10,737		10,737
Non-controlling interests in subsidiaries	—		—
Total equity	125,394

Consolidated subordinated notes and debentures and equity	$135,890	$

(1)	As adjusted amounts include US$ of Notes offered hereby. Such U.S. dollar amounts have been converted into C$ using C$1.00 = US$ , the closing Bank of Canada exchange rate applicable at , 2025.
(2)	For more information, refer to “Note 11—Subordinated Notes and Debentures” to the Q3 2025 Unaudited Consolidated Financial Statements.
(3)	For more information, refer to “Note 12—Equity” to the Q3 2025 Unaudited Consolidated Financial Statements.
(4)

For accounting purposes, the Notes are compound instruments with both equity and liability features. The liability component has a nominal value and, therefore, the proceeds received upon issuance will be presented as equity. For accounting purposes, the Series 33 Shares, if held by the Limited Recourse Trustee, will be eliminated on the Bank’s consolidated balance sheet.

DESCRIPTION OF THE NOTES

You should carefully read the description of the terms and provisions of the Notes, the Indenture and the Limited Recourse Trust Declaration under this heading and “Description of the Debt Securities” in the accompanying base prospectus. That section, together with this prospectus supplement, summarizes all the material terms of the Indenture, the Notes and the Limited Recourse Trust Declaration. They do not, however, describe every aspect of the Indenture, the Notes and the Limited Recourse Trust Declaration.

For example, in this section entitled “Description of the Notes” and the accompanying base prospectus, we use terms that have been given special meanings in our Indenture, but we describe the meanings of only the more important of those terms. As you read this section, please remember that the specific terms of the Notes as described herein will supplement and may modify or replace the general terms described in the accompanying base prospectus. If the terms described herein are inconsistent with those described in the accompanying base prospectus, the following hierarchy will govern: first, the terms herein and last, the accompanying base prospectus.

General

The Notes will be issued under the Indenture, dated as of September 15, 2016, among us and Computershare Trust Company, National Association, as U.S. trustee, and Computershare Trust Company of Canada, as Canadian trustee (together with Computershare Trust Company, National Association, the “Trustees”) (the “Base Indenture”), as amended and supplemented by a fifth supplemental indenture, to be entered into on or about the date the Notes are first issued (together with the Base Indenture, the “Indenture”), among the Bank and the Trustees. The terms of the Notes include those stated in the Indenture and those terms made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended.

The Notes will be our direct, unsecured obligations. The Notes will not constitute deposits insured by the U.S. Federal Deposit Insurance Corporation under the U.S. Federal Deposit Insurance Act or by the CDIC under the CDIC Act or any other Canadian or U.S. governmental agency or instrumentality or any other deposit insurance regime designed to ensure the payment of all or a portion of a deposit upon the insolvency of a deposit taking financial institution.

Payment of the principal and interest, if any, on the Notes will be made in U.S. dollars. The Bank will pay the principal and interest, if any, in immediately available funds to DTC, as depositary, or its nominee as the registered owner of the global notes representing the book-entry Notes.

The Notes are not entitled to the benefits of any sinking fund.

Principal, Interest and Maturity

The Notes will be issued in an aggregate principal amount of US$    and will be repayable at 100% of the principal amount at maturity on October 31, 2085. On the Maturity Date, the Bank will repay to Noteholders the principal amount, plus accrued and unpaid interest to, but excluding, the Maturity Date.

The Bank will pay interest on the Notes in equal (subject to the reset of the interest rate) quarterly installments in arrears on January 31, April 30, July 31 and October 31 of each year, with the first payment on January 31, 2026. From the date of issue to, but excluding, the Initial Reset Date, the interest rate on the Notes will be fixed at  % per annum. Starting on the Initial Reset Date and on every fifth anniversary of such date thereafter until October 31, 2080, the interest rate on the Notes will be reset at an interest rate per annum equal to the sum, as determined by TD or our designee, of (i) the U.S. Treasury Rate on the applicable Interest Rate Calculation Date plus (ii)  %. Assuming the Notes are issued on    , 2025, the first interest payment on the Notes on January 31, 2026 will be in an amount of US$     per US$1,000 principal amount of Notes. The principal of, and interest on, the Notes will be paid in U.S. dollars.

Each payment of interest on the Notes will include interest accrued to, but excluding, the applicable Interest Payment Date or the date of maturity (or earlier purchase or redemption, if applicable). Any payment of principal or interest required to be made on a day which is not a business day will be made on the next succeeding business day (without any additional interest or other payment in respect of the delay). The interest so payable on any Interest Payment Date will be paid to the Noteholders of record as of the close of business on the record date for such interest, which record date shall be the January 15, April 15, July 15 and October 15 (whether or not a business day), as the case may be, next preceding such Interest Payment Date.

“U.S. Treasury Rate” means, with respect to any Reset Rate Period for which such rate applies, the rate per annum equal to:

•

The average of the yields on actively traded U.S. treasury securities adjusted to constant maturity, for five-year maturities, for the five business days immediately preceding the Interest Rate Calculation Date for that Reset Rate Period, appearing under the caption “Treasury Constant Maturities” in the most recently published statistical release designated H.15 Daily Update or any successor publication which is published by the United States Federal Reserve Board of Governors, as determined by the calculation agent; provided that, if such rate cannot be determined as described above, then:

•

(i) the U.S. Treasury Rate will be determined by TD or our designee by interpolation between the most recent weekly average yield to maturity for two series of U.S. treasury securities trading in the public securities market, (1) one maturing as close as possible to, but earlier than, the Reset Date following the next following Interest Rate Calculation Date, and (2) the other maturing as close as possible to, but later than, the Reset Date following the next following Interest Rate Calculation Date, in each case, appearing under the caption “Treasury Constant Maturities” in the most recently published statistical release designated H.15 Daily Update or any successor publication which is published by the U.S. Federal Reserve Board of Governors; or (ii) if the calculation described in clause (i) cannot be determined, then the U.S. Treasury Rate will be the same rate as determined for the prior Interest Rate Calculation Date.

All percentages resulting from any calculation of the interest rate on the Notes during any Reset Rate Period will be rounded to the nearest one hundred-thousandth of a percentage point with five one millionths of a percentage point rounded upwards (e.g., 1.111115% (or .01111115) would be rounded to 1.11112% (or .0111112)), and all dollar amounts used in or resulting from such calculation on the Notes will be rounded to the nearest cent (with one half cent being rounded upward). Each calculation of the interest rate on the Notes by TD or our designee will (in absence of manifest error) be final and binding on the Noteholders and the Bank. The interest rate on the Notes will in no event be higher than the maximum rate permitted by New York law as the same may be modified by United States law of general application.

“H.15 Daily Update” means the Selected Interest Rates (Daily)—H.15 release of the U.S. Federal Reserve Board of Governors, available at www.federalreserve.gov/releases/h15/update, or any successor site or publication.

A “business day” means a day that is a Monday, Tuesday, Wednesday, Thursday or Friday that is neither a legal holiday nor a day on which banking institutions are authorized or required by law to close in New York City or Toronto.

Form, Denomination and Transfer

The Notes will be issued only in minimum denominations of US$200,000 and integral multiples of US$1,000 in excess thereof.

The Notes will be registered in the name of Cede & Co., and will be issued in book-entry form through DTC. See “Ownership, Book-Entry Procedures and Settlement” in the accompanying base prospectus.

Subordination

The Notes will be direct, unsecured obligations of the Bank constituting subordinated indebtedness for the purpose of the Bank Act and will therefore rank subordinate to the Bank’s deposits. The Notes will not constitute deposits insured by the U.S. Federal Deposit Insurance Corporation under the U.S. Federal Deposit Insurance Act or by the CDIC under the CDIC Act or any other Canadian or U.S. governmental agency or instrumentality or any other deposit insurance regime designed to ensure the payment of all or a portion of a deposit upon the insolvency of a deposit taking financial institution. See “Description of the Notes—General”.

The Indenture provides that, if the Bank becomes insolvent or is wound-up (prior to the occurrence of a Trigger Event), the Notes will rank: (a) subordinate in right of payment to the prior payment in full of all Higher Ranked Indebtedness and (b) in right of payment equally with and not prior to the Junior Deeply Subordinated Indebtedness (other than the Junior Deeply Subordinated Indebtedness which by its terms ranks subordinate to the Notes), in each case, from time to time outstanding, and will be subordinate in right of payment to all of the Bank’s deposit liabilities and the Bank’s other unsubordinated creditors, provided that in the event of the occurrence of a Recourse Event, including an event of default, the sole remedy of a holder of the Notes shall be recourse to such holder’s proportionate share of the Corresponding Limited Recourse Trust Assets. For the avoidance of doubt, the Junior Deeply Subordinated Indebtedness includes the Notes. Upon the occurrence of a Recourse Event, the recourse of each holder of the Notes will be limited to such holder’s proportionate share of the Corresponding Limited Recourse Trust Assets, and all claims of the holders of Notes against the Bank under the Notes will be extinguished upon receipt of the Corresponding Limited Recourse Trust Assets. If the Corresponding Limited Recourse Trust Assets that are delivered to the Noteholders under such circumstances comprise Series 33 Shares or Common Shares, such Series 33 Shares or Common Shares will rank on parity with all other Class A First Preferred Shares or Common Shares, as applicable. For the avoidance of doubt, as a result of the limited recourse feature as described in “Description of the Notes—Limited Recourse”, the ranking of the Notes will not be relevant during insolvency proceedings or wind-up of the Bank, since once the Corresponding Limited Recourse Trust Assets shall have been delivered to the holders of Notes, such delivery will have exhausted all remedies of such holders against the Bank, and the Notes shall have ceased to be outstanding.

For these purposes,

•	“Higher Ranked Indebtedness” means Indebtedness of the Bank then outstanding (including all Subordinated Indebtedness then outstanding other than Junior Deeply Subordinated Indebtedness).

•

“Indebtedness” at any time means the deposit liabilities of the Bank at such time; and all other liabilities and obligations of the Bank to third parties (other than fines or penalties which pursuant to the Bank Act are a last charge on the assets of the Bank in the case of insolvency of the Bank and obligations to shareholders of the Bank, as such) which would entitle such third parties to participate in a distribution of the Bank’s assets in the event of the insolvency or winding-up of the Bank.

•

“Junior Deeply Subordinated Indebtedness” means Indebtedness of the Bank then outstanding which by its terms ranks equally in right of payment with, or is subordinate to, the Notes (including the Notes).

•	“Subordinated Indebtedness” at any time means the Bank’s subordinated indebtedness within the meaning of the Bank Act.

Events of Default

The Indenture and the Notes will provide that an event of default in respect of the Notes will occur if the Bank becomes insolvent or bankrupt or resolves to wind-up or liquidate or is ordered wound-up or liquidated. An event of default is a Recourse Event. On the occurrence of a Recourse Event, the recourse of each Noteholder will be limited to such holder’s proportionate share of the Corresponding Limited Recourse Trust Assets. The

delivery of the Corresponding Limited Recourse Trust Assets to the Noteholders will exhaust all remedies of such holders in connection with such Recourse Event, and all claims of holders of Notes against the Bank under the Notes will be extinguished upon receipt of the Corresponding Limited Recourse Trust Assets. See “—Limited Recourse”.

A resolution or order for winding-up the Bank, with a view to its consolidation, amalgamation or merger with another entity or the transfer of its assets as an entirety to another entity, does not entitle a Noteholder to demand payment of principal prior to maturity.

Limited Recourse

In the event of a non-payment by the Bank of the principal amount of, interest on, or Redemption Price for, the Notes when due, while a Noteholder will have a claim against the Bank for the principal amount of the Notes and any accrued and unpaid interest (which will then be due and payable), the recourse of each holder of the Notes will be limited to Corresponding Limited Recourse Trust Assets in respect of the Notes held by Computershare Trust Company of Canada, as trustee (the “Limited Recourse Trustee”) of the Limited Recourse Trust. The Limited Recourse Trustee will hold legal title to the Corresponding Limited Recourse Trust Assets in trust as trustee for the benefit of the Bank to satisfy the recourse of the holders of Notes in respect of the Bank’s obligations under the Indenture. The Corresponding Limited Recourse Trust Assets in respect of the Notes may consist of (i) Series 33 Shares (or amounts held by the Limited Recourse Trust which are to be used by the Limited Recourse Trustee to subscribe for Series 33 Shares), (ii) Common Shares issued upon a Contingent Conversion (as defined below) (other than Dividend Common Shares, if any), (iii) cash from the redemption, or the purchase by the Bank for cancellation, of Series 33 Shares (other than any portion of such cash in respect of any declared and unpaid dividends), or (iv) any combination thereof, depending on the circumstances. On the closing of the offering of the Notes, the Corresponding Limited Recourse Trust Assets in respect of the Notes shall consist of      Series 33 Shares. At no time shall the Corresponding Limited Recourse Trust Assets include any dividends paid on the Series 33 Shares, any right to receive declared, but unpaid, dividends on the Series 33 Shares or any Dividend Common Shares.

The Limited Recourse Trust is a trust established under, and governed by, the laws of the Province of Manitoba and applicable laws of Canada, governed by an amended and restated declaration of trust dated as of October 16, 2020, as amended and restated as of July 27, 2021 and further amended October 13, 2022 (and as may be further amended or restated from time to time, the “Limited Recourse Trust Declaration”). The Limited Recourse Trust’s objective is to acquire and hold the Corresponding Limited Recourse Trust Assets in accordance with the terms of the Limited Recourse Trust Declaration. The Limited Recourse Trustee will hold trust assets in respect of more than one series of limited recourse capital notes of the Bank. The Limited Recourse Trustee will hold the trust assets for each such series of notes separate from the trust assets for any other series of such notes and shall deliver such trust assets only in respect of the relevant series of notes.

The Limited Recourse Trust will only be dissolved following the earlier to occur of the following events: (a) no Notes (or any other limited recourse capital notes) are outstanding and held by a person other than the Bank (whether through (i) a cash redemption by the Bank of all preferred shares (including the Series 33 Shares) held by the Limited Recourse Trust and corresponding cash redemption of all corresponding limited recourse capital notes (including the Notes), (ii) delivery of all preferred shares (including the Series 33 Shares) held by the Limited Recourse Trust to holders of the corresponding limited recourse capital notes on maturity or any earlier date on which the principal amount of and interest on the corresponding limited recourse capital notes becomes due and payable, (iii) delivery of Common Shares received by the Limited Recourse Trustee for preferred shares (including the Series 33 Shares) on a Contingent Conversion to holders of the corresponding limited recourse capital notes, or (iv) the purchase for cancellation of all limited recourse capital notes (including the Notes)); and (b) each of the Limited Recourse Trustee and the Bank elects in writing to terminate the Limited Recourse Trust and such termination is approved by the holders of the Notes in accordance with the terms of the Indenture and the holders of any other limited recourse capital notes in accordance with the terms of the indentures under which they are issued.

Any amendment or supplement to the Limited Recourse Trust Declaration for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Limited Recourse Trust Declaration requires the prior consent of the Noteholders in accordance with the terms of the Indenture and the holders of any other limited recourse capital notes in accordance with the terms of the indentures under which they are issued.

If a Recourse Event occurs, the Bank will, no later than one business day after the occurrence of such Recourse Event, notify the Limited Recourse Trustee and the Trustees of the occurrence of such Recourse Event. “Recourse Event” means any of the following: (a) a Failed Coupon Payment Date occurs; (b) on the Maturity Date, the Bank does not pay the aggregate principal amount of the Notes, together with any accrued and unpaid interest thereon, in cash, (c) an event of default occurs, (d) in connection with the redemption of the Notes, on the date of redemption for such redemption, the Bank does not pay the Redemption Price in cash or (e) a Trigger Event occurs.

“Failed Coupon Payment Date” means the fifth business day immediately following an Interest Payment Date upon which the Bank does not pay interest on the Notes and has not cured such non-payment by subsequently paying such interest prior to such fifth business day. Upon a Recourse Event, the principal amount of, and accrued and unpaid interest on, all of the Notes will become immediately due and payable by the Bank without any declaration or other act on the part of the Trustees or any the Noteholders, provided that the sole remedy of the Noteholders for such amounts due and payable by the Bank shall be, the delivery of the Corresponding Limited Recourse Trust Assets (which, in the case of a Recourse Event that is a Trigger Event, shall consist of the Common Shares issued in connection with the Trigger Event).

Following receipt of a notice of a Recourse Event, the Bank will take any necessary actions to cause the Limited Recourse Trustee to deliver the Corresponding Limited Recourse Trust Assets in respect of the Notes to the holders of Notes in accordance with the terms of the Limited Recourse Trust Declaration and the Indenture, provided that notwithstanding any other provision in the Indenture or the Limited Recourse Trust Declaration, the Bank reserves the right not to (a) deliver Common Shares or Series 33 Shares to any person whom the Bank or its transfer agent has reason to believe is an Ineligible Person or any person who, by virtue of that delivery, would become a Significant Shareholder or (b) record in its securities register a transfer or issue of Common Shares or Series 33 Shares to any person whom the Bank or its transfer agent has reason to believe is an Ineligible Government Holder based on a declaration submitted to the Bank or its transfer agent by or on behalf of such person. In such circumstances, the Bank or its transfer agent will hold, as agent for such persons, the Common Shares or Series 33 Shares that would have otherwise been delivered to such persons and will attempt to facilitate the sale of such Common Shares or Series 33 Shares to parties other than the Limited Recourse Trust and the Bank and its affiliates on behalf of such persons through a registered dealer to be retained by the Bank on behalf of such persons. Those sales (if any) may be made at any time and at any price. The Bank shall not be subject to any liability for failure to sell any such Common Shares or Series 33 Shares on behalf of such persons or at any particular price on any particular day. The net proceeds received by the Bank or its transfer agent from the sale of any such Common Shares or Series 33 Shares will be delivered to any such person, after deducting the costs of sale and any applicable withholding taxes.

For purposes of the foregoing:

•

“Ineligible Government Holder” means any person who is the federal or a provincial government in Canada or agent or agency thereof, or the government of a foreign country or any political subdivision of a foreign country, or any agent or agency of a foreign government, in each case to the extent that the recording in the Bank’s securities register of a transfer or issue of any share of the Bank to such person would cause the Bank to contravene the Bank Act.

•

“Ineligible Person” means (i) any person whose address is in, or whom the Bank or its transfer agent has reason to believe is a resident of, any jurisdiction outside of Canada or the United States to the extent that the issuance by the Bank or delivery by the Trustees or the transfer agent to such person of

Series 33 Shares or Common Shares upon a Contingent Conversion (A) would require the Bank to take any action to comply with securities, banking or analogous laws of such jurisdiction, or (B) would give rise to a liability for withholding tax in connection with such issuance or delivery, or (ii) any person to the extent that the issuance by the Bank or delivery by the Trustees or the transfer agent to such person of Series 33 Shares or Common Shares upon a Contingent Conversion would cause the Bank to be in violation of any law to which the Bank is subject.

•

“Significant Shareholder” means any person who beneficially owns, directly or indirectly through entities controlled by such person or persons associated with or acting jointly or in concert with such person (as determined in accordance with the Bank Act), shares of any class of the Bank in excess of a specified percentage of the total number of outstanding shares of that class in contravention of the Bank Act.

Subject to the foregoing restrictions regarding Ineligible Persons, Significant Shareholders and Ineligible Government Holders, (i) if the Corresponding Limited Recourse Trust Assets consist of Series 33 Shares at the time a Recourse Event occurs, the Limited Recourse Trustee will deliver to each Noteholder one Series 33 Share for each US$1,000 principal amount of Notes held, which shall be applied to the payment of the principal amount of the Notes, and such delivery of Series 33 Shares will exhaust all remedies of each Noteholder against the Bank for repayment of the principal amount of the Notes and any accrued but unpaid interest thereon then due and payable, and (ii) upon the occurrence of a Recourse Event that is a Trigger Event, each Noteholder will be entitled to such holder’s proportionate share of the Corresponding Limited Recourse Trust Assets and the Limited Recourse Trustee will deliver to each Noteholder that Noteholder’s proportionate share of the Common Shares issued in connection with the Trigger Event (other than any Dividend Common Shares), and such delivery of Common Shares will exhaust each holder’s remedies against the Bank for repayment of the principal amount of the Notes and any accrued but unpaid interest thereon then due and payable. The number of Common Shares issuable in connection with the Trigger Event will be calculated based on a Share Value of US$1,000. Notwithstanding the foregoing or anything else in this prospectus supplement, upon a Recourse Event that is a Trigger Event, a Noteholder shall not be entitled to receive any of the Common Shares issued to the Limited Recourse Trustee in respect of the portion of the Share Value equal to any declared and unpaid dividends (such Common Shares, the “Dividend Common Shares”), which Dividend Common Shares shall not be delivered to holders of Notes and will either be retained by the Limited Recourse Trustee or sold by the Limited Recourse Trust with the proceeds distributed to the Bank. Because of the Dividend Waiver the Bank does not expect the Contingent Conversion formula described below to result in the issuance of any Dividend Common Shares in connection with a Recourse Event that is a Trigger Event.

By acquiring any Note, each holder irrevocably acknowledges and agrees with, and for the benefit of, the Bank and the Trustees that the delivery of such holder’s proportionate share of the Corresponding Limited Recourse Trust Assets to such holder shall exhaust all remedies of such holder against the Bank under the Notes, including in connection with any event of default. All claims of a holder of the Notes against the Bank shall be extinguished upon receipt by such holder of such holder’s proportionate share of the Corresponding Limited Recourse Trust Assets. If the Bank does not deliver, or fails to cause the Limited Recourse Trustee to deliver, a holder’s proportionate share of the Corresponding Limited Recourse Trust Assets to such holder, the sole remedy of such holder for any claims against the Bank shall be recourse to such holder’s proportionate share of the Corresponding Limited Recourse Trust Assets. The delivery of the Corresponding Limited Recourse Trust Assets to the Noteholders shall be applied to the payment of the principal amount of the Notes and will extinguish all claims of such holder against the Bank for repayment of the principal amount of the Notes and any accrued and unpaid interest thereon when due and payable. In case of any shortfall resulting from the value of the Corresponding Limited Recourse Trust Assets being less than the principal amount of, and any accrued and unpaid interest on, the Notes, all losses arising from such shortfall shall be borne by the Noteholders.

The Bank has entered into an agreement with the Limited Recourse Trustee (the “TD Indemnity Agreement”) to indemnify the Limited Recourse Trustee against certain claims, liabilities, losses and damages suffered by the Limited Recourse Trustee in connection with acting as trustee of the Limited Recourse Trust. The

Limited Recourse Trustee will agree to exercise and exhaust all its remedies against the Bank under the TD Indemnity Agreement prior to exercising any rights of indemnity under the Limited Recourse Trust Declaration. Provided that the Limited Recourse Trustee has so exercised and exhausted its rights under the TD Indemnity Agreement, the Limited Recourse Trustee will be indemnified and saved harmless out of the Corresponding Limited Recourse Trust Assets from and against all claims, liabilities, losses, damages, penalties, actions, suits, demands, levies, expenses and disbursements including, without limitation, any and all reasonable legal and adviser fees and disbursements, whether groundless or otherwise, including costs (including legal costs on a solicitor and client basis), charges and expenses in connection therewith, brought, commenced or prosecuted against it for or in respect of any act, deed, matter or thing whatsoever made, done, acquiesced in or omitted in or about or in relation to the execution of its duties as Limited Recourse Trustee and also from and against all other costs (including legal costs on a solicitor and client basis), charges, and expenses which it sustains or incurs in or about or in relation to the affairs of the Limited Recourse Trust, except such as may be incurred as a result of the willful misconduct, gross negligence, fraud or bad faith of the Limited Recourse Trustee.

The Limited Recourse Trustee has entered into an agreement (as amended from time to time) (the “Administration Agreement”) with the Bank pursuant to which the Limited Recourse Trustee has appointed the Bank to provide services on behalf of the Limited Recourse Trustee, subject to the direction and control of the Limited Recourse Trustee, in relation to the administration of the Limited Recourse Trust. The Bank, in its role as administrative agent under the Administration Agreement (the “Administrative Agent”), will administer on behalf of and for the account of the Limited Recourse Trust the activities of the Limited Recourse Trust in connection with the direct or indirect acquisition, administration and management by the Limited Recourse Trustee of the assets of the Limited Recourse Trust. The Administrative Agent may, from time to time, delegate or sub-contract all or a portion of its obligations under the Administration Agreement to one or more persons. The Administrative Agent will not, in connection with the delegation or sub-contracting of any of such obligations, be discharged or relieved in any respect from its obligations under the Administration Agreement. The Administrative Agent will not receive a fee from the Limited Recourse Trustee for performing its obligations under the Administration Agreement.

The Administrative Agent’s rights and obligations under the Administration Agreement will terminate if the Administrative Agent receives a termination notice in writing from the Limited Recourse Trustee or the Limited Recourse Trustee receives a termination notice in writing from the Administrative Agent, in each case at least 20 business days prior to the last business day of a month, in which case the Administration Agreement will terminate on the last day of that month. Notwithstanding the foregoing, the Administrative Agent will not be permitted to resign until a replacement administrative agent has been appointed and has entered into an administration agreement whereby the replacement administrative agent will assume, in all material respects, the obligations of the Administrative Agent under the Administration Agreement.

Payment of Additional Amounts

All payments of principal and interest in respect of the Notes by the Bank will be made without the Bank making any withholding of or deduction for, or on account of, any present or future taxes, duties, assessments or governmental charges of whatever nature (“Taxes”), unless the withholding or deduction of such Taxes is required or authorized by law or the administration thereof. In the event withholding or deduction of such Taxes is required or authorized by law or the administration thereof, the Bank will, subject to certain exceptions and limitations set forth below, pay such additional amounts (“Additional Amounts”) to the holder or beneficial owner of any Notes as may be necessary in order that every net payment of the principal of and interest on such Notes, after any withholding or deduction for Taxes imposed or levied by or on behalf of Canada or any political subdivision or taxing authority thereof or therein having the power to tax (each a “Taxing Jurisdiction”) (and Taxes imposed or levied by a Taxing Jurisdiction on such Additional Amounts), will not be less than the amount such holder or beneficial owner would have received if such Taxes imposed or levied by or on behalf of a Taxing

Jurisdiction had not been withheld or deducted. The Bank will not, however, be required to make any payment of Additional Amounts to any holder or beneficial owner for or on account of:

•

any Taxes that would not have been so imposed but for a present or former connection (including, without limitation, carrying on business in a Taxing Jurisdiction or having a permanent establishment or fixed base in a Taxing Jurisdiction) between such holder or beneficial owner of a Note (or between a fiduciary, settlor, beneficiary, member or shareholder of, or possessor of power over, such holder or beneficial owner, if such holder or beneficial owner is an estate, trust, partnership, limited liability company or corporation) and a Taxing Jurisdiction, other than merely holding such Note or receiving payments with respect to such Note;

•	any estate, inheritance, gift, sales, transfer or personal property Tax or any similar Tax with respect to a Note;

•

any Tax imposed by reason that such holder or beneficial owner of a Note or other person or partnership that receives payments or is entitled to payments on the Note (i) does not deal at arm’s length within the meaning of the Tax Act with the Bank, (ii) is, or does not deal at arm’s length with any person who is, a “specified shareholder” of the Bank for purposes of the thin capitalization rules in the Tax Act, or (iii) is an entity in respect of which the Bank is a “specified entity” as defined in the Tax Act with respect to “hybrid mismatch arrangements”;

•	any Tax that is levied or collected otherwise than by withholding from payments on or in respect of a Note;

•	any Tax required to be withheld by any paying agent from any payment on a Note, if such payment can be made without such withholding by at least one other paying agent;

•

any Tax that would not have been imposed but for the failure of a holder or beneficial owner of a Note to comply with certification, identification, declaration, information or other reporting requirements, if such compliance is required by a Taxing Jurisdiction (including where required by statute, treaty, regulation or administrative pronouncement) as a precondition to relief or exemption from such Tax;

•

any Tax which would not have been imposed but for the presentation of a Note (where presentation is required) for payment on a date more than 30 days after (i) the date on which such payment became due and payable or (ii) the date on which payment thereof is duly provided for, whichever occurs later;

•

any withholding or deduction imposed pursuant to (i) Sections 1471 to 1474 of the U.S. Internal Revenue Code of 1986, as amended (the “Code,” and such Sections of the Code, “FATCA”), or any successor version thereof, or any similar legislation imposed by any other governmental authority, (ii) any treaty, law, regulation or other official guidance enacted by Canada implementing FATCA or an intergovernmental agreement with respect to FATCA or any similar legislation imposed by any other governmental authority, or (iii) any agreement between the Bank and the United States or any authority thereof implementing FATCA; or

•	any combination of the items listed above;

nor shall Additional Amounts be paid with respect to any payment on a Note to a holder who is a fiduciary or partnership or any person other than the sole beneficial owner of such payment to the extent a beneficiary or settlor with respect to such fiduciary, a member of such partnership or such beneficial owner would not have been entitled to the Additional Amounts had such beneficiary, settlor, member or beneficial owner held its interest in the Note directly.

In addition, no Additional Amounts will be payable under the provisions described above to any holder or beneficial owner of a Note on account of Taxes that are in excess of the Taxes that would have been imposed if, at all relevant times, such holder or beneficial owner of a Note were a resident of the United States for purposes of, and was entitled to all of the benefits of, the United States-Canada Income Tax Convention (1980), as amended, including any protocols thereto. As a result of the limitation on the payment of Additional Amounts discussed in the preceding sentence, the Additional Amounts received by certain holders or beneficial owners of

Notes may be less than the amount of Canadian taxes withheld or deducted and, accordingly, the net amount received by such holders or beneficial owners of Notes will be less than the amount such holders or beneficial owners would have received had there been no such withholding or deduction in respect of Canadian taxes.

All references in this prospectus supplement to principal or interest in respect of the Notes shall be deemed to include all Additional Amounts, if any, payable in respect of such principal or interest, unless the context otherwise requires.

Redemption

Redemption at the Option of the Bank

The Bank may, at its option, with the prior written approval of the Superintendent, and without the consent of the Noteholders, redeem the Notes in cash, in whole or in part, on not less than 10 days’ and not more than 60 days’ prior written notice to the registered Noteholders, on the Initial Reset Date and each Optional Redemption Date thereafter, at a redemption price which is equal to the aggregate of (i) the principal amount of the Notes to be redeemed, and (ii) any accrued and unpaid interest on such Notes up to but excluding the date of redemption.

In cases of partial redemption, if the Notes to be redeemed are held in certificated form, the Notes will be selected by the Trustees by lot; provided that any notes to be redeemed held through DTC shall be selected in accordance with the policies and procedures of DTC. The Trustees shall have no responsibility in determining or calculating the redemption price.

Redemption for Capital or Tax Reasons

The Bank may, at its option, with the prior written approval of the Superintendent and without the consent of the Noteholders, redeem all (but not less than all) of the Notes at any time on not less than 10 days’ and not more than 60 days’ prior written notice following a Special Event Date. Any such redemption may not occur before the relevant Regulatory Event Date or Tax Event Date, but may occur on or after such Regulatory Event Date or Tax Event Date, as the case may be; provided, in regard to a redemption pursuant to a Regulatory Event Date, the redemption must occur within 90 days following such Regulatory Event Date.

A “Regulatory Event Date” means the date specified in a letter from the Superintendent to the Bank on which the Notes will no longer be recognized in full as eligible “Additional Tier 1” capital or will no longer be eligible to be included in full as risk-based “Total Capital” on a consolidated basis, in each case under the CAR Guideline for banks as interpreted by the Superintendent.

A “Tax Event Date” means the date on which the Bank has received an opinion of independent counsel of a nationally recognized law firm in Canada experienced in such matters (who may be counsel to the Bank or the Limited Recourse Trust) to the effect that,

(i) as a result of: (A) any amendment to, clarification of, or change (including any announced prospective change) in, the laws, or any regulations thereunder, or any application or interpretation thereof, of Canada or any political subdivision or taxing authority thereof or therein, affecting taxation, (B) any judicial decision, administrative pronouncement, published or private ruling, regulatory procedure, rule, notice, announcement, assessment or reassessment (including any notice or announcement of intent to adopt or issue such decision, pronouncement, ruling, procedure, rule, notice, announcement, assessment or reassessment) (collectively, an “Administrative Action”), or (C) any amendment to, clarification of, or change (including any announced prospective change) in, the official position with respect to or the interpretation of any Administrative Action or any interpretation or pronouncement that provides for a position with respect to such Administrative Action that differs from the theretofore generally accepted position, in each of case (A), (B) or (C), by any legislative body, court, governmental authority or agency, regulatory body or taxing authority in Canada, irrespective of the manner in which such amendment, clarification, change, Administrative Action, interpretation or pronouncement is made known, which amendment, clarification, change or Administrative Action is effective or which interpretation, pronouncement or Administrative Action is announced on or after the date of issue of the Notes, there is more than an insubstantial risk (assuming any proposed or announced amendment, clarification, change, interpretation, pronouncement or Administrative Action is effective and applicable) that: (I) the Bank or the Limited Recourse Trust is, or may be, subject to more than a de minimis amount of additional taxes, duties or other governmental charges or civil liabilities because the treatment of any of its items of income, taxable income, expense, taxable capital or taxable paid-up capital with respect to the Notes (including the treatment by the Bank of interest on the Notes) or the treatment of the Notes or the Series 33 Shares (including dividends thereon) or other assets of the Limited Recourse Trust or the Limited Recourse Trust, as or as would be reflected in any tax return or form filed, to be filed, or otherwise could have been filed, will not be respected by a taxing authority, or (II) the Limited Recourse Trust is, or will be, subject to more than a de minimis amount of taxes, duties or other governmental charges or civil liabilities; or

(ii) (A) as a result of any change (including any announced prospective change) in or amendment to the laws or treaties (or any rules, regulations, rulings or administrative pronouncements thereunder) of Canada or of any political subdivision or taxing authority thereof or therein affecting taxation, or any change in official position regarding the application or interpretation of such laws, treaties, rules, regulations, rulings or administrative pronouncements (including a holding by a court of competent jurisdiction), which change or amendment is announced or becomes effective on or after the date of issue of the Notes, the Bank (or its successor) has or will become obligated to pay, on the next succeeding date on which interest is due, Additional Amounts on the Notes (assuming, in the case of any announced prospective change, that such announced change will become effective as of the date specified in such announcement and in the form announced); or (B) on or after the date of issue of the Notes, any action has been taken by any taxing authority of, or any decision has been rendered by a court of competent jurisdiction in, Canada or any political subdivision or taxing authority thereof or therein, including any of those actions specified in clause (ii)(A) above, whether or not such action was taken or decision was rendered with respect to the Bank (or its successor), or any change, amendment, application or interpretation shall be officially proposed, which, in any such case, will result in the Bank (or its successor) becoming obligated to pay, on the next succeeding date on which interest is due, Additional Amounts on the Notes (assuming, in the case of any announced prospective change, that such announced change will become effective as of the date specified in such announcement and in the form announced); and, in any such case of clauses (ii)(A) or (B), the Bank (or its successor), in its business judgment, determines that such obligation cannot be avoided by the use of reasonable measures available to it (or its successor). For the avoidance of doubt, reasonable measures do not include a change in the terms of the Notes or a substitution of the debtor.

If the Bank redeems the Notes because of the occurrence of a Regulatory Event Date or Tax Event Date, the Bank will do so at the Redemption Price.

Automatic Redemption on Redemption of Series 33 Shares

Upon redemption by the Bank of the Series 33 Shares held in the Limited Recourse Trust in accordance with the terms of such shares (the “Preferred Share Redemption”) on any date other than the Maturity Date, outstanding Notes with an aggregate principal amount equal to the aggregate face amount of Series 33 Shares redeemed by the Bank pursuant to the Preferred Share Redemption, shall automatically and immediately be redeemed, for a cash amount equal to the Redemption Price, on a full and permanent basis, without any action on the part of, or the need for consent from, the holders of such Notes. Unless otherwise satisfied, the Limited Recourse Trust shall be required to apply the proceeds from the redemption of the Series 33 Shares held by the Limited Recourse Trustee towards payment of such Redemption Price and the Bank shall be required to fund the balance. For certainty, to the extent that, in accordance with the terms of the Indenture, the Bank has immediately prior to or concurrently with such redemption of Series 33 Shares redeemed or purchased for cancellation outstanding Notes with an aggregate principal amount equal to the aggregate face amount of Series 33 Shares being redeemed, such requirement to redeem a corresponding number of Notes shall be deemed satisfied. See

“Description of Series 33 Shares—Redemption” below for a description of the circumstances under which the Series 33 Shares may be redeemed by the Bank.

The Bank will not redeem the Notes under any circumstances if such redemption would, directly or indirectly, result in the Bank’s breach of any provision of the Bank Act or the CAR Guideline.

As a result of the redemption provisions applicable to the Series 33 Shares and the Notes, the Limited Recourse Trustee will, at all times prior to a Recourse Event, hold one Series 33 Share for each US$1,000 principal amount of Notes outstanding.

Any Notes redeemed by the Bank shall be cancelled and may not be reissued.

Open Market Purchases

The Indenture will provide that the Bank may, subject to the prior written approval of the Superintendent, purchase Notes, in whole or in part, by tender offer, open market purchases, negotiated transactions or otherwise in accordance with applicable securities laws and regulations, so long as such acquisition does not otherwise violate the terms of the Indenture, upon such terms and at such prices as the Bank may determine. All Notes that are purchased by the Bank will be cancelled and will not be reissued. Notwithstanding the foregoing, any subsidiary of the Bank may purchase Notes in the ordinary course of its business of dealing in securities.

No Restriction on Other Indebtedness

The Bank may create, issue or incur any other Indebtedness which, in the event of the insolvency or winding-up of the Bank, would rank in right of payment in priority to, equally with, or subordinate to the Notes.

Consolidation, Merger, Sale or Conveyance

Under the Indenture, the Bank may merge or consolidate with any other person or sell, lease or convey all or substantially all of our assets to any other person, only if certain conditions are met, as described in “Description of the Debt Securities—Merger, Consolidation, Sale, Lease or Conveyance” in the accompanying base prospectus.

Modification

There are three categories of changes the Bank can make to the Indenture and the Notes, each of which is described in the section “Description of the Debt Securities—Modification of the Indenture” in the accompanying base prospectus. In addition, (i) a modification of certain provisions of the Limited Recourse Trust Declaration requires the specific approval of each holder of the Notes and (ii) any modification to the Indenture or the Notes in a manner that would affect the regulatory capital classification afforded to the Notes from time to time for capital adequacy requirements pursuant to the Bank Act and the regulations and guidelines thereunder, including the CAR Guideline, will require the prior written approval of the Superintendent.

The Trustees

Computershare Trust Company, National Association serves as U.S. trustee for the Notes, acting through its corporate trust office at 150 Royall Street, Canton, Massachusetts, 02021.

Computershare Trust Company of Canada serves as Canadian trustee for the Notes and the Limited Recourse Trustee, acting through its corporate trust office at 100 University Avenue, 8th Floor, Toronto, Ontario, M5J 2Y1.

DESCRIPTION OF SERIES 33 SHARES

Set forth below is a summary of the material terms of the Series 33 Shares. The following summary is not complete and is qualified in its entirety by the Bank Act, the Bank’s By-laws and the actual terms and conditions of the Series 33 Shares.

Prior to the closing of the offering of the Notes, the Series 33 Shares will be issued as a series of Class A First Preferred Shares of the Bank to the Limited Recourse Trustee to be held in accordance with the terms of the Limited Recourse Trust Declaration. See “Description of Common Shares and Preferred Shares” in the accompanying base prospectus.

The Series 33 Shares will be governed by, and construed in accordance with, the laws of Canada.

Defined Terms

The following definitions are relevant to the Series 33 Shares:

“Annual Fixed Dividend Rate” means, for any Subsequent Fixed Rate Period, the rate (expressed as a percentage rate rounded down to the nearest one hundred–thousandth of one percent (with 0.000005% being rounded up)) equal to the sum of the U.S. Treasury Rate on the applicable Fixed Rate Calculation Date plus  %.

“Fixed Period End Date” means the Initial Reset Date and each October 31 every fifth year thereafter.

“Fixed Rate Calculation Date” means, for any Subsequent Fixed Rate Period, the business day prior to the first day of such Subsequent Fixed Rate Period.

“Initial Annual Fixed Dividend Rate” means, for the Initial Fixed Rate Period, the rate equal to the interest rate per annum on the Notes in effect on the date of issue of the Notes.

“Subsequent Fixed Rate Period” means the period from and including the Initial Reset Date to, but excluding, the next Fixed Period End Date and each five-year period thereafter from and including such Fixed Period End Date to, but excluding, the next Fixed Period End Date.

Face Amount

The face amount per Series 33 Share is US$1,000.

Dividends

During the Initial Fixed Rate Period, the holders of the Series 33 Shares will be entitled to receive fixed rate non-cumulative preferential cash dividends, as and when declared by the board of directors, subject to the provisions of the Bank Act, payable quarterly on January 31, April 30, July 31 and October 31 in each year, in an amount per share per annum determined by multiplying the applicable Initial Annual Fixed Dividend Rate by US$1,000 (or if then held by the Limited Recourse Trust, the Canadian Dollar Equivalent of US$1,000); provided that, whenever it is necessary to compute any dividend amount in respect of the Series 33 Shares for a period of less than one full quarterly dividend period, such dividend amount shall be calculated on the basis of the actual number of days in the period and a year of 365 days.

During each Subsequent Fixed Rate Period, the holders of the Series 33 Shares will be entitled to receive fixed rate non-cumulative preferential cash dividends, as and when declared by the board of directors, subject to the provisions of the Bank Act, payable quarterly on January 31, April 30, July 31 and October 31 in each year, in an amount per share per annum determined by multiplying the Annual Fixed Dividend Rate applicable to such Subsequent Fixed Rate Period by US$1,000 (or if then held by the Limited Recourse Trust, the Canadian Dollar Equivalent of US$1,000).

The Bank will determine the Annual Fixed Dividend Rate applicable to a Subsequent Fixed Rate Period on the Fixed Rate Calculation Date. Such determination will, in the absence of manifest error, be final and binding upon the Bank and all holders of Series 33 Shares. The Bank will, on the relevant Fixed Rate Calculation Date, give notice of the Annual Fixed Dividend Rate for the ensuing Subsequent Fixed Rate Period to the registered holders of Series 33 Shares.

If the board of directors does not declare a dividend, or any part thereof, on the Series 33 Shares on or before the dividend payment date therefor, then the rights of the holders of the Series 33 Shares to such dividend, or to any part thereof, will be extinguished.

The Bank is restricted under the Bank Act from paying dividends on the Series 33 Shares in certain circumstances. See “Description of Common Shares and Preferred Shares—Limitations Affecting Holders of Common Shares and Preferred Shares—Bank Act Restrictions and Restrictions on Payment of Dividends” in the accompanying base prospectus.

The Limited Recourse Trustee, as trustee of the Limited Recourse Trust, will, by written notice, provide to the Bank a waiver immediately following the issue of the Series 33 Shares to the Limited Recourse Trustee of its right to receive any and all dividends on the Series 33 Shares during the period from and including the date of the waiver to and including the earlier of (i) the date upon which the Limited Recourse Trustee, as trustee, provides, by written notice, a revocation of such waiver to the Bank; and (ii) the date upon which the Limited Recourse Trustee is no longer a registered holder of the Series 33 Shares (the “Dividend Waiver”). Accordingly, no dividends are expected to be declared or paid on the Series 33 Shares while the Series 33 Shares are held by the Limited Recourse Trustee. The Dividend Waiver is applicable to the Limited Recourse Trustee and will not bind a subsequent holder of the Series 33 Shares. The Bank will provide a covenant to the Limited Recourse Trustee that, at any time while the Series 33 Shares are held by the Limited Recourse Trustee and the Dividend Waiver is no longer in effect, if the Bank does not declare and pay dividends in full on the Series 33 Shares, the Bank will not declare or pay cash dividends on any of its other outstanding series of Class A First Preferred Shares.

Redemption

Except as noted below, the Series 33 Shares will not be redeemable prior to the Initial Reset Date. Subject to the provisions of the Bank Act (see “Description of Common Shares and Preferred Shares—Limitations Affecting Holders of Common Shares and Preferred Shares—Bank Act Restrictions and Restrictions on Payment of Dividends” in the accompanying base prospectus), the consent of the Superintendent and the provisions described below under “—Restriction on Dividends and Retirement of Shares”, on the Initial Reset Date and each Optional Redemption Date thereafter, the Bank may redeem all, or any part, of the outstanding Series 33 Shares, at the Bank’s option without the consent of the holder, by the payment in cash of a sum per share equal to US$1,000 (or if then held by the Limited Recourse Trust, the Canadian Dollar Equivalent of US$1,000) together with any declared and unpaid dividends (of which none are expected for so long as the Series 33 Shares are held by the Limited Recourse Trustee) up to, but excluding, the date fixed for redemption.

When the Series 33 Shares are held by the Limited Recourse Trust, upon the occurrence of a Special Event Date, with the prior written approval of the Superintendent, the Bank may, at its option, at any time following a Special Event Date, redeem the Series 33 Shares, in whole but not in part, by the payment of an amount in cash for each share redeemed of the Canadian Dollar Equivalent of US$1,000 plus any declared and unpaid dividends (of which none are expected for so long as the Series 33 Shares are held by the Limited Recourse Trustee) up to, but excluding, the date fixed for redemption (a “Special Event Redemption”), and, unless otherwise satisfied, apply, or cause the Limited Recourse Trustee to apply, the proceeds of such redemption towards the redemption of the Notes. “Special Event Date” means the occurrence of a Regulatory Event Date or a Tax Event Date, provided, in regard to a redemption pursuant to a Regulatory Event Date, the redemption must occur within 90 days following such Regulatory Event Date.

If at any time the Bank, with the prior written approval of the Superintendent, redeems Notes in accordance with their terms or purchases Notes, in whole or in part, by tender offer, open market purchases, negotiated transactions or otherwise, for cancellation, then the Bank shall, subject to the prior written approval of the Superintendent, redeem such number of Series 33 Shares with an aggregate face amount equal to the aggregate principal amount of Notes redeemed or purchased for cancellation by the Bank, by the payment of an amount in cash for each share redeemed of the Canadian Dollar Equivalent of US$1,000 plus any declared and unpaid dividends (of which none are expected for so long as the Series 33 Shares are held by the Limited Recourse Trustee) up to, but excluding the date fixed for redemption, and, unless otherwise satisfied, apply, or cause the Limited Recourse Trustee to apply, the proceeds of such redemption towards the purchase of the Notes.

Concurrently with or upon the maturity of the Notes, the Bank shall, subject to the prior written approval of the Superintendent, redeem all of the outstanding Series 33 Shares by the payment of an amount in cash for each share redeemed of the Canadian Dollar Equivalent of US$1,000 plus any declared and unpaid dividends (of which none are expected for so long as the Series 33 Shares are held by the Limited Recourse Trustee) up to, but excluding the date fixed for redemption, and, unless otherwise satisfied, apply, or cause the Limited Recourse Trustee to apply, the proceeds of such redemption towards the repayment of the aggregate principal amount of and any accrued and unpaid interest on the Notes and the Bank shall be required to fund the balance.

The Bank will give notice of any redemption to registered holders not more than 60 days and not less than 10 days prior to the redemption date.

As a result of the redemption provisions applicable to the Series 33 Shares and the Notes, the Limited Recourse Trustee will, at all times prior to a Recourse Event, hold one Series 33 Share for each US$1,000 principal amount of Notes outstanding.

Where a part only of the then outstanding Series 33 Shares is at any time to be redeemed, the Series 33 Shares will be redeemed pro rata disregarding fractions, or in such other manner as the board of directors of the Bank determines.

“Canadian Dollar Equivalent” means the Canadian dollar equivalent of U.S. dollars using the spot exchange rate as of 4:30 p.m. New York City time on     , 2025 (which is three business days after the date of this prospectus supplement).

Purchase for Cancellation

Subject to the provisions of the Bank Act, the provisions described below under “—Restriction on Dividends and Retirement of Shares” and the consent of the Superintendent the Bank may at any time, purchase for cancellation any of the Series 33 Shares in the open market at the lowest price or prices at which in the opinion of the board of directors such shares are obtainable.

Conversion Upon Occurrence of a Non-Viability Contingent Capital Trigger Event

Upon the occurrence of a Trigger Event, each outstanding Series 33 Share will automatically and immediately be converted, on a full and permanent basis, without the consent of the holder thereof, into the number of Common Shares determined by the following formula: (Multiplier x Share Value) ÷ Conversion Price (rounding down, if necessary, to the nearest whole number of Common Shares) (a “Contingent Conversion”). For the purposes of the foregoing:

“Common Share Price” means the volume weighted average per share trading price of the Common Shares on the TSX for the 10 consecutive Trading Day (as defined below) period ending on the Trading Day immediately before the occurrence of a Trigger Event, or if the Common Shares are not then listed on the TSX, the principal stock exchange on which the Common Shares are then listed or quoted (being the stock exchange with the greatest volume of trading in the Common Shares during the previous six months), or if such shares are not listed or quoted on any stock exchange, or if no such trading prices are available, the Floor Price.

“Conversion Price” means the greater of (i) the Common Share Price, and (ii) the Floor Price.

“Floor Price” means C$5.00, subject to adjustment in the event of (i) the issuance of Common Shares or securities exchangeable for or convertible into Common Shares to all or substantially all of the holders of the Common Shares as a stock dividend or similar distribution, (ii) the subdivision, redivision or change of the Common Shares into a greater number of shares, or (iii) the reduction, combination or consolidation of the Common Shares into a lesser number of shares. No adjustment of the Floor Price will be required if the amount of such adjustment will be less than 1% of the Floor Price in effect immediately prior to the event giving rise to the adjustment, provided, however, that in such case any adjustment that would otherwise be required then to be made will be carried forward and will be made at the time of and together with the next subsequent adjustment which, together with any adjustment so carried forward, will amount to at least 1% of the Floor Price.

“Multiplier” means 1.0.

“Share Value” means US$1,000 plus declared and unpaid dividends as at the date of the Trigger Event, expressed in Canadian dollars. In determining the Share Value of any Series 33 Share, the face amount thereof and any declared and unpaid dividends thereon shall be converted from U.S. dollars into Canadian dollars on the basis of the closing exchange rate between Canadian dollars and U.S. dollars (in Canadian dollars per U.S. dollar) reported by the Bank of Canada on the date immediately preceding the date of the Trigger Event (or if not available on such date, the date on which such closing rate was last available prior to such date). If such exchange rate is no longer reported by the Bank of Canada, the relevant exchange rate for calculating the Share Value in Canadian dollars shall be the simple average of the closing exchange rates between Canadian dollars and U.S. dollars (in Canadian dollars per U.S. dollar) quoted at approximately 4:00 p.m., New York City time, on such date by three major banks selected by the Bank. As a result of the Dividend Waiver, no declared and unpaid dividends are expected for so long as the Series 33 Shares are held by the Limited Recourse Trustee.

“Trading Day” means, with respect to any stock exchange or market, a day on which shares may be traded through the facilities of that stock exchange or market.

“Trigger Event” has the meaning set out in the CAR Guideline, Chapter 2–Definition of Capital, effective November 2023, as such term may be amended or superseded by OSFI from time to time, which term currently provides that each of the following constitutes a Trigger Event:

•

the Superintendent publicly announces that the Bank has been advised, in writing, that the Superintendent is of the opinion that the Bank has ceased, or is about to cease, to be viable and that, after the conversion or write-off, as applicable, of all contingent instruments (including the Series 33 Shares) and taking into account any other factors or circumstances that are considered relevant or appropriate, it is reasonably likely that the viability of the Bank will be restored or maintained; or

•

the federal or a provincial government in Canada publicly announces that the Bank has accepted or agreed to accept a capital injection, or equivalent support, from the federal government or any provincial government or political subdivision or agent or agency thereof without which the Bank would have been determined by the Superintendent to be non-viable.

Fractions of Common Shares will not be issued or delivered pursuant to a Contingent Conversion and no cash payment will be made in lieu of a fractional Common Share. Notwithstanding any other provision of the Series 33 Shares, the conversion of the Series 33 Shares in connection with a Contingent Conversion shall not be an event of default and the only consequence of a Trigger Event under the provisions of the Series 33 Shares will be the conversion of the Series 33 Shares into Common Shares.

In the event of a capital reorganization, consolidation, merger or amalgamation of the Bank or comparable transaction affecting the Common Shares, the Bank will take necessary action to ensure that holders of Series 33 Shares receive, pursuant to a Contingent Conversion, the number of Common Shares or other securities that such holders would have received if the Contingent Conversion occurred immediately prior to the record date for such event.

Right Not to Deliver Common Shares upon a Contingent Conversion

Upon a Contingent Conversion, the Bank reserves the right not to (a) deliver Common Shares issuable thereupon to any person whom the Bank or its transfer agent has reason to believe is an Ineligible Person or any person who, by virtue of the Contingent Conversion, would become a Significant Shareholder, or (b) record in its securities register a transfer or issue of Common Shares to any person whom the Bank or its transfer agent has reason to believe is an Ineligible Government Holder based on a declaration submitted to the Bank or its transfer agent by or on behalf of such person. In those circumstances, the Bank or its agent will hold, as agent of any such person, all or the relevant number of Common Shares otherwise to be delivered to such Ineligible Persons or persons who would become Significant Shareholders or registered to such Ineligible Government Holders, as the case may be, and the Bank or its agent will deliver such shares to a broker retained by the Bank for the purpose of selling such Common Shares to parties other than the Limited Recourse Trust and the Bank and its affiliates on behalf of any such person. Such sales (if any) will be made at such times and at such prices as the Bank (or its agent as directed by the Bank), in its sole discretion, may determine. Neither the Bank nor its agent will be subject to any liability for failure to sell any such Common Shares on behalf of any such person or at any particular price on any particular day. The net proceeds received by the Bank or its agent from the sale of any such Common Shares will be delivered to any such person, after deducting the costs of sale and any applicable withholding taxes.

Rights on Liquidation

In the event of the liquidation, dissolution or winding-up of the Bank or any distribution of assets of the Bank for the purpose of winding up its affairs (each of which is referred to herein as a “Liquidation”), whether voluntary or involuntary, provided that a Trigger Event has not occurred, holders of Series 33 Shares will be entitled to be paid and to receive US$1,000 (or if then held by the Limited Recourse Trust, the Canadian Dollar Equivalent of US$1,000) per share, together with the amount of declared and unpaid dividends (of which none are expected for so long as the Series 33 Shares are held by the Limited Recourse Trustee) at the time of the Liquidation payment, before any amount will be paid or any assets of the Bank distributed to the holders of the Common Shares or other shares ranking junior to the Series 33 Shares. Upon payment to the holders of Series 33 Shares of the amount so payable to them, they will not be entitled to share in any further distribution of the property or assets of the Bank. The Series 33 Shares will rank on parity with all other series of Class A First Preferred Shares of the Bank and in priority to the Common Shares with respect to the payment of dividends and on the distribution of assets in the event of a Liquidation. If a Trigger Event occurs, the rights on liquidation described above will not be relevant since all Series 33 Shares will be converted into Common Shares which will rank on parity with all other issued and outstanding Common Shares.

Restriction on Dividends and Retirement of Shares

So long as any of the Series 33 Shares are outstanding, the Bank shall not, without the approval of the holders of the Series 33 Shares:

•	declare any dividend on the Common Shares or any other shares of any class ranking junior to the Series 33 Shares (other than stock dividends on shares ranking junior to the Series 33 Shares);

•

redeem, purchase or otherwise retire any Common Shares or any other shares ranking junior to the Series 33 Shares (except out of the net cash proceeds of a substantially concurrent issue of shares ranking junior to the Series 33 Shares); or

•

redeem, purchase or otherwise retire (a) less than all the Series 33 Shares or (b) except pursuant to any purchase obligation, sinking fund, retraction privilege or mandatory redemption provisions attaching to any series of preferred shares of the Bank, any other shares ranking prior to or on a parity with the Series 33 Shares;

unless, in each case, all dividends on the Series 33 Shares up to and including those payable on the dividend payment date for the last completed period for which dividends shall be payable and in respect of which the rights of the holders thereof have not been extinguished or waived, and all dividends then accrued on all other shares ranking prior to or on a parity with the Series 33 Shares, have been declared and paid or set apart for payment.

Issue of Additional Series of Class A First Preferred Shares

The Bank may not, without the prior approval of the holders of the Class A First Preferred Shares (in addition to such approvals as may be required by the Bank Act or any other legal requirement), (a) create or issue any shares ranking in priority to the Class A First Preferred Shares, or (b) create or issue any additional series of Class A First Preferred Shares or any shares ranking pari passu with the Class A First Preferred Shares, unless at the date of such creation or issuance all cumulative dividends up to and including the last completed period for which such cumulative dividends shall be payable, shall have been declared and paid or set apart for payment in respect of each series of cumulative Class A First Preferred Shares then issued and outstanding and any declared and unpaid non-cumulative dividends shall have been paid or set apart for payment in respect of each series of non-cumulative Class A First Preferred Shares then issued and outstanding. Currently, there are no outstanding Class A First Preferred Shares which carry the right to cumulative dividends.

Conversion into Another Series of Class A First Preferred Shares or Subordinated Indebtedness

The Bank may at any time that the Series 33 Shares are not held by the Limited Recourse Trust, subject to the written approval of the Superintendent, (i) give the holders of Series 33 Shares the right, at their option, to convert such Series 33 Shares into a new series of Bank Securities, or (ii) require the holders of Series 33 Shares to convert such Series 33 Shares into a new series of Bank Securities. “Bank Securities” means, at the option of the Bank, either (A) Class A First Preferred Shares, or (B) a perpetual debt instrument constituting subordinated indebtedness of the Bank which would qualify as “Additional Tier 1” capital (or its then equivalent) under the then current capital adequacy requirements to which the Bank is subject.

Amendments to Series 33 Shares

The provisions attaching to the Series 33 Shares may not be deleted or varied without such approval as may then be required by the Bank Act, subject to a minimum requirement for approval by at least two-thirds of the votes cast at a meeting of the holders of the Series 33 Shares, duly called for the purpose or by the signature of the holders of at least two-thirds of the Series 33 Shares outstanding. In addition to the aforementioned approval, the Bank will not without, but may from time to time with, the prior written approval of the Superintendent, make any such deletion or variation which might affect the classification afforded to the Series 33 Shares from time to time for capital adequacy requirements pursuant to the Bank Act and the regulations and guidelines thereunder, including the CAR Guideline.

Voting Rights

Subject to the provisions of the Bank Act and as hereinafter provided, holders of the Series 33 Shares will not be entitled as such to receive notice of or to attend, or to vote at, any meeting of the shareholders of the Bank unless and until the time at which the board of directors of the Bank has not declared the whole dividend on the Series 33 Shares in respect of any quarterly period to which holders are entitled. Upon the occurrence of each such event, holders of the Series 33 Shares will be entitled to receive notice of, and to attend, all meetings of shareholders at which directors are to be elected and will be entitled to one vote for each Series 33 Share held. The voting rights of the holders of the Series 33 Shares will forthwith cease upon the first payment by the Bank of a dividend on the Series 33 Shares to which the holders are entitled subsequent to the time such voting rights arose. At such time as the rights of such holders to any undeclared dividends on the Series 33 Shares have again become extinguished, such voting rights will again become effective and so on from time to time. In connection with any action to be taken by the Bank which requires the approval of the holders of Series 33 Shares voting as a series or as part of the class, each such share will entitle the holder thereof to one vote.

For certainty, the Limited Recourse Trustee, as holder of the Series 33 Shares, will not be entitled to the voting rights described in the preceding paragraph at any time while the Dividend Waiver has been delivered to the Bank and not revoked. If the Dividend Waiver has been revoked and the Limited Recourse Trustee becomes entitled to voting rights, the Limited Recourse Trustee will exercise any voting rights in respect of the Series 33 Shares held by the Limited Recourse Trustee only as directed by the Bank, and the Bank will provide instructions as to the voting of Series 33 Shares only upon receiving directions from the Noteholders.

Tax Election

The Series 33 Shares will be “taxable preferred shares” as defined in the Tax Act for purposes of the tax under Part IV.1 of the Tax Act applicable to certain corporate holders of such shares. The terms of the Series 33 Shares will require the Bank to make the necessary election under Part VI.1 of the Tax Act so that corporate holders will not be subject to the tax under Part IV.1 of the Tax Act on dividends received (or deemed to be received) on the Series 33 Shares.

Bank Act Restrictions

The Bank reserves the right not to issue shares, including Series 33 Shares, to any person whose address is in, or whom the Bank or its transfer agent has reason to believe is a resident of, any jurisdiction outside Canada, to the extent that such issue would require the Bank to take any action to comply with the securities, banking or analogous laws of such jurisdiction. See also “Description of Common Shares and Preferred Shares—Limitations Affecting Holders of Common Shares and Preferred Shares—Bank Act Restrictions and Restrictions on Payment of Dividends” in the accompanying base prospectus.

Non-Business Days

In the event that any dividend is payable or any other action or payment is required to be taken or paid in respect of the Series 33 Shares on a day that is not a business day, then such dividend shall be payable or such other action or payment shall be taken or made on the immediately following business day unless the Bank determines to take such action or make such payment on the immediately preceding business day.

Additional Amounts

No additional amounts will be paid by the Bank on dividends paid or deemed to be paid on the Series 33 Shares.

DESCRIPTION OF COMMON SHARES

For a description of the terms of the Common Shares, see “Description of Common Shares and Preferred Shares—Common Shares” in the accompanying base prospectus.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

Prospective investors should refer to the section “Tax Consequences—United States Taxation” in the accompanying base prospectus for a discussion of the material U.S. federal income tax consequences to a U.S. Holder (as defined therein) of the ownership of the Bank’s debt securities and Common Shares. This section provides information that supplements the statements under “Tax Consequences—United States Taxation” in the accompanying base prospectus, and is subject to the same limitations and qualifications set forth therein. Capitalized terms used in this section but not defined in this prospectus supplement have the meanings given to them in the section “Tax Consequences—United States Taxation” in the accompanying base prospectus. In the event of any inconsistency between this section and the section “Tax Consequences—United States Taxation” in the accompanying base prospectus, you should rely on the information in this section.

Notes

Although the matter is not free from doubt, the Notes should be properly characterized as equity for U.S. federal income tax purposes, and the Bank intends to treat them as such. There is no authority, however, that addresses the U.S. federal income tax treatment of an instrument such as the Notes that is denominated as a subordinated debt instrument but that (i) has a term to maturity of sixty years, (ii) provides for holders to receive Series 33 Shares or Common Shares upon the occurrence of a Recourse Event and (iii) is subordinate in right of payment to the Bank’s deposit liabilities and other unsubordinated creditors. Therefore, there can be no assurance that the IRS will not treat the Notes as indebtedness for U.S. federal income tax purposes or assert some other alternative tax treatment, or that any alternative tax treatment, if successfully asserted by the IRS, would not have adverse U.S. federal income tax consequences to a holder of the Notes. The Bank’s treatment of the Notes as equity for U.S. federal income tax purposes is binding on all Noteholders unless a holder discloses on its U.S. federal income tax return that it is taking an inconsistent position. Due to the lack of authority regarding the characterization of the Notes for U.S. federal income tax purposes, U.S. Holders are urged to consult their own tax advisors regarding the appropriate characterization of the Notes and the tax consequences to them if the IRS were to successfully assert a characterization that differs from the Bank’s treatment of the Notes as equity for U.S. federal income tax purposes. The remainder of this section assumes that the Notes are characterized as equity for U.S. federal income tax purposes. If, however, the Notes were characterized as indebtedness for U.S. federal income tax purposes, the U.S. federal income tax consequences to a U.S. Holder with respect to the ownership of the Notes would generally be the consequences with respect to debt securities described in “Tax Consequences—United States Taxation” in the accompanying base prospectus.

Assuming the Notes are characterized as equity for U.S. federal income tax purposes (as discussed above), the U.S. federal income tax consequences to a U.S. Holder with respect to the ownership of the Notes will, subject to the discussion below, generally be the same as the consequences of the ownership of Common Shares, and the discussion in the section “Tax Consequences—United States Taxation” in the accompanying base prospectus should be read as if references to the “common shares” included the Notes. For these purposes, payments of interest on the Notes will generally be treated in the same manner as distributions on Common Shares therein described, and thus interest payments on the Notes that are treated as dividends for U.S. federal income tax purposes may, subject to applicable limitations (including a minimum holding period requirement), be eligible for treatment as “qualified dividend income” in the case of non-corporate U.S. Holders (as described in “Tax Consequences—United States Taxation—Common Shares—Dividends” in the accompanying base prospectus). U.S. Holders should consult their own tax advisors regarding special rules that may apply in determining their holding period for the Notes.

Interest payments on the Notes that are treated as dividends and that exceed certain thresholds in relation to a U.S. Holder’s tax basis in the Notes could be characterized as “extraordinary dividends” under the Code. A non-corporate U.S. Holder that receives an extraordinary dividend will be required to treat any loss on the sale, exchange or other taxable disposition of the Notes as a long-term capital loss to the extent of the extraordinary dividends such U.S. Holder received that were treated as qualified dividend income.

Because the Notes will not be listed on any securities exchange, if the Bank is a passive foreign investment company (a “PFIC”) for any taxable year during which a U.S. Holder holds Notes, the U.S. Holder generally will not be eligible to make the mark-to-market election described under “Tax Consequences—United States Taxation—Common Shares—Passive Foreign Investment Company” in the accompanying base prospectus.

Upon a redemption of the Notes for cash, a U.S. Holder will be treated as if such holder sold its Notes (generally with the consequences described under “Tax Consequences—United States Taxation—Common Shares—Sale, Exchange or Other Taxable Disposition of Common Shares” in the accompanying base prospectus, although any amounts received that are attributable to accrued and unpaid interest may be taxable as described under “Tax Consequences—United States Taxation—Common Shares—Dividends” in the accompanying base prospectus) if the redemption (i) results in a complete termination of the U.S. Holder’s equity interest in the Bank (including Notes that are treated as equity for U.S. federal income tax purposes) or (ii) is not essentially equivalent to a dividend with respect to the U.S. Holder. In determining whether any of these tests has been met, Notes or other shares of stock considered to be owned by such U.S. Holder by reason of certain constructive ownership rules set forth in Section 318 of the Code, as well as Notes or shares actually owned, must be taken into account. If a redemption does not meet any of the tests described above, the cash received by a U.S. Holder would be treated in the same manner as a distribution on Common Shares (generally with the consequences described under “Tax Consequences—United States Taxation—Common Shares—Dividends” in the accompanying base prospectus). Any such amount that is treated as a dividend for U.S. federal income tax purposes may, subject to applicable limitations (including a minimum holding period requirement), be eligible for treatment as “qualified dividend income” in the case of non-corporate U.S. Holders (as described in “Tax Consequences—United States Taxation—Common Shares—Dividends” in the accompanying base prospectus). U.S. Holders should consult their own tax advisors regarding special rules that may apply in determining their holding period for the Notes.

Upon the occurrence of a Recourse Event, the delivery of Series 33 Shares or Common Shares in satisfaction of the Notes should generally be treated as a non-recognition event for U.S. federal income tax purposes. Thus, a U.S. Holder should generally recognize no gain or loss upon the receipt of Series 33 Shares or Common Shares in satisfaction of the Notes. The U.S. Holder’s aggregate tax basis in any Series 33 Shares or Common Shares received should generally be equal to such holder’s aggregate tax basis in the Notes, and such holder’s holding period in the Series 33 Shares or Common Shares should generally include the holding period of the Notes.

Series 33 Shares

The section “Tax Consequences—United States Taxation” in the accompanying base prospectus summarizes the material U.S. federal income tax consequences to a U.S. Holder with respect to the ownership of Common Shares. The U.S. federal income tax consequences to a U.S. Holder with respect to the ownership of Series 33 Shares received pursuant to a Recourse Event will, subject to the discussion below, generally be the same as the consequences of the ownership of Common Shares, and the discussion in the section “Tax Consequences—United States Taxation” in the accompanying base prospectus should be read as if references to the “common shares” included the Series 33 Shares. This section does not address any U.S. federal income tax considerations relating to Bank Securities into which the Series 33 Shares may be converted.

If a U.S. Holder is eligible for a reduced rate of Canadian withholding tax on dividends on the Series 33 Shares under the United States-Canada Income Tax Convention (1980), as amended (the “Convention”) (i.e., a rate that is lower than the Canadian statutory rate), such U.S. Holder will only be eligible for a foreign tax credit for such taxes withheld at the reduced Convention rate, and not for any taxes withheld in excess of such rate. In addition, Treasury Regulations addressing foreign tax credits (the “Foreign Tax Credit Regulations”) impose additional requirements for foreign taxes to be eligible for a foreign tax credit, and there can be no assurance that those requirements will be satisfied with respect to any Canadian withholding taxes if a U.S. Holder does not elect to apply the benefits of the Convention. The Department of the Treasury and the IRS are considering proposing amendments to the Foreign Tax Credit Regulations. In addition, notices from the IRS provide temporary relief by allowing taxpayers that comply with applicable requirements to apply many aspects of the foreign tax credit regulations as they previously existed (before the release of the current Foreign Tax Credit Regulations) for taxable years ending before the date that a notice or other guidance withdrawing or modifying the temporary relief is issued (or any later date specified in such notice or other guidance). Instead of claiming a foreign tax credit, a U.S. Holder may be able to claim a deduction for any Canadian income tax withheld from dividends on the Series 33 Shares, subject to generally applicable limitations under U.S. federal income tax law (including that a U.S. Holder is not eligible for a deduction for otherwise creditable foreign income taxes paid or accrued in a taxable year if such U.S. Holder claims a foreign tax credit for any foreign income taxes paid or accrued in the same taxable year).

Dividends that exceed certain thresholds in relation to a U.S. Holder’s tax basis in the Series 33 Shares could be characterized as “extraordinary dividends” under the Code. A non-corporate U.S. Holder that receives an extraordinary dividend will be required to treat any loss on the sale, exchange or other taxable disposition of the Series 33 Shares as a long-term capital loss to the extent of the extraordinary dividends such U.S. Holder received that were treated as qualified dividend income.

Because the Series 33 Shares will not be listed on any securities exchange, if the Bank is a PFIC for any taxable year during which a U.S. Holder holds Series 33 Shares, the U.S. Holder generally will not be eligible to make the mark-to-market election described under “Tax Consequences—United States Taxation—Common Shares—Passive Foreign Investment Company” in the accompanying base prospectus.

Upon a redemption of the Series 33 Shares for cash, a U.S. Holder will be treated as if such holder sold its Series 33 Shares (generally with the consequences described under “Tax Consequences—United States Taxation—Common Shares—Sale, Exchange or Other Taxable Disposition of Common Shares” in the accompanying base prospectus, although any amounts received that are attributable to declared and unpaid dividends may be taxable as described under “Tax Consequences—United States Taxation—Common Shares—Dividends” in the accompanying base prospectus) if the redemption (i) results in a complete termination of the U.S. Holder’s equity interest in the Bank or (ii) is not essentially equivalent to a dividend with respect to the U.S. Holder. In determining whether any of these tests has been met, shares of stock considered to be owned by such U.S. Holder by reason of certain constructive ownership rules set forth in Section 318 of the Code, as well as shares actually owned, must be taken into account. If a redemption does not meet any of the tests described above, the cash received by a U.S. Holder would be treated as a distribution on the Series 33 Shares (generally with the consequences described under “Tax Consequences—United States Taxation—Common Shares—Dividends” in the accompanying base prospectus).

A Contingent Conversion of Series 33 Shares into Common Shares should generally be treated as a non-recognition event for U.S. federal income tax purposes. Thus, a U.S. Holder should generally recognize no gain or loss upon the conversion of its Series 33 Shares into Common Shares. The U.S. Holder’s aggregate tax basis in any Common Shares received upon a Contingent Conversion should generally be equal to such holder’s aggregate tax basis in such holder’s Series 33 Shares that were converted into Common Shares, and such holder’s holding period in the Common Shares should generally include the holding period of the Series 33 Shares that were converted.

Common Shares

The material U.S. federal income tax consequences to a U.S. Holder with respect to the ownership of any Common Shares received pursuant to a Recourse Event that is a Trigger Event or a Contingent Conversion would, subject to the discussion below, generally be as described in “Tax Consequences—United States Taxation—Common Shares” in the accompanying base prospectus.

If a U.S. Holder is eligible for a reduced rate of Canadian withholding tax on dividends on the Common Shares under the Convention (i.e., a rate that is lower than the Canadian statutory rate), such U.S. Holder will only be eligible for a foreign tax credit for such taxes withheld at the reduced Convention rate, and not for any taxes withheld in excess of such rate. In addition, the Foreign Tax Credit Regulations impose additional requirements for foreign taxes to be eligible for a foreign tax credit, and there can be no assurance that those requirements will be satisfied with respect to any Canadian withholding taxes if a U.S. Holder does not elect to apply the benefits of the Convention. The Department of the Treasury and the IRS are considering proposing amendments to the Foreign Tax Credit Regulations. In addition, notices from the IRS provide temporary relief by allowing taxpayers that comply with applicable requirements to apply many aspects of the foreign tax credit regulations as they previously existed (before the release of the current Foreign Tax Credit Regulations) for taxable years ending before the date that a notice or other guidance withdrawing or modifying the temporary relief is issued (or any later date specified in such notice or other guidance). Instead of claiming a foreign tax credit, a U.S. Holder may be able to claim a deduction for any Canadian income tax withheld from dividends on the Common Shares, subject to generally applicable limitations under U.S. federal income tax law (including that a U.S. Holder is not eligible for a deduction for otherwise creditable foreign income taxes paid or accrued in a taxable year if such U.S. Holder claims a foreign tax credit for any foreign income taxes paid or accrued in the same taxable year).

U.S. Holders are urged to consult their tax advisors regarding the proper characterization of the Notes for U.S. federal income tax purposes and the tax consequences of their ownership of the Notes, Series 33 Shares and Common Shares.

CERTAIN CANADIAN FEDERAL INCOME TAX CONSIDERATIONS

In the opinion of McCarthy Tétrault LLP, counsel to the Bank (“Counsel”), the following summary describes the principal Canadian federal income tax considerations generally applicable to a purchaser who acquires Notes, including entitlement to all payments thereunder, as beneficial owner, pursuant to this prospectus supplement; Series 33 Shares on a Recourse Event; and Common Shares on a Recourse Event that is a Trigger Event or on a Contingent Conversion, and who, for purposes of the Tax Act and at all relevant times, deals at arm’s length with the Bank and each of the underwriters and any transferee resident (or deemed to be resident) in Canada to whom the holder disposes of the Notes, is not affiliated with the Bank or any of the underwriters, holds Notes and will hold any Series 33 Shares or Common Shares (as applicable) as capital property (a “Holder”).

Generally, Notes, Series 33 Shares, and Common Shares will be capital property to a Holder, provided the Holder does not acquire Notes, Series 33 Shares or Common Shares in the course of carrying on a business of trading or dealing in securities and does not acquire them as part of an adventure or concern in the nature of trade.

This summary is based upon the current provisions of the Tax Act and the regulations thereunder (the “Regulations”), the current provisions of the Canada-United States Tax Convention, and Counsel’s understanding of the administrative policies of the Canada Revenue Agency published in writing prior to the date hereof. This summary takes into account all specific proposals to amend the Tax Act and the Regulations publicly announced by or on behalf of the Minister of Finance (Canada) prior to the date hereof (the “Tax Proposals”), and assumes that all Tax Proposals will be enacted in the form proposed. However, no assurances can be given that the Tax Proposals will be enacted as proposed, or at all. This summary does not otherwise take into account or anticipate any changes in law or administrative or assessing practice, whether by legislative, regulatory, administrative or judicial action, nor does it take into account any other federal tax consequences or any provincial, territorial or foreign tax considerations which may differ from those discussed herein. This summary does not address the Canadian federal income tax considerations of the disposition of Series 33 Shares or the acquisition, holding or disposition of Bank Securities in the event that the Bank (i) gives the right to the holder of Series 33 Shares to convert such Series 33 Shares into a new series of Bank Securities and such right of conversion is exercised, or (ii) requires holders of Series 33 Shares to convert such Series 33 Shares into a new series of Bank Securities.

This summary assumes that no amount paid or payable in respect of (including in respect of the disposition of) the Notes, the Series 33 Shares or the Common Shares will be the deduction component of a “hybrid mismatch arrangement” under which the payment arises within the meaning of paragraph 18.4(3)(b) of the Tax Act.

This summary is of a general nature only and is not, and is not intended to be, legal or tax advice to any particular Holder and no representation with respect to the income tax consequences to any particular Holder is made. This summary is not exhaustive of all federal income tax considerations. Accordingly, prospective Holders should consult their own tax advisors with respect to their particular circumstances.

Generally, for purposes of the Tax Act, all amounts relating to the acquisition, holding or disposition of the Notes, Series 33 Shares and Common Shares must be determined in Canadian dollars in accordance with the Tax Act, including the amount of interest and dividends required to be included in the income of, and capital gains or capital losses realized by, a Holder.

Holders Resident in Canada

This portion of the summary is generally applicable to a Holder who, at all relevant times, for purposes of the Tax Act, is, or is deemed to be, resident in Canada (a “Resident Holder”). Certain Resident Holders whose

Notes, Series 33 Shares or Common Shares would not otherwise qualify as capital property may, in certain circumstances, be entitled to have them and all other “Canadian securities” of the Resident Holder, as defined in the Tax Act, treated as capital property by making the irrevocable election permitted by subsection 39(4) of the Tax Act. Resident Holders should consult their own tax advisors in this regard.

This portion of the summary is not applicable to a Resident Holder (i) that is a “financial institution” as defined in the Tax Act for purposes of the mark-to-market rules; (ii) an interest in which is or would constitute a “tax shelter investment” as defined in the Tax Act; (iii) that reports its “Canadian tax results”, as defined in the Tax Act, in a currency other than Canadian currency; or (iv) that has entered into, with respect to the Notes, Series 33 Shares or Common Shares, a “derivative forward arrangement” as defined in the Tax Act. Such Resident Holders should consult their own tax advisors. Furthermore, this portion of the summary is not applicable to a Resident Holder that is a “specified financial institution” (as defined in the Tax Act) that receives (or is deemed to receive) dividends in respect of Series 33 Shares acquired on a Recourse Event, or in respect of Common Shares acquired on a Recourse Event that is a Trigger Event or on a Contingent Conversion. Such Resident Holders should consult their own tax advisors.

Notes

Interest

A Resident Holder that is a corporation, partnership, unit trust or any trust of which a corporation or partnership is a beneficiary will be required to include in computing its income for a taxation year any interest on the Notes that accrues (or is deemed to accrue) to it to the end of the particular taxation year and any amounts received or receivable as, on account of, in lieu of payment of or in satisfaction of, interest on Notes by the Resident Holder before the end of that taxation year, except to the extent that such interest was included in computing the Resident Holder’s income for a preceding taxation year.

Any other Resident Holder, including an individual (other than a trust described in the immediately preceding paragraph), will be required to include in income for a taxation year all amounts received or receivable as, on account of, in lieu of payment of or in satisfaction of, interest on Notes by such Resident Holder in that taxation year (depending upon the method regularly followed by the Resident Holder in computing income), except to the extent that the interest was included in the Resident Holder’s income for a preceding taxation year.

Dispositions of Notes

On a disposition or deemed disposition of Notes by a Resident Holder, including a repayment by the Bank upon maturity or a purchase or redemption by the Bank, other than a disposition as the result of a Recourse Event, a Resident Holder will generally be required to include in computing its income for the taxation year in which the disposition occurred the amount of interest (including amounts considered to be interest) that has accrued or been deemed to accrue on the Notes from the date of the last interest payment to the date of disposition to the extent that such amount has not otherwise been included in the Resident Holder’s income for the taxation year or a previous taxation year.

On a disposition of Notes by a Resident Holder as a result of a Recourse Event, a Resident Holder that has previously included an amount in income in respect of accrued and unpaid interest on the Notes that exceeds the amount of interest received by such Resident Holder prior to the Recourse Event may be entitled to an offsetting deduction in the year of disposition in an amount equal to the amount of such excess.

Any premium paid by the Bank to a Resident Holder on the repurchase of a Note (other than in the open market in the manner any such obligation would normally be purchased in the open market by any member of the public) will generally be deemed to be interest received by the Resident Holder at the time of the payment to the extent that it can reasonably be considered to relate to, and does not exceed the value at that time of, the interest that but for the repurchase would have been paid or payable by the Bank on the Note for a taxation year of the Bank ending after the time of the payment. Such interest will be required to be included in computing the Resident Holder’s income in the manner described above.

In general, on a disposition or deemed disposition of Notes, a Resident Holder will realize a capital gain (or a capital loss) equal to the amount, if any, by which the proceeds of disposition, net of any amount required to be included in the Resident Holder’s income as interest or otherwise, exceed (or are exceeded by) the aggregate of the Resident Holder’s adjusted cost base thereof and any reasonable costs of disposition. On a Recourse Event, the proceeds of disposition will be the fair market value of the Series 33 Shares or the Common Shares, as the case may be, received on such Recourse Event. The cost of a Series 33 Share or Common Share received on such Recourse Event will generally equal the fair market value of such share on the date of acquisition and will generally be averaged with the adjusted cost base of all Series 33 Shares or Common Shares, as the case may be, held by such Resident Holder as capital property immediately before such time for the purpose of determining thereafter the adjusted cost base of each such share.

Series 33 Shares and Common Shares

Dividends

Dividends (including deemed dividends) received on the Series 33 Shares or Common Shares by a Resident Holder that is an individual (other than certain trusts) will be included in the individual’s income and generally will be subject to the gross-up and dividend tax credit rules normally applicable to taxable dividends received by individuals from taxable Canadian corporations. Taxable dividends received that are designated by the Bank as “eligible dividends” will be subject to an enhanced gross-up and dividend tax credit regime in accordance with the Tax Act. Dividends (including deemed dividends) on the Series 33 Shares or Common Shares received by a Resident Holder that is a corporation will be included in computing the corporation’s income and will generally be deductible in computing the taxable income of the corporation.

The Series 33 Shares will be “taxable preferred shares” as defined in the Tax Act. The terms of the Series 33 Shares require the Bank to make the necessary election under Part VI.1 of the Tax Act so that corporate Resident Holders will not be subject to tax under Part IV.1 of the Tax Act on dividends received (or deemed to be received) on the Series 33 Shares.

A Resident Holder that is a “private corporation” or a “subject corporation”, each as defined in the Tax Act, will generally be liable under Part IV of the Tax Act to pay a tax (refundable in certain circumstances) on dividends received or deemed to be received by it on the Series 33 Shares or the Common Shares to the extent such dividends are deductible in computing its taxable income.

Dispositions of Series 33 Shares or Common Shares

A Resident Holder who disposes of or is deemed to dispose of Series 33 Shares or Common Shares (including, generally, on redemption or purchase for cancellation of the shares by the Bank for cash or otherwise) will generally realize a capital gain (or a capital loss) to the extent that the proceeds of disposition, net of any reasonable costs of disposition, exceed (or are less than) the adjusted cost base of such shares to that Resident Holder immediately before the disposition or deemed disposition. The amount of any deemed dividend arising on the redemption or purchase for cancellation, as applicable, by the Bank of Series 33 Shares or Common Shares will generally not be included in computing the proceeds of disposition to any Resident Holder for purposes of computing the capital gain or capital loss arising on the disposition of such shares. See “Acquisitions by the Bank of Series 33 Shares or Common Shares” below. If the Resident Holder is a corporation, any such capital loss realized on a disposition of a Series 33 Share or a Common Share, as the case may be, may, in certain circumstances, be reduced by the amount of any dividends which have been received or which are deemed to have been received on such share. Analogous rules apply to a partnership or trust of which a corporation, trust or partnership is a member or beneficiary.

Acquisitions by the Bank of Series 33 Shares or Common Shares

If the Bank redeems for cash or otherwise acquires Series 33 Shares or Common Shares other than by a purchase in the open market in the manner in which shares are normally purchased by a member of the public in the open market, the Resident Holder will be deemed to have received a dividend equal to the amount, if any, paid by the Bank, including any redemption premium, in excess of the paid-up capital (as determined for purposes of the Tax Act) of such shares at such time. See “Dividends” above. Generally, the difference between the amount paid and the amount of the deemed dividend will be treated as proceeds of disposition for the purposes of computing the capital gain or capital loss arising on the disposition of such shares. See “Dispositions of Series 33 Shares or Common Shares” above. In the case of a corporate Resident Holder, it is possible that in certain circumstances all or part of the amount so deemed to be a dividend may be treated as proceeds of disposition and not as a dividend.

Contingent Conversion of Series 33 Shares

A Contingent Conversion of Series 33 Shares into Common Shares after the date on which all the Series 33 Shares are delivered to holders of the Notes in accordance with the terms of the Indenture and the Limited Recourse Trust Declaration will be deemed not to be a disposition of the Series 33 Shares and, accordingly, will not give rise to any income or loss. The cost to a Resident Holder of Common Shares received on such a Contingent Conversion will be deemed to be an amount equal to the adjusted cost base to the Resident Holder of the converted Series 33 Shares immediately before such a Contingent Conversion. The cost of a Common Share received on such a Contingent Conversion will generally be averaged with the adjusted cost base of all other Common Shares held by the Resident Holder as capital property immediately before such time for the purpose of determining thereafter the adjusted cost base of each such share.

Taxation of Capital Gains and Capital Losses

One-half of the amount of any capital gain (a “taxable capital gain”) realized by a Resident Holder in a taxation year will generally be included in the Resident Holder’s income for the year. Subject to and in accordance with the provisions of the Tax Act, a Resident Holder is required to deduct one-half of the amount of any capital loss (an “allowable capital loss”) realized in a taxation year from taxable capital gains realized by the Resident Holder in the year. Any excess allowable capital losses over taxable capital gains of the Resident Holder for that year may be carried back up to three taxation years or forward indefinitely and deducted against net taxable capital gains in those other years, subject to the detailed provisions of the Tax Act.

Additional Refundable Tax

A Resident Holder that is throughout the year a “Canadian-controlled private corporation” or that is at any time in the year a “substantive CCPC” (each as defined in the Tax Act) may be liable to pay a refundable tax on certain investment income including amounts in respect of interest, dividends received or deemed to be received that are not deductible in computing income for a year and the amount of any taxable capital gains. Any such Resident Holder should consult with its own tax advisors in this regard.

Alternative Minimum Tax

Capital gains realized and taxable dividends received by a Resident Holder who is an individual (other than certain trusts) may result in such Resident Holder being liable for alternative minimum tax under the Tax Act. Holders should consult their own tax advisors in this regard.

Holders Not Resident in Canada

This portion of the summary is generally applicable to a Holder who, at all relevant times, for purposes of the Tax Act, is not, and is not deemed to be, resident in Canada, is not a “specified non-resident shareholder” of the Bank for purposes of the Tax Act or a non-resident person not dealing at arm’s length with a “specified shareholder” (within the meaning of Subsection 18(5) of the Tax Act) of the Bank, is not an entity in respect of which the Bank is a “specified entity” (within the meaning of subsection 18.4(1) of the Tax Act), and does not use or hold the Notes, Series 33 Shares or Common Shares in a business carried on in Canada (a “Non-resident Holder”). Special rules, which are not discussed in this summary, may apply to a Holder that is an insurer that carries on an insurance business in Canada and elsewhere. This summary assumes that no interest paid on the Notes will be in respect of a debt or other obligation to pay an amount to a person with whom the Bank does not deal at arm’s length within the meaning of the Tax Act.

Notes

Interest on and Disposition of the Notes

Under the Tax Act, interest, principal and premium, if any, paid or credited, or deemed to be paid or credited to a Non-resident Holder on Notes will be exempt from Canadian non-resident withholding tax. No other taxes on income (including taxable capital gains) will be payable under the Tax Act in respect of the acquisition, holding, redemption or disposition of Notes, or the receipt of interest, premium or principal thereon by a Non-resident Holder solely as a consequence of such acquisition, holding, redemption or disposition of Notes.

Recourse Events

A Recourse Event will result in a disposition of Notes for purposes of the Tax Act. A Non-resident Holder will not generally be subject to tax under the Tax Act in respect of such disposition. The cost of a Series 33 Share or Common Share received on such Recourse Event will generally equal the fair market value of such share on the date of acquisition and will generally be averaged with the adjusted cost base of all other Series 33 Shares or Common Shares, as the case may be, held by such Non-resident Holder as capital property immediately before such time for the purpose of determining thereafter the adjusted cost base of each such share.

Series 33 Shares and Common Shares

Dividends

A dividend (including a deemed dividend) paid or credited on the Series 33 Shares or Common Shares to a Non-resident Holder will generally be subject to Canadian non-resident withholding tax under the Tax Act at a rate of 25 percent, subject to any reduction in the rate of such withholding under the provisions of an applicable income tax treaty or convention. For a Non-resident Holder who is a resident of the United States and qualifies for the benefits of the Canada-United States Tax Convention, the rate of withholding will generally be reduced to 15 percent.

Dispositions of Series 33 Shares or Common Shares

A Non-resident Holder of Series 33 Shares or Common Shares who disposes of or is deemed to dispose of Series 33 Shares or Common Shares (other than as discussed under “Acquisitions by the Bank of Series 33 Shares or Common Shares” below) will not be subject to tax in respect of any capital gain realized on a disposition of Series 33 Shares or Common Shares unless such shares constitute “taxable Canadian property” (as defined in the Tax Act) to the Non-resident Holder at the time of the disposition and the Non-resident Holder is not entitled to relief under an applicable income tax treaty or convention. The Series 33 Shares or Common Shares will be considered taxable Canadian property if such shares are not listed on a “designated stock exchange” (as defined in the Tax Act, and which currently includes the TSX and the NYSE) and, at any time during the 60-month period immediately preceding the disposition, such shares derived (directly or indirectly) more than 50 percent of their fair market value from real or immovable property situated in Canada, Canadian resource properties, timber resource properties or options in respect of, or interests in, or for civil law rights in, any such property, all as defined for the purposes of the Tax Act.

The disposition by a Non-resident Holder of Series 33 Shares or Common Shares that are taxable Canadian property (other than “treaty-exempt property” as defined in the Tax Act) at the time of their disposition may be subject to certain withholding and reporting requirements under section 116 of the Tax Act.

Acquisitions by the Bank of Series 33 Shares or Common Shares

If the Bank redeems for cash or otherwise acquires Series 33 Shares or Common Shares, other than by a purchase in the open market in the manner in which shares are normally purchased by a member of the public in the open market, the Non-resident Holder will be deemed to have received a dividend equal to the amount, if any, paid by the Bank, including any redemption premium, in excess of the paid-up capital (as determined for purposes of the Tax Act) of such shares at such time. See “Dividends” above. Generally, the difference between the amount paid and the amount of the deemed dividend will be treated as proceeds of disposition for the purposes of computing the capital gain or capital loss arising on a disposition of such shares. See “Dispositions of Series 33 Shares or Common Shares” above.

Contingent Conversion of Series 33 Shares

A Contingent Conversion of Series 33 Shares into Common Shares after the date on which all the Series 33 Shares are delivered to holders of the Notes in accordance with the terms of the Indenture and the Limited Recourse Trust Declaration will be deemed not to be a disposition of the Series 33 Shares and, accordingly, will not give rise to any income or loss. The cost to a Non-resident Holder of Common Shares received on such a Contingent Conversion will be deemed to be an amount equal to the adjusted cost base to the Non-resident Holder of the converted Series 33 Shares immediately before such a Contingent Conversion. The cost of a Common Share received on such a Contingent Conversion will generally be averaged with the adjusted cost base of all Common Shares held by the Non-resident Holder as capital property immediately before such time for the purpose of determining thereafter the adjusted cost base of each such share.

CERTAIN ERISA CONSIDERATIONS

The following is a summary of certain considerations associated with the purchase of the Notes, the Series 33 Shares on a Recourse Event and Common Shares on a Recourse Event that is a Trigger Event or on a Contingent Conversion by (i) “employee benefit plans” within the meaning of Section 3(3) of the U.S. Employee Retirement Income Security Act of 1974, as amended (“ERISA”) that are subject to Title I of ERISA, (ii) plans, individual retirement accounts and other arrangements that are subject to Section 4975 of the Code or provisions under any other U.S. or non-U.S. federal, state, local or other laws or regulations that are similar to such provisions of ERISA or the Code (collectively, “Similar Laws”), and (iii) entities whose underlying assets are considered to include the assets of any of the foregoing described in clauses (i) and (ii), pursuant to ERISA or other applicable law (each of the foregoing described in clauses (i), (ii) and (iii) referred to herein as a “Plan”).

General Fiduciary Matters

ERISA and the Code impose certain duties on persons who are fiduciaries of a Plan subject to Title I of ERISA or Section 4975 of the Code (a “Covered Plan”) and prohibit certain transactions involving the assets of a Covered Plan and its fiduciaries or other interested parties. Under ERISA and the Code, any person who exercises any discretionary authority or control over the administration of such a Covered Plan or the management or disposition of the assets of such a Covered Plan, or who renders investment advice for a fee or other compensation to such a Covered Plan, is generally considered to be a fiduciary of the Covered Plan.

In considering an investment in the Notes of a portion of the assets of any Plan, a fiduciary should determine whether the investment is in accordance with the documents and instruments governing the Plan and the applicable provisions of ERISA, the Code or any Similar Law relating to a fiduciary’s duties to the Plan including, without limitation, the indicia of ownership, prudence, diversification, delegation of control and prohibited transaction provisions of ERISA, the Code and any other applicable Similar Laws.

Prohibited Transaction Issues

Section 406 of ERISA and Section 4975 of the Code prohibit Covered Plans from engaging in specified transactions involving plan assets with persons or entities who are “parties in interest”, within the meaning of ERISA, or “disqualified persons”, within the meaning of Section 4975 of the Code, unless an exemption is available. A party in interest or disqualified person who engaged in a non-exempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Code. In addition, the fiduciary of the Covered Plan that engaged in such a non-exempt prohibited transaction may be subject to penalties and liabilities under ERISA and the Code.

The acquisition and/or holding of Notes, Series 33 Shares or Common Shares by a Covered Plan with respect to which the Bank, an underwriter or any of their respective affiliates is considered a party in interest or a disqualified person may constitute or result in a direct or indirect prohibited transaction under Section 406 of ERISA and/or Section 4975 of the Code, unless the investment is acquired and held in accordance with an applicable statutory, class or individual prohibited transaction exemption. In this regard, the U.S. Department of Labor (the “DOL”) has issued prohibited transaction class exemptions, or “PTCEs”, that may apply to the acquisition and holding of the Notes, the Series 33 Shares on a Recourse Event and Common Shares on a Recourse Event that is a Trigger Event or on a Contingent Conversion. These class exemptions include, without limitation, PTCE 84-14 respecting transactions determined by independent qualified professional asset managers, PTCE 90-1 respecting insurance company pooled separate accounts, PTCE 91-38 respecting bank collective investment funds, PTCE 95-60 respecting life insurance company general accounts and PTCE 96-23 respecting transactions determined by in-house asset managers. In addition, Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code provide relief from the prohibited transaction provisions of ERISA and Section 4975 of the Code for certain transactions, provided that neither the issuer of the securities nor any of its affiliates (directly or indirectly) has or exercises any discretionary authority or control or renders any investment advice with respect to the assets of any Covered Plan involved in the transaction and provided further that the Covered Plan receives no less, nor pays no more, than adequate consideration in connection with the transaction. Each of the above-noted exemptions contains conditions and limitations on its application. Fiduciaries of Covered Plans considering acquiring and/or holding the Notes in reliance on these or any other exemption should carefully review the exemption to assure it is applicable. There can be no assurance that any of these exemptions will be available with respect to the acquisition or holding of the Notes, Series 33 Shares or Common Shares.

Plan Asset Issues

ERISA and the regulations promulgated under ERISA by the DOL, as modified by Section 3(42) of ERISA (the “Plan Asset Regulations”) generally provide that when a Covered Plan acquires an equity interest in an entity that is neither a “publicly-offered security” (within the meaning of the Plan Asset Regulations) nor a security issued by an investment company registered under the Investment Company Act of 1940, as amended, the Covered Plan’s assets include both the equity interest and an undivided interest in each of the underlying assets of the entity unless it is established either that less than 25% of the total value of each class of equity interest in the entity is held by “benefit plan investors” or that the entity is an “operating company”, each as defined in the Plan Asset Regulations. Under the Plan Asset Regulations, an “operating company” is an entity that is primarily engaged, directly or through a majority owned subsidiary or subsidiaries, in the production or sale of a product or service other than the investment of capital.

As set forth in the discussion under the heading “Certain U.S. Federal Income Tax Considerations”, although not free from doubt, the Notes should be properly characterized as equity for U.S. federal income tax purposes. Under the Plan Asset Regulations, the standard for determining whether a security is to be treated as debt or equity is based on whether the security is treated as indebtedness under applicable local law and whether the security has any substantial equity features. However, because there is no authority that clarifies the relationship between the standards used for Plan Asset Regulations purposes and the standards used for U.S. federal income tax purposes in evaluating the proper characterization of a security as debt or equity, each prospective investor should make its own assessment as to the characterization of the Notes for purposes of the Plan Asset Regulations.

Although no assurances can be given in this regard, we believe the Bank should qualify as an “operating company” within the meaning of the Plan Asset Regulations and consequently our assets should not be considered to be “plan assets” of any Covered Plan that acquires any Notes, Series 33 Shares on a Recourse Event and Common Shares on a Recourse Event that is a Trigger Event or on a Contingent Conversion. Each prospective investor should consult with its own legal advisors concerning the potential consequences of the fiduciary responsibility and prohibited transaction provisions of Title I of ERISA and Section 4975 of the Code to an investment in the Notes, the Series 33 Shares on a Recourse Event and Common Shares on a Recourse Event that is a Trigger Event or on a Contingent Conversion.

While as a general rule Plans that are governmental plans (as defined in section 3(32) of ERISA) (“Governmental Plans”), church plans (as defined in section 3(33) of ERISA) that have not made an election under section 410(d) of the Code (“Church Plans”) and non-U.S. plans are not subject to the requirements of ERISA or section 4975 of the Code, including the prohibited transaction requirements of section 406 of ERISA or section 4975(c) of the Code, such Plans may nevertheless be subject to Similar Laws that include similar requirements. A fiduciary of a Governmental Plan, a Church Plan or a non-U.S. Plan should make its own determination as to the requirements, if any, under any Similar Law applicable to the acquisition of the Notes, Series 33 Shares on a Recourse Event and Common Shares on a Recourse Event that is a Trigger Event or on a Contingent Conversion.

Because of the foregoing, the Notes should not be purchased or held by any person investing “plan assets” of any Plan, unless such purchase and holding will not result a non-exempt prohibited transaction under ERISA and the Code or a similar violation of any applicable Similar Laws.

Representation

Accordingly, by acceptance of a Note, each purchaser and subsequent transferee will be deemed to have represented and warranted that either (i) no portion of the assets used by such purchaser or subsequent transferee to acquire or hold the Notes constitutes assets of any Plan or (ii) the purchase or holding of the Notes, Series 33 Shares on a Recourse Event and Common Shares on a Recourse Event that is a Trigger Event or on a Contingent Conversion by such purchaser or transferee will not constitute a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or similar violation under any applicable Similar Laws.

The foregoing discussion is general in nature, is not intended to be all-inclusive, and is based on laws as in effect on the date of this prospectus supplement. Such discussion should not be construed as legal advice. Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries, or other persons considering purchasing or holding the Notes on behalf of, or with the assets of, any Plan, consult with their legal advisors regarding the potential applicability of ERISA, Section 4975 of the Code and any Similar Laws to such investment and whether an exemption would be applicable to the purchase and holding of the Notes.

Purchasers and holders of the Notes have the exclusive responsibility for ensuring that their purchase and holding of the Notes complies with the fiduciary responsibility rules of ERISA, if applicable, and does not violate the prohibited transaction rules of ERISA, the Code or applicable Similar Laws. Neither we nor any underwriters, or our or their respective agents or representatives, make any representation as to whether an investment in the Notes is appropriate for Plans in general or for any particular Plan or arrangement.

UNDERWRITING (CONFLICTS OF INTEREST)

On     , 2025, we entered into an underwriting agreement with TD Securities (USA) LLC, as the representative of the underwriters named below, for the purchase and sale of the Notes. We have agreed to sell to each of the underwriters, and each of the underwriters has severally agreed to purchase from us, as principal, the principal amount of the Notes shown opposite its name at the public offering price set forth below.

Underwriter	Principal Amount of Notes
TD Securities (USA) LLC	US$

Total	US$

The underwriting agreement provides that the obligations of the several underwriters to pay for and accept delivery of the Notes are subject to, among other things, the approval of certain legal matters by their counsel and certain other conditions. The underwriting agreement also provides that if an underwriter defaults, the purchase commitments of non-defaulting underwriters may be increased or the offering may be terminated. The offering of the Notes by the underwriters is subject to receipt and acceptance and subject to the underwriters’ right to reject any order in whole or in part. We have agreed to indemnify the several underwriters against certain liabilities, including liabilities under the Securities Act.

We estimate that the total offering expenses for the Notes, excluding underwriting commissions, will be approximately US$ .

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The underwriters and their respective affiliates have, from time to time, performed, and may in the future perform, various financial advisory and investment banking services for the Bank, for which they received or will receive customary fees and expenses.

The aggregate initial offering price specified on the cover of this prospectus supplement relates to the initial offering of new Notes we may issue on and after the date of this prospectus supplement. This amount does not include Notes that may be resold in market-making transactions. The latter includes Notes that we may issue going forward as well as Notes we have previously issued. The Bank does not expect to receive any proceeds from market-making transactions, except to the extent it is entitled to proceeds of its own sales of Notes in such transactions. The Bank does not expect that any agent that engages in these transactions will pay any proceeds from its market-making resales to the Bank. Information about the trade and settlement dates, as well as the purchase price, for a market-making transaction will be provided to the purchaser in a separate confirmation of sale. Unless the Bank or an agent informs you in your confirmation of sale that your Note is being purchased in its original offering and sale, you may assume that you are purchasing your Note in a market-making transaction.

In this prospectus supplement, the term “this offering” means the initial offering of the Notes made in connection with their original issuance. This term does not refer to any subsequent resales of Notes in market-making transactions.

The underwriters may engage in over-allotment, stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves syndicate sales in excess of the offering size, which creates a syndicate short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Syndicate covering transactions involve purchases of the Notes in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit reclaiming a selling concession from a syndicate member when the Notes originally sold by such syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Such stabilizing transactions, syndicate covering transactions and penalty bids may stabilize, maintain or otherwise affect the market price of the Notes, which may be higher than it would otherwise be in the absence of such transactions. The underwriters are not required to engage in these activities, and may end any of these activities at any time.

In the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments, including serving as counterparties to certain derivative and trading arrangements, and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of the Bank. The underwriters and their respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

The Bank and certain of its affiliates will continue to engage, including during the offering of the Notes, in various dealing and brokerage activities involving common shares of the Bank (“TD Shares”) when and to the extent permitted by applicable law. Among other things, the Bank and certain of its affiliates, as the case may be, intend (i) to provide liquidity to the market by purchasing and selling TD Shares for their own account or to facilitate customer transactions; (ii) to make a market, from time to time, in derivatives (such as options, warrants, convertible securities and other instruments) relating to TD Shares for their own account and the accounts of their customers; (iii) to engage in trades in TD Shares for their own account and the accounts of their customers for the purpose of hedging their positions established in connection with the derivatives market making described above; (iv) to market and sell to customers funds which include TD Shares; (v) to provide to customers investment advice and financial planning guidance which may include information about TD Shares, (vi) to engage in unsolicited brokerage transactions in TD Shares and derivatives thereon with their customers; (vii) to trade in TD Shares and derivatives thereon as part of their asset management activities for the accounts of their customers, (viii) to borrow stock and to lend and take collateral and (ix) to trade pursuant to employee incentive plans. These market activities have occurred and are expected to continue to occur both outside and, to a lesser extent, inside the United States, solely in the ordinary course of business and not in contemplation of the offering of the Notes.

The Notes are not exempt from the prospectus requirements under the securities laws of Canada and have not been and will not be qualified for sale under such laws. Accordingly, any sales of Notes in Canada will be made only with the Bank’s prior consent and only in compliance with the securities laws of Canada or any province or territory thereof. Each underwriter offering, selling or distributing the Notes in Canada has represented and agreed that it will offer, sell or distribute any Notes in Canada in compliance with the securities laws of Canada or any province or territory thereof. Each such underwriter has further agreed that it will not distribute or deliver this prospectus supplement or any other offering material relating to the Notes in Canada in contravention of the securities laws of Canada or any province or territory thereof, and that it will not offer or sell, directly or indirectly, any of such Notes in Canada or to, or for the benefit of, any resident thereof, except pursuant to available exemptions from applicable Canadian provincial or territorial securities laws. By purchasing a Note in Canada and accepting delivery of a purchase confirmation such purchaser will be deemed to represent to the Bank and the underwriter from whom the purchase confirmation is received that such purchaser is an “accredited investor” (as such term is defined in NI 45-106 or section 73.3 of the Securities Act (Ontario), as applicable) who is not an individual. See “—Selling Restrictions—Canada”.

The Series 33 Shares qualified by this prospectus supplement will be issued to the Limited Recourse Trustee. No underwriter has been involved in the offering of the Series 33 Shares qualified by this prospectus supplement. The offering price of the Series 33 Shares was established by the Bank.

Neither the Notes nor the Series 33 Shares will be listed on any securities exchange and do not have an established trading market. Each of the underwriters may from time to time purchase and sell Notes in the secondary market, but no underwriter is obligated to do so, and there is no assurance that there will be a secondary market for the Notes or liquidity in the secondary market if one develops. From time to time, each of the underwriters may make a market in the Notes, but the underwriters are not obligated to do so and may discontinue any market-making activity at any time.

To the extent any underwriter that is not a U.S. registered broker-dealer intends to effect any offers or sales of any notes in the United States, it will do so through one or more U.S. registered broker-dealers in accordance with the applicable U.S. securities laws and regulations and the rules of FINRA.

It is expected that delivery of the Notes will be made against payment therefor on or about     , 2025, which is the business day following the date hereof (such settlement cycle being referred to as “T+ ”). Under Rule 15c6-1 under the Exchange Act, trades in the secondary market generally are required to settle in one business day unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the Notes prior to the business day before settlement will be required, by virtue of the fact that the Notes initially will settle in T+ , to specify an alternative settlement cycle at the time of any such trade to prevent a failed settlement. Purchasers of the Notes who wish to trade the Notes prior to the business day before settlement should consult their own advisors.

Conflicts of Interest

TD Securities (USA) LLC is our affiliate. The offering of the Notes will conform to the requirements of FINRA Rule 5121. TD Securities (USA) LLC is not permitted to sell the Notes to an account over which it exercises discretionary authority without the prior specific written approval of the account holder.

The Bank is a related issuer and connected issuer of TD Securities (USA) LLC, a wholly-owned subsidiary of the Bank, under applicable Canadian securities legislation.

Selling Restrictions

Canada

Rights of Action for Damages or Rescission—Ontario

Securities legislation in Ontario provides purchasers relying on the accredited investor exemption in National Instrument 45-106—Prospectus Exemptions (“NI 45-106”) with rights of rescission or damages, or both, where an offering memorandum or any amendment thereto contains a misrepresentation as summarized below. For the purposes of this section, “misrepresentation” means: (a) an untrue statement of a fact that significantly affects, or would reasonably be expected to have a significant effect on, the market price or the value of securities (a material fact); or (b) an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in the light of the circumstances in which it was made. The following is a summary only and purchasers should refer to the applicable provisions of the securities legislation for the particulars of these rights or consult with a legal advisor.

Where an offering memorandum or any amendment thereto contains a misrepresentation, a purchaser who purchases a security offered by the offering memorandum during the period of distribution has, without regard to whether the purchaser relied on the misrepresentation, a statutory right of action for damages against the issuer. Alternatively, the purchaser may elect to exercise the right of rescission against the issuer or selling security holder (in which case, the purchaser will have no right of action for damages against the issuer or selling security holder).

Securities legislation in Ontario provides a number of limitations and defenses, including: (a) no person or company will be liable if it proves that the purchaser purchased the securities with knowledge of the misrepresentation; (b) in a case of an action for damages, the defendant will not be liable for all or any portion of the damages that it proves does not represent the depreciation in value of the securities as a result of the misrepresentation relied upon; and (c) in no case will the amount recoverable in any action exceed the price at which the securities were offered under the offering memorandum, or any amendment thereto.

The statutory right of action described above does not apply to the following purchasers of securities in Ontario: (a) a Canadian financial institution, as defined in Ontario Securities Commission (“OSC”) Rule 45-501—Ontario Prospectus and Registration Exemptions, or an authorized foreign bank named in Schedule III of the Bank Act (Canada); (b) the Business Development Bank of Canada incorporated under the Business Development Bank of Canada Act (Canada); or (c) a subsidiary of any person referred to in paragraphs (a) and (b), if the person owns all of the voting securities of the subsidiary, except the voting securities required by law to be owned by directors of that subsidiary.

No action shall be commenced to enforce the right of action described above unless the right is exercised within: (a) in the case of an action for rescission, 180 days after the date of the transaction that gave rise to the cause of action; or (b) in the case of any action for damages, the earlier of: (i) 180 days after the date the purchasers first had knowledge of the facts giving rise to the cause of action; and (ii) three years after the date of the transaction that gave rise to the cause of action.

Rights of Action for Damages or Rescission—Alberta, British Columbia, Québec and Manitoba

Purchasers of Notes pursuant to this prospectus supplement and the accompanying prospectus who are relying on the accredited investor exemption in section 2.3 of NI 45-106 who are resident in Alberta, British Columbia, Québec or Manitoba are hereby granted a contractual right of action for damages or rescission if this offering memorandum, together with any amendments thereto, contains a misrepresentation. This contractual right of action shall be granted on the same terms and conditions as the statutory rights of action for purchasers of Notes who are resident in Ontario and who are relying on the accredited investor exemption of NI 45-106, as described above.

Resale Restrictions

The Notes have not been nor will they be qualified by prospectus for offer or sale to the public under applicable Canadian securities laws and, accordingly, any offer and sale of the Notes in the Canadian jurisdictions will be made on a basis which is exempt from the prospectus requirements of Canadian securities laws. Accordingly, purchasers do not receive the benefits associated with a subscription for notes issued pursuant to a prospectus, including statutory rights of withdrawal.

The Bank is a reporting issuer under the securities laws of all of the provinces and territories of Canada. As a result, the Notes will become freely tradable four months and a day after the date of the issuance of the Notes provided the seller is not a control person and provided certain other conditions set out in National Instrument 45-102 – Resale of Securities are satisfied. Notice is hereby given that the Notes issued to purchasers resident in Canada are subject to resale restrictions and are deemed to contain the following legend:

“Unless permitted under securities legislation, the holder of this security must not trade the security before      , 2026.”

Until such date, any resale of the Notes must be made in accordance with, or pursuant to an exemption from, or in a transaction not subject to, the prospectus requirements of Canadian securities laws. In addition, in order to comply with the dealer registration requirements of Canadian securities laws, any resale of the Notes must be made either by a person not required to register as a dealer under applicable Canadian securities laws, or through an appropriately registered dealer or in accordance with an exemption from the dealer registration requirements.

These Canadian resale restrictions may in some circumstances apply to resales made outside of Canada. Purchasers of Notes in Canada are advised to seek Canadian legal advice prior to any resale of Notes.

Representations of purchasers of Notes in Canada

Each purchaser of Notes in Canada will be deemed to have represented or undertaken, as the case may be, to the Bank and the underwriters participating in the sale of the Notes that the purchaser: (a) is resident in the Province of Ontario, Alberta, British Columbia, Quebec or Manitoba and is entitled under applicable provincial securities laws to purchase the Notes without the benefit of a prospectus qualified under those securities laws; (b) is an “accredited investor” who is not an individual as defined in NI 45-106 and, if relying on subsection (m) of the definition of that term, is not a person created or being used solely to purchase or hold securities as an accredited investor; (c) is either purchasing Notes as principal for its own account, or is deemed to be purchasing Notes as principal by applicable law; (d) will give to each person to whom it transfers Notes notice of any restrictions on transfers or resales of such Notes; and (e) has agreed to provide the Bank and the underwriters, as applicable, with any and all information about the purchaser necessary to permit the Bank and the underwriters, as applicable, to properly complete and file Form 45-106F1 or Form 45-106F6 (as applicable), as required under NI 45-106.

The People’s Republic of China

This prospectus supplement and the accompanying base prospectus have not been filed with or approved by the People’s Republic of China (for such purposes, not including Hong Kong and Macau Special Administrative Regions or Taiwan) authorities, and is not an offer of securities (whether public offering or private placement) within the meaning of the Securities Law or other pertinent laws and regulations of the People’s Republic of China. This prospectus supplement and the accompanying base prospectus shall not be offered to the general public if used within the People’s Republic of China, and the Notes so offered cannot be sold to anyone that is not a qualified purchaser of the People’s Republic of China. Each underwriter has represented, warranted and agreed that the Notes are not being offered or sold and may not be offered or sold, directly or indirectly, in the People’s Republic of China, except under circumstances that will result in compliance with applicable laws and regulations.

European Economic Area

The Notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (“EEA”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or (ii) a customer within the meaning of Directive (EU) 2016/97 (as amended, the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Regulation (EU) 2017/1129 (as amended, the “Prospectus Regulation”). Consequently, no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the Notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the Notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation.

United Kingdom

The Notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the United Kingdom (“UK”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client, as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018 (as amended, “EUWA”); (ii) a customer within the meaning of the provisions of the Financial Services and Markets Act 2000 (as amended, “FSMA”) and any rules or regulations made under the FSMA to implement the Insurance Distribution Directive, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the EUWA; or (iii) not a qualified investor as defined in Article 2 of Regulation (EU) 2017/1129 (as amended) as it forms part of domestic law by virtue of the EUWA. Consequently, no key information document required by Regulation (EU) No 1286/2014 (as amended) as it forms part of domestic law by virtue of the EUWA (the “UK PRIIPs Regulation”) for offering or selling the Notes or otherwise making them available to retail investors in the UK has been prepared and therefore offering or selling the Notes or otherwise making them available to any retail investor in the UK may be unlawful under the UK PRIIPs Regulation.

In the UK, this prospectus supplement is being communicated only to, and is directed only at, (1) persons that have professional experience in matters relating to investments and that fall within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the “Order”); (2) persons that fall within Article 49(2)(a) to (d) of the Order; or (3) persons to which it may otherwise lawfully be communicated or directed (each such person, a “Relevant Person”). This prospectus supplement must not be acted on or relied on by any person in the UK that is not a Relevant Person.

Hong Kong

The Notes may not be offered or sold by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), and no advertisement, invitation or document relating to the Notes may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to Notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

Japan

The Notes have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (the “Financial Instruments and Exchange Law”) and each underwriter has agreed that it will not offer or sell any Notes, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.

Singapore

This prospectus supplement and the accompanying base prospectus have not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and the accompanying base prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Notes may not be circulated or distributed, nor may the Notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the Notes are subscribed or purchased under Section 275 by a relevant person which is: (a) a corporation (which is not an accredited investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor, shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest in that trust will not be transferable for six months after that corporation or that trust has acquired the Notes under Section 275 except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA; (2) where no consideration is given for the transfer; or (3) by operation of law.

Singapore Securities and Futures Act Product Classification–Solely for the purposes of its obligations pursuant to sections 309B(1)(a) and 309B(1)(c) of the SFA, we have determined, and hereby notify all relevant persons (as defined in Section 309A of the SFA) that the Notes are “prescribed capital markets products” (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

South Korea

The Notes have not been and will not be registered under the Financial Investments Services and Capital Markets Act of Korea and the decrees and regulations thereunder (the “FSCMA”) and the Notes have been and will be offered in Korea as a private placement under the FSCMA. None of the Notes may be offered, sold and delivered directly or indirectly, or offered or sold to any person for re-offering or resale, directly or indirectly, in Korea or to any resident of Korea except pursuant to the applicable laws and regulations of Korea, including the FSCMA and the Foreign Exchange Transaction Law of Korea and the decrees and regulations thereunder (the “FETL”). For a period of one year from the issue date of the Notes, any acquirer of the Notes who was solicited to buy the Notes in Korea is prohibited from transferring any of the Notes to another person in any way other than as a whole to one transferee. Furthermore, the purchaser of the Notes shall comply with all applicable regulatory requirements (including but not limited to requirements under the FETL) in connection with the purchase of the Notes.

Each underwriter has represented and agreed that it has not offered, sold or delivered the Notes directly or indirectly, or offered or sold the Notes to any person for re-offering or resale, directly or indirectly, in Korea or to any resident of Korea and will not offer, sell or deliver the Notes directly or indirectly, or offer or sell the Notes to any person for re-offering or resale, directly or indirectly, in Korea or to any resident of Korea, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the FSCMA, the FETL and other relevant laws and regulations of Korea.

Switzerland

The Notes may not be publicly offered, directly or indirectly, in Switzerland within the meaning of the Swiss Financial Services Act (“FinSA”) and no application has or will be made to admit the Notes to trading on any trading venue (exchange or multilateral trading facility) in Switzerland. Neither this prospectus supplement nor any other offering or marketing material relating to the Notes constitutes a prospectus pursuant to the FinSA, and neither this prospectus supplement nor any other offering or marketing material relating to the Notes may be publicly distributed or otherwise made publicly available in Switzerland.

Taiwan

The Notes may be made available for purchase outside Taiwan by investors residing in Taiwan (either directly or through properly licensed Taiwan intermediaries acting on behalf of such investors) but may not be offered or sold in Taiwan.

United Arab Emirates

The Notes have not been, and are not being, publicly offered, sold, promoted or advertised in the United Arab Emirates (including the Abu Dhabi Global Market and the Dubai International Financial Centre) other than in compliance with the laws, regulations and rules of the United Arab Emirates, the Abu Dhabi Global Market and the Dubai International Financial Centre governing the issue, offering and sale of securities. Further, this prospectus supplement and the accompanying base prospectus do not constitute a public offer of securities in the United Arab Emirates (including the Abu Dhabi Global Market and the Dubai International Financial Centre) and are not intended to be a public offer. This prospectus supplement and the accompanying base prospectus have not been approved by or filed with the Central Bank of the United Arab Emirates, the Securities and Commodities Authority, the Financial Services Regulatory Authority or the Dubai Financial Services Authority.

LEGAL MATTERS

On behalf of the Bank, the validity of the Notes and the Series 33 Shares will be passed upon by Simpson Thacher & Bartlett LLP, New York, New York, as to matters of New York law, and the validity of the Notes and the Series 33 Shares will be passed upon by McCarthy Tétrault LLP, as to matters of Canadian law. On behalf of the underwriters, the validity of the Notes and the Series 33 Shares will be passed upon by Paul Hastings LLP, New York, New York, as to matters of New York law.

Filed Pursuant to Rule 424(b)(5)
Registration No: 333-283969

PROSPECTUS

The Toronto-Dominion Bank

(a Canadian chartered bank)

U.S.$75,000,000,000

Senior Debt Securities

Subordinated Debt Securities

Class A First Preferred Shares

Common Shares

Warrants

Subscription Receipts

Units

This prospectus describes some of the general terms that may apply to senior debt securities, subordinated debt securities, preferred shares, common shares, warrants, subscription receipts and units of The Toronto-Dominion Bank (the “Bank”) and the general manner in which these securities may be offered. The Bank will give you the specific prices and other terms of the securities the Bank is offering in supplements to this prospectus. You should read this prospectus and the applicable supplement carefully before you invest in any of the securities described herein. The Bank may sell the securities to or through one or more underwriters, dealers or agents. The names of the underwriters, dealers or agents will be set forth in supplements to this prospectus.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE SECURITIES OR DETERMINED THAT THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

Prospective investors should be aware that the acquisition of the securities described herein may have tax consequences both in the United States and in Canada. Such consequences for investors who are resident in, or citizens of, the United States may not be described fully herein or in any applicable prospectus supplement.

The enforcement by investors of civil liabilities under United States federal securities laws may be affected adversely by the fact that the Bank is a Canadian bank, that many of its officers and directors are residents of Canada, that some or all of the underwriters or experts named in the Registration Statement may reside outside of the United States, and that all or a substantial portion of the assets of the Bank and said persons may be located outside the United States.

Our common shares are currently listed on the Toronto Stock Exchange (the “TSX”) and the New York Stock Exchange (the “NYSE”) under the symbol “TD.” Certain series of our outstanding Class A First Preferred Shares are currently listed on the TSX.

The securities described herein will not constitute deposits that are insured under the Canada Deposit Insurance Corporation Act (the “CDIC Act”) or by the United States Federal Deposit Insurance Corporation or any other Canadian or United States governmental agency or instrumentality.

Securities that are bail-inable debt securities (as defined herein) are subject to conversion in whole or in part—by means of a transaction or series of transactions and in one or more steps—into common shares of the Bank or any of its affiliates under subsection 39.2(2.3) of the CDIC Act and to variation or extinguishment in consequence, and subject to the application of the laws of the Province of Ontario and the federal laws of Canada applicable therein in respect of the operation of the CDIC Act with respect to the bail-inable debt securities.

Investing in the securities described herein involves a number of risks. See “Risk Factors” on page 1 of this prospectus.

The Bank, TD Securities (USA) LLC and certain of the Bank’s other affiliates may use this prospectus in the initial sale of any securities described herein or in a market-making transaction in any securities described herein after their initial sale. See “Plan of Distribution (Conflicts of Interest).”

The date of this prospectus is February 26, 2025.

In this prospectus, unless the context otherwise indicates, the “Bank,” “TD,” “we,” “us” or “our” means The Toronto-Dominion Bank and its subsidiaries. In this prospectus and any prospectus supplement, currency amounts are stated in Canadian dollars (“$”), unless specified otherwise.

i

DOCUMENTS INCORPORATED BY REFERENCE

The U.S. Securities and Exchange Commission (the “SEC”) allows the Bank to “incorporate by reference” the information we file with it, which means we can disclose important information to you by referring you to those documents. Copies of the documents incorporated herein by reference may be obtained upon written or oral request without charge to each person, including any beneficial owner, to whom a prospectus is delivered, from the Corporate Secretary of The Toronto-Dominion Bank, TD Bank Tower, Toronto-Dominion Centre, Toronto, Ontario, M5K 1A2, Canada (telephone: (416) 308-6963). The documents incorporated by reference are available at www.sec.gov.

We incorporate by reference:

•

our Annual Report on Form 40-F for the fiscal year ended October 31, 2024, filed with the SEC on December  5, 2024, as amended by our Annual Report on Form 40-F/A, filed with the SEC on December 9, 2024 (the “2024 Annual Report”); and

•

our Reports on Form 6-K and/or 6-K/A dated November  22, 2024, December  2, 2024 (two filings), December 5, 2024 (excluding Exhibit 99.2, Exhibit 99.3, Exhibit 99.4, Exhibit 99.5 and Exhibit 99.6 thereto), December 9, 2024 (excluding Exhibit 99.2, Exhibit 99.3, Exhibit 99.4, Exhibit 99.5 and Exhibit 99.6 thereto), December  11, 2024, December  17, 2024, December 26, 2024, January 14, 2025, January 17, 2025, January 22, 2025, January 24, 2025, January 27, 2025, January 28, 2025, January 31, 2025 (two filings), February 7, 2025, February 10, 2025, February 11, 2025, February 13, 2025, February 18, 2025 and February 25, 2025.

In addition, we will incorporate by reference into this prospectus all documents that we file under Section 13(a), 13(c), 14 or 15(d) of the United States Securities Exchange Act of 1934, as amended (the “Exchange Act”) and, to the extent, if any, we designate therein, reports on Form 6-K we furnish to the SEC after the date of this prospectus and prior to the termination of any offering contemplated in this prospectus.

Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded, for purposes of this prospectus, to the extent that a statement contained herein or in any other subsequently filed or furnished document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes. The making of a modifying or superseding statement shall not be deemed an admission for any purposes that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

Upon a new Annual Report and the related annual financial statements being filed by us with, and, where required, accepted by, the SEC during the currency of this prospectus, the previous Annual Report and the related annual financial statements and the Reports on Form 6-K filed prior to the commencement of our financial year in which the new Annual Report is filed shall be deemed no longer to be incorporated by reference into this prospectus for purposes of future offers and sales of securities hereunder, except (1) each Report on Form 6-K related to Exhibit 1.1 to this Registration Statement and (2) each Report on Form 6-K related to our Management Proxy Circular, which shall be deemed incorporated by reference into this prospectus until the filing of a Report on Form 6-K related to a new Management Proxy Circular.

All documents incorporated by reference, or to be incorporated by reference, have been filed with or furnished to, or will be filed with or furnished to, the SEC.

ii

WHERE YOU CAN FIND MORE INFORMATION

In addition to our continuous disclosure obligations under the securities laws of the provinces and territories of Canada, we are subject to the information reporting requirements of the Exchange Act and in accordance therewith file reports and other information with the SEC. Under the multijurisdictional disclosure system adopted by the United States, such reports and other information may be prepared in accordance with the disclosure requirements of Canada, which requirements are different from those of the United States. As the Bank is a “foreign private issuer” under the rules adopted under the Exchange Act, we are exempt from certain of the requirements of the Exchange Act, including the proxy and information provisions of Section 14 of the Exchange Act and the reporting and liability provisions applicable to officers, directors and significant shareholders under Section 16 of the Exchange Act. Our SEC filings are available to the public at the SEC’s website at www.sec.gov. Information about us can be located at our website at www.td.com. All Internet references in this prospectus are inactive textual references and we do not incorporate website contents into this prospectus.

FURTHER INFORMATION

We have filed with the SEC a Registration Statement on Form F-3 under the Securities Act of 1933, as amended (the “Securities Act”), with respect to the securities offered with this prospectus. This prospectus is a part of that Registration Statement, and this prospectus does not contain all of the information set forth in the Registration Statement. You can access the Registration Statement together with its exhibits at the SEC’s website at www.sec.gov or inspect these documents at the offices of the SEC in order to obtain more information about us and about the securities offered with this prospectus.

ABOUT THIS PROSPECTUS

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement containing specific information about the terms of the securities being offered. A prospectus supplement may include a discussion of any risk factors or other special considerations applicable to those securities or to us. A prospectus supplement may also add, update or change information in this prospectus. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you should rely on the information in the prospectus supplement, which information shall modify or supersede any inconsistent information in the prospectus. You should read both this prospectus and any applicable prospectus supplement together with additional information described under the heading “Where You Can Find More Information” above.

We may sell securities to underwriters who will sell the securities to the public on terms fixed at the time of sale. In addition, the securities may be sold by us directly or through dealers or agents designated from time to time. If we, directly or through agents, solicit offers to purchase the securities, we reserve the sole right to accept and, together with any agents, to reject, in whole or in part, any of those offers.

Any prospectus supplement will contain the names of the underwriters, dealers or agents, if any, together with the terms of the offering, the compensation of those underwriters and the net proceeds to us. Any underwriters, dealers or agents participating in the offering may be deemed “underwriters” within the meaning of the Securities Act.

iii

RISK FACTORS

Investment in the securities is subject to various risks, including those risks inherent in investing in an issuer involved in conducting the business of a diversified financial institution. From time to time, the market experiences significant price and volume volatility that may affect the market price of our securities for reasons unrelated to our performance. Also, the financial markets are generally characterized by extensive interconnections among financial institutions. As such, defaults by other financial institutions in Canada, the United States or other countries could adversely affect us and the market price of the securities. Additionally, the securities are subject to market value fluctuations based upon factors which influence our operations, such as legislative or regulatory developments, competition, technological change and global capital market activity.

Before deciding whether to invest in any securities, you should consider carefully the risks described in the documents incorporated by reference in this prospectus (including subsequently filed documents incorporated by reference) and, if applicable, those described in a prospectus supplement, as the case may be, relating to a specific offering of securities. You should consider the categories of risks identified and discussed in the “Risk Factors and Management” section of the Bank’s management’s discussion and analysis included in the 2024 Annual Report (the “2024 MD&A”) and those summarized under “Caution Regarding Forward-Looking Statements” in this prospectus as well as any risks described in subsequently filed documents incorporated by reference.

Risks Related to the Bail-inable Debt Securities

The debt securities will be subject to risks, including non-payment in full or, in the case of bail-inable debt securities, conversion in whole or in part—by means of a transaction or series of transactions and in one or more steps—into common shares of TD or any of its affiliates, under Canadian bank resolution powers.

Under Canadian bank resolution powers, the Canada Deposit Insurance Corporation (“CDIC”) may, in circumstances where TD has ceased, or is about to cease, to be viable, assume temporary control or ownership of TD and may be granted broad powers by one or more orders (each such order, an “Order”) of the Governor in Council (Canada), including the power to sell or dispose of all or a part of the assets of TD, and the power to carry out or cause TD to carry out a transaction or a series of transactions the purpose of which is to restructure the business of TD. As part of the Canadian bank resolution powers, certain provisions of, and regulations under, the Bank Act (Canada) (the “Bank Act”), the CDIC Act and certain other Canadian federal statutes pertaining to banks, which we refer to collectively as the “bail-in regime,” provide for a bank recapitalization regime for banks designated by the Superintendent of Financial Institutions (Canada) (the “Superintendent”) as domestic systemically important banks, which include TD. We refer to those domestic systemically important banks as “D-SIBs.” See “Canadian Bank Resolution Powers” for a description of the Canadian bank resolution powers, including the bail-in regime.

If the CDIC were to take action under the Canadian bank resolution powers with respect to TD, this could result in holders or beneficial owners of the debt securities being exposed to losses and, in the case of bail-inable debt securities, conversion of the debt securities in whole or in part—by means of a transaction or series of transactions and in one or more steps—into common shares of TD or any of its affiliates, which we refer to as a “bail-in conversion.” Subject to certain exceptions discussed under “Canadian Bank Resolution Powers,” including for certain structured notes, senior debt securities issued on or after September 23, 2018, with an initial or amended term to maturity (including explicit or embedded options) greater than 400 days, that is unsecured or partially secured and that has been assigned a CUSIP or ISIN or similar identification number, are subject to bail-in conversion. Shares, other than common shares, and subordinated debt of TD are also subject to a bail-in conversion, unless they are non-viability contingent capital. We refer to senior debt securities that are subject to bail-in conversion as “bail-inable debt securities.”

Upon a bail-in conversion, if your bail-inable debt securities or any portion thereof are converted into common shares of TD or any of its affiliates, you will be obligated to accept those common shares, even if you do not at the time consider the common shares to be an appropriate investment for you, and despite any change in TD or any of its affiliates, or the fact that the common shares may be issued by an affiliate of TD, or any disruption to or lack of a market for the common shares or disruption to capital markets generally.

As a result, you should consider the risk that you may lose all or part of your investment, including the principal amount plus any accrued interest, if the CDIC were to take action under the Canadian bank resolution powers, including the bail-in regime, and that any remaining outstanding debt securities, or common shares of TD or any of its affiliates into which bail-inable debt securities are converted, may be of little value at the time of a bail-in conversion and thereafter. Such losses may not be offset by compensation, if any, received as part of the compensation process.

The senior debt indenture will provide only limited acceleration and enforcement rights for the bail-inable debt securities and includes other provisions intended to qualify the bail-inable debt securities as TLAC.

In connection with the bail-in regime, the Office of the Superintendent of Financial Institutions’ (“OSFI”) guideline (the “TLAC Guideline”) on total loss-absorbing capacity (“TLAC”) applies to and establishes standards for D-SIBs, including TD. Under the TLAC Guideline, beginning November 1, 2021, TD is required to maintain a minimum capacity to absorb losses composed of unsecured external long-term debt that meets the prescribed criteria or regulatory capital instruments to support recapitalization in the event of a failure. Bail-inable debt securities and regulatory capital instruments that meet certain prescribed criteria, which are discussed under “Canadian Bank Resolution Powers,” will constitute TLAC of TD.

Our senior debt indenture under which the senior debt securities may be issued provides that, for all senior debt securities issued on or after September 23, 2018 (including bail-inable debt securities and senior debt securities that are not subject to bail-in conversion), acceleration will only be permitted (i) if we default on the payment of the principal of, or interest on, any senior debt securities of that series and, in each case, the default continues for a period of 30 business days, or (ii) certain bankruptcy, insolvency or reorganization events occur.

Holders and beneficial owners of bail-inable debt securities may only exercise, or direct the exercise of, the rights described in this prospectus under “Description of the Debt Securities—Terms Specific to Senior Debt Securities—Events of Default” where an Order has not been made under Canadian bank resolution powers pursuant to subsection 39.13(1) of the CDIC Act in respect of TD. Notwithstanding the exercise of those rights, bail-inable debt securities will continue to be subject to bail-in conversion until repaid in full.

No holder or beneficial owner of an interest in the bail-inable debt securities may exercise, or direct the exercise of, claim or plead any right of set-off, netting, compensation or retention in respect of any amount owed to it by the Bank arising under, or in connection with, the bail-inable debt securities, and each holder or beneficial owner of an interest in the bail-inable debt securities shall, by virtue of its acquisition of any bail-inable debt security (or an interest therein), be deemed to have irrevocably and unconditionally waived all such rights of set-off, netting, compensation or retention. Notwithstanding the foregoing, if any amounts due and payable to any holder or beneficial owner of an interest in the bail-inable debt securities by the Bank in respect of, or arising under, the bail-inable debt securities are purportedly discharged by set-off, netting, compensation or retention, without limitation to any other rights and remedies of the Bank under applicable law, such holder or beneficial owner of an interest shall be deemed to receive an amount equal to the amount of such discharge and, until such time as payment of such amount is made, shall hold such amount in trust for the Bank and, accordingly, any such discharge shall be deemed not to have taken place and such set-off, netting, compensation or retention shall be ineffective.

In addition, where an amendment, modification or other variance that can be made to the senior debt indenture or the bail-inable debt securities as described in this prospectus under “Description of the Debt Securities—Modification of the Indenture” would affect the recognition of those bail-inable debt securities by the Superintendent as TLAC, that amendment, modification or variance will require the prior approval of the Superintendent.

The circumstances surrounding a bail-in conversion are unpredictable and can be expected to have an adverse effect on the market price of bail-inable debt securities.

The decision as to whether TD has ceased, or is about to cease, to be viable is a subjective determination to be made by the Superintendent which is outside the control of TD. Upon a bail-in conversion, the interests of depositors and holders of liabilities and securities of TD that are not converted will effectively all rank in priority to the portion of bail-inable debt securities that are converted. In addition, except as provided for under the compensation process, the rights of holders in respect of the bail-inable debt securities that have been converted will rank on parity with other holders of common shares of TD (or, as applicable, common shares of the affiliate whose common shares are issued on the bail-in conversion).

There is no limitation on the type of Order that may be made where it has been determined that TD has ceased, or is about to cease, to be viable. As a result, you may be exposed to losses through the use of Canadian bank resolution powers other than bail-in conversion or in liquidation. See “—The debt securities will be subject to risks, including non-payment in full or, in the case of bail-inable debt securities, conversion in whole or in part—by means of a transaction or series of transactions and in one or more steps—into common shares of TD or any of its affiliates, under Canadian bank resolution powers.” above.

Because of the uncertainty regarding when and whether an Order will be made and the type of Order that may be made, it will be difficult to predict when, if at all, bail-inable debt securities could be converted into common shares of TD or any of its affiliates, and there is not likely to be any advance notice of an Order. As a result of this uncertainty, trading behavior in respect of the bail-inable debt securities may not follow trading behavior associated with convertible or exchangeable securities or, in circumstances where TD is trending towards ceasing to be viable, other senior debt. Any indication, whether real or perceived, that TD is trending towards ceasing to be viable can be expected to have an adverse effect on the market price of the bail-inable debt securities, whether or not TD has ceased, or is about to cease, to be viable. Therefore, in those circumstances, you may not be able to sell your bail-inable debt securities easily or at prices comparable to those of senior debt securities not subject to bail-in conversion.

The number of common shares to be issued in connection with, and the number of common shares that will be outstanding following, a bail-in conversion are unknown. It is also unknown whether the shares to be issued will be those of TD or one of its affiliates.

Under the bail-in regime there is no fixed and pre-determined contractual conversion ratio for the conversion of the bail-inable debt securities, or other shares or liabilities of TD that are subject to a bail-in conversion, into common shares of TD or any of its affiliates, nor are there specific requirements regarding whether liabilities subject to a bail-in conversion are converted into common shares of TD or any of its affiliates. The CDIC determines the timing of the bail-in conversion, the portion of bail-inable shares and liabilities to be converted and the terms and conditions of the conversion, subject to parameters set out in the bail-in regime, which are discussed under “Canadian Bank Resolution Powers.”

As a result, it is not possible to anticipate the potential number of common shares of TD or its affiliates that would be issued in respect of any bail-inable debt security converted in a bail-in conversion, the aggregate number of such common shares that will be outstanding following the bail-in conversion, the effect of dilution on the common shares received from other issuances under or in connection with an Order or related actions in respect of TD or its affiliates or the value of any common shares you may receive for your converted bail-inable debt securities, which could be significantly less than the principal amount of those bail-inable debt securities. It is also not possible to anticipate whether it would be the shares of TD or of its affiliates that would be issued in a bail-in conversion. There may be an illiquid market, or no market at all, in the common shares issued upon a bail-in conversion and you may not be able to sell those common shares at a price equal to the value of your converted bail-inable debt securities and as a result, may suffer significant losses that may not be offset by compensation, if any, received as part of the compensation process. Fluctuations in exchange rates may exacerbate those losses.

By acquiring bail-inable debt securities, you are deemed to agree to be bound by a bail-in conversion and so will have no further rights in respect of your bail-inable debt securities to the extent those bail-inable debt securities are converted in a bail-in conversion other than those provided under the bail-in regime. Any potential compensation to be provided through the compensation process under the CDIC Act is unknown.

The CDIC Act provides for a compensation process for holders of bail-inable debt securities who, immediately prior to the making of an Order, directly or through an intermediary, own bail-inable debt securities that are converted in a bail-in conversion. Given the considerations involved in determining the amount of compensation, if any, that a holder of bail-inable debt securities may be entitled to receive following an Order, it is not possible to anticipate what, if any, compensation would be payable in such circumstances. By acquiring an interest in any bail-inable debt security, you are deemed to agree to be bound by a bail-in conversion and so will have no further rights in respect of your bail-inable debt securities to the extent those bail-inable debt securities are converted in a bail-in conversion other than those provided under the bail-in regime. See “Canadian Bank Resolution Powers” in this prospectus for a description of the compensation process under the CDIC Act.

Following a bail-in conversion, holders or beneficial owners that held bail-inable debt securities that have been converted will no longer have rights against TD as creditors.

Upon a bail-in conversion, the rights, terms and conditions of the portion of bail-inable debt securities that are converted, including with respect to priority and rights on liquidation, will no longer apply as the portion of converted bail-inable debt securities will have been converted on a full and permanent basis into common shares of TD or any of its affiliates ranking on parity with all other outstanding common shares of that entity. If a bail-in conversion occurs, then the interest of the depositors, other creditors and holders of liabilities of TD not bailed in as a result of the bail-in conversion will all rank in priority to the portion of bail-inable debt securities that are converted and the holders of those common shares.

Given the nature of the bail-in conversion, holders or beneficial owners of bail-inable debt securities that are converted will become holders or beneficial owners of common shares at a time when TD’s and potentially its affiliates’ financial condition have deteriorated. They may also become holders or beneficial owners of common shares at a time when the relevant entity may have received or may receive a capital injection or equivalent support with terms that may rank in priority to the common shares issued in a bail-in conversion with respect to payment of dividends, rights on liquidation or other terms, although there is no certainty that any such capital injection or support will be forthcoming.

We may redeem bail-inable debt securities after the occurrence of a TLAC disqualification event.

If a TLAC disqualification event (as defined herein) is specified in the applicable pricing supplement, we may, at our option, with the prior approval of the Superintendent, redeem all but not less than all of the particular bail-inable debt securities prior to their stated maturity date after the occurrence of the TLAC disqualification event, at the time or times and at the redemption price or prices specified in that pricing supplement, together with unpaid interest accrued thereon to, but excluding, the date fixed for redemption. If we redeem bail-inable debt securities, you may not be able to reinvest the redemption proceeds in securities offering a comparable anticipated rate of return. Additionally, although the terms of the bail-inable debt securities are anticipated to be established to satisfy the TLAC criteria within the meaning of the TLAC Guideline to which TD is subject, it is possible that any bail-inable debt securities may not satisfy the criteria in future rulemakings or interpretations.

Although the indentures and our debt securities are primarily governed by New York law, certain provisions are governed by the laws of the Province of Ontario and the federal laws of Canada applicable therein

The indentures and our debt securities will be governed by, and construed in accordance with, the laws of the State of New York, except for the provisions relating to the bail-in acknowledgment of holders and beneficial owners of bail-inable debt securities in the senior debt securities indenture, the subordination provisions in the subordinated debt securities indenture, the non-viability contingent capital (“NVCC”) provisions in the subordinated debt securities indenture and certain provisions relating to the status of the senior debt securities, which will be governed by the laws of the Province of Ontario and the federal laws of Canada applicable therein.

Generally, in an action commenced in a Canadian court for the enforcement of an indenture or any debt securities, a plaintiff will be required to prove those non-Canadian laws as a matter of fact by the evidence of persons who are experts in those laws.

Significant aspects of the U.S. tax treatment of the bail-inable debt securities may be uncertain.

The U.S. tax treatment of the bail-inable debt securities may be uncertain. For instance, although we intend to treat the bail-inable debt securities as debt for U.S. federal income tax purposes, there is no authority that directly addresses the U.S. federal income tax treatment of instruments such as the bail-inable debt securities that provide for a bail-in conversion under certain circumstances. You should consult your own tax advisor regarding the appropriate characterization of the bail-inable debt securities for U.S. federal income tax purposes, and the U.S. federal income and other tax consequences of any bail-in conversion. Please read carefully any tax consequences specified in the applicable prospectus supplement or pricing supplement and the section entitled “Tax Consequences—United States Taxation” in this prospectus.

THE TORONTO-DOMINION BANK

The Toronto-Dominion Bank and its subsidiaries are collectively known as TD Bank Group (“TD” or the “Bank”). TD is the sixth largest bank in North America by assets and serves over 27.9 million customers in four key businesses operating in a number of locations in financial centres around the globe: Canadian Personal and Commercial Banking, including TD Canada Trust and TD Auto Finance Canada; U.S. Retail, including TD Bank, America’s Most Convenient Bank®, TD Auto Finance U.S., and TD Wealth (U.S.); Wealth Management and Insurance, including TD Wealth (Canada), TD Direct Investing, and TD Insurance; and Wholesale Banking, including TD Securities and TD Cowen. TD also ranks among the world’s leading online financial services firms, with more than 17 million active online and mobile customers. TD had $2.06 trillion in assets on October 31, 2024. The Toronto-Dominion Bank trades under the symbol “TD” on the Toronto and New York Stock Exchanges.

A list of the Bank’s significant subsidiaries is provided in the Bank’s 2024 Annual Report.

The Bank’s head office and registered office are located in the TD Bank Tower, Toronto-Dominion Centre, Toronto, Ontario, M5K 1A2, Canada.

Additional information regarding the Bank is incorporated by reference into this prospectus. See “Documents Incorporated by Reference.”

PRESENTATION OF FINANCIAL INFORMATION

The financial information of the Bank incorporated by reference or otherwise contained in this prospectus has been prepared in accordance with International Financial Reporting Standards (“IFRS”). None of the financial information prepared in accordance with IFRS is comparable to the financial statements of companies using accounting principles generally accepted in the United States.

We publish our consolidated financial statements in Canadian dollars. As indicated in the table below, the Canadian dollar has fluctuated in value compared to the U.S. dollar over the last five years.

The tables below set forth the high and low daily exchange rates, the average yearly rate and the rate at period end between Canadian dollars and U.S. dollars (in U.S. dollars per Canadian dollar) for each year in the five-year period ended October 31, 2024, and the high and low daily exchange rates for each month in the period from August 1, 2024 through January 31, 2025. On January 31, 2025, the Canadian dollar daily average exchange rate was U.S.$0.6904 This information is based on the daily average exchange rate as reported by the Bank of Canada as being in effect at approximately 4:30 PM EST on a specified date.

Year ended October 31	High	Low	Average Rate	At period end
2020	0.7710	0.6898	0.7435	0.7509
2021	0.8306	0.7509	0.7953	0.8075
2022	0.8085	0.7217	0.7773	0.7327
2023	0.7617	0.7209	0.7415	0.7209
2024	0.7573	0.7186	0.7347	0.7186

Month of 2024/2025[1]	High	Low
August	0.7429	0.7216
September	0.7428	0.7353
October	0.7412	0.7186
November	0.7218	0.7101
December	0.7124	0.6937
January	0.6978	0.6904

1

The average of the closing exchange rates on the last business day of each full month during the relevant period. Data is based on the average of the daily average exchange rates on the last business day of each full month during the relevant period.

CAUTION REGARDING FORWARD-LOOKING STATEMENTS

From time to time, the Bank (as defined in this prospectus) makes written and/or oral forward-looking statements, including in this prospectus, in other filings with Canadian regulators or the United States (U.S.) Securities and Exchange Commission (SEC), and in other communications. In addition, representatives of the Bank may make forward-looking statements orally to analysts, investors, the media, and others. All such statements are made pursuant to the “safe harbour” provisions of, and are intended to be forward-looking statements under, applicable Canadian and U.S. securities legislation, including the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements include, but are not limited to, statements made in this prospectus, the Management’s Discussion and Analysis (“2024 MD&A”) in the Bank’s 2024 Annual Report under the heading “Economic Summary and Outlook”, under the headings “Key Priorities for 2025” and “Operating Environment and Outlook” for the Canadian Personal and Commercial Banking, U.S. Retail, Wealth Management and Insurance, and Wholesale Banking segments, and under the heading “2024 Accomplishments and Focus for 2025” for the Corporate segment, and in other statements regarding the Bank’s objectives and priorities for 2025 and beyond and strategies to achieve them, the regulatory environment in which the Bank operates, and the Bank’s anticipated financial performance.

Forward-looking statements are typically identified by words such as “will”, “would”, “should”, “believe”, “expect”, “anticipate”, “intend”, “estimate”, “plan”, “goal”, “target”, “may”, and “could”. By their very nature, these forward-looking statements require the Bank to make assumptions and are subject to inherent risks and uncertainties, general and specific. Especially in light of the uncertainty related to the physical, financial, economic, political, and regulatory environments, such risks and uncertainties - many of which are beyond the Bank’s control and the effects of which can be difficult to predict - may cause actual results to differ materially from the expectations expressed in the forward-looking statements.

Risk factors that could cause, individually or in the aggregate, such differences include: strategic, credit, market (including equity, commodity, foreign exchange, interest rate, and credit spreads), operational (including technology, cyber security, process, systems, data, third-party, fraud, infrastructure, insider and conduct), model, insurance, liquidity, capital adequacy, legal and regulatory compliance (including financial crime), reputational, environmental and social, and other risks. Examples of such risk factors include general business and economic conditions in the regions in which the Bank operates (including the economic, financial, and other impacts of pandemics); geopolitical risk; inflation, interest rates and recession uncertainty; regulatory oversight and compliance risk; risks associated with the Bank’s ability to satisfy the terms of the global resolution of the civil and criminal investigations into the Bank’s U.S. BSA/AML program; the impact of the global resolution of the civil and criminal investigations into the Bank’s U.S. BSA/AML program on the Bank’s businesses, operations, financial condition, and reputation; the ability of the Bank to execute on long-term strategies, shorter-term key strategic priorities, including the successful completion of acquisitions and dispositions and integration of acquisitions, the ability of the Bank to achieve its financial or strategic objectives with respect to its investments, business retention plans, and other strategic plans; technology and cyber security risk (including cyber-attacks, data security breaches or technology failures) on the Bank’s technologies, systems and networks, those of the Bank’s customers (including their own devices), and third parties providing services to the Bank; data risk; model risk; fraud activity; insider risk; conduct risk; the failure of third parties to comply with their obligations to the Bank or its affiliates, including relating to the care and control of information, and other risks arising from the Bank’s use of third-parties; the impact of new and changes to, or application of, current laws, rules and regulations, including without limitation consumer protection laws and regulations, tax laws, capital guidelines and liquidity regulatory guidance; increased competition from incumbents and new entrants (including Fintechs and big technology competitors); shifts in consumer attitudes and disruptive technology; environmental and social risk (including climate-related risk); exposure related to litigation and regulatory matters; ability of the Bank to attract, develop, and retain key talent; changes in foreign exchange rates, interest rates, credit spreads and equity prices; downgrade, suspension or withdrawal of ratings assigned by any rating agency, the value and market price of the Bank’s common shares and other securities may be impacted by market conditions and other factors; the interconnectivity of Financial Institutions including existing and potential international debt crises;

increased funding costs and market volatility due to market illiquidity and competition for funding; critical accounting estimates and changes to accounting standards, policies, and methods used by the Bank; and the occurrence of natural and unnatural catastrophic events and claims resulting from such events.

The Bank cautions that the preceding list is not exhaustive of all possible risk factors and other factors could also adversely affect the Bank’s results. For more detailed information, please refer to the “Risk Factors and Management” section of the 2024 MD&A, as may be updated in subsequently filed quarterly reports to shareholders and other filings made by the Bank that are incorporated by reference in this prospectus.

All such factors, as well as other uncertainties and potential events, and the inherent uncertainty of forward-looking statements, should be considered carefully when making decisions with respect to the Bank. The Bank cautions readers not to place undue reliance on the Bank’s forward-looking statements. Material economic assumptions underlying the forward-looking statements contained in this prospectus are set out in the 2024 MD&A under the headings “Economic Summary and Outlook” and “Significant Events”, under the headings “Key Priorities for 2025” and “Operating Environment and Outlook” for the Canadian Personal and Commercial Banking, U.S. Retail, Wealth Management and Insurance, and Wholesale Banking segments, and under the heading “2024 Accomplishments and Focus for 2025” for the Corporate segment, each as may be updated in subsequently filed quarterly reports to shareholders incorporated by reference into this prospectus.

Any forward-looking statements contained in this prospectus represent the views of management only as of the date of this prospectus and are presented for the purpose of assisting the Bank’s shareholders and analysts in understanding the Bank’s financial position, objectives and priorities and anticipated financial performance as at and for the periods ended on the dates presented, and may not be appropriate for other purposes. The Bank does not undertake to update any forward-looking statements, whether written or oral, that may be made from time to time by or on its behalf, except as required under applicable law. Information contained in or otherwise accessible through the websites mentioned in this prospectus does not form part of this prospectus. All references in this prospectus to websites are inactive textual references and are for your information only.

USE OF PROCEEDS

Unless otherwise specified in a prospectus supplement, the net proceeds to the Bank from the sale of the securities will be added to the Bank’s general funds and utilized for general corporate purposes, which may include funding of our affiliate TD Securities (USA) LLC or any other general corporate purpose we may deem necessary or advisable. TD Securities (USA) LLC may participate as an underwriter, dealer or agent in any offering of the securities offered with this prospectus. For more information, see “Plan of Distribution (Conflicts of Interest)—Conflicts of Interest.”

CONSOLIDATED CAPITALIZATION AND INDEBTEDNESS

The following table sets forth the Bank’s consolidated subordinated notes and debentures and equity at October 31, 2024. This table should be read in conjunction with the Bank’s audited 2024 consolidated financial statements for the year ended October 31, 2024 (the “2024 Audited Consolidated Financial Statements”) and the 2024 MD&A, which are incorporated by reference in this prospectus.

(in millions of Canadian dollars)	As at October 31, 2024
Subordinated notes and debentures	$11,473	(1)
Equity
Common shares (millions of shares issued and outstanding: 1,750.3)	25,373	(2)
Preferred shares and other equity instruments (millions of shares issued and outstanding: 97.4)	10,888	(2)
Treasury shares—common (millions of shares held: 0.2)	(17	)(2)
Treasury shares—preferred (millions of shares held: 0.2).	(18	)(2)
Contributed surplus	204
Retained earnings	70,826
Accumulated other comprehensive income (loss)	7,904
Non-controlling interests in subsidiaries	—
Total equity	115,160
Consolidated subordinated notes and debentures and equity	$126,633

(1)	For more information, refer to “Note 19—Subordinated Notes and Debentures” to the 2024 Audited Consolidated Financial Statements.
(2)	For more information, refer to “Note 20—Equity” to the 2024 Audited Consolidated Financial Statements.

DESCRIPTION OF THE DEBT SECURITIES

We have summarized below the material provisions of the indentures and the debt securities, or indicated which material provisions will be described in the related prospectus supplement. These descriptions are only summaries, and each investor should refer to the relevant indenture, which describes completely the terms and definitions summarized below and contains additional information regarding the related debt securities. Any reference to provisions or defined terms of an indenture in any statement under this heading qualifies the entire statement and incorporates by reference the applicable section or definition into that statement.

This summary is subject to and qualified by reference to the description of the particular terms of your series described in the applicable prospectus supplement. Those terms may vary from the terms described in this prospectus. The prospectus supplement relating to each series of debt securities will be attached to the front of this prospectus. There may also be a further prospectus supplement, known as a pricing supplement, which describes additional terms of debt securities you are offered.

General

We may issue senior or subordinated debt securities, and when we refer to “debt securities” in this prospectus, we mean both the senior debt securities and the subordinated debt securities.

We will issue the senior debt securities under a senior debt indenture, dated as of June 30, 2006, between us and The Bank of New York Mellon (formerly known as The Bank of New York), as trustee (the “senior debt trustee”), as supplemented by a first supplemental indenture, dated as of September 24, 2018, and as further amended or supplemented from time to time (collectively, the “senior debt indenture”). We will issue the subordinated debt securities under a subordinated debt indenture, dated as of September 15, 2016, among us and Computershare Trust Company, National Association, as U.S. trustee, and Computershare Trust Company of Canada, as Canadian trustee (together with Computershare Trust Company, National Association, the “subordinated debt trustee”), as supplemented by a first supplemental indenture, dated as of September 15, 2016, a second supplemental indenture, dated as of October 17, 2022, a third supplemental indenture, dated as of July 3, 2024, a fourth supplemental indenture, dated as of September 10, 2024, and as further amended or supplemented from time to time (collectively, the “subordinated debt indenture”).

When we refer to the “indentures,” we mean both the senior debt indenture and the subordinated debt indenture, and when we refer to the “indenture,” we mean either the senior debt indenture or the subordinated debt indenture. A copy of the senior debt indenture and the first supplemental indenture to the subordinated debt indenture are incorporated by reference as exhibits to the Registration Statement and a copy of the subordinated debt indenture is attached as an exhibit to the Registration Statement. See “Where You Can Find More Information” and “Further Information” above for information on how to obtain a copy.

The indentures do not limit the aggregate principal amount of the debt securities which we can issue under each such indenture. We may issue debt securities under an indenture from time to time in one or more series, and we will authorize the aggregate amount from time to time for each series. The provisions of each indenture also allow us to “re-open” a previous issue of a series of debt securities without consent of holders and issue additional debt securities of that series, forming a single series with and having the same terms and conditions as that series of debt securities, except for the issue date, issue price and, if applicable, the first payment of interest thereon; provided that if any such additional debt securities are not fungible with the debt securities then issued and outstanding for U.S. federal income tax purposes, such additional debt securities will have one or more separate CUSIP numbers from the issued and outstanding debt securities. However, we do not intend to re-open a previous issue of any series of debt securities where such re-opening would have the effect of making the relevant debt securities of such series subject to a bail-in conversion.

The debt securities of any series may be denominated and payable in U.S. dollars or foreign currencies. The debt securities of any series may bear interest at a floating rate or a fixed rate. A floating rate is determined by reference to an interest rate formula which may be adjusted by adding or subtracting the spread or multiplying the spread multiplier.

The debt securities will not constitute deposits insured under the CDIC or by the U.S. Federal Deposit Insurance Corporation or any other Canadian or U.S. governmental agency or instrumentality.

In the case of the insolvency of the Bank, the Bank Act provides that priorities among payments of deposit liabilities of the Bank, payments in respect of debt securities and payments of all other liabilities are to be determined in accordance with the laws governing priorities and, where applicable, by the terms of the indebtedness and liabilities. Because we have subsidiaries, our right to participate in any distribution of the assets of our banking or non-banking subsidiaries, upon a subsidiary’s dissolution, winding-up, liquidation or reorganization or otherwise, and thus your ability to benefit indirectly from such distribution, is subject to the prior claims of creditors of that subsidiary, except to the extent that we may be a creditor of that subsidiary and our claims are recognized. In addition, there are regulatory and other legal limitations on the extent to which some of our subsidiaries may extend credit, pay dividends or otherwise supply funds to, or engage in transactions with, us or some of our other subsidiaries. Accordingly, the debt securities will be structurally subordinated to all existing and future liabilities of our subsidiaries, and holders of debt securities should look only to our assets for payments on the debt securities.

Terms Specified in Prospectus Supplement

The prospectus supplement and, if applicable, a pricing supplement will contain, where applicable, the following terms of and other information relating to any series of offered debt securities:

•	the specific title;

•

whether it is a series of senior debt securities or a series of subordinated debt securities, and if the latter, whether such series will include any NVCC Provisions (as defined below) or be limited recourse capital notes;

•	the aggregate principal amount, purchase price and denomination;

•	whether or not your note is a bail-inable debt security;

•	the specific terms of any bail-inable debt security;

•	any limit upon the aggregate principal amount of the securities of such series;

•	the currency in which the debt securities are denominated and/or in which principal, and premium, if any, and/or interest, if any, is payable;

•	the date or dates on which the principal is payable;

•	the interest rate or rates or the method by which the calculation agent (to be designated in the applicable prospectus supplement) will determine the interest rate or rates, if any;

•	the interest payment dates, if any;

•	the place or places for payment of the principal of and any premium and/or interest on or other amounts due under the debt securities;

•	any repayment, redemption, prepayment or sinking fund provisions, including any notice provisions;

•	whether we will issue the debt securities in global form and under what terms and conditions;

•

terms and conditions, if any, upon which the debt securities may or shall be convertible into or exchangeable or exercisable for or payable in, among other things, other securities (whether or not issued by us), instruments, contracts, currencies, commodities or other forms of property, rights or interests or any combination of the foregoing;

•	any agents for the debt securities, including trustees, depositories, authenticating or paying agents, transfer agents or registrars;

•	certain applicable U.S. federal income tax and Canadian federal income tax consequences, including, but not limited to:

(1)

whether and under what circumstances we will pay additional amounts on debt securities for any tax, assessment or governmental charge withheld or deducted and, if so, whether we will have the option to redeem those debt securities rather than pay the additional amounts;

(2)	tax considerations applicable to any discounted debt securities or to debt securities issued at par that are treated as having original issue discount for U.S. federal income tax purposes; and

(3)	tax considerations applicable to any debt securities denominated and payable in foreign currencies; or

•	any other specific terms of the debt securities, including any additional events of default or covenants, and any terms required by or advisable under applicable laws or regulations.

We will offer debt securities that are convertible or exchangeable into securities of another entity or other entities only under circumstances where there is an available exemption from the registration requirements for the underlying securities under the Securities Act at the time we offer such debt securities.

We may sell the debt securities at a substantial discount below their stated principal amount. We will describe special U.S. federal income tax and Canadian federal income tax considerations, if any, applicable to debt securities sold at an original issue discount in the prospectus supplement. An “original issue discount security” is any debt security that provides for an amount less than the principal amount to be due and payable upon the declaration of acceleration of the maturity in accordance with the terms of the applicable indenture. The prospectus supplement and, if applicable, a pricing supplement relating to any original issue discount securities will describe the particular provisions relating to acceleration of the maturity upon the occurrence of an event of default.

Terms Specific to Senior Debt Securities

Ranking

Unless otherwise specified in the applicable prospectus supplement, the senior debt securities will be unsecured and unsubordinated deposit liability obligations of the Bank and will rank on a parity in right of payment with all of the Bank’s deposit liabilities, except for obligations preferred by mandatory provisions of law and subject to the exercise of Canadian bank resolution powers.

Conversion or Exchange

If and to the extent mentioned in the applicable pricing supplement, any senior debt securities may be optionally or mandatorily convertible or exchangeable for stock or other securities of TD or another entity or entities. The specific terms on which any senior debt securities may be so converted or exchanged will be described in the applicable pricing supplement. These terms may include provisions for conversion or exchange, either mandatory, at the holder’s option or at our option, in which case the amount or number of securities the senior debt security holders would receive would be calculated at the time and manner described in the applicable pricing supplement. Where the conversion or exchange of our debt securities would result in TD not meeting the TLAC requirements applicable to it pursuant to the TLAC Guideline, we may only convert or exchange those bail-inable debt securities if we have obtained the prior approval of the Superintendent.

Events of Default

The senior debt indenture provides holders of senior debt securities with remedies if we fail to perform specific obligations, such as making payments on the senior debt securities, or if we become bankrupt. Holders should review the applicable provisions and understand which of our actions would trigger an event of default and which actions would not.

Under the senior debt indenture, for all senior debt securities issued on or after September 23, 2018 (including bail-inable debt securities and senior debt securities that are not subject to bail-in conversion), “event of default” means any of the following:

•	we default in the payment of the principal of, or interest on, any senior debt security of that series and, in each case, the default continues for a period of 30 business days; or

•

(i) we become insolvent or bankrupt or subject to the provisions of the Winding-up and Restructuring Act (Canada), or any statute hereafter enacted in substitution therefor, as such act, or substituted act, may be amended from time to time, (ii) we go into liquidation, either voluntary or under an order of a court of competent jurisdiction or (iii) we pass a resolution for our winding-up, liquidation or dissolution (with certain exceptions); or

•	any other event of default provided with respect to senior debt securities of that series.

The senior debt indenture permits the issuance of senior debt securities in one or more series, and, in many cases, whether an event of default has occurred is determined on a series by series basis. For purposes of this section, with respect to senior debt securities issued on or after September 23, 2018, “series” refers to senior debt securities having identical terms, except as to issue date, principal amount and, if applicable, the date from which interest begins to accrue.

The senior debt indenture provides that:

•

if an event of default due to the default in payment of principal of, or any premium or interest on, any series of senior debt securities issued under the senior debt indenture, or due to any event of default referred to in the last bullet of the preceding paragraph applicable to the senior debt securities of that series but not applicable to all outstanding senior debt securities issued under the senior debt indenture, occurs and is continuing, either the trustee or the holders of not less than 25% in aggregate principal amount of the outstanding senior debt securities of each such affected series, voting as a single class, by notice in writing to TD, may declare the principal of (or such other amount as may be specified) all senior debt securities of all such affected series and interest accrued thereon to be due and payable immediately; and

•

if an event of default due to specified events of bankruptcy, insolvency, winding up or liquidation of TD, occurs and is continuing, either the trustee or the holders of not less than 25% in aggregate principal amount of all outstanding senior debt securities issued under the senior debt indenture, treated as one class, by notice in writing to TD may declare the principal of (or such other amount as may be specified) all those senior debt securities and interest accrued thereon to be due and payable immediately.

Notwithstanding the foregoing, this section does not apply to senior debt securities that are part of a series created before September 23, 2018.

Events of Default for Senior Debt Securities Issued Before September 23, 2018

For all senior debt securities issued before September 23, 2018, “event of default” means any of the following:

•

we default in payment of any principal of the senior debt securities of that series, either at maturity or upon any redemption, by declaration or otherwise and continuance of such default for a period of 7 days;

•	we default in payment of any interest on any senior debt securities of that series and continuance of such default for a period of 30 days;

•	certain events of bankruptcy, insolvency or reorganization; or

•

any other event of default provided in the applicable board resolution, in the supplemental indenture under which that series of senior debt securities is issued or in the form of security for such series.

With respect to senior debt securities issued before September 23, 2018, the senior debt indenture provides that:

•

if an event of default due to the default in payment of principal of, or any premium or interest on, any series of senior debt securities issued under the senior debt indenture, or due to any event of default referred to in the last bullet of the preceding paragraph applicable to the senior debt securities of that series but not applicable to all outstanding senior debt securities issued under the senior debt indenture, occurs and is continuing, either the trustee or the holders of not less than 25% in aggregate principal amount of the outstanding senior debt securities of each such affected series, voting as a single class, by notice in writing to the Bank, may declare the principal of (or such other amount as may be specified) all senior debt securities of all such affected series and interest accrued thereon to be due and payable immediately; and

•

if an event of default due to a default in the performance of any of the covenants or agreements in the senior debt indenture applicable to all outstanding senior debt securities issued under the senior debt indenture or due to specified events of bankruptcy, insolvency, winding up or liquidation of the Bank, occurs and is continuing, either the trustee or the holders of not less than 25% in aggregate principal amount of all outstanding senior debt securities issued under the senior debt indenture, treated as one class, by notice in writing to the Bank may declare the principal of (or such other amount as may be specified) all those senior debt securities and interest accrued thereon to be due and payable immediately.

Annulment of Acceleration and Waiver of Defaults

In some circumstances, if any and all events of default under the senior debt indenture, other than the non-payment of the principal of senior debt securities of any series (or of all the senior debt securities, as the case may be) that has become due as a result of an acceleration, have been cured, waived or otherwise remedied, then the holders of a majority in aggregate principal amount of all senior debt securities of each such series, or of all senior debt securities, voting as a single class, then outstanding, may annul past declarations of acceleration of or waive past defaults with respect to each such series of senior debt securities (or with respect to all senior debt securities, as the case may be).

Differences in Events of Default

Senior debt securities issued by us prior to September 23, 2018 contain events of default that are different from those applicable to the senior debt securities issued by us on or after September 23, 2018. In particular, the events of default applicable to the senior debt securities issued by us prior to September 23, 2018 do not provide for a 30-business-day cure period with respect to any failure by us to pay the principal of, or interest on, those senior debt securities. Accordingly, if we fail to pay the principal of any series of senior debt securities issued by us prior to September 23, 2018 when due, the holders of such senior debt securities would be entitled to declare their securities due and payable following a 7-day cure period, whereas holders of senior debt securities issued by us on or after September 23, 2018 would not be entitled to accelerate the senior debt securities until 30 business days after our failure to pay the principal of the senior debt securities. In addition, if we fail to pay interest on any series of senior debt securities issued by us prior to September 23, 2018 when due, the holders of such senior debt securities would be entitled to declare their securities due and payable following a 30-calendar day cure period, whereas holders of senior debt securities issued by us on or after September 23, 2018 would not be entitled to accelerate the senior debt securities until 30 business days after our failure to pay the interest on the senior debt securities.

Special Provisions Related to Bail-inable Debt Securities

The senior debt indenture provides for certain provisions applicable to bail-inable debt securities. The applicable pricing supplement will specify whether or not your security is a bail-inable debt security.

Remedies if an Event of Default Occurs in Connection with Bail-inable Debt Securities.

A bail-in conversion will not constitute a default or an event of default under the senior debt indenture. Holders and beneficial owners of bail-inable debt securities may only exercise, or direct the exercise of, the acceleration and other rights described above if the Governor in Council (Canada) has not made an Order under Canadian bank resolution powers pursuant to subsection 39.13(1) of the CDIC Act in respect of TD. Notwithstanding the exercise of those rights by holders, bail-inable debt securities will continue to be subject to bail-in conversion until repaid in full.

Agreement with Respect to the Exercise of Canadian Bail-in Powers

By its acquisition of an interest in any bail-inable debt security, each holder or beneficial owner of that senior debt security is deemed to (i) agree to be bound, in respect of the bail-inable debt securities, by the CDIC Act, including the conversion of the bail-inable debt securities, in whole or in part—by means of a transaction or series of transactions and in one or more steps—into common shares of TD or any of its affiliates under subsection 39.2(2.3) of the CDIC Act and the variation or extinguishment of the bail-inable debt securities in consequence, and by the application of the laws of the Province of Ontario and the federal laws of Canada applicable therein in respect of the operation of the CDIC Act with respect to the bail-inable debt securities; (ii) attorn and submit to the jurisdiction of the courts in the Province of Ontario with respect to the CDIC Act and those laws; (iii) have represented and warranted that TD has not directly or indirectly provided financing to the holder or beneficial owner of the bail-inable debt security for the express purpose of investing in the bail-inable debt securities; and (iv) acknowledge and agree that the terms referred to in clauses (i) and (ii) above are binding on that holder or beneficial owner despite any provisions in the indenture or the bail-inable debt securities, any other law that governs the bail-inable debt securities and any other agreement, arrangement or understanding between that holder or beneficial owner and TD with respect to the bail-inable debt securities.

Holders and beneficial owners of bail-inable debt securities will have no further rights in respect of their bail-inable debt securities to the extent those bail-inable debt securities are converted in a bail-in conversion other than those provided under the bail-in regime. By its acquisition of an interest in any bail-inable debt security, each holder or beneficial owner of that senior debt security is deemed to irrevocably consent to the converted portion of the principal amount of that security and any accrued and unpaid interest thereon being deemed paid in full by TD by the issuance of common shares of TD (or, if applicable, any of its affiliates) upon the occurrence of a bail-in conversion, which bail-in conversion will occur without any further action on the part of that holder or beneficial owner or the trustee; provided that, for the avoidance of doubt, this consent will not limit or otherwise affect any rights that holders or beneficial owners may have under the bail-in regime.

No Set-Off or Netting Rights

No holder or beneficial owner of an interest in the bail-inable debt securities may exercise, or direct the exercise of, claim or plead any right of set-off, netting, compensation or retention in respect of any amount owed to it by the Bank arising under, or in connection with, the bail-inable debt securities, and each holder or beneficial owner of an interest in the bail-inable debt securities shall, by virtue of its acquisition of any bail-inable debt security (or an interest therein), be deemed to have irrevocably and unconditionally waived all such rights of set-off, netting, compensation or retention. Notwithstanding the foregoing, if any amounts due and payable to any holder or beneficial owner of an interest in the bail-inable debt securities by the Bank in respect of, or arising under, the bail-inable debt securities are purportedly discharged by set-off, netting, compensation or retention, without limitation to any other rights and remedies of the Bank under applicable law, such holder or beneficial owner of an interest shall be deemed to receive an amount equal to the amount of such discharge and, until such time as payment of such amount is made, shall hold such amount in trust for the Bank and, accordingly, any such discharge shall be deemed not to have taken place and such set-off, netting, compensation or retention shall be ineffective.

TLAC Disqualification Event Redemption

If a TLAC disqualification event (as defined herein) is specified in the applicable pricing supplement, we may, at our option, with the prior approval of the Superintendent, redeem all but not less than all of the particular bail-inable debt securities prior to their stated maturity date after the occurrence of the TLAC disqualification event, at the time or times and at the redemption price or prices specified in that pricing supplement, together with unpaid interest accrued thereon to, but excluding, the date fixed for redemption.

A “TLAC disqualification event” means OSFI has advised TD in writing that the bail-inable debt securities issued under the applicable pricing supplement will no longer be recognized in full as TLAC under the TLAC Guideline as interpreted by the Superintendent, provided that a TLAC disqualification event will not occur where the exclusion of those bail-inable debt securities from TD’s TLAC requirements is due to the remaining maturity of those bail-inable debt securities being less than any period prescribed by any relevant eligibility criteria applicable as of the issue date of those bail-inable debt securities.

Approval of Redemption, Repurchases and Defeasance; Amendments and Modifications

Where the redemption (for any reason), repurchase or any full defeasance or covenant defeasance with respect to bail-inable debt securities would result in TD not meeting the TLAC requirements applicable to it pursuant to the TLAC Guideline, that redemption, repurchase, defeasance or covenant defeasance will be subject to the prior approval of the Superintendent.

Where an amendment, modification or other variance that can be made to the senior debt indenture or the bail-inable debt securities as described under “—Modification of the Indenture” would affect the recognition of those bail-inable debt securities by the Superintendent as TLAC, that amendment, modification or variance will require the prior approval of the Superintendent.

Trustee and Trustee’s Duties

The trustee will undertake certain procedures and seek certain remedies in the event of an event of default or a default, as described under “—Events of Default.” However, by its acquisition of an interest in any bail-inable debt security, each holder or beneficial owner of that security is deemed to acknowledge and agree that the bail-in conversion will not give rise to a default or event of default for purposes of Section 315(b) (Notice of Default) and Section 315(c) (Duties of the Trustee in Case of Default) of the Trust Indenture Act.

By its acquisition of an interest in any bail-inable debt security, each holder or beneficial owner of that security, to the extent permitted by the Trust Indenture Act, is deemed to waive any and all claims, in law and/or in equity, against the trustee for, agrees not to initiate a suit against the trustee in respect of, and agrees that the trustee will not be liable for, any action that the trustee takes, or abstains from taking, in either case in accordance with the bail-in regime.

Additionally, by its acquisition of an interest in any bail-inable debt security, each holder or beneficial owner of that security is deemed to acknowledge and agree that, upon a bail-in conversion or other action pursuant to the bail-in regime with respect to bail-inable debt securities:

•

the trustee will not be required to take any further directions from holders of those bail-inable debt securities under Section 5.09 (Control by Holders of Securities) of the senior debt indenture, which section authorizes holders of a majority in aggregate outstanding principal amount of the senior debt securities to direct certain actions relating to the senior debt securities; and

•	the senior debt indenture will not impose any duties upon the trustee whatsoever with respect to a bail-in conversion or such other action pursuant to the bail-in regime.

Notwithstanding the foregoing, if, following the completion of a bail-in conversion, the relevant bail-inable debt securities remain outstanding (for example, if only a portion of the bail-inable debt securities are converted), then the trustee’s duties under the senior debt indenture will remain applicable with respect to those bail-inable debt securities following such completion; provided, however, that notwithstanding the bail-in conversion, there will at all times be a trustee for the bail-inable debt securities in accordance with the senior debt indenture, and the resignation and/or removal of the trustee, the appointment of a successor trustee and the rights of the trustee or any successor trustee will continue to be governed by the senior debt indenture, including to the extent no additional supplemental indenture or amendment to the senior debt indenture is agreed upon in the event the relevant bail-inable debt securities remain outstanding following the completion of the bail-in conversion.

DTC—Bail-in Conversion

Upon a bail-in conversion, TD will provide a written notice to the holders of bail-inable debt securities through DTC as soon as practicable regarding such bail-in conversion. We will also deliver a copy of such notice to the trustee for information purposes.

By its acquisition of an interest in any bail-inable debt security, each holder or beneficial owner of that security is deemed to have authorized, directed and requested DTC and any direct participant in DTC or other intermediary through which it holds such bail-inable debt security to take any and all necessary action, if required, to implement the bail-in conversion or other action pursuant to the bail-in regime with respect to the bail-inable debt security as it may be imposed on it, without any further action or direction on the part of that holder or beneficial owner, the trustee or the paying agent.

Subsequent Holders’ Agreement

Each holder or beneficial owner of a bail-inable debt security that acquires an interest in the bail-inable debt security in the secondary market and any successors, assigns, heirs, executors, administrators, trustees in bankruptcy and legal representatives of any holder or beneficial owner is deemed to acknowledge, accept, agree to be bound by and consent to the same provisions specified in this prospectus to the same extent as the holders or beneficial owners that acquired an interest in the bail-inable debt securities upon their initial issuance, including, without limitation, with respect to the acknowledgement and agreement to be bound by and consent to the terms of the bail-inable debt securities related to the bail-in regime.

The provisions relating to the bail-in acknowledgment of holders and beneficial owners of bail-inable debt securities in the senior debt indenture will be governed by the laws of the Province of Ontario and the federal laws of Canada applicable therein.

Terms Specific to Subordinated Debt Securities

Ranking

Unless otherwise specified in the applicable prospectus supplement, the subordinated debt securities will be unsecured obligations of the Bank, constituting subordinated indebtedness for the purposes of the Bank Act. In the event of the insolvency or winding-up of the Bank, the indebtedness evidenced by subordinated debt securities issued by the Bank, including, if a trigger event has not occurred as contemplated under the specific NVCC Provisions applicable to such subordinated debt securities, any subordinated debt securities issued under the subordinated debt indenture, will be subordinate in right of payment to the prior payment in full of the deposit liabilities of the Bank and all other liabilities of the Bank except liabilities which by their terms rank in right of payment equally with or subordinate to indebtedness evidenced by such subordinated debt securities. Upon the occurrence of a trigger event under the NVCC Provisions, the subordination provisions of the subordinated debt securities that include NVCC Provisions will not be relevant since all such subordinated debt securities will be converted into our common shares, which will rank on a parity with all other common shares of the Bank.

Non-Viability Contingent Capital Provisions

In accordance with capital adequacy requirements adopted by OSFI, non-common capital instruments issued after January 1, 2013, including subordinated debt securities, must include terms providing for the full and permanent conversion of such securities into common shares of the Bank upon the occurrence of certain trigger events relating to financial viability (the “NVCC Provisions”) in order to qualify as regulatory capital. The specific terms of any NVCC Provisions for any subordinated debt securities that the Bank issues under this prospectus will be described in one or more prospectus supplements relating to such securities.

The NVCC Provisions have the meaning set out in the OSFI Guideline for Capital Adequacy Requirements (CAR), Chapter 2—Definition of Capital, effective November 2023, as such term may be amended or superseded by OSFI from time to time, which term currently provides the following constitutes a trigger event:

•

the Superintendent publicly announces that the Bank has been advised, in writing, that the Superintendent is of the opinion that the Bank has ceased, or is about to cease, to be viable and that, after the conversion or write-off, as applicable, of all contingent instruments and taking into account any other factors or circumstances that are considered relevant or appropriate, it is reasonably likely that the viability of the Bank will be restored or maintained; or

•

a federal or provincial government in Canada publicly announces that the Bank has accepted or agreed to accept a capital injection, or equivalent support, from the federal government or any provincial government or political subdivision or agent or agency thereof without which the Bank would have been determined by the Superintendent to be non-viable.

The specific terms of any NVCC Provisions for any subordinated debt securities that we issue under this prospectus will be described in one or more prospectus supplements relating to such securities. If subordinated debt securities issued under the subordinated debt indenture are converted into common shares in accordance with NVCC Provisions, the rights, terms and conditions of such securities, including with respect to priority and rights on liquidation, will no longer be relevant as all such securities will have been converted on a full and permanent basis into common shares ranking on parity with all other outstanding common shares of the Bank. The NVCC Provisions do not apply to senior debt securities offered under this prospectus.

The NVCC Provisions of the subordinated indenture will be governed by the laws of the Province of Ontario and the federal laws of Canada applicable therein.

Events of Default

Under the subordinated debt indenture, an event of default will occur with respect to any series of subordinated debt securities issued thereunder only if (1) the Bank becomes insolvent or bankrupt or resolves to wind-up or liquidate or is ordered wound-up or liquidated or (2) any other event of default provided in the applicable board resolution, in the supplemental indenture under which that series of subordinated debt securities is issued or in the form of security for such series occurs and is continuing.

The subordinated debt indenture provides that if an event of default has occurred and is continuing, and a trigger event under the NVCC Provisions has not occurred, by notice in writing to the Bank the subordinated debt trustee may, in its discretion, and shall, upon the request of holders of not less than 25% in aggregate principal amount of the outstanding subordinated debt securities of all affected series, treated as one class, declare the principal of (or such other amount as may be specified) all outstanding subordinated debt securities of such series to be immediately due and payable. There will be no right of acceleration in the case of a default in the payment of interest or a default in the performance of any other covenant of the Bank in the subordinated debt indenture, although a legal action could be brought to enforce such covenant.

Annulment of Acceleration and Waiver of Defaults. In some circumstances, if any and all events of default under the subordinated debt indenture have been cured, waived or otherwise remedied, then the holders of a majority in aggregate principal amount of all series of outstanding subordinated debt securities affected, voting as one class, may annul past declarations of acceleration of or waive past defaults of the subordinated debt securities.

Indemnification of Trustee for Actions Taken on Your Behalf

Each indenture contains a provision entitling the trustee thereunder, subject to the duty of the trustee during a default to act with the required standard of care, to be indemnified to its satisfaction by the holders of debt securities before proceeding to exercise any right or power at the request, order or direction of the holders. Subject to these provisions and some other limitations, the holders of a majority in aggregate principal amount of each series of outstanding debt securities of each affected series, voting as one class, may direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee.

Limitation on Actions by You as an Individual Holder

Each indenture provides that no individual holder of debt securities may institute any action or proceeding under the applicable indenture, except actions for payment of overdue principal and interest, unless the following actions have occurred:

•	the holder must have previously given written notice to the trustee of the continuing default;

•

the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of each affected series, treated as one class, must have (1) requested the trustee to institute that action and (2) offered the trustee reasonable indemnity satisfactory to it;

•	the trustee must have failed to institute that action within 60 days after receipt of the request referred to above; and

•

the holders of a majority in principal amount of the outstanding debt securities of each affected series, voting as one class, must not have given directions to the trustee inconsistent with those of the holders referred to above.

Each indenture contains a covenant that we will file annually with the trustee a certificate of no default or a certificate specifying any default that exists, and the trustee shall be entitled to conclusively rely upon such certificate.

Issuing Branch

Debt securities may, if specified in the applicable prospectus supplement, be issued by our New York branch. If our New York branch issues debt securities, the applicable prospectus supplement will also describe: (1) the terms of debt securities issued by our New York branch, including terms relating to events of default in respect of those debt securities, (2) whether those debt securities will be issued under the senior debt indenture or the subordinated debt indenture, as applicable, or under a new indenture, and (3) any material U.S. or Canadian tax, regulatory or insolvency considerations applicable to those debt securities.

Registration and Transfer of Debt Securities

Registered holders may present debt securities for exchange or registration of transfer. We will provide these services without charge except for any tax or other governmental charge payable in connection with these services and subject to any limitations provided in the applicable indenture.

The procedures for transfer of interests in the debt securities in global form will depend upon the procedures of the depository for such global securities. See “—Forms of the Debt Securities.”

Merger, Consolidation, Sale, Lease or Conveyance

Each indenture provides that we may merge or consolidate with any other person or sell, lease or convey all or substantially all of our assets to any other person, only if certain conditions, including the following, are met:

•

we will be the continuing corporation or the successor corporation, or the person which acquires all or substantially all of our assets shall either (1) be one or more direct or indirect affiliates which we control or which are under common control with us or (2) will expressly assume or guaranty all of our obligations under such indenture;

•

immediately after such merger, consolidation, sale, lease or conveyance, we, or any such successor that has assumed our obligations, will not be in default in the performance of the covenants and conditions of such indenture applicable to us; and

•	we have delivered to the Trustee an opinion of counsel that such merger, consolidation, conveyance, transfer or lease complies with the Indenture.

Absence of Protections against All Potential Actions of the Bank. There are no covenants or other provisions in the indentures that would afford holders of debt securities additional protection in the event of a recapitalization transaction, a change of control of the Bank or a highly leveraged transaction. The merger covenant described above would only apply if the recapitalization transaction, change of control or highly leveraged transaction were structured to include a merger or consolidation of the Bank or a sale, lease or conveyance of all or substantially all of our assets.

Discharge, Defeasance and Covenant Defeasance

We have the ability to eliminate most or all of our obligations on any series of debt securities prior to maturity if we comply with the following provisions.

Discharge of Indenture. We may discharge all of our obligations, other than certain obligations including those as to transfers and exchanges, under the applicable indenture after we have:

•	paid or caused to be paid the principal of, interest on and any other amounts due under all of the outstanding debt securities in accordance with their terms;

•	delivered to the trustee for cancellation all of the outstanding debt securities; or

•

irrevocably deposited or caused to be deposited with the trustee cash or, in the case of a series of debt securities payable only in U.S. dollars, U.S. government obligations in trust for the benefit of the holders of any series of debt securities issued under the indenture that have either become due and payable, or are by their terms due and payable, or are scheduled for redemption, within one year, in an amount certified to be sufficient to pay on each date that they become due and payable, the principal of, interest and other amounts on, and any mandatory sinking fund payments for, those debt securities, except that the deposit of cash or U.S. government obligations for the benefit of holders of a series of debt securities that are due and payable, or are scheduled for redemption within one year will discharge obligations under the indenture relating only to that series of debt securities.

Defeasance of a Series of Securities at Any Time. We may also discharge all of our obligations, other than certain obligations including those as to transfers and exchanges, under any series of debt securities at any time, which we refer to as defeasance.

We may be released with respect to any outstanding series of debt securities from the covenants described above limiting consolidations, mergers, asset sales and leases, and elect not to comply with those sections without creating an event of default. Discharge under those procedures is called “covenant defeasance.”

Defeasance or covenant defeasance may be effected only if, among other things:

•

we irrevocably deposit with the applicable trustee cash or, in the case of debt securities payable only in U.S. dollars, U.S. government obligations, as trust funds in an amount certified to be sufficient to pay on each date that they become due and payable, the principal, interest and other amounts due on, and any mandatory sinking fund payments for, all outstanding debt securities of the series being defeased;

•	such deposit will not result in a breach or violation of, or constitute a default under, any agreement or instrument to which we are a party or to which we are bound; and

•	we deliver to the applicable trustee an opinion of counsel and an officers’ certificate stating that:

•

the beneficial owners of the series of debt securities being defeased will not recognize income, gain or loss for United States federal income tax purposes as a result of the defeasance or covenant defeasance;

•

such beneficial owners will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance had not occurred; and

•

in the case of a defeasance (but not a covenant defeasance), this opinion must be based on a ruling of relevant tax authorities or a change in United States tax laws occurring after the date of the applicable indenture.

Modification of the Indenture

Modification without Consent of Holders. We and the trustee may enter into supplemental indentures without the consent of the holders of debt securities issued under each indenture to, among other things:

•	secure any debt securities subject to the requirements of the Bank Act;

•	evidence the assumption by a successor corporation of our obligations;

•	add covenants or events of default for the protection of the holders of debt securities;

•

cure any ambiguity or correct any defect or inconsistency or make any other provisions with respect to matters arising under the indenture as we may deem desirable, provided that no such action shall adversely affect the holders in any material respect;

•	establish the forms or terms of debt securities of any series;

•	evidence the acceptance of appointment by a successor trustee;

•

add to, change or eliminate provisions of the indenture that do not (i) apply to any series of debt securities created prior to such supplemental indenture and (ii) modify the rights of any holder of such series of debt securities with respect to such provision;

•	add to, change or eliminate provisions of the indenture with respect to a new series of debt securities; or

•	to increase the minimum denomination of debt securities of any series as may be permitted by the terms of such series.

Modification with Consent of Holders. We and the trustee, with the consent of the holders of not less than a majority in aggregate principal amount of each affected series of outstanding debt securities, voting as one class, may add any provisions to, or change in any manner or eliminate any of the provisions of, the indenture or modify in any manner the rights of the holders of those debt securities. However, we and the trustee may not make any of the following changes to any outstanding debt security without the consent of each affected holder to, among other things:

•	extend the stated maturity of any debt security;

•	reduce the principal amount;

•	reduce the rate or extend the time of payment of interest or other amounts due;

•	reduce any amount payable on redemption;

•	change the currency in which the principal, including any amount of original issue discount, premium, or interest thereon is payable;

•	modify or amend the provisions for conversion of any currency into another currency;

•	reduce the amount of any original issue discount security payable upon acceleration or provable in bankruptcy;

•

modify or amend the provisions so as to adversely affect the terms or conditions upon which the debt securities are convertible into or exchangeable or exercisable for or payable in other securities, instruments, contracts, currencies, commodities or other forms of property, rights or interests;

•	impair or affect the right of any holder to institute suit for the enforcement of any payment on any debt security when due; or

•	reduce the percentage of debt securities the consent of whose holders is required for modification of the indenture or for waiver of certain defaults.

Modification of the Senior Debt Indenture Affecting TLAC. Where an amendment or variance of the bail-inable debt security’s terms and conditions would affect its recognition as TLAC, that amendment or variance will only be permitted with the prior approval of the Superintendent.

Modification of Subordination Provisions. We may not modify the subordination provisions of the subordinated debt indenture in a manner that would adversely affect in any material respect the outstanding subordinated debt securities of any one or more series without the consent of the holders of a majority of the principal amount of all affected series, voting together as one class. We may not modify the subordinated debt indenture or any terms of any outstanding subordinated debt securities in a manner that would affect the regulatory capital classification of the subordinated debt securities under the guidelines for capital adequacy requirements for banks in Canada without the consent of OSFI.

Payment of Additional Amounts

Unless otherwise specified in the applicable prospectus supplement, all payments of principal and interest and other amounts payable in respect of the debt securities by us will be made without us making any withholding of or deduction for, or on account of, any present or future taxes, duties, assessments or governmental charges of whatever nature (“Taxes”), unless the withholding or deduction of such Taxes is required or authorized by law or the administration thereof. In that event, we will, subject to certain exceptions and limitations set forth below, pay such additional amounts (“Additional Amounts”) to the holder or beneficial owner of any debt security as may be necessary in order that every net payment of the principal of and interest on such debt security and any other amounts payable on such debt security, after any withholding or deduction for Taxes imposed or levied by or on behalf of Canada or any political subdivision or taxing authority thereof or therein having the power to tax (each a “Taxing Jurisdiction”) (and Taxes imposed or levied by a Taxing

Jurisdiction on such Additional Amounts), will not be less than the amount such holder or beneficial owner would have received if such Taxes imposed or levied by or on behalf of a Taxing Jurisdiction had not been withheld or deducted. We will not, however, be required to make any payment of Additional Amounts to any holder or beneficial owner for or on account of:

•

any Taxes that would not have been so imposed but for a present or former connection (including, without limitation, carrying on business in a Taxing Jurisdiction or having a permanent establishment or fixed base in a Taxing Jurisdiction) between such holder or beneficial owner of a debt security (or between a fiduciary, settlor, beneficiary, member or shareholder of, or possessor of power over, such holder or beneficial owner, if such holder or beneficial owner is an estate, trust, partnership, limited liability company or corporation) and a Taxing Jurisdiction, other than merely holding such debt security or receiving payments with respect to such debt security;

•	any estate, inheritance, gift, sales, transfer or personal property Tax or any similar Tax with respect to a debt security;

•

any Tax imposed by reason that such holder or beneficial owner of a debt security, or other person (including a partnership) that receives or is entitled to payments on the debt security, does not deal at arm’s length within the meaning of the Income Tax Act (Canada) with us or is, or does not deal at arm’s length with any person who is, a “specified shareholder” (as defined in subsection 18(5) of the Income Tax Act (Canada)) of us, or as a result of us or any payer being a “specified entity” (as defined in subsection 18.4(1) of the Income Tax Act (Canada)) in respect of the holder, beneficial owner, or other person (including a partnership) that receives or is entitled to payments on the debt security;

•	any Tax that is levied or collected otherwise than by withholding from payments on or in respect of a debt security;

•	any Tax required to be withheld by any paying agent from any payment on a debt security, if such payment can be made without such withholding by at least one other paying agent;

•

any Tax that would not have been imposed but for the failure of a holder or beneficial owner of a debt security to comply with certification, identification, declaration, information or other reporting requirements, if such compliance is required by a Taxing Jurisdiction (including where required by statute, treaty, regulation or administrative pronouncement) as a precondition to relief or exemption from such Tax;

•

any Tax which would not have been imposed but for the presentation of a debt security (where presentation is required) for payment on a date more than 30 days after (i) the date on which such payment became due and payable or (ii) the date on which payment thereof is duly provided for, whichever occurs later;

•

any withholding or deduction imposed pursuant to (i) Sections 1471 to 1474 of the U.S. Internal Revenue Code of 1986, as amended (“FATCA”), or any successor version thereof, or any similar legislation imposed by any other governmental authority, (ii) any treaty, law, regulation or other official guidance enacted by Canada implementing FATCA or an intergovernmental agreement with respect to FATCA or any similar legislation imposed by any other governmental authority, or (iii) any agreement between us and the United States or any authority thereof implementing FATCA; or

•	any combination of the items listed above;

nor shall Additional Amounts be paid with respect to any payment on a debt security to a holder who is a fiduciary or partnership or any person other than the sole beneficial owner of such payment to the extent a beneficiary or settlor with respect to such fiduciary, a member of such partnership or such beneficial owner would not have been entitled to the Additional Amounts had such beneficiary, settlor, member or beneficial owner held its interest in the debt security directly.

Tax Redemption

Unless otherwise specified in the applicable prospectus supplement, we have the right to redeem, in whole but not in part, any of the debt securities at our option at any time prior to maturity, upon the giving of a notice of redemption as described below, if:

(i)

as a result of any change (including any announced prospective change) in or amendment to the laws or treaties (or any rules, regulations, rulings or administrative pronouncements thereunder) of Canada or of any political subdivision or taxing authority thereof or therein affecting taxation, or any change in official position regarding the application or interpretation of such laws, treaties, rules, regulations, rulings or administrative pronouncements (including a holding by a court of competent jurisdiction), which change or amendment is announced or becomes effective on or after the date of the prospectus supplement relating to the applicable debt securities, in the written opinion of our legal counsel of recognized standing, we have or will become obligated to pay, on the next succeeding date on which interest is due, Additional Amounts (assuming, in the case of any announced prospective change, that such announced change will become effective as of the date specified in such announcement and in the form announced); or

(ii)

on or after the date of the prospectus supplement relating to the applicable debt securities, any action has been taken by any taxing authority of, or any decision has been rendered by a court of competent jurisdiction in, Canada or any political subdivision or taxing authority thereof or therein, including any of those actions specified in the paragraph immediately above, whether or not such action was taken or decision was rendered with respect to us, or any change, amendment, application or interpretation shall be officially proposed, which, in any such case, in the written opinion of our legal counsel of recognized standing, will result in our becoming obligated to pay, on the next succeeding date on which interest is due, Additional Amounts (assuming, in the case of any announced prospective change, that such announced change will become effective as of the date specified in such announcement and in the form announced);

and, in any such case, we in our business judgment determine that such obligation cannot be avoided by the use of reasonable measures available to us; provided that any such redemption of bail-inable debt securities will require the prior approval of the Superintendent if the redemption would result in the Bank not meeting the TLAC requirements applicable to it pursuant to the TLAC Guideline. For the avoidance of doubt, reasonable measures do not include a change in the terms of the debt securities or a substitution of the issuer. The redemption price of the debt securities will be determined in the manner described in the applicable prospectus supplement.

Prior to the giving of any notice of redemption pursuant to the above paragraph, we will deliver to the trustee:

•	a certificate stating that we are entitled to effect such redemption and setting forth a statement of facts showing that the conditions precedent to our right to so redeem have occurred; and

•	an opinion of counsel prepared in accordance with the terms of the indenture.

Notices

We and the trustees will send notices regarding the debt securities only to registered holders, using their addresses as listed in the trustees’ records. With respect to who is a registered “holder” for this purpose, see “—Forms of the Debt Securities.”

Governing Law; Submission to Jurisdiction

The indentures and the debt securities will be governed by and construed in accordance with New York law, except that (1) the subordination provisions and the NVCC Provisions in the subordinated debt indenture, applicable to the subordinated debt securities, and (2) the provisions relating to the bail-in acknowledgment of holders and beneficial owners of bail-inable debt securities in the senior debt indenture, applicable to bail-inable debt securities, will be governed by and construed in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein.

By its acquisition of an interest in any bail-inable debt security, each holder or beneficial owner of that bail-inable debt security is deemed to attorn and submit to the jurisdiction of the courts in the Province of Ontario with respect to actions, suits and proceedings arising out of or relating to the operation of the CDIC Act and the laws of the Province of Ontario and the federal laws of Canada applicable therein in respect of the senior debt indenture and the bail-inable debt security.

The Trustees

The Bank of New York Mellon (formerly known as The Bank of New York) serves as the trustee for our senior debt securities. Computershare Trust Company, National Association and Computershare Trust Company of Canada will serve as U.S. trustee and Canadian trustee, respectively, for our subordinated debt securities. From time to time, we and our affiliates have conducted commercial banking, financial and other transactions with the trustees and their respective affiliates for which fees have been paid in the ordinary course of business. We may conduct these types of transactions with each other in the future and receive fees for services performed.

Payment and Paying Agents

We will pay interest to the person listed in the trustee’s records at the close of business on a particular day in advance of each due date for interest, even if that person no longer owns the debt security on the interest due date. That particular day, usually about two weeks in advance of the interest due date, is called the record date and will be stated in the applicable supplement. Holders buying and selling debt securities must work out between them how to compensate for the fact that we will pay all the interest for an interest period to the one who is the registered holder on the regular record date. The most common manner is to adjust the sale price of the debt securities to prorate interest fairly between buyer and seller. This prorated interest amount is called accrued interest.

We will pay interest, principal and any other money due on the debt securities at the corporate trust office of the applicable trustee in The City of New York or such other office as may be agreed upon. Holders must make arrangements to have their payments picked up at or wired from that office or such other office as may be agreed upon. We may also choose to pay interest by mailing checks.

Book-entry and other indirect holders should consult their banks, brokers or other financial institutions for information on how they will receive payments.

We may also arrange for additional payment offices and may cancel or change these offices, including our use of the trustee’s corporate trust office. These offices are called paying agents. We may also choose to act as our own paying agent or choose one of our subsidiaries to do so. We must notify holders of changes in the paying agents for any particular series of debt securities.

Regardless of who acts as paying agent, all money paid by us to a paying agent that remains unclaimed at the end of two years after the amount is due to holders will be repaid to us. After that two-year period, holders may look to us for payment and not to the trustee or any other paying agent.

Forms of the Debt Securities

Except as provided in an applicable prospectus supplement, each debt security will generally be represented by one or more global securities representing the entire issuance of securities. We will issue debt securities evidenced by certificates in definitive form to a particular investor only in limited circumstances. Both certificated securities in definitive form and global securities will be issued in registered form, where our obligation runs to the holder of the security named on the face of the security. Definitive securities name you or your nominee as the owner of the security, and in order to transfer or exchange these securities or to receive payments other than interest or other interim payments, you or your nominee must physically deliver the securities to the trustee, registrar, paying agent or other agent, as applicable. Global securities name a depository or its nominee as the owner of the debt securities. The depositary maintains a computerized system that will reflect each investor’s beneficial ownership of the securities through an account maintained by the investor with its broker/dealer, bank, trust company or other representative. See “Ownership, Book-Entry Procedures and Settlement.”

CANADIAN BANK RESOLUTION POWERS

General

Under Canadian bank resolution powers, the CDIC may, in circumstances where TD has ceased, or is about to cease, to be viable, assume temporary control or ownership of TD and may be granted broad powers by one or more Orders of the Governor in Council (Canada), including the power to sell or dispose of all or a part of the assets of TD, and the power to carry out or cause TD to carry out a transaction or a series of transactions, the purpose of which is to restructure the business of TD. As part of the Canadian bank resolution powers, certain provisions of, and regulations under the Bank Act, the CDIC Act and certain other Canadian federal statutes pertaining to banks, which we refer to collectively as the “bail-in regime,” provide for a bank recapitalization regime for banks designated by the Superintendent as D-SIBs, which include TD.

The expressed objectives of the bail-in regime include reducing government and taxpayer exposure in the unlikely event of a failure of a D-SIB, reducing the likelihood of such a failure by increasing market discipline and reinforcing that bank shareholders and creditors are responsible for the D-SIBs’ risks and not taxpayers, and preserving financial stability by empowering the CDIC to quickly restore a failed D-SIB to viability and allow it to remain open and operating, even where the D-SIB has experienced severe losses.

Under the CDIC Act, in circumstances where the Superintendent is of the opinion that TD has ceased, or is about to cease, to be viable and viability cannot be restored or preserved by exercise of the Superintendent’s powers under the Bank Act, the Superintendent, after providing TD with a reasonable opportunity to make representations, is required to provide a report to CDIC. Following receipt of the Superintendent’s report, CDIC may request the Minister of Finance for Canada (the “Minister of Finance”) to recommend that the Governor in Council (Canada) make an Order and, if the Minister of Finance is of the opinion that it is in the public interest to do so, the Minister of Finance may recommend that the Governor in Council (Canada) make, and on that recommendation, the Governor in Council (Canada) may make, one or more of the following Orders:

•	vesting in CDIC, the shares and subordinated debt of TD specified in the Order, which we refer to as a “vesting order”;

•	appointing CDIC as receiver in respect of TD, which we refer to as a “receivership order”;

•

if a receivership order has been made, directing the Minister of Finance to incorporate a federal institution designated in the Order as a bridge institution wholly-owned by CDIC and specifying the date and time as of which TD’s deposit liabilities are assumed, which we refer to as a “bridge bank order”; or

•

if a vesting order or receivership order has been made, directing CDIC to carry out a conversion, by converting or causing TD to convert, in whole or in part – by means of a transaction or series of transactions and in one or more steps – the shares and liabilities of TD that are subject to the bail-in regime into common shares of TD or any of its affiliates, which we refer to as a “conversion order”.

Following a vesting order or receivership order, CDIC will assume temporary control or ownership of TD and will be granted broad powers under that Order, including the power to sell or dispose of all or a part of the assets of TD, and the power to carry out or cause TD to carry out a transaction or a series of transactions the purpose of which is to restructure the business of TD.

Under a bridge bank order, CDIC has the power to transfer TD’s insured deposit liabilities and certain assets and other liabilities of TD to a bridge institution. Upon the exercise of that power, any assets and liabilities of TD that are not transferred to the bridge institution would remain with TD, which would then be wound up. In such a scenario, any liabilities of TD, including any outstanding debt securities (whether or not such debt securities are bail-inable debt securities), that are not assumed by the bridge institution could receive only partial or no repayment in the ensuing wind-up of TD.

Upon the making of a conversion order, prescribed shares and liabilities under the bail-in regime that are subject to that conversion order will, to the extent converted, be converted into common shares of TD or any of its affiliates, as determined by CDIC. Subject to certain exceptions discussed below, senior debt issued on or after September 23, 2018, with an initial or amended term to maturity (including explicit or embedded options) greater than 400 days, that is unsecured or partially secured and that has been assigned a CUSIP or ISIN or similar identification number are subject to a bail-in conversion. Shares, other than common shares, and subordinated debt of TD are also subject to a bail-in conversion, unless they are non-viability contingent capital. The applicable pricing supplement will specify whether or not a security is a bail-inable debt security.

Shares and liabilities that would otherwise be bail-inable but were issued before September 23, 2018 are not subject to a bail-in conversion unless, in the case of any such liability, including any debt securities, the terms of that liability are amended to increase the principal amount or to extend the term to maturity on or after September 23, 2018, and that liability, as amended, meets the requirements to be subject to a bail-in conversion. Covered bonds, certain derivatives and certain structured notes (as such term is used under the bail-in regime) are expressly excluded from a bail-in conversion. Unless otherwise specified in the prospectus supplement, the structured warrants will not be subject to a bail-in conversion. In addition, to the extent that any debt securities constitute structured notes (as such term is used under the bail-in regime) they will not be bail-inable debt securities. As a result, claims of some creditors whose claims would otherwise rank equally with those of the holders holding bail-inable debt securities would be excluded from a bail-in conversion and thus the holders and beneficial owners of bail-inable debt securities will have to absorb losses as a result of the bail-in conversion while other creditors may not be exposed to losses. The terms and conditions of the bail-in conversion will be determined by CDIC in accordance with and subject to certain requirements discussed below.

Bail-in Conversion

Under the bail-in regime there is no fixed and pre-determined contractual conversion ratio for the conversion of the bail-inable debt securities, or other shares or liabilities of TD that are subject to a bail-in conversion, into common shares of TD or any of its affiliates nor are there specific requirements regarding whether liabilities subject to a bail-in conversion are converted into common shares of TD or any of its affiliates. CDIC determines the timing of the bail-in conversion, the portion of bail-inable shares and liabilities to be converted and the terms and conditions of the conversion, subject to parameters set out in the bail-in regime. Those parameters include that:

•	in carrying out a bail-in conversion, CDIC must take into consideration the requirement in the Bank Act for banks to maintain adequate capital;

•

CDIC must use its best efforts to ensure that shares and liabilities subject to a bail-in conversion are only converted after all subordinate ranking shares and liabilities that are subject to a bail-in conversion and any subordinate non-viability contingent capital instruments have been previously converted or are converted during the same restructuring period;

•

CDIC must use its best efforts to ensure that the converted part of the liquidation entitlement of a share subject to a bail-in conversion, or the converted part of the principal amount and accrued and unpaid interest of a liability subject to a bail-in conversion, is converted on a pro rata basis for all shares or liabilities subject to a bail-in conversion of equal rank that are converted during the same restructuring period;

•

holders of shares and liabilities that are subject to a bail-in conversion must receive a greater number of common shares per dollar of the converted part of the liquidation entitlement of their shares, or the converted part of the principal amount and accrued and unpaid interest of their liabilities, than holders of any subordinate shares or liabilities subject to a bail-in conversion that are converted during the same restructuring period or of any subordinate non-viability contingent capital that is converted during the same restructuring period;

•

holders of shares or liabilities subject to a bail-in conversion of equal rank that are converted during the same restructuring period must receive the same number of common shares per dollar of the converted part of the liquidation entitlement of their shares or the converted part of the principal amount and accrued and unpaid interest of their liabilities; and

•

holders of shares or liabilities subject to a bail-in conversion must receive, if any non-viability contingent capital of equal rank to the shares or liabilities is converted during the same restructuring period, a number of common shares per dollar of the converted part of the liquidation entitlement of their shares, or the converted part of the principal amount and accrued and unpaid interest of their liabilities, that is equal to the largest number of common shares received by any holder of the non-viability contingent capital per dollar of that capital.

Compensation Regime

The CDIC Act provides for a compensation process for holders of bail-inable debt securities who, immediately prior to the making of an Order, directly or through an intermediary, own bail-inable debt securities that are converted in a bail-in conversion. While this process applies to successors of those holders it does not apply to assignees or transferees of the holder following the making of the Order and does not apply if the amounts owing under the relevant bail-inable debt securities are paid in full.

Under the compensation process, the compensation to which such holders are entitled is the difference, to the extent it is positive, between the estimated liquidation value and the estimated resolution value of the relevant bail-inable debt securities. The liquidation value is the estimated value that the holders of bail-inable debt securities would have received if an order under the Winding-up and Restructuring Act (Canada) had been made in respect of TD, as if no Order had been made and without taking into consideration any assistance, financial or otherwise, that is or may be provided to TD, directly or indirectly, by CDIC, the Bank of Canada, the Government of Canada or a province of Canada, after any order to wind up TD has been made.

The resolution value in respect of relevant bail-inable debt securities is the aggregate estimated value of the following: (a) the relevant bail-inable debt securities, if they are not held by CDIC and they are not converted, after the making of an Order, into common shares under a bail-in conversion; (b) common shares that are the result of a bail-in conversion after the making of an Order; (c) any dividend or interest payments made, after the making of the Order, with respect to the relevant bail-inable debt securities to any person other than CDIC; and (d) any other cash, securities or other rights or interests that are received or to be received with respect to the relevant bail-inable debt securities as a direct or indirect result of the making of the Order and any actions taken in furtherance of the Order, including from CDIC, TD, the liquidator of TD, if TD is wound up, the liquidator of a CDIC subsidiary incorporated or acquired by order of the Governor in Council for the purposes of facilitating the acquisition, management or disposal of real property or other assets of TD that CDIC may acquire as the result of its operations that is liquidated or the liquidator of a bridge institution if the bridge institution is wound up.

In connection with the compensation process, CDIC is required to estimate the liquidation value and the resolution value in respect of the portion of converted bail-inable debt securities and is required to consider the difference between the estimated day on which the liquidation value would be received and the estimated day on which the resolution value is, or would be, received.

CDIC must, within a reasonable period following a bail-in conversion, make an offer of compensation by notice to the relevant holders that held bail-inable debt securities equal to, or in value estimated to be equal to, the amount of compensation to which such holders are entitled or provide a notice stating that such holders are not entitled to any compensation. In either case such notice is required to include certain prescribed information, including important information regarding the rights of such holders to seek to object and have the compensation to which they are entitled determined by an assessor (a Canadian Federal Court judge) where holders of liabilities representing at least 10% of the principal amount and accrued and unpaid interest of the liabilities of the same class or 10% of the liquidation entitlement of shares other than common shares object to the offer or absence of compensation. The period for objecting is limited (45 days following the day on which a summary of the notice is published in the Canada Gazette) and failure by holders holding a sufficient principal amount plus accrued and unpaid interest of affected bail-inable debt securities to object within the prescribed period will result in the loss of any ability to object to the offered compensation or absence of compensation, as applicable. CDIC will pay the relevant holders the offered compensation within 135 days after the date on which a summary of the notice is published in the Canada Gazette if the offer of compensation is accepted, the holder does not notify CDIC of acceptance or objection to the offer or if the holder objects to the offer but the 10% threshold described above is not met within the aforementioned 45-day period.

Where an assessor is appointed, the assessor could determine a different amount of compensation payable, which could either be higher or lower than the original amount. The assessor is required to provide holders, whose compensation it determines, notice of determination. The assessor’s determination is final and there are no further opportunities for review or appeal. CDIC will pay the relevant holders the compensation amount determined by the assessor within 90 days of the assessor’s notice.

By its acquisition of an interest in any bail-inable debt security, each holder or beneficial owner of that security is deemed to agree to be bound by a bail-in conversion and so will have no further rights in respect of its bail-inable debt securities to the extent those bail-inable debt securities are converted in a bail-in conversion, other than those provided under the bail-in regime.

A similar compensation process to the one set out above applies, in certain circumstances, where as a result of CDIC’s exercise of bank resolution powers, debt securities are assigned to an entity which is then wound-up.

TLAC Guideline

In connection with the bail-in regime, the TLAC Guideline applies to and establishes standards for D-SIBs, including TD. Under the TLAC Guideline, beginning November 1, 2021, TD is required to maintain a minimum capacity to absorb losses composed of unsecured external long-term debt or regulatory capital instruments that meet the prescribed criteria or regulatory capital instruments to support recapitalization in the event of a failure. Bail-inable debt securities and regulatory capital instruments that meet the prescribed criteria will constitute TLAC of TD.

In order to comply with the TLAC Guideline, our senior debt indenture provides for terms and conditions for the bail-inable debt securities necessary to meet the prescribed criteria and qualify at their issuance as TLAC instruments of TD under the TLAC Guideline. Those criteria include the following:

•	TD cannot directly or indirectly have provided financing to any person for the express purpose of investing in the bail-inable debt securities;

•	the bail-inable debt security is not subject to set-off or netting rights;

•

the bail-inable debt security must not provide rights to accelerate repayment of principal or interest payments outside of bankruptcy, insolvency, wind-up or liquidation, except that events of default relating to the non-payment of scheduled principal and/or interest payments will be permitted where they are subject to a cure period of no less than 30 business days and clearly disclose to investors that:

(i)	acceleration is only permitted where an Order has not been made in respect of TD; and

(ii)	notwithstanding any acceleration, the instrument continues to be subject to a bail-in conversion prior to its repayment;

•

the bail-inable debt security may be redeemed (for any reason) or purchased for cancellation only at the initiative of TD and, where the redemption or purchase would lead to a breach of TD’s TLAC requirements, that redemption or purchase would be subject to the prior approval of the Superintendent;

•	the bail-inable debt security does not have credit-sensitive dividend or coupon features that are reset periodically based in whole or in part on TD’s credit standing; and

•

where an amendment or variance of the bail-inable debt security’s terms and conditions would affect its recognition as TLAC, that amendment or variance will only be permitted with the prior approval of the Superintendent.

DESCRIPTION OF COMMON SHARES AND PREFERRED SHARES

Set forth below is a summary of the material terms of the Bank’s share capital and certain provisions of the Bank Act and the Bank’s By-laws as they relate to the Bank’s share capital. The following summary is not complete and is qualified in its entirety by the Bank Act, the Bank’s By-laws and the actual terms and conditions of such shares.

Common Shares

Authorized Share Capital

The authorized common share capital of the Bank consists of an unlimited number of common shares without nominal or par value.

Voting, Dividend and Winding Up Rights of Holders of Common Shares

The holders of common shares are entitled to vote at all meetings of the shareholders of the Bank except meetings at which only holders of a specified class or series of shares are entitled to vote. The holders of common shares are entitled to receive dividends as and when declared by the Board of Directors of the Bank, subject to the preference of the holders of preferred shares of the Bank. After payment to the holders of preferred shares of the Bank of the amount or amounts to which they may be entitled, and after payment of all outstanding debts, the holders of common shares shall be entitled to receive the remaining property of the Bank upon the liquidation, dissolution or winding-up thereof.

Amendments to the Rights, Privileges, Restrictions and Conditions of Common Shares

Under the Bank Act, the rights of holders of the Bank’s shares can be changed by the Board of Directors of the Bank by making, amending or repealing the By-laws of the Bank. The board of directors of the Bank must submit such a by-law, or amendment to or repeal of a by-law, to the shareholders of the Bank in accordance with the procedures of the Bank Act and the By-laws of the Bank, and the shareholders must approve the by-law, amendment to or repeal of the by-law, by special resolution to be effective. Under the Bank Act, a special resolution is a resolution passed by not less than two-thirds of the votes cast by or on behalf of the shareholders who voted in respect of that resolution or signed by all the shareholders entitled to vote on that resolution. In some circumstances, the Bank Act mandates that holders of shares of a class or a series are entitled to vote separately as a class or series on a proposal to amend the By-laws of the Bank.

Preferred Shares

This section describes certain general terms and provisions of the preferred shares. The particular terms and provisions of a series of preferred shares offered by a prospectus supplement, and the extent to which the general terms and provisions described below may apply thereto, will be described in such prospectus supplement.

Issuable in Series

The preferred shares may be issued from time to time, in one or more series, with such rights, privileges, restrictions and conditions as the Board of Directors of the Bank may determine.

Priority

The preferred shares of each series will rank on a parity with every other series of preferred shares and will rank prior to the common shares and to any other shares of the Bank ranking junior to the preferred shares with respect to the payment of dividends and the distribution of assets in the event of the liquidation, dissolution or winding-up of the Bank, provided that a trigger event has not occurred as contemplated under the specific NVCC Provisions applicable to such preferred shares. Upon the occurrence of a trigger event under the NVCC Provisions, the priority of the preferred shares will not be relevant since all preferred shares will be converted into our common shares which will rank on a parity with all other common shares issued by us.

Restriction

Pursuant to the Bank Act, the Bank may not, without the approval of the holders of the preferred shares, create any class of shares ranking prior to or on a parity with the preferred shares.

Amendment of Class Provisions

Approval of amendments to the provisions of the preferred shares as a class may be given in writing by the holders of all the outstanding preferred shares or by a resolution carried by an affirmative vote of at least two-thirds of the votes cast at a meeting at which the holders of a majority of the then outstanding preferred shares are present or represented by proxy or, if no quorum is present at such meeting, at an adjourned meeting at which the shareholders then present or represented by proxy may transact the business for which the meeting was originally called.

NVCC Provisions

In accordance with capital adequacy requirements adopted by OSFI, non-common capital instruments issued after January 1, 2013, including preferred shares, must include NVCC Provisions in order to qualify as regulatory capital. The specific terms of any NVCC Provisions for any preferred shares that the Bank issues under this prospectus will be described in one or more prospectus supplements relating to such securities.

Priority on Liquidation, Dissolution or Winding-up

In the event of the liquidation, dissolution or winding-up of the Bank, provided that a trigger event has not occurred as contemplated under the specific NVCC Provisions applicable to the preferred shares, before any amounts shall be paid to or any assets distributed among the holders of the common shares or shares of any other class of the Bank ranking junior to the preferred shares, the holder of a preferred share of a series shall be entitled to receive to the extent provided for with respect to such preferred shares by the conditions attaching to such series: (i) an amount equal to the amount paid up thereon; (ii) such premium, if any, as has been provided for with respect to the preferred shares of such series; and (iii) all unpaid cumulative dividends, if any, on such preferred shares and, in the case of non-cumulative preferred shares, all declared and unpaid non-cumulative dividends. After payment to the holders of the preferred shares of the amounts so payable to them, they shall not be entitled to share in any further distribution of the property or assets of the Bank.

Voting Rights

There are no voting rights attaching to the preferred shares except to the extent provided in any series or by the Bank Act.

Creation and Issue of Additional Shares

The Bank may not, without the prior approval of the holders of the preferred shares, create or issue (i) any shares ranking in priority to or on a parity with the preferred shares; or (ii) any additional series of preferred shares unless at the date of such creation or issuance all cumulative dividends and any declared and unpaid non-cumulative dividends shall have been paid or set apart for payment in respect of each series of preferred shares then issued and outstanding.

Limitations Affecting Holders of Common Shares and Preferred Shares

Bank Act Restrictions and Restrictions on Payment of Dividends

The Bank Act contains restrictions on the issue, transfer, acquisition, beneficial ownership and voting of all shares of a chartered bank. For example, no person shall be a major shareholder of a bank if the bank has equity of $12 billion or more (which would include the Bank). A person is a major shareholder of a bank where: (i) the aggregate of shares of any class of voting shares beneficially owned by that person, by entities controlled by that person and by any person associated or acting jointly or in concert with that person is more than 20% of that class of voting shares; or (ii) the aggregate of shares of any class of non-voting shares beneficially owned by that person, by entities controlled by that person and by any person associated or acting jointly or in concert with that person is more than 30% of that class of non-voting shares. No person shall have a significant interest in any class of shares of a bank, including the Bank, unless the person first receives the approval of the Minister of Finance (Canada). For purposes of the Bank Act, a person has a significant interest in a class of shares of a Canadian chartered bank where the aggregate of any shares of the class beneficially owned by that person, by entities controlled by that person and by any person associated or acting jointly or in concert with that person exceeds 10% of all of the outstanding shares of that class of shares of such bank. Purchasers of securities (and CDS Participants) may be required to furnish declarations relating to ownership (and ownership by clients of such CDS Participants) in a form prescribed by the Bank.

The Bank Act also prohibits the registration of a transfer or issue of any share of the Bank to, and the exercise, in person or by proxy, of any voting rights attached to any share of the Bank that is beneficially owned by, Her Majesty in right of Canada or of a province or any agent or agency of Her Majesty in either of those rights, or to the government of a foreign country or any political subdivision, agent or agency of any of them, except for certain cases that require the Minister of Finance (Canada)’s consent.

Under the Bank Act, the Bank cannot redeem or purchase any of its shares, including the preferred shares, unless the consent of OSFI has been obtained. In addition, the Bank Act prohibits a payment to purchase or redeem any shares or the declaration of a dividend if there are reasonable grounds for believing that the Bank is, or the payment would cause the Bank to be, in contravention of the capital adequacy and liquidity regulations of the Bank Act or directions of OSFI.

In addition, the ability to pay dividends on the common shares without the approval of the holders of the outstanding preferred shares is restricted unless all dividends on the preferred shares have been declared and paid or set apart for payment.

DESCRIPTION OF WARRANTS

The following describes certain general terms and provisions that will apply to the warrants. The particular terms and provisions of warrants offered by a prospectus supplement, and the extent to which the general terms and provisions described below apply to such warrants, will be described in such prospectus supplement.

Each series of warrants will be issued under the warrant agreement, dated as of June 17, 2020 (the “structured warrant agreement”), between the Bank and the Bank of New York Mellon, as structured warrant agent, or a new warrant agreement (each, a “new warrant agreement” and, together with the structured warrant agreement, a “warrant agreement”) in each case between the Bank and a warrant agent determined by the Bank. The statements below relating to any warrant agreement and the warrants to be issued thereunder are summaries of certain anticipated provisions thereof, are not complete and are subject to, and qualified by reference to all provisions of the applicable warrant agreement. The structured warrant agreement is filed as an exhibit to the registration statement. The applicable prospectus supplement will include details of any new warrant agreement with respect to the warrants being offered. Reference is made to the applicable prospectus supplement which will accompany this prospectus for the terms and other information with respect to the offering of warrants being offered thereby.

We may issue warrants having the following characteristics, all as further specified in the applicable prospectus supplement relating to the warrant.

Structured Warrants

We may issue warrants to purchase or sell, on terms to be determined at the time of sale, which we refer to as “structured warrants”:

•	securities issued by an entity not affiliated with us, a basket of those securities, an index or indices of those securities or any other property;

•	exchange-traded funds (“ETFs”); or

•	any combination of the above.

The property in the above clauses is referred to as “warrant property.” We may satisfy our obligations, if any, with respect to any structured warrants by delivering or receiving the warrant property or, in the case of cash-settled structured warrants to purchase or sell warrant property, by cash payments, if any, based on the value of the warrant property, as described in the applicable prospectus supplement.

Terms Specified in Prospectus Supplement

The prospectus supplement will contain, where applicable, the following terms of and other information relating to any series of offered structured warrants:

•	the specific title;

•	the issue price and the applicable minimum denominations;

•	the specific designation and aggregate number of, and the price at which we will issue, the structured warrants;

•	the currency with which the structured warrants may be purchased;

•

the date on which the right to exercise the structured warrants will begin and the date on which that right will expire or, if you may not continuously exercise the structured warrants throughout that period, the specific date or dates on which you may exercise the structured warrants;

•

whether the structured warrants are put warrants or call warrants, whether you or the Bank will have the right to exercise the structured warrants and any conditions or restrictions on the exercise of the structured warrants;

•	the specific warrant property, and the amount or the method for determining the amount of the warrant property, purchasable or saleable upon exercise of each structured warrant;

•	the price at which and the currency with which the warrant property may be purchased or sold upon the exercise of each structured warrant, or the method of determining that price;

•	whether the exercise of the structured warrants is to be cash-settled or by delivery of the warrant property or combination thereof;

•	the events or circumstances, if any, that will cause the structured warrants to be deemed automatically exercised;

•	the place or places for payment of amounts due under the structured warrants;

•	whether we will issue the structured warrants in global form and under what terms and conditions;

•	any agents for the structured warrants, including the structured warrant agent, depositaries, authenticating or paying agents, transfer agents or registrars;

•	applicable U.S. federal income tax and Canadian federal income tax consequences; and

•	any other terms of the structured warrants.

Preferred Share Warrants

The particular terms and provisions of each issue of warrants providing for the issuance of preferred shares on exercise of warrants will be described in the related prospectus supplement and may include the designation, number and terms of the preferred shares purchasable upon exercise of the warrants, any procedures that will result in the adjustment of these numbers, the exercise price, dates and periods of exercise, the currency in which the warrants are issued and any other specific terms of the warrants.

Significant Provisions of the Structured Warrant Agreement

The following summarizes the significant provisions of the structured warrant agreement and the structured warrants and is not intended to be comprehensive. The statements below relating to the structured warrant agreement and the structured warrants to be issued thereunder are summaries of certain anticipated provisions thereof, are not complete and are subject to, and qualified by reference to all provisions of the structured warrant agreement. Holders of the structured warrants should review the detailed provisions of the structured warrant agreement for a full description and for other information regarding the structured warrants.

Modifications Without Consent of Holders. We and the structured warrant agent may amend the terms of the structured warrants and the structured warrant certificates without the consent of the holders to:

•

cure any ambiguity or correct any defect or inconsistency or make any other provisions with respect to matters arising under the structured warrant agreement as we may deem desirable, provided that no such action shall adversely affect the holders in any material respect;

•	establish the forms or terms of structured warrant certificates or the structured warrants of any series;

•	evidence the acceptance of appointment by a successor agent;

•

add to, change or eliminate provisions of the structured warrant agreement that neither (i) apply to any structured warrant issued prior to the execution of such supplemental agreement and entitled to the benefit of such provision nor (ii) modify the rights of any holder of such structured warrant with respect to such provision;

•	add to, change or eliminate provisions of the structured warrant agreement with respect to a new series of structured warrants; or

•	increase the minimum denomination of structured warrants of any series as may be permitted by the terms of such series.

Modification with Consent of Holders. We and the structured warrant agent, with the consent of the holders of not less than a majority in number of the then outstanding structured warrants affected, may modify or amend the structured warrant agreement. However, we and the structured warrant agent may not make any of the following modifications or amendments without the consent of each affected holder:

•	shorten the period of time during which the structured warrants may be exercised;

•

reduce the amount receivable upon exercise, cancellation or expiration of the structured warrants other than in accordance with the antidilution provisions or other similar adjustment provisions included in the terms of the structured warrants;

•	change the exercise price of the structured warrants;

•	materially and adversely affect the rights of the holders of the structured warrants; or

•	reduce the percentage of outstanding structured warrants the consent of whose holders is required for the modification of the structured warrant agreement.

Merger, Consolidation, Sale, Lease or Conveyance. The structured warrant agreement provides that we will not merge or consolidate with any other person or sell, lease or convey all or substantially all of our assets to any other person, only if certain conditions, including the following, are met:

•

we will be the continuing corporation or the successor corporation, or the person which acquires all or substantially all of our assets shall either (1) be one or more direct or indirect affiliates which we control or which are under common control with us or (2) will expressly assume or guaranty all of our obligations under the structured warrant agreement; and

•

immediately after such merger, consolidation, sale, lease or conveyance, we, or any such successor that has assumed our obligations, will not be in default in the performance of the covenants and conditions of the structured warrant agreement applicable to us.

Absence of Protections against All Potential Actions of the Bank. There are no covenants or other provisions in the structured warrant agreement that would afford holders of structured warrants additional protection in the event of a recapitalization transaction, a change of control of the Bank or a highly leveraged transaction. The merger covenants described above would apply only if the recapitalization transaction, change of control or highly leveraged transaction were structured to include a merger or consolidation of the Bank or a sale, lease or conveyance of all or substantially all of our assets.

Enforceability of Rights of Holders. The structured warrant agent will act solely as our agent in connection with the structured warrant certificates and will not assume any obligation or relationship of agency or trust for or with any holders of structured warrant certificates or beneficial owners of structured warrants. Any holder of structured warrant certificates and any beneficial owner of structured warrants may, without the consent of any other person, enforce its right, and may institute any proceeding, on its own behalf, to exercise the structured warrants evidenced by the structured warrant certificates in the manner provided for in that series of structured warrants or pursuant to the structured warrant agreement.

Registration and Transfer of Structured Warrants. Subject to the terms of the structured warrant agreement, structured warrants in definitive form may be presented for exchange and for registration of transfer, at the corporate trust office of the structured warrant agent for that series of structured warrants, or at any other office indicated in the prospectus supplement relating to that series of structured warrants, without service charge.

However, the holder will be required to pay any taxes and other governmental charges as described in the structured warrant agreement. The transfer or exchange will be effected only if the structured warrant agent for the series of structured warrants is satisfied with the documents of title and identity of the person making the request. See “—Form of the Structured Warrants” for information regarding structured warrants in global form.

Replacement of Structured Warrants. We will replace any mutilated certificate evidencing a definitive structured warrant at the expense of the holder upon surrender of that certificate to the structured warrant agent. We will replace certificates that have been destroyed, lost or stolen at the expense of the holder upon delivery to us and the structured warrant agent of evidence satisfactory to us and the structured warrant agent of the destruction, loss or theft of the certificates. In the case of a destroyed, lost or stolen certificate, an indemnity satisfactory to the structured warrant agent and to us may be required at the expense of the holder of the structured warrant evidenced by that certificate before a replacement will be issued.

New York Law to Govern. The structured warrants and the structured warrant agreement will be governed by, and construed in accordance with, the laws of the State of New York. In the case of the insolvency of the Bank, the Bank Act provides that priorities among payments of deposit liabilities of the Bank, payments in respect of structured warrants and payments of all other liabilities are to be determined in accordance with the laws governing priorities and, where applicable, by the terms of the indebtedness and liabilities. Because we have subsidiaries, our right to participate in any distribution of the assets of our banking or non-banking subsidiaries, upon a subsidiary’s dissolution, winding-up, liquidation or reorganization or otherwise, and thus your ability to benefit indirectly from such distribution, is subject to the prior claims of creditors of that subsidiary, except to the extent that we may be a creditor of that subsidiary and our claims are recognized. In addition, there are regulatory and other legal limitations on the extent to which some of our subsidiaries may extend credit, pay dividends or otherwise supply funds to, or engage in transactions with, us or some of our other subsidiaries. Accordingly, the structured warrants will be structurally subordinated to all existing and future liabilities of our subsidiaries, and holders of structured warrants should look only to our assets for payments on the structured warrants.

Unless otherwise specified in the prospectus supplement, the structured warrants will not be subject to a bail-in conversion.

Ranking

Unless otherwise specified in the applicable prospectus supplement, the structured warrants will be unsecured, unsubordinated obligations of the Bank and will rank on a parity in right of payment with all of the Bank’s deposit liabilities, except for obligations preferred by mandatory provisions of law.

Payment of Additional Amounts

Unless otherwise specified in the prospectus supplement, all amounts payable in respect of the structured warrants by us will be made without us making any withholding of or deduction for, or on account of, any present or future Taxes, unless the withholding or deduction of such Taxes is required or authorized by law or the administration thereof. In that event, we will, subject to certain exceptions and limitations set forth below, pay such Additional Amounts to the holder or beneficial owner of any structured warrant as may be necessary in order that every net payment of any amounts payable on such structured warrant, after any withholding or deduction for Taxes imposed or levied by or on behalf of a Taxing Jurisdiction (and Taxes imposed or levied by a Taxing Jurisdiction on such Additional Amounts), will not be less than the amount such holder or beneficial owner would have received if such Taxes imposed or levied by or on behalf of a Taxing Jurisdiction had not been withheld or deducted. We will not, however, be required to make any payment of Additional Amounts to any holder or beneficial owner for or on account of:

•

any Taxes that would not have been so imposed but for a present or former connection (including, without limitation, carrying on business in a Taxing Jurisdiction or having a permanent establishment or fixed base in a Taxing Jurisdiction) between such holder or beneficial owner of a structured warrant (or between a fiduciary, settlor, beneficiary, member or shareholder of, or possessor of power over, such holder or beneficial owner, if such holder or beneficial owner is an estate, trust, partnership, limited liability company or corporation) and a Taxing Jurisdiction, other than merely holding such structured warrant or receiving payments with respect to such structured warrant;

•	any estate, inheritance, gift, sales, transfer or personal property Tax or any similar Tax with respect to a structured warrant;

•

any Tax imposed by reason that such holder or beneficial owner of a structured warrant, or other person (including a partnership) that receives or is entitled to payments on the structured warrant, does not deal at arm’s length within the meaning of the Income Tax Act (Canada) with us or is, or does not deal at arm’s length with any person who is, a “specified shareholder” (as defined in subsection 18(5) of the Income Tax Act (Canada)) of us, or as a result of us or any payer being a “specified entity” (as defined in subsection 18.4(1) of the Income Tax Act (Canada)) in respect of the holder, beneficial owner, or other person (including a partnership) that receives or is entitled to payments on the structured warrant;

•	any Tax that is levied or collected otherwise than by withholding from payments on or in respect of a structured warrant;

•	any Tax required to be withheld by any paying agent from any payment on a structured warrant, if such payment can be made without such withholding by at least one other paying agent;

•

any Tax that would not have been imposed but for the failure of a holder or beneficial owner of a structured warrant to comply with certification, identification, declaration, information or other reporting requirements, if such compliance is required by a Taxing Jurisdiction (including where required by statute, treaty, regulation or administrative pronouncement) as a precondition to relief or exemption from such Tax;

•

any Tax which would not have been imposed but for the presentation of a structured warrant (where presentation is required) for payment on a date more than 30 days after (i) the date on which such payment became due and payable or (ii) the date on which payment thereof is duly provided for, whichever occurs later;

•

any withholding or deduction imposed pursuant to (i) FATCA or any successor version thereof, or any similar legislation imposed by any other governmental authority, (ii) any treaty, law, regulation or other official guidance enacted by Canada implementing FATCA or an intergovernmental agreement with respect to FATCA or any similar legislation imposed by any other governmental authority, or (iii) any agreement between us and the United States or any authority thereof implementing FATCA; or

•	any combination of the items listed above;

nor shall Additional Amounts be paid with respect to any payment on a structured warrant to a holder who is a fiduciary or partnership or any person other than the sole beneficial owner of such payment to the extent a beneficiary or settlor with respect to such fiduciary, a member of such partnership or such beneficial owner would not have been entitled to the Additional Amounts had such beneficiary, settlor, member or beneficial owner held its interest in the structured warrant directly.

Tax Redemption

Unless otherwise specified in the prospectus supplement, we have the right to redeem, in whole but not in part, any of the structured warrants at our option at any time prior to expiration, upon the giving of a notice of redemption as described below, if:

(i)

as a result of any change (including any announced prospective change) in or amendment to the laws or treaties (or any rules, regulations, rulings or administrative pronouncements thereunder) of Canada or of any political subdivision or taxing authority thereof or therein affecting taxation, or any change in official position regarding the application or interpretation of such laws, treaties, rules, regulations, rulings or administrative pronouncements (including a holding by a court of competent jurisdiction), which change or amendment is announced or becomes effective on or after the date of the prospectus supplement relating to the applicable structured warrants, in the written opinion of our legal counsel of recognized standing, we have or will become obligated to pay, on the next succeeding date on which any amount payable is due, Additional Amounts (assuming, in the case of any announced prospective change, that such announced change will become effective as of the date specified in such announcement and in the form announced); or

(ii)

on or after the date of the prospectus supplement relating to the applicable structured warrants, any action has been taken by any taxing authority of, or any decision has been rendered by a court of competent jurisdiction in, Canada or any political subdivision or taxing authority thereof or therein, including any of those actions specified in the paragraph immediately above, whether or not such action was taken or decision was rendered with respect to us, or any change, amendment, application or interpretation shall be officially proposed, which, in any such case, in the written opinion of our legal counsel of recognized standing, will result in our becoming obligated to pay, on the next succeeding date on which any amount payable is due, Additional Amounts (assuming, in the case of any announced prospective change, that such announced change will become effective as of the date specified in such announcement and in the form announced);

and, in any such case, we in our business judgment determine that such obligation cannot be avoided by the use of reasonable measures available to us. For the avoidance of doubt, reasonable measures do not include a change in the terms of the structured warrants or a substitution of the issuer. The redemption price of the structured warrants will be determined in the manner described in the prospectus supplement.

Prior to the giving of any notice of redemption pursuant to the above paragraph, we will deliver to the structured warrant agent:

•	a certificate stating that we are entitled to effect such redemption and setting forth a statement of facts showing that the conditions precedent to our right to so redeem have occurred; and

•	an opinion of counsel prepared in accordance with the terms of the structured warrant agreement.

Unless otherwise specified in the applicable prospectus supplement, notice of redemption will be given not less than 30 nor more than 60 days prior to the date fixed for redemption, which date and the applicable redemption price will be specified in the notice.

Form of the Structured Warrants

Except as provided in the prospectus supplement, each structured warrant will generally be represented by one or more global securities representing the entire issuance of structured warrants. We will issue structured warrants evidenced by certificates in definitive form to a particular investor only in limited circumstances. Both certificated securities in definitive form and global securities will be issued in registered form, where our obligation runs to the holder of the security named on the face of the security. Definitive securities name you or your nominee as the owner of the security, and in order to transfer or exchange these securities or to receive payments other than any interim payments, you or your nominee must physically deliver the securities to the structured warrant agent, registrar, paying agent or other agent, as applicable. Global securities name a depositary or its nominee as the owner of the structured warrants. The depositary maintains a computerized system that will reflect each investor’s beneficial ownership of the securities through an account maintained by the investor with its broker/dealer, bank, trust company or other representative. See “Ownership, Book-Entry Procedures and Settlement.”

DESCRIPTION OF SUBSCRIPTION RECEIPTS

The following describes certain general terms and provisions that will apply to the subscription receipts. The particular terms and provisions of subscription receipts offered by a prospectus supplement, and the extent to which the general terms and provisions described below apply to such subscription receipts, will be described in such prospectus supplement.

Subscription receipts will be issued under a subscription receipt agreement between the Bank and an escrow agent. The statements below relating to any subscription receipt agreement and the subscription receipts to be issued thereunder are summaries of certain anticipated provisions thereof, are not complete and are subject to, and qualified by reference to all provisions of the applicable subscription receipts. The applicable prospectus supplement will include details of the subscription receipt agreement with respect to the subscription receipts being offered. Reference is made to the applicable prospectus supplement which will accompany this prospectus for the terms and other information with respect to the offering of subscription receipts being offered thereby.

Subscription Receipts

The particular terms and provisions of each issue of subscription receipts providing for the issuance of debt securities, preferred shares or common shares on the exchange of subscription receipts will be described in the related prospectus supplement and may include the number of subscription receipts and the price at which they will be issued and whether the price is payable in instalments, any conditions to the exchange of subscription receipts into debt securities, preferred shares or common shares, as the case may be, and the consequences of such conditions not being satisfied, the procedures for the exchange of the subscription receipts into debt securities, preferred shares or common shares, as the case may be, the number of debt securities, preferred shares or common shares, as the case may be, that may be exchanged upon exercise of each subscription receipt, the dates or periods during which the subscription receipts may be exchanged into debt securities, preferred shares or common shares, as the case may be, whether such subscription receipts will be listed on any securities exchange, and any other rights, privileges, restrictions and conditions attaching to the subscription receipts.

Prior to the exchange of their subscription receipts, holders of subscription receipts will not have any of the rights of holders of the securities subject to the subscription receipts.

DESCRIPTION OF UNITS

The following describes certain general terms and provisions that will apply to the units. The particular terms and provisions of units offered by a prospectus supplement, and the extent to which the general terms and provisions described below apply to such units, will be described in such prospectus supplement.

We may issue units that will consist of any combination of debt securities, preferred shares, common shares, warrants and subscription receipts issued by us, or other securities of an entity affiliated or not affiliated with us. Unless otherwise specified in the applicable prospectus supplement, each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. Units will be issued under a unit agreement between the Bank and a unit agent named therein. The statements below relating to any unit agreement and the units to be issued thereunder are summaries of certain anticipated provisions thereof, are not complete and are subject to, and qualified by reference to all provisions of the applicable units. The applicable prospectus supplement will include details of the unit agreement with respect to the units being offered. Reference is made to the applicable prospectus supplement which will accompany this prospectus for the terms and other information with respect to the offering of units. Those terms may include:

•

the designation and the terms of the units and any combination of debt securities, preferred shares, common shares, warrants and subscription receipts issued by us, or other securities of an entity affiliated or not affiliated with us constituting the units, including and whether and under what circumstances the debt securities, preferred shares, common shares, warrants and subscription receipts issued by us, or other securities of an entity affiliated or not affiliated with us or other securities may be traded separately;

•	any additional terms of the governing unit agreement; and

•

any additional provisions for the issuance, payment, settlement, transfer or exchange of the units or of the debt securities, preferred shares, common shares, warrants and subscription receipts issued by us, or other securities of an entity affiliated or not affiliated with us constituting the units.

We will offer units that consist of or include debt or equity securities of third parties only under circumstances where there is an available exemption from the registration requirements for such third party securities under the Securities Act at the time we offer such units.

An investment in units may involve special risks, including risks associated with indexed securities and currency-related risks if the securities comprising the units are linked to an index or are payable in or otherwise linked to a non-U.S. dollar currency.

OWNERSHIP, BOOK-ENTRY PROCEDURES AND SETTLEMENT

In this section, we describe special considerations that will apply to registered securities issued in global i.e., book-entry, form. First we describe the difference between registered ownership and indirect ownership of registered securities. Then we describe special provisions that apply to global securities.

Registered Owners

Each security will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing securities. We refer to those who have securities registered in their own names, on the books that we or the trustee or warrant agent maintain for this purpose, as the “registered holders” of those securities. Subject to limited exceptions, we and the trustee or warrant agent are entitled to treat the registered holder of a security as the person exclusively entitled to vote, to receive notices, to receive any interest or other payment in respect of the security and to exercise all the rights and powers as an owner of the security. We refer to those who own beneficial interests in securities that are not registered in their own names as indirect owners of those securities. As we discuss below, indirect owners are not registered holders, and investors in securities issued in book-entry form or in street name will be indirect owners.

Book-Entry Owners

Unless otherwise noted in your prospectus supplement, we will issue each security in book-entry form only. This means securities will be represented by one or more global securities registered in the name of a financial institution that holds them as depositary on behalf of other financial institutions that participate in the depositary’s book-entry system. These participating institutions, in turn, hold beneficial interests in the securities on behalf of themselves or their customers.

Under each indenture (and the Bank Act in the case of subordinated indebtedness) or warrant agreement, subject to limited exceptions, only the person in whose name a security is registered is recognized as the holder of that security. Consequently, for securities issued in global form, we will recognize only the depositary as the holder of the securities and we will make all payments on the securities, including deliveries of any property other than cash, to the depositary. The depositary passes along the payments it receives to its participants, which in turn pass the payments along to their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the securities.

As a result, investors will not own securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary’s book-entry system or holds an interest through a participant. As long as the securities are issued in global form, investors will be indirect owners, and not registered holders, of the securities.

Street Name Owners

We may terminate an existing global security or issue securities initially in non-global form. In these cases, investors may choose to hold their securities in their own names or in street name. Securities held by an investor in street name would be registered in the name of a bank, broker or other financial institution that the investor chooses, and the investor would hold only a beneficial interest in those securities through an account he or she maintains at that institution.

For securities held in street name, we will, subject to limited exceptions, recognize only the intermediary banks, brokers and other financial institutions in whose names the securities are registered as the holders of those securities, and we will make all payments on those securities, including deliveries of any property other than cash, to them. These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold securities in street name will be indirect owners, not registered holders, of those securities.

Registered Holders

Subject to limited exceptions, our obligations, as well as the obligations of the trustee under any indenture and the obligations, if any, of any warrant agent or other third parties employed by us, run only to the registered holders of the securities. We do not have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means. This will be the case whether an investor chooses to be an indirect owner of a security or has no choice because we are issuing the securities only in global form.

For example, once we make a payment or give a notice to the registered holder, we have no further responsibility for that payment or notice even if that holder is required, under agreements with depositary participants or customers or by law, to pass it along to the indirect owners but does not do so. Similarly, if we want to obtain the approval of the holders for any purpose—for example, to amend the indenture for a series of debt securities or the warrant agreement for a series of warrants or to relieve us of the consequences of a default or of our obligation to comply with a particular provision of an indenture—we would seek the approval only from the registered holders, and not the indirect owners, of the relevant securities. Whether and how the registered holders contact the indirect owners is up to the registered holders.

When we refer to “you” in this prospectus, we mean all purchasers of the securities being offered by this prospectus, whether they are the registered holders or only indirect owners of those securities. When we refer to “your securities” in this prospectus, we mean the securities in which you will hold a direct or indirect interest.

Special Considerations for Indirect Holders

If you hold securities through a bank, broker or other financial institution, either in book-entry form or in street name, you should check with your own institution to find out:

•	how it handles securities payments and notices;

•	whether it imposes fees or charges;

•	how it would handle a request for the holders’ consent, if ever required;

•	how it would exercise rights under the securities if there were a default or other event triggering the need for holders to act to protect their interests; and

•	if the securities are in book-entry form, how the depositary’s rules and procedures will affect these matters.

Global Securities

Most offered securities will be issued in global i.e., book-entry, form. Upon issuance, all book-entry securities will be represented by one or more fully registered global securities, without coupons, that we deposit with and register in the name of one or more financial institutions or clearing systems, or their nominees, which we select. A financial institution or clearing system that we select for any security for this purpose is called the “depositary” for that security. A security will usually have only one depositary but it may have more. Each series of securities will have one or more of the following as the depositaries:

•	The Depository Trust Company, New York, New York, which is known as “DTC”;

•	Euroclear System, which is known as “Euroclear”;

•	Clearstream Banking, société anonyme, Luxembourg, which is known as “Clearstream”;

•	CDS Clearing and Depository Services Inc., which is known as “CDS”; and

•	any other clearing system or financial institution named in the prospectus supplement.

The depositaries named above may also be participants in one another’s systems. Thus, for example, if DTC is the depositary for a global security, investors may hold beneficial interests in that security through Euroclear, Clearstream or CDS, as DTC participants. The depositary or depositaries for your securities will be named in your prospectus supplement; if none is named, the depositary will be DTC.

A global security may represent one or any other number of individual securities. Generally, all securities represented by the same global security will have the same terms. We may, however, issue a global security that represents multiple securities of the same kind, such as debt securities, that have different terms and are issued at different times. We call this kind of global security a master global security. Your prospectus supplement will not indicate whether your securities are represented by a master global security.

A global security may not be transferred to or registered in the name of anyone other than the depositary or its nominee, unless special termination situations arise. We describe those situations below under “—Holder’s Option to Obtain a Non-Global Security; Special Situations When a Global Security Will Be Terminated”. As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and holder of all securities represented by a global security, and investors will be permitted to own only indirect interests in a global security. Indirect interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that does. Thus, an investor whose security is represented by a global security will not be a holder of the security, but only an indirect owner of an interest in the global security.

If the prospectus supplement for a particular security indicates that the security will be issued in global form only, then the security will be represented by a global security at all times unless and until the global security is terminated. We describe the situations in which this can occur below under “—Holder’s Option to Obtain a Non-Global Security; Special Situations When a Global Security Will Be Terminated”. If termination occurs, we may issue the securities through another book-entry clearing system or decide that the securities may no longer be held through any book-entry clearing system.

Special Considerations for Global Securities.

As an indirect owner, an investor’s rights relating to a global security will be governed by the account rules of the depositary and those of the investor’s bank, broker, financial institution or other intermediary through which it holds its interest (e.g., Euroclear, Clearstream or CDS, if DTC is the depositary), as well as general laws relating to securities transfers. We do not recognize this type of investor or any intermediary as a holder of securities and instead deal only with the depositary that holds the global security,

If securities are issued only in the form of a global security, an investor should be aware of the following:

•	an investor cannot cause the securities to be registered in his or her own name, and cannot obtain non-global certificates for his or her interest in the securities, except in limited circumstances;

•

an investor will be an indirect holder and must look to his or her own bank, broker or other financial institution for payments on the securities and protection of his or her legal rights relating to the securities;

•	an investor may not be able to sell interests in the securities to some insurance companies and other institutions that are required by law to own their securities in non-book-entry form;

•

an investor may not be able to pledge his or her interest in a global security in circumstances in which certificates representing the securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective;

•

the depositary’s policies will govern payments, deliveries, transfers, exchanges, notices and other matters relating to an investor’s interest in a global security, and those policies may change from time to time. We, the trustees and the warrant agents will have no responsibility for any aspect of the depositary’s policies, actions or records of ownership interests in a global security. We, the trustees and the warrant agents also do not supervise the depositary in any way;

•

the depositary may require that those who purchase and sell interests in a global security within its book-entry system use immediately available funds and your bank, broker or other financial institution may require you to do so as well; and

•

financial institutions that participate in the depositary’s book-entry system and through which an investor holds its interest in the global securities, directly or indirectly, may also have their own policies affecting payments, deliveries, transfers, exchanges, notices and other matters relating to the securities, and those policies may change from time to time. For example, if you hold an interest in a global security through Euroclear, Clearstream or CDS, when DTC is the depositary, Euroclear, Clearstream or CDS, as applicable, may require those who purchase and sell interests in that security through them to use immediately available funds and comply with other policies and procedures, including deadlines for giving instructions as to transactions that are to be effected on a particular day. There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the policies or actions or records of ownership interests of any of those intermediaries.

Holder’s Option to obtain a Non-Global Security; Special Situations When a Global Security Will Be Terminated

If we issue any series of securities in book-entry form but we choose to give the beneficial owners of that series the right to obtain non-global securities, any beneficial owner entitled to obtain non-global securities may do so by following the applicable procedures of the depositary, any transfer agent or registrar for that series and that owner’s bank, broker or other financial institution through which that owner holds its beneficial interest in the securities. If you are entitled to request a non-global certificate and wish to do so, you will need to allow sufficient lead time to enable us or our agent to prepare the requested certificate.

In addition, in a few special situations described below under “—Considerations Relating to DTC”, a global security will be terminated and interests in it will be exchanged for certificates in non-global form representing the securities it represented. After that exchange, the choice of whether to hold the securities directly or in street name will be up to the investor. Investors must consult their own banks, brokers or other financial institutions to find out how to have their interests in a global security transferred on termination to their own names, so that they will be holders. We have described the rights of holders and street name investors above under “—Global Securities”.

Considerations Relating to DTC

DTC has informed us as follows:

DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that DTC participants deposit with DTC. DTC also facilitates the post-trade settlement among DTC participants of sales and other securities transactions in deposited securities, through electronic, computerized book-entry transfers and pledges between DTC participants’ accounts. This eliminates the need for physical movement of securities certificates. DTC participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is a wholly owned subsidiary of The

Depository Trust & Clearing Corporation (“DTCC”). DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others, such as both U.S. and non-U.S. brokers and dealers, banks, trust companies and clearing corporations that clear through or maintain a custodial relationship with a DTC participant, either directly or indirectly. The rules applicable to DTC and DTC participants are on file with the SEC.

Purchases of securities within the DTC system must be made by or through DTC participants, which will receive a credit for the securities on DTC’s records. The ownership interest of each actual acquirer of new securities is in turn to be recorded on the direct and indirect participants’ records. Beneficial owners will not receive written confirmation from DTC of their purchase. Beneficial owners are, however, expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the direct or indirect participant through which the beneficial owner entered into the transaction. Transfers of ownership interests in the securities are to be accomplished by entries made on the books of direct and indirect participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in securities, except in the event that use of the book-entry system for the securities is discontinued.

To facilitate subsequent transfers, the securities deposited by direct participants with DTC will be registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of securities with DTC and their registration in the name of Cede & Co. or such other nominee will not effect any change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the securities; DTC’s records reflect only the identity of the direct participants to whose accounts the securities are credited, which may or may not be the beneficial owners. The participants are responsible for keeping account of their holdings on behalf of their customers.

The securities of each beneficial owner of a book-entry security will be evidenced solely by entries on the books of the beneficial owner’s securities intermediary. The actual purchaser of the securities will generally not be entitled to have the securities represented by the global securities registered in its name and will not be considered the owner under the terms of the securities and their governing documents. That means that we and any trustee, warrant agent, issuing and paying agent, registrar or other agent of ours for the securities will be entitled to treat the registered holder, DTC, as the holder of the securities for all purposes. In most cases, a beneficial owner will also not be able to obtain a paper certificate evidencing the holder’s ownership of securities. As mentioned above, the book-entry system for holding securities eliminates the need for physical movement of certificates and is the system through which most publicly traded securities are held in the United States. However, the laws of some jurisdictions require some purchasers of securities to take physical delivery of their securities in definitive form. These laws may impair the ability to own, transfer or pledge beneficial interests in book-entry securities.

A beneficial owner of book-entry securities represented by a global security may exchange the securities for definitive (paper) securities only if:

•	DTC is unwilling or unable to continue as depository for such global security and we do not appoint a qualified replacement for DTC within 90 days; or

•	we in our sole discretion decide to allow some or all book-entry securities to be exchangeable for definitive securities in registered form.

Unless we indicate otherwise, any global security that is so exchangeable will be exchangeable in whole for definitive securities in registered form, with the same terms and of an equal aggregate amount. Definitive securities will be registered in the name or names of the person or persons specified by DTC in a written instruction to the registrar of the securities. DTC may base its written instruction upon directions that it receives from its participants.

In this prospectus, for book-entry securities, references to actions taken by security holders will mean actions taken by DTC upon instructions from its participants, and references to payments and notices of redemption to security holders will mean payments and notices of redemption to DTC as the registered holder of the securities for distribution to participants in accordance with DTC’s procedures. Each sale of a book-entry security will settle in immediately available funds through DTC unless otherwise stated.

Delivery of notices and other communications by DTC to its direct participants, by its direct participants to indirect participants, and by its direct and indirect participants to beneficial owners of the securities will be governed by arrangements among them, respectively, subject to any statutory or regulatory requirements as may be in effect from time to time.

Redemption notices will be sent to DTC. If less than all of the securities are being redeemed, DTC will determine the amount of the interest of each direct participant to be redeemed in accordance with its then-current procedures.

Neither DTC nor Cede & Co. (nor any other DTC nominee) will consent or vote with respect to securities unless authorized by a direct participant in accordance with DTC’s procedures. Under its usual procedures, DTC mails an omnibus proxy to the issuer as soon as possible after the record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those direct participants to whose accounts such securities are credited on the record date (identified in a listing attached to the omnibus proxy).

Distribution payments on the securities will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s usual practice is to credit direct participants’ accounts upon DTC’s receipt of funds and corresponding detail information from the issuer or agent on the relevant payment date in accordance with their respective holdings shown on DTC’s records. Payments by DTC participants to beneficial owners will be governed by standing instructions and customary practices and will be the responsibility of such participants and not of DTC, the agent or the issuer, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of distributions to Cede & Co. (or other nominee as may be requested by an authorized representative of DTC) is the responsibility of the issuer or agent, disbursements of such payments to direct participants are the responsibility of DTC, and disbursements of such payments to the beneficial owners are the responsibility of direct and indirect participants.

We will not have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interest in the book-entry securities or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

DTC may discontinue providing its services as depository with respect to the securities at any time by giving reasonable notice to the issuer or agent. Under such circumstances, in the event that a successor depository is not obtained, security certificates are required to be printed and delivered.

We may decide to discontinue use of the system of book-entry-only transfers through DTC (or a successor securities depository). In that event, security certificates will be printed and delivered to DTC.

The information in this section concerning DTC and DTC’s book-entry system has been obtained from sources that we believe to be reliable, but we take no responsibility for the accuracy thereof.

Considerations Relating to Euroclear and Clearstream

Euroclear and Clearstream are securities clearing systems in Europe. Both systems clear and settle securities transactions between their participants through electronic, book-entry delivery of securities against payment.

Euroclear and Clearstream may be depositaries for a global security. In addition, if DTC is the depositary for a global security, Euroclear and Clearstream may hold interests in the global security as participants in DTC.

As long as any global security is held by Euroclear or Clearstream, as depositary, you may hold an interest in the global security only through an organization that participates, directly or indirectly, in Euroclear or Clearstream. If Euroclear or Clearstream is the depositary for a global security and there is no depositary in the United States, you will not be able to hold interests in that global security through any securities clearance system in the United States.

Payments, deliveries, transfers, exchanges, notices and other matters relating to the securities made through Euroclear or Clearstream must comply with the rules and procedures of those systems. Those clearing systems could change their rules and procedures at any time. We have no control over those systems or their participants, and we take no responsibility for their activities. Transactions between participants in Euroclear or Clearstream, on the one hand, and participants in DTC, on the other hand, when DTC is the depositary, would also be subject to DTC’s rules and procedures.

Special Timing Considerations Relating to Transactions in Euroclear and Clearstream.

Investors will be able to make and receive through Euroclear and Clearstream payments, deliveries, transfers, exchanges, notices and other transactions involving any securities held through those clearing systems only on days when those systems are open for business. These clearing systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States.

In addition, because of time-zone differences, U.S. investors who hold their interests in the securities through these clearing systems and wish to transfer their interests, or to receive or make a payment or delivery or exercise any other right with respect to their interests, on a particular day may find that the transaction will not be effected until the next business day in Luxembourg or Brussels, as applicable. Thus, investors who wish to exercise rights that expire on a particular day may need to act before the expiration date. In addition, investors who hold their interests through both DTC and Euroclear or Clearstream may need to make special arrangements to finance any purchases or sales of their interests between the U.S. and European clearing systems, and those transactions may settle later than would be the case for transactions within one clearing system.

Considerations Relating to CDS

The information concerning CDS has been taken from, or is based upon, publicly available documents. CDS is Canada’s national securities clearing and depository services organization. Functioning as a service utility for the Canadian financial community, CDS provides a variety of computer automated services for financial institutions and investment dealers active in Canadian and international capital markets. CDS participants (“CDS Participants”) include banks, investment dealers and trust companies, and may include underwriters which participate in the distribution of the securities. Indirect access to CDS is available to other organizations that clear through or maintain a custodial relationship with a CDS Participant. Payments, deliveries, transfers, exchanges, notices and other actions relating to the securities made through CDS may only be processed through CDS Participants and must be completed in accordance with existing CDS rules and procedures. CDS operates in Montreal, Toronto, Calgary and Vancouver to centralize securities clearing functions through a central securities depository.

CDS is wholly owned by The Canadian Depositary for Securities Limited, a private corporation owned by TMX Group Limited, a reporting issuer in Canada. CDS is the clearing house for equity trading on both the Toronto and Montreal stock exchanges and also clears a substantial volume of “over-the-counter” trading in equities and bonds.

CDS may be a depositary for a global security. If CDS is the depositary for a global security, DTC may hold an interest in the global security. In addition, if DTC is the depositary for a global security, CDS may, on behalf of CDS Participants, hold an interest in the global security.

As long as any global security is held by CDS, as depositary, you may hold an interest in the global security only through an organization that participates, directly or indirectly, in CDS. If CDS is the depositary for a global security and there is no depositary in the United States, you will not be able to hold interests in that global security through any securities clearance system in the United States.

CDS could change its rules and procedures at any time. We have no control over CDS or its participants, and we take no responsibility for its activities. Transactions between participants in CDS, on the one hand, and participants in DTC, on the other hand, when DTC is the depositary, would also be subject to DTC’s rules and procedures.

TAX CONSEQUENCES

United States Taxation

The following summary describes the material U.S. federal income tax consequences of the ownership and disposition of debt securities and common shares by “U.S. Holders” (as defined below). This summary applies only to debt securities and common shares held as capital assets, and, except where noted, assumes that any debt securities are denominated in or determined by reference to the U.S. dollar. This summary does not represent a detailed description of the U.S. federal income tax consequences applicable to holders subject to special treatment under the U.S. federal income tax laws, including, without limitation, dealers or brokers in securities or currencies, financial institutions, regulated investment companies, real estate investment trusts, tax-exempt entities, insurance companies, persons holding the debt securities or common shares as a part of a hedging, integrated, conversion or constructive sale transaction or a straddle, traders in securities that elect to use a mark-to-market method of tax accounting for their securities holdings, persons liable for alternative minimum tax, persons who own or are deemed to own 10% or more of the Bank’s stock (by vote or value), partnerships or other pass-through entities for U.S. federal income tax purposes, persons required to accelerate the recognition of any item of gross income with respect to debt securities or common shares as a result of such income being recognized on an “applicable financial statement” (as defined in Section 451 of the Internal Revenue Code of 1986, as amended (the “Code”)), or U.S. Holders whose “functional currency” is not the U.S. dollar. Furthermore, the summary below is based upon the provisions of the Code and regulations, rulings and judicial decisions thereunder as of the date hereof, and such authorities may be repealed, revoked or modified (possibly with retroactive effect) so as to result in U.S. federal income tax consequences different from those discussed below.

As used herein, a “U.S. Holder” means a beneficial owner of debt securities or common shares that is for U.S. federal income tax purposes: (i) an individual who is a citizen or resident of the United States, (ii) a corporation created or organized in or under the laws of the United States, any state thereof or the District of Columbia, (iii) an estate the income of which is subject to U.S. federal income taxation regardless of its source or (iv) a trust if it (X) is subject to the primary supervision of a court within the United States and one or more U.S. persons have the authority to control all substantial decisions of the trust or (Y) has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a U.S. person.

If a partnership (or other entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds debt securities or common shares, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. A partnership or a partner of a partnership holding debt securities or common shares is urged to consult its own tax advisors.

This summary does not represent a detailed description of the U.S. federal income tax consequences to holders in light of their particular circumstances and does not address U.S. federal estate and gift taxes or the effects of any state, local or non-U.S. tax laws. Persons considering the purchase of debt securities or common shares should consult their own tax advisors concerning the particular U.S. federal income tax consequences to them of the ownership and disposition of debt securities or common shares, as well as any consequences arising under other U.S. federal tax laws and the laws of any other taxing jurisdiction.

Debt Securities

Although we intend to treat the bail-inable debt securities as debt for U.S. federal income tax purposes, there is no authority that directly addresses the U.S. federal income tax treatment of instruments such as the bail-inable debt securities that provide for a bail-in conversion under certain circumstances. You should consult your own tax advisor regarding the appropriate characterization of the bail-inable debt securities for U.S. federal income tax purposes, and the U.S. federal income and other tax consequences of any bail-in conversion.

The summary below assumes that all debt securities issued pursuant to this prospectus will be classified for U.S. federal income tax purposes as the Bank’s indebtedness, and purchasers should note that in the event of an alternative characterization, the tax consequences would differ from those discussed below. Any special U.S. federal income tax considerations relevant to a particular issue of the debt securities will be provided in the applicable supplement.

This summary is only applicable to (1) debt securities that are not subject to the NVCC Provisions discussed above under “Description of the Debt Securities” and (2) debt securities issued directly by us and not by our New York branch. The tax treatment of debt securities that are subject to the NVCC Provisions and debt securities that are issued by our New York branch will be discussed in the applicable supplement.

Payments of Interest

Except as set forth below, stated interest on a debt security will generally be taxable to a U.S. Holder as ordinary income at the time it is paid or accrued in accordance with the U.S. Holder’s method of accounting for U.S. federal income tax purposes. Unless an applicable supplement states otherwise, interest income on a debt security generally will be considered foreign-source income and, for purposes of the U.S. foreign tax credit, generally will be considered passive category income. There are significant complex limitations on a U.S. Holder’s ability to claim foreign tax credits. U.S. Holders should consult their own tax advisors regarding the creditability or deductibility of any Canadian withholding taxes under their particular circumstances.

Original Issue Discount

U.S. Holders of debt securities issued with original issue discount (“OID”), other than short-term debt securities (as defined below), will be subject to special tax accounting rules, as described in greater detail below. Debt securities issued with more than de minimis OID will be referred to as “original issue discount debt securities.” U.S. Holders of such debt securities should be aware that they generally must include OID in gross income (as ordinary income) in advance of the receipt of cash attributable to that income. However, U.S. Holders of such debt securities generally will not be required to include separately in income cash payments received on the debt securities, even if denominated as interest, to the extent such payments do not constitute “qualified stated interest” (as defined below). Unless otherwise specified in the applicable supplement, OID on a debt security generally will be considered foreign-source income and, for purposes of the U.S. foreign tax credit, generally will be considered passive category income. Notice will be given when the Bank determines that a particular debt security will be an original issue discount debt security.

Additional rules applicable to original issue discount debt securities that are denominated in or determined by reference to a currency or currencies other than the U.S. dollar are described under “—Foreign Currency Debt Securities” below.

A debt security with an “issue price” that is less than its “stated redemption price at maturity” (the sum of all payments to be made on the debt security other than “qualified stated interest”) will be issued with OID in an amount equal to such difference unless such difference is de minimis (generally, less than 0.25 percent of the stated redemption price at maturity multiplied by the number of complete years to maturity). The “issue price” of each debt security in a particular offering will be the first price at which a substantial amount of that particular offering is sold for cash (other than to an underwriter, broker, placement agent or wholesaler).

The term “qualified stated interest” means stated interest that is unconditionally payable in cash or in property (other than debt instruments of the issuer) at least annually at a single fixed rate or, subject to certain conditions, a rate based on one or more interest indices. Interest is payable at a single fixed rate only if the rate appropriately takes into account the length of the interval between payments. Notice will be given in the applicable supplement when the Bank determines that a particular debt security will bear interest that is not qualified stated interest.

In the case of a debt security issued with de minimis OID, the U.S. Holder generally must include such de minimis OID in income as stated principal payments on the debt securities are made in proportion to the stated

principal amount of the debt security unless the holder makes an election to treat all interest as OID as further described below. Any amount of de minimis OID that has been included in income shall be treated as capital gain and be considered U.S.-source.

Certain of the debt securities may be redeemed prior to their stated maturity date (as specified in the applicable supplement) at the option of the Bank and/or at the option of the holder. Original issue discount debt securities containing such features may be subject to rules that differ from the general rules discussed herein. Persons considering the purchase of original issue discount debt securities with such features should carefully examine the applicable supplement and should consult their own tax advisors with respect to such features since the tax consequences with respect to OID will depend, in part, on the particular terms and features of the debt securities.

U.S. Holders of original issue discount debt securities with a maturity upon issuance of more than one year must, in general, include OID in income in advance of the receipt of some or all of the related cash payments, regardless of such U.S. Holders’ method of tax accounting. The amount of OID that a U.S. Holder must include in income is calculated using a constant-yield method, and generally a holder will include increasingly greater amounts of OID in income over the life of the original issue discount debt security. Specifically, the amount of OID includible in income by the initial U.S. Holder of an original issue discount debt security is the sum of the “daily portions” of OID with respect to the debt security for each day during the taxable year or portion of the taxable year in which such U.S. Holder held such debt security (“accrued OID”). The daily portion is determined by allocating to each day in any “accrual period” a pro rata portion of the OID allocable to that accrual period. The “accrual period” for an original issue discount debt security may be of any length and may vary in length over the term of the debt security, provided that each accrual period is no longer than one year and each scheduled payment of principal or interest occurs on the first day or the final day of an accrual period. The amount of OID allocable to any accrual period other than the final accrual period is an amount equal to the excess, if any, of (a) the product of the debt security’s adjusted issue price at the beginning of such accrual period and its yield to maturity (determined on the basis of compounding at the close of each accrual period and properly adjusted for the length of the accrual period) over (b) the aggregate of all qualified stated interest allocable to the accrual period. OID allocable to a final accrual period is the difference between the amount payable at maturity (other than a payment of qualified stated interest) and the adjusted issue price at the beginning of the final accrual period. Special rules will apply for calculating OID for an initial short accrual period. The “adjusted issue price” of an original issue discount debt security at the beginning of any accrual period is equal to its issue price, increased by the accrued OID for each prior accrual period (determined without regard to the amortization of any acquisition or bond premium, as described below) and reduced by any payments previously made on such original issue discount debt security (other than qualified stated interest). The Bank is required to provide information returns stating the amount of OID accrued on original issue discount debt securities held by persons of record other than certain exempt holders.

Floating rate debt securities are subject to special OID rules. In the case of a floating rate debt security that is an original issue discount debt security, both the “yield to maturity” and “qualified stated interest” will be determined solely for purposes of calculating the accrual of OID as though the debt security will bear interest in all periods at a fixed rate generally equal to the rate that would be applicable to interest payments on the debt security on its date of issue or, in the case of certain floating rate debt securities, the rate that reflects the yield to maturity that is reasonably expected for the debt security. Additional rules may apply if interest on a floating rate debt security is based on more than one interest rate. Persons considering the purchase of floating rate debt securities should carefully examine the applicable supplement and should consult their own tax advisors regarding the consequences of the holding and disposition of such debt securities.

In addition, the discussion above generally does not address debt securities providing for contingent payments or debt securities that may be convertible or exchangeable for stock or other securities (or the cash value thereof) other than in connection with a bail-in conversion. U.S. Holders should carefully examine the applicable supplement and should consult their own tax advisors regarding the U.S. federal income tax consequences of the holding and disposition of any such debt securities.

U.S. Holders may elect to treat all interest on any debt security as OID and calculate the amount includible in gross income under the constant yield method described above. For purposes of this election, interest includes stated interest, acquisition discount, OID, de minimis OID, market discount, de minimis market discount and unstated interest, as adjusted by any amortizable bond premium or acquisition premium. U.S. Holders should consult with their own tax advisors about this election.

Short-Term Debt Securities

In the case of debt securities having a term of one year or less (“short-term debt securities”), all payments (including all stated interest) will be included in the stated redemption price at maturity and will not be qualified stated interest. Thus, U.S. Holders will generally be taxable on the discount in lieu of stated interest. The discount will be equal to the excess of the stated redemption price at maturity over the issue price of a short-term debt security, unless the U.S. Holder elects to compute this discount using tax basis instead of issue price. In general, individuals and certain other cash method U.S. Holders of short-term debt securities are not required to include accrued discount in their income currently unless they elect to do so (but may be required to include any stated interest in income as it is received). U.S. Holders that report income for U.S. federal income tax purposes on the accrual method and certain other U.S. Holders are required to accrue discount on such short-term debt securities (as ordinary income) on a straight-line basis, unless an election is made to accrue the discount according to a constant yield method based on daily compounding. In the case of a U.S. Holder that is not required, and does not elect, to include discount in income currently, any gain realized on the sale, exchange, retirement or other taxable disposition of short-term debt securities will generally be ordinary income to the extent of the discount accrued through the date of sale, exchange, retirement or other taxable disposition. In addition, a U.S. Holder that does not elect to include currently accrued discount in income may be required to defer deductions for a portion of the U.S. Holder’s interest expense with respect to any indebtedness incurred or continued to purchase or carry such short-term debt securities.

Market Discount

If a U.S. Holder purchases a debt security, other than a short-term debt security, for an amount that is less than its stated redemption price at maturity or, in the case of an original issue discount debt security, its adjusted issue price, the amount of the difference will generally be treated as “market discount” for U.S. federal income tax purposes, unless such difference is less than a specified de minimis amount. Under the market discount rules, a U.S. Holder will be required to treat any principal payment on, or any gain on the sale, exchange, retirement or other taxable disposition of, a debt security as ordinary income to the extent of the market discount which has not previously been included in income and is treated as having accrued on such debt security at the time of such payment or disposition. In addition, the U.S. Holder may be required to defer, until the maturity of the debt security or its earlier disposition in a taxable transaction, the deduction of all or a portion of the interest expense on any indebtedness incurred or continued to purchase or carry such debt security (in an amount not exceeding the accrued market discount).

Any market discount will be considered to accrue ratably during the period from the date of acquisition to the maturity date of the debt security, unless the U.S. Holder elects to accrue on a constant yield method. A U.S. Holder of a debt security may elect to include market discount in income currently as it accrues (on either a ratable or constant yield method), in which case the rule described above regarding deferral of interest deductions will not apply.

Acquisition Premium; Amortizable Bond Premium

A U.S. Holder that purchases an original issue discount debt security for an amount that is greater than its adjusted issue price but equal to or less than the sum of all amounts payable on the debt security after the purchase date other than payments of qualified stated interest will be considered to have purchased such debt security at an “acquisition premium.” Under the acquisition premium rules, the amount of OID which such U.S.

Holder must include in its gross income with respect to such debt security for any taxable year will be reduced by the portion of such acquisition premium properly allocable to such year.

A U.S. Holder that purchases a debt security for an amount in excess of the sum of all amounts payable on the debt security after the purchase date other than qualified stated interest will be considered to have purchased the debt security at a “premium” and will not be required to include OID, if any, in income. A U.S. Holder generally may elect to amortize the premium over the remaining term of the debt security on a constant yield method as an offset to interest when includible in income under the U.S. Holder’s regular tax accounting method. Bond premium on a debt security held by a U.S. Holder that does not make such an election will decrease the gain or increase the loss otherwise recognized on disposition of the debt security. An election to amortize premium on a constant yield method will also apply to all other taxable debt instruments held or subsequently acquired by a U.S. Holder on or after the first day of the first taxable year for which the election is made. Such an election may not be revoked without the consent of the Internal Revenue Service (the “IRS”). In the case of debt securities that may be redeemed prior to their maturity date, special rules may apply to determine the amount of bond premium that may be amortized as discussed in this paragraph.

Sale, Exchange, Retirement or Other Taxable Disposition of Debt Securities

Upon the sale, exchange, retirement or other taxable disposition of a debt security, a U.S. Holder will recognize gain or loss equal to the difference between the amount realized upon the sale, exchange, retirement or other taxable disposition (less an amount equal to any accrued and unpaid qualified stated interest, which will be treated as a payment of interest for U.S. federal income tax purposes) and the adjusted tax basis of the debt security. A U.S. Holder’s adjusted tax basis in a debt security will, in general, be the U.S. Holder’s cost for the debt security, increased by any OID, market discount or, in the case of short-term debt securities, discount previously included in income by the U.S. Holder, and reduced by any amortized premium and any cash payments on the debt security other than qualified stated interest. Except (i) as described above with respect to certain short-term debt securities and market discount, (ii) with respect to gain or loss attributable to changes in exchange rates, as discussed below with respect to certain foreign currency debt securities (as defined below), and (iii) with respect to debt securities treated as contingent payment debt instruments for U.S. federal income tax purposes (which this summary does not discuss), such gain or loss will generally be capital gain or loss and will be long-term capital gain or loss if at the time of sale, exchange, retirement or other taxable disposition, the debt security has been held for more than one year. Long-term capital gains of non-corporate U.S. Holders (including individuals) are eligible for preferential rates of taxation. The deductibility of capital losses is subject to limitations. Gain or loss realized by a U.S. Holder on the sale, exchange, retirement or other taxable disposition of a debt security generally will be considered U.S.-source gain or loss.

Foreign Currency Debt Securities

The following is a summary of certain U.S. federal income tax consequences to a U.S. Holder of the ownership and disposition of a debt security denominated in, or for which payments are determined by reference to, a currency other than the U.S. dollar (a “foreign currency debt security”).

Interest Payments

U.S. Holders that use the cash basis method of accounting for U.S. federal income tax purposes are required to include in income the U.S. dollar value of the amount of interest received, based on the exchange rate in effect on the date of receipt, regardless of whether the payment is in fact converted into U.S. dollars. No exchange gain or loss (as discussed below) is recognized with respect to the receipt of such payment.

U.S. Holders that use the accrual basis method of accounting for U.S. federal income tax purposes may determine the amount of income recognized with respect to an interest payment in accordance with either of two methods. Under the first method, the U.S. Holder will be required to include in income for each taxable year the

U.S. dollar value of the interest that has accrued during such year, determined by translating such interest at the average rate of exchange for the period or periods during which such interest accrued (or at the average rate for the partial period within the taxable year in the case of an accrual period that straddles the U.S. Holder’s taxable year). Under the second method, the U.S. Holder may elect to translate interest income at the spot rate on the last day of the accrual period (or last day of the taxable year in the case of an accrual period that straddles the U.S. Holder’s taxable year) or on the date the interest payment is received if such date is within five business days of the end of the accrual period.

Upon receipt of an interest payment on a foreign currency debt security (including, upon the sale of such debt security, the receipt of proceeds attributable to accrued interest previously included in income), an accrual basis U.S. Holder will recognize exchange gain or loss in an amount equal to the difference between the U.S. dollar value of such payment (determined by translating any foreign currency received at the spot rate for such foreign currency on the date received) and the U.S. dollar value of the interest income that such U.S. Holder has previously included in income with respect to such payment. Such gain or loss will be treated as ordinary income or loss and generally will be U.S.-source gain or loss.

Original Issue Discount

OID on an original issue discount debt security that is also a foreign currency debt security will be determined for any accrual period in the applicable foreign currency and then translated into U.S. dollars in the same manner as interest income accrued by a holder on the accrual basis, as described above. Upon receipt of OID on such debt security (including, upon the sale of such debt security, the receipt of proceeds attributable to OID previously included in income), a U.S. Holder will recognize exchange gain or loss (which is generally U.S.-source ordinary income or loss) in an amount determined in the same manner as interest income received by a holder on the accrual basis, as described above.

Market Discount

The amount of market discount on foreign currency debt securities includible in income will generally be determined by translating the market discount determined in the foreign currency into U.S. dollars at the spot rate on the date the foreign currency debt security is retired or otherwise disposed of. If the U.S. Holder has elected to accrue market discount currently, then the amount which accrues is determined in the foreign currency and then translated into U.S. dollars on the basis of the average exchange rate in effect during such accrual period. A U.S. Holder will recognize exchange gain or loss (which is generally U.S.-source ordinary income or loss) with respect to market discount which is accrued currently using the approach applicable to the accrual of interest income as described above.

Amortizable Bond Premium

Bond premium on a foreign currency debt security will be computed in the applicable foreign currency. With respect to a U.S. Holder that elects to amortize the premium, the amortizable bond premium will reduce interest income in the applicable foreign currency. At the time bond premium is amortized, exchange gain or loss (which is generally U.S.-source ordinary income or loss) will be realized based on the difference between spot rates at such time and at the time of acquisition of the foreign currency debt security. A U.S. Holder that does not elect to amortize bond premium will translate the bond premium, computed in the applicable foreign currency, into U.S. dollars at the spot rate on the maturity date and such bond premium will constitute a capital loss which may be offset or eliminated by exchange gain.

Sale, Exchange, Retirement or Other Taxable Disposition of Foreign Currency Debt Securities

Upon the sale, exchange, retirement or other taxable disposition of a foreign currency debt security, a U.S. Holder will recognize gain or loss equal to the difference between the amount realized upon the sale, exchange, retirement or other taxable disposition (less an amount equal to any accrued and unpaid qualified stated interest, which will be treated as a payment of interest for U.S. federal income tax purposes) and the U.S. Holder’s adjusted tax basis in the foreign currency debt security. Except (i) as described above with respect to certain short-term debt securities or with respect to market discount, (ii) with respect to the foreign currency rules discussed below and (iii) with respect to debt securities treated as contingent payment debt instruments for U.S. federal income tax purposes (which this summary does not discuss), such gain or loss will generally be capital gain or loss and will be long-term capital gain or loss if at the time of sale, exchange, retirement or other taxable disposition, the foreign currency debt security has been held for more than one year. Long-term capital gains of non-corporate U.S. Holders (including individuals) are eligible for reduced rates of taxation. The deductibility of capital losses is subject to limitations. Gain or loss realized by a U.S. Holder on the sale, exchange, retirement or other taxable disposition of a foreign currency debt security generally will be considered U.S.-source gain or loss.

A U.S. Holder’s initial tax basis in a foreign currency debt security generally will be the U.S. Holder’s cost therefor. If a U.S. Holder purchased a foreign currency debt security with foreign currency, the U.S. Holder’s cost will be the U.S. dollar value of the foreign currency amount paid for such foreign currency debt security determined at the time of such purchase. If a U.S. Holder’s foreign currency debt security is sold, exchanged, retired or otherwise disposed of for an amount denominated in foreign currency, then the U.S. Holder’s amount realized generally will be based on the spot rate of the foreign currency on the date of the sale, exchange, retirement or other taxable disposition. If the foreign currency debt securities are traded on an established securities market and the U.S. Holder is a cash method taxpayer, however, foreign currency paid or received is translated into U.S. dollars at the spot rate on the settlement date of the purchase or sale. An accrual method taxpayer may elect the same treatment with respect to the purchase and sale of foreign currency debt securities traded on an established securities market, provided that the election is applied consistently.

Upon the sale, exchange, retirement or other taxable disposition of a foreign currency debt security, a U.S. Holder may recognize exchange gain or loss with respect to the principal amount of such foreign currency debt security. For these purposes, the principal amount of the foreign currency debt security is the U.S. Holder’s purchase price for the foreign currency debt security calculated in the foreign currency on the date of purchase (as adjusted for any amortized bond premium), and the amount of exchange gain or loss recognized is equal to the difference between (i) the U.S. dollar value of the principal amount determined on the date of the sale, exchange, retirement or other taxable disposition of the foreign currency debt security and (ii) the U.S. dollar value of the principal amount (as adjusted for any amortized bond premium) determined on the date such U.S. Holder purchased the foreign currency debt security (or possibly, in the case of a cash basis or electing accrual basis taxpayer, the settlement dates of such purchase and disposition, if the foreign currency debt security is traded on an established securities market). Such gain or loss will be treated as ordinary income or loss and generally will be U.S.-source gain or loss. Upon a disposition of a foreign currency debt security, the recognition of exchange gain or loss (with respect to both principal and accrued interest, including OID) will be limited to the amount of overall gain or loss realized on the disposition of the foreign currency debt security.

Exchange Gain or Loss with Respect to Foreign Currency

A U.S. Holder’s tax basis in the foreign currency received as interest on a foreign currency debt security or on the sale, exchange, retirement or other taxable disposition of a foreign currency debt security will be the U.S. dollar value thereof at the spot rate in effect on the date the foreign currency is received. Any gain or loss recognized by a U.S. Holder on a sale, exchange or other taxable disposition of the foreign currency will be ordinary income or loss and generally will be U.S.-source gain or loss.

Disclosure Requirements

Treasury Regulations meant to require the reporting of certain tax shelter transactions (“Reportable Transactions”) could be interpreted to cover transactions generally not regarded as tax shelters, including certain foreign currency transactions. Under the Treasury Regulations, certain transactions may be characterized as Reportable Transactions including, in certain circumstances, a sale, exchange, retirement or other taxable disposition of a foreign currency debt security or foreign currency received in respect of a foreign currency debt security to the extent that such sale, exchange, retirement or other taxable disposition results in a tax loss in excess of a threshold amount. Persons considering the purchase of foreign currency debt securities should consult with their own tax advisors to determine the tax return disclosure obligations, if any, with respect to an investment in a foreign currency debt security, including any requirement to file IRS Form 8886 (Reportable Transaction Disclosure Statement).

Common Shares

Dividends

Subject to the discussion under “—Passive Foreign Investment Company” below, the gross amount of distributions on the common shares (including amounts withheld to reflect Canadian withholding taxes) will be taxable as dividends to the extent paid out of the Bank’s current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Such income (including any withheld taxes) will be includable in a U.S. Holder’s gross income as ordinary income on the day actually or constructively received by such holder. Such dividends will not be eligible for the dividends-received deduction generally allowed to corporations under the Code.

Subject to applicable limitations (including a minimum holding period requirement), dividends received by non-corporate U.S. Holders from a qualified foreign corporation may be treated as “qualified dividend income” that is subject to reduced rates of taxation. A qualified foreign corporation generally includes a foreign corporation that is eligible for the benefits of a comprehensive income tax treaty with the United States which the U.S. Treasury Department determines to be satisfactory for these purposes and which includes an exchange of information provision. The U.S. Treasury Department has determined that the current income tax treaty between the United States and Canada (the “Treaty”) meets these requirements. A foreign corporation is also generally treated as a qualified foreign corporation with respect to dividends paid by that corporation on shares that are readily tradable on an established securities market in the United States. U.S. Treasury Department guidance indicates that the common shares, which are listed on the NYSE, are readily tradable on an established securities market in the United States. There can be no assurance, however, that the common shares will be considered readily tradable on an established securities market in the United States in later years. Furthermore, non-corporate U.S. Holders will not be eligible for the reduced rates of taxation on any dividends received from the Bank if the Bank is characterized as a passive foreign investment company in the taxable year in which such dividend is paid or in the preceding taxable year (see “—Passive Foreign Investment Company” below).

The amount of any dividend paid in Canadian dollars will equal the U.S. dollar value of the Canadian dollars received, calculated by reference to the exchange rate in effect on the date the dividend is actually or constructively received by a U.S. Holder, regardless of whether the Canadian dollars are converted into U.S. dollars at that time. If the Canadian dollars received as a dividend are converted into U.S. dollars on the date they are received, a U.S. Holder generally will not be required to recognize foreign currency gain or loss in respect of the dividend income. If the Canadian dollars received as a dividend are not converted into U.S. dollars on the date of receipt, a U.S. Holder will have a tax basis in the Canadian dollars equal to their U.S. dollar value on the date of receipt. Any gain or loss realized on a subsequent conversion or other disposition of the Canadian dollars will be treated as U.S.-source ordinary income or loss.

Subject to certain conditions and limitations (including a minimum holding period requirement), Canadian withholding taxes on dividends may be treated as foreign taxes eligible for credit against a U.S. Holder’s U.S. federal income tax liability. For purposes of calculating the foreign tax credit, dividends paid on the common shares will be treated as foreign-source income and will generally constitute passive category income. If a U.S. Holder is eligible for benefits under the Treaty, any Canadian withholding taxes on dividends will not be creditable to the extent withheld at a rate exceeding the applicable Treaty rate. Furthermore, Treasury Regulations addressing foreign tax credits (the “Foreign Tax Credit Regulations”) impose additional requirements for foreign taxes to be eligible for a foreign tax credit, and unless a U.S. Holder is eligible for and elects the benefits of the Treaty, there can be no assurance that those requirements will be satisfied. The Department of the Treasury and the IRS are considering proposing amendments to the Foreign Tax Credit Regulations. In addition, recent notices from the IRS provide temporary relief by allowing taxpayers that comply with applicable requirements to apply many aspects of the foreign tax credit regulations as they previously existed (before the release of the current Foreign Tax Credit Regulations) for taxable years ending before the date that a notice or other guidance withdrawing or modifying the temporary relief is issued (or any later date specified in such notice or other guidance). Instead of claiming a foreign tax credit, a U.S. Holder may be able to deduct Canadian withholding taxes on dividends in computing such holder’s taxable income, subject to generally applicable limitations under U.S. law (including that a U.S. Holder is not eligible for a deduction for otherwise creditable foreign income taxes paid or accrued in a taxable year if such U.S. Holder claims a foreign tax credit for any foreign income taxes paid or accrued in the same taxable year). The rules governing the foreign tax credit and deductions for foreign taxes are complex. U.S. Holders are urged to consult their own tax advisors regarding the availability of the foreign tax credit or a deduction under their particular circumstances.

To the extent that the amount of any distribution exceeds the Bank’s current and accumulated earnings and profits for a taxable year, as determined under U.S. federal income tax principles, the distribution will first be treated as a tax-free return of capital, causing a reduction in the adjusted basis of the common shares, and the balance in excess of adjusted basis will be taxed as capital gain recognized on a sale or exchange.

Passive Foreign Investment Company

In general, the Bank will be a passive foreign investment company (a “PFIC”) for any taxable year in which:

•	at least 75% of the Bank’s gross income is passive income; or

•	at least 50% of the value (generally determined based on a quarterly average) of the Bank’s assets is attributable to assets that produce or are held for the production of passive income.

For this purpose, passive income generally includes dividends, interest, royalties and rents (other than certain income derived in the active conduct of a banking business as discussed below, and royalties and rents derived in the active conduct of a trade or business and not derived from a related person). In addition, cash and other assets readily convertible into cash are generally considered passive assets. If the Bank owns at least 25% (by value) of the stock of another corporation, for purposes of determining whether the Bank is a PFIC, the Bank will be treated as owning its proportionate share of the other corporation’s assets and receiving its proportionate share of the other corporation’s income.

Based on the current and projected composition of the Bank’s income and assets and the valuation of its assets, including goodwill, the Bank does not expect to be a PFIC for its current taxable year or in the foreseeable future, although there can be no assurance in this regard. The determination of whether the Bank is a PFIC is made annually, and the Bank’s PFIC status may change due to changes in the composition of its income or assets or in the valuation of its assets. In addition, the determination is based in part upon certain proposed Treasury Regulations that are not yet in effect (although the U.S. Treasury Department has released guidance indicating that taxpayers may currently rely on them) and which are subject to change in the future. Those Treasury Regulations and other administrative pronouncements from the IRS provide special rules for determining the character of income derived in the active conduct of a banking business for purposes of the PFIC rules. Although the Bank believes it has adopted a reasonable interpretation of the Treasury Regulations and administrative pronouncements, there can be no assurance that the IRS will follow the same interpretation and the risk that the Bank may be a PFIC in any given year may be heightened by reason of the Bank’s assets that are held as investments as opposed to loans. In addition, the composition of the Bank’s income and assets will be affected by how, and how quickly, it spends the cash it may raise in any offering. If the Bank is PFIC for any taxable year during which a U.S. Holder holds common shares, such holder will be subject to special tax rules discussed below.

If the Bank is a PFIC for any taxable year during which a U.S. Holder holds the common shares and such holder does not make a timely mark-to-market election, as described below, such holder will be subject to special tax rules with respect to any “excess distribution” received and any gain realized from a sale or other disposition, including a pledge, of the common shares. Distributions received in a taxable year that are greater than 125% of the average annual distributions received during the shorter of the three preceding taxable years or the U.S. Holder’s holding period for the common shares will be treated as excess distributions. Under these special tax rules:

•	the excess distribution or gain will be allocated ratably over the U.S. Holder’s holding period for the common shares;

•	the amount allocated to the current taxable year, and any taxable year prior to the first taxable year in which the Bank was a PFIC, will be treated as ordinary income; and

•

the amount allocated to each other year will be subject to tax at the highest tax rate in effect for that year for individuals or corporations, as applicable, and the interest charge generally applicable to underpayments of tax will be imposed on the resulting tax attributable to each such year.

Although the determination of whether the Bank is a PFIC is made annually, if the Bank is a PFIC for any taxable year during which a U.S. Holder holds the common shares, such holder will generally be subject to the special tax rules described above for that year and for each subsequent year in which such holder holds the common shares (even if the Bank does not qualify as a PFIC in such subsequent years). However, if the Bank ceases to be a PFIC, a U.S. Holder can avoid the continuing impact of the PFIC rules by making a special election to recognize gain as if such holder’s common shares had been sold on the last day of the last taxable year during which the Bank was a PFIC. U.S. Holders are urged to consult their own tax advisors about this election.

If the Bank is a PFIC, U.S. Holders may be subject to additional reporting requirements. For instance, a U.S. Holder will generally be required to file IRS Form 8621 if such holder holds the common shares in any year in which the Bank is classified as a PFIC.

If the Bank is a PFIC for any taxable year during which a U.S. Holder holds the common shares and any of the Bank’s non-U.S. subsidiaries is also a PFIC, such holder would be treated as owning a proportionate amount (by value) of the shares of the lower-tier PFIC for purposes of the application of the PFIC rules. U.S. Holders are urged to consult their own tax advisors about the application of the PFIC rules to any of the Bank’s subsidiaries.

In certain circumstances, in lieu of being subject to the rules discussed above regarding excess distributions and recognized gains, a U.S. Holder may make an election to include gain on the stock of a PFIC as ordinary income under a mark-to-market method, provided that such stock is regularly traded on a “qualified exchange or other market” (within the meaning of the applicable Treasury Regulations). The NYSE is a qualified exchange for these purposes, but no assurance can be given that the common shares will be “regularly traded” for purposes of the mark-to-market election.

If a U.S. Holder makes an effective mark-to-market election, for each year that the Bank is a PFIC such holder will include as ordinary income the excess of the fair market value of such holder’s common shares at the end of the year over such holder’s adjusted tax basis in the common shares. A U.S. Holder will be entitled to deduct as an ordinary loss in each such year the excess of such holder’s adjusted tax basis in the common shares over their fair market value at the end of the year, but only to the extent of the net amount previously included in income as a result of the mark-to-market election. In addition, upon the sale or other taxable disposition of the common shares in a year that the Bank is a PFIC, any gain will be treated as ordinary income and any loss will be treated as ordinary loss, but such loss will only be treated as ordinary loss to the extent of the net amount previously included in income as a result of the mark-to-market election.

A U.S. Holder’s adjusted tax basis in the common shares will be increased by the amount of any income inclusion and decreased by the amount of any deductions under the mark-to-market rules. If a U.S. Holder makes a mark-to-market election it will be effective for the taxable year for which the election is made and all subsequent taxable years unless the common shares are no longer regularly traded on a qualified exchange or other market, or the IRS consents to the revocation of the election. However, because a mark-to-market election cannot be made for any lower-tier PFICs that the Bank may own (as discussed above), a U.S. Holder will generally continue to be subject to the rules discussed above regarding excess distributions and recognized gains with respect its indirect interest in any such lower-tier PFIC. U.S. Holders are urged to consult their own tax advisors about the availability of the mark-to-market election, and whether making the election would be advisable in their particular circumstances.

Alternatively, holders of shares in a PFIC can sometimes avoid the PFIC rules described above regarding excess distributions and recognized gains with respect to the stock they own in a PFIC by electing to treat such PFIC as a “qualified electing fund” under Section 1295 of the Code. However, this option will not be available to holders of common shares because the Bank does not intend to comply with the requirements necessary to permit U.S. Holders to make this election.

U.S. Holders are urged to consult their own tax advisors concerning the U.S. federal income tax consequences of owning or disposing of common shares if the Bank is considered a PFIC in any taxable year.

Sale, Exchange or Other Taxable Disposition of Common Shares

For U.S. federal income tax purposes, a U.S. Holder will recognize taxable gain or loss on any sale, exchange or other taxable disposition of the common shares in an amount equal to the difference between the amount realized for the common shares and such holder’s adjusted tax basis in the common shares, both determined in U.S. dollars. Subject to the discussion under “—Passive Foreign Investment Company” above, such gain or loss will generally be capital gain or loss and will be long-term capital gain or loss if at the time of sale, exchange or other taxable disposition, the common shares have been held for more than one year. Long-term capital gains of non-corporate U.S. Holders (including individuals) are eligible for reduced rates of taxation. The deductibility of capital losses is subject to limitations. Any gain or loss recognized by a U.S. Holder will generally be treated as U.S.-source gain or loss for purposes of the foreign tax credit.

Other Securities

If a U.S. Holder is considering the purchase of preferred shares, warrants, subscription receipts or units, such holder should carefully examine the applicable supplement regarding the special U.S. federal income tax consequences, if any, of the holding and disposition of such securities, including any tax considerations relating to the specific terms of such securities.

Additional Medicare Tax on Unearned Income

Certain U.S. Holders, including individuals and estates and trusts, will be subject to an additional 3.8% Medicare tax on unearned income. For individual U.S. Holders, the additional Medicare tax applies to the lesser of (i) “net investment income,” or (ii) the excess of “modified adjusted gross income” over U.S.$200,000 (U.S.$250,000 if married and filing jointly or U.S.$125,000 if married and filing separately). “Net investment income” generally equals the taxpayer’s gross investment income reduced by the deductions that are allocable to such income. Investment income generally includes passive income such as interest, dividends, annuities, royalties, rents, and capital gains. U.S. Holders are urged to consult their own tax advisors regarding the implications of the additional Medicare tax resulting from an investment in the debt securities or common shares.

Information Reporting and Backup Withholding

In general, information reporting requirements will apply to payments to U.S. Holders (other than certain exempt recipients) of (i) principal, interest (including any OID) and premium on debt securities, (ii) dividends on common shares and (iii) the proceeds of the sale or other taxable disposition of a debt security or a common share. A backup withholding tax may apply to such payments if the U.S. Holder (other than certain exempt recipients) fails to provide a taxpayer identification number, fails to certify that it is not subject to backup withholding or fails to report in full dividend and interest income.

Any amounts withheld under the backup withholding rules will be allowed as a refund or credit against a U.S. Holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS.

Individual U.S. Holders (and certain entities) that own “specified foreign financial assets” may be required to include certain information with respect to such assets with their U.S. federal income tax return. U.S. Holders are urged to consult their own tax advisors regarding such requirements with respect to the debt securities and common shares.

Additional Withholding Requirements

FATCA encourages foreign financial institutions to report information about their U.S. account holders (including holders of certain equity or debt interests) to the IRS. Foreign financial institutions that fail to comply with the withholding and reporting requirements of FATCA and certain holders that do not provide sufficient information about their U.S. account holders or owners may be subject to a 30% withholding tax on certain payments they receive, including “foreign passthru payments” made by foreign financial institutions such as the Bank. The term “foreign passthru payment” is not currently defined in Treasury Regulations. Debt obligations that give rise to foreign passthru payments are grandfathered from FATCA withholding if the obligation is executed on or before the date that is six months after the date on which final regulations defining the term “foreign passthru payment” are adopted. Even if the debt securities are not grandfathered from FATCA withholding as described above, pursuant to proposed Treasury Regulations (the preamble to which indicates that taxpayers may rely on them prior to their finalization), any such withholding with respect to the debt securities or common shares on foreign passthru payments would not begin before the date that is two years after the date on which final regulations defining the term “foreign passthru payment” are adopted.

As discussed above, since the term “foreign passthru payment” is not defined in Treasury Regulations, the future application of FATCA withholding tax on foreign passthru payments to holders of debt securities or common shares is uncertain. If a holder of debt securities or common shares is subject to withholding there will be no additional amounts payable by way of compensation to the holder of debt securities or common shares for the deducted amount. Holders of debt securities or common shares should consult their own tax advisors regarding this legislation in light of such holder’s particular situation.

Canadian Taxation

The following is, as of the date hereof, a summary of the principal Canadian federal income tax considerations under the Income Tax Act (Canada) and the regulations promulgated thereunder (collectively, the “Canadian Tax Act”) generally applicable to a holder who acquires beneficial ownership of a debt security or a common share upon the initial issuance of the security by the Bank pursuant to this prospectus and any applicable supplement, or a common share of the Bank or any affiliate of the Bank that is a corporation resident or deemed resident in Canada upon a bail-in conversion of the debt security, and who, for the purposes of the Canadian Tax Act and at all relevant times, (i) is not (and is not deemed to be) resident in Canada, (ii) deals at arm’s length with and is not affiliated with the Bank, any affiliate of the Bank, or any underwriter and any Canadian resident (or deemed Canadian resident) to whom the holder assigns or otherwise transfers the security, (iii) is entitled to receive all payments (including any interest, principal and dividends, as applicable) made on the security as beneficial owner, (iv) is not, and deals at arm’s length with each person who is, a “specified shareholder” (within the meaning of subsection 18(5) of the Canadian Tax Act) of the Bank or any affiliate of the Bank, (v) does not use or hold and is not deemed to use or hold the security in or in the course of carrying on a business in Canada, (vi) is not an insurer carrying on an insurance business in Canada and elsewhere, and (vii) is not an entity in respect of which the Bank or any affiliate of the Bank is a “specified entity” (within the meaning of subsection 18.4(1) of the Canadian Tax Act) (a “Non-resident Holder”). A “specified shareholder” for these purposes generally includes a person who (either alone or together with persons with whom that person is not dealing at arm’s length) owns or has the right to acquire or control 25% or more of the Bank’s shares determined on a votes or fair market value basis. This summary assumes that no amount paid or payable in respect of the securities (including in respect of any disposition of the securities) will be the deduction component of a “hybrid mismatch arrangement” under which the payment arises within the meaning of paragraph 18.4(3)(b) of the Canadian Tax Act.

This summary does not apply to securities described in this prospectus that are (i) debt securities that are subject to the NVCC Provisions discussed above under “Description of the Debt Securities”; (ii) except for bail-inable debt securities, securities that are convertible or exchangeable for other securities; (iii) preferred shares; (iv) warrants; (v) subscription receipts; or (vi) units. Non-resident Holders should review the applicable supplement related thereto and consult their own tax advisors.

This summary is based upon the current provisions of the Canadian Tax Act in force as of the date hereof, all specific proposals to amend the Canadian Tax Act publicly announced by or on behalf of the Minister of Finance (Canada) prior to the date hereof (the “Tax Proposals”) and the current administrative policies of the Canada Revenue Agency (the “CRA”) published in writing by the CRA prior to the date hereof. This summary is not exhaustive of all possible Canadian federal income tax considerations relevant to an investment in securities and, except for the Tax Proposals, does not take into account or anticipate any changes in law or administrative policies or assessing practices of the CRA, whether by way of legislative, governmental or judicial decision or action, nor does it take into account or consider any other federal tax considerations or any provincial, territorial or foreign tax considerations, which may differ materially from those discussed herein. While this summary assumes that the Tax Proposals will be enacted in the form proposed, no assurance can be given that this will be the case, and no assurance can be given that judicial, legislative or administrative changes will not modify or change the statements below.

The following is only a general summary of certain Canadian federal non-resident withholding and other tax provisions which may affect a Non-resident Holder of the securities. This summary is not, and is not intended to be, and should not be construed to be, legal or tax advice to any particular Non-resident Holder and no representation with respect to the income tax consequences to any particular Non-resident Holder is made. Persons considering investing in securities described in this prospectus should consult their own tax advisors with respect to the tax consequences of acquiring, holding and disposing of the securities having regard to their own particular circumstances.

Material Canadian federal income tax considerations applicable to securities may be described particularly in the supplement related thereto, when such securities are offered. In the event the material Canadian federal income tax considerations are described in the applicable supplement, the following description will be superseded by the description in such supplement to the extent indicated therein.

For the purposes of the Canadian Tax Act, all amounts not otherwise expressed in Canadian dollars must be converted into Canadian dollars based on the single day exchange rate as quoted by the Bank of Canada for the applicable day or such other rate of exchange that is acceptable to the Minister of National Revenue (Canada).

Debt Securities

Interest (including amounts on account or in lieu of payment of, or in satisfaction of, interest) paid or credited, or deemed to be paid or credited, on a debt security to a Non-resident Holder will not be subject to Canadian non-resident withholding tax unless all or any part of such interest is participating debt interest. “Participating debt interest” is defined in the Canadian Tax Act generally as interest (other than on a “prescribed obligation” described below) all or any portion of which is contingent or dependent on the use of or production from property in Canada or is computed by reference to revenue, profit, cash flow, commodity price or any other similar criterion or by reference to dividends paid or payable to shareholders of any class or series of shares of the capital stock of a corporation. A “prescribed obligation” for this purpose is an “indexed debt obligation,” as defined in the Canadian Tax Act, in respect of which no amount payable is contingent or dependent upon the use of or production from property in Canada or is computed by reference to revenue, profit, cash flow, commodity price or any other similar criterion, other than a change in the purchasing power of money, or by reference to dividends paid or payable to shareholders of any class or series of shares of the capital stock of a corporation. An “indexed debt obligation” is a debt obligation the terms or conditions of which provide for an adjustment to an amount payable in respect of the obligation for a period during which the obligation was outstanding that is determined by reference to a change in the purchasing power of money.

In the event that a debt security is redeemed, cancelled, purchased or repurchased by the Bank or any other person resident or deemed to be resident in Canada from a Non-resident Holder or is otherwise assigned or transferred by a Non-resident Holder to a person resident or deemed to be resident in Canada for an amount which exceeds, generally, the issue price thereof, all or part of any such excess may, in certain circumstances, be deemed to be interest and may, together with any interest that has accrued or is deemed to have accrued on the debt security to that time, be subject to Canadian non-resident withholding tax. Such withholding tax will apply if all or any part of such deemed interest is participating debt interest unless, in certain circumstances, the debt security is considered to be an “excluded obligation” for the purposes of the Canadian Tax Act. A debt security which is not an indexed debt obligation (described above) and which was issued for an amount not less than 97% of its principal amount (as defined in the Canadian Tax Act), and the yield from the debt security, expressed in terms of an annual rate (determined in accordance with the Canadian Tax Act) on the amount for which the debt security was issued, does not exceed 4/3 of the interest stipulated to be payable on the debt security, expressed in terms of an annual rate on the outstanding principal amount from time to time, will be an excluded obligation for this purpose.

If applicable, the normal rate of Canadian non-resident withholding tax is 25% but such rate may be reduced under the terms of an applicable income tax treaty or convention.

Generally, there are no other Canadian taxes on income (including taxable capital gains) payable by a Non-resident Holder under the Canadian Tax Act solely as a consequence of the acquisition, ownership or disposition of debt securities by the Non-resident Holder.

Common Shares

Dividends

Dividends paid or credited or deemed to be paid or credited to a Non-resident Holder on common shares of the Bank or of any affiliate of the Bank that is a corporation resident or deemed to be resident in Canada will be subject to Canadian non-resident withholding tax at a rate of 25% but such rate may be reduced under an applicable income tax treaty or convention.

Dispositions

A Non-resident Holder will not be subject to tax under the Canadian Tax Act on any capital gain realized on a disposition or deemed disposition of any common shares of the Bank or of any affiliate of the Bank that is a corporation resident or deemed to be resident in Canada unless the common shares constitute “taxable Canadian property” to the Non-resident Holder for purposes of the Canadian Tax Act at the time of their disposition, and such Non-resident Holder is not entitled to relief pursuant to the provisions of an applicable income tax treaty or convention.

Generally, the common shares of the Bank or of any such affiliate will not constitute taxable Canadian property to a Non-resident Holder provided that they are listed on a designated stock exchange (which includes the TSX and NYSE) at the time of the disposition, unless, at any particular time during the 60-month period that ends at that time the following conditions are met concurrently: (i) one or any combination of (a) the Non-resident Holder, (b) persons with whom the Non-resident Holder did not deal at arm’s length, or (c) partnerships in which the Non-resident Holder or a person described in (b) holds a membership interest directly or indirectly through one or more partnerships, owned 25% or more of the issued shares of any class or series of the issuer’s share capital and (ii) more than 50% of the fair market value of the common shares of the issuer was derived directly or indirectly from one or any combination of (a) real or immovable property situated in Canada, (b) Canadian resource properties (as defined in the Canadian Tax Act), (c) timber resource properties (as defined in the Canadian Tax Act), and (d) an option, an interest or right in any of the foregoing property, whether or not such property exists. Notwithstanding the foregoing, a common share of the Bank or of any such affiliate may be deemed to be “taxable Canadian property” in certain other circumstances. Non-resident Holders whose common shares of the Bank or of any such affiliate may constitute taxable Canadian property should consult their own tax advisers with respect their particular circumstances.

Common Reporting Standard

Similar to FATCA, under the Organisation for Economic Co-operation and Development (“OECD”) initiative for the automatic exchange of information, many countries have committed to automatic exchange of information relating to accounts held by tax residents of signatory countries, including Canada, using a common reporting standard (“CRS”).

The CRS requires Canadian financial institutions to report certain information concerning certain investors resident in participating countries to the CRA and to follow certain due diligence procedures. The CRA will then provide such information on a bilateral, reciprocal basis to the tax authorities in the applicable investors’ countries of residence, where required under the CRS. The Bank will meet all obligations imposed under the CRS.

BENEFIT PLAN INVESTOR CONSIDERATIONS

A fiduciary of a pension, profit-sharing or other employee benefit plan (each, an “employee benefit plan”) subject to Title I of the U.S. Employee Retirement Income Security Act of 1974, as amended (“ERISA”), should consider the fiduciary standards of ERISA in the context of the employee benefit plan’s particular circumstances before authorizing an investment in any securities. Among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the employee benefit plan, and whether the investment would involve a prohibited transaction under Section 406 of ERISA or Section 4975 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”).

Section 406 of ERISA and Section 4975 of the Code prohibit (i) employee benefit plans which are subject to Title I of ERISA, (ii) “plans” defined in Section 4975 of the Code (including individual retirement accounts and “Keogh” plans) which are subject to Section 4975 of the Code and (iii) entities whose underlying assets are considered to include “plan assets” of any employee benefit plan subject to Title I of ERISA or plan subject to Section 4975 of the Code (each of the foregoing described in clauses (i), (ii) and (iii) referred to herein as a “covered plan”), from engaging in certain transactions involving “plan assets” with persons who are “parties in interest” under ERISA or “disqualified persons” under the Code (“parties in interest” and “disqualified persons” are collectively referred to herein as “parties in interest”) with respect to the covered plan. A violation of these prohibited transaction rules may result in civil penalties or other liabilities under ERISA and/or an excise tax under Section 4975 of the Code for those persons, unless exemptive relief is available under an applicable statutory, regulatory or administrative exemption. In addition, the fiduciary of the covered plan that engaged in such a non-exempt prohibited transaction may be subject to penalties and liabilities under ERISA and Section 4975 of the Code.

Because of our business, we and our current and future affiliates may be parties in interest with respect to many covered plans. The acquisition, holding or, if applicable, exchange, of securities by a covered plan with respect to which we or any of our affiliates is or becomes a party in interest may constitute or result in a prohibited transaction under ERISA or Section 4975 of the Code, unless the security is acquired and held pursuant to and in accordance with an applicable exemption. In this regard, the U.S. Department of Labor has issued prohibited transaction class exemptions, or “PTCEs,” that may provide exemptive relief if required for direct or indirect prohibited transactions that may arise from the purchase or holding of a security. These exemptions include, without limitation:

•	PTCE 84-14, an exemption for certain transactions determined or effected by independent qualified professional asset managers;

•	PTCE 90-1, an exemption for certain transactions involving insurance company pooled separate accounts;

•	PTCE 91-38, an exemption for certain transactions involving bank collective investment funds;

•	PTCE 95-60, an exemption for transactions involving certain insurance company general accounts; and

•	PTCE 96-23, an exemption for plan asset transactions managed by in-house asset managers.

In addition, Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code provide statutory exemptive relief for certain arm’s length transactions with a person that is a party in interest solely by reason of providing services to covered plans or being related to such a service provider. Under these provisions, the purchase and sale of a security should not constitute a prohibited transaction under Section 406 of ERISA or Section 4975 of the Code, provided that neither the issuer of the security nor any of its affiliates have or exercise any discretionary authority or control or render any investment advice with respect to the assets of any covered plan involved in the transaction, and provided further that the covered plan pays no more and receives no less than “adequate consideration” in connection with the transaction.

Each of the above-noted exemptions contains conditions and limitations on its application. Fiduciaries of covered plans considering acquiring and/or holding a security in reliance on these or any other exemption should carefully review the exemption in consultation with counsel to assure it is applicable. There can be no assurance that any such exemptions will be available, or that all of the conditions of any such exemptions will be satisfied, with respect to transactions involving any securities. Therefore, securities should not be purchased or held by any person investing “plan assets” of any covered plan unless such purchase and holding will not constitute or result in a non-exempt prohibited transaction under ERISA and the Code.

In addition to the prohibited transaction considerations noted above, ERISA and the regulations promulgated thereunder by the U.S. Department of Labor, as modified by Section 3(42) of ERISA (the “plan asset regulations”), provide that if a covered plan invests in an “equity interest” of an entity that is neither a “publicly-offered security” (as defined in the plan asset regulations) nor a security issued by an investment company registered under the U.S. Investment Company Act of 1940, as amended (the “investment company act”), the covered plan’s assets will include both the equity interest and an undivided interest in each of the entity’s underlying assets, unless it is established that the entity is an “operating company” or that “benefit plan investors” (within the meaning of the plan asset regulations) own less than 25% of the total value of each class of equity interests in the entity. An “operating company” is defined under the plan asset regulations as an entity that is primarily engaged, directly or through a majority owned subsidiary or subsidiaries, in the production or sale of a product or service other than the investment of capital. It is not anticipated that the Class A First Preferred Shares will constitute “publicly-offered securities” or that the Bank will register under the Investment Company Act, and the Bank will not monitor whether “benefit plan investors” will own 25% or more of the total value of any class of equity interests in the Bank. That said, while no assurance can be given, we believe that the Bank should qualify as an “operating company” within the meaning of the plan asset regulations. If the underlying assets of the Bank were deemed to be “plan assets” of a covered plan, this would result, among other things, in the application of the prudence and other fiduciary responsibility standards of ERISA to activities engaged in by the Bank and the possibility that certain transactions in which the Bank might seek to engage could constitute “prohibited transactions” under ERISA and the Code.

Certain employee benefit plans and arrangements including those that are governmental plans (as defined in Section 3(32) of ERISA), certain church plans (as defined in Section 3(33) of ERISA) and non-U.S. plans (as described in Section 4(b)(4) of ERISA) (collectively referred to herein as “non-covered plan arrangements” and together with covered plans, collectively referred to herein as “plans”) are not subject to the fiduciary responsibility or prohibited transaction provisions of Title I of ERISA or Section 4975 of the Code but may be subject to similar provisions under other applicable U.S. or non-U.S. federal, state, local or other regulations, rules or laws (collectively, “similar laws”).

Accordingly, by acceptance of a security or any interest therein, each purchaser and holder of securities or any interest therein will be deemed to have represented by its purchase and holding of the securities that either (1) it is not a covered plan and is not purchasing any securities or interest therein on behalf of or with “plan assets” of any covered plan or (2) the purchase, holding and subsequent disposition of the securities or any interest therein will not constitute or result in a non-exempt prohibited transaction under Title I of ERISA or Section 4975 of the Code. In addition, any purchaser or holder of securities or any interest therein which is a non-covered plan arrangement or is purchasing or holding any securities or any interest therein with “plan assets” of any non-covered plan arrangement will be deemed to have represented by its purchase or holding of the securities that its purchase, holding and subsequent disposition of the securities or any interest therein will not violate any applicable similar law.

Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries or other persons considering purchasing securities on behalf of or with “plan assets” of any covered plan or non-covered plan arrangement consult with their counsel regarding the availability of exemptive relief under any of the PTCEs listed above or some other basis on which such purchase and holding is not prohibited, or the potential consequences of any purchase, holding or exchange under similar laws, as applicable.

Each purchaser and holder of securities has exclusive responsibility for ensuring that its purchase and holding of the securities does not violate the fiduciary or prohibited transaction rules of Title I of ERISA, Section 4975 of the Code or any applicable similar laws. Neither this discussion nor anything provided in this prospectus is, or is intended to be, investment advice directed at any particular plan, or at plans generally, and such purchasers of any of our securities should consult and rely on their own counsel and advisers as to whether an investment in our securities is suitable for the plan. The sale of any securities to any plan is in no respect a representation by us, the underwriters, dealers or agents, or any of our or their respective affiliates or representatives, that such an investment meets all relevant legal requirements with respect to investments by plans generally or any particular plan, or that such an investment is appropriate for plans generally or any particular plan.

PLAN OF DISTRIBUTION (CONFLICTS OF INTEREST)

We may sell any series of securities described herein at any time after effectiveness of the Registration Statement of which this prospectus forms a part in one or more of the following ways from time to time:

•	through underwriters or dealers;

•	through agents; or

•	directly to one or more purchasers.

The offered securities may be distributed periodically in one or more transactions at:

•	a fixed price or prices, which may be changed;

•	market prices prevailing at the time of sale;

•	prices related to the prevailing market prices; or

•	negotiated prices.

An applicable prospectus supplement may include:

•	the initial public offering price;

•	the names of any underwriters, dealers or agents;

•	the purchase price of the securities;

•	our proceeds from the sale of the securities;

•	any underwriting discounts or agency fees and other underwriters’ or agents’ compensation;

•	any discounts or concessions allowed or reallowed or paid to dealers;

•	the place and time of delivery of the securities; and

•	any securities exchange on which the securities may be listed.

If underwriters are used in the sale, they will buy the securities for their own account. The underwriters may then resell the securities in one or more transactions, at any time or times at a fixed public offering price or at varying prices. The underwriters may change from time to time any fixed public offering price and any discounts or commissions allowed or re-allowed or paid to dealers. If dealers are utilized in the sale of the securities, we will sell the securities to the dealers as principals. The dealers may then resell the securities to the public at varying prices to be determined by such dealers.

In connection with the offering of securities, we may grant to the underwriters an option to purchase additional securities to cover over-allotments, if any, at the initial public offering price (with an additional underwriting commission), as may be set forth in the prospectus supplement for such securities. If we grant any over-allotment option, the terms of the option will be set forth in the prospectus supplement for the securities.

This prospectus may be delivered by underwriters and dealers in connection with short sales undertaken to hedge exposures under commitments to acquire our securities to be issued on a delayed or contingent basis.

Underwriters, dealers and agents that participate in the distribution of the securities may be underwriters as defined in the Securities Act. Any discounts or commissions that we pay them and any profit they receive when they resell the securities may be treated as underwriting discounts and commissions under that Act. We may have agreements with underwriters, dealers and agents to indemnify them against certain civil liabilities, including liabilities under the Securities Act, to contribute with respect to payments which they may be required to make in respect of such liabilities and to reimburse them for certain expenses.

Each series of offered securities will be a new issue of securities and will have no established trading market. Securities may or may not be listed on a national or foreign securities exchange or automated quotation system. Any underwriters or agents to whom securities are sold for public offering or sale may make, but are not required to make, a market in the securities, and the underwriters or agents may discontinue making a market in the securities at any time without notice. No assurance can be given as to the liquidity or the existence of trading markets for any securities.

Any underwriters utilized may engage in stabilizing transactions and syndicate covering transactions in accordance with Rule 104 of Regulation M under the Exchange Act. Stabilizing transactions permit bids to purchase the offered securities or any underlying security so long as the stabilizing bids do not exceed a specified maximum. Syndicate covering transactions involve purchases of securities in the open market after the distribution has been completed in order to cover syndicate short positions. Such stabilizing transactions and syndicate covering transactions may cause the price of the offered securities to be higher than would be the case in the absence of such transactions.

Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in one business day, unless the parties to any such trade expressly agree otherwise. The prospectus supplement or pricing supplement may provide that the original issue date for a series of securities may be more than one scheduled business day after the trade date for the securities. Accordingly, in such a case, if you wish to trade the securities on any date prior to the business day immediately before the original issue date for the securities, you will be required, by virtue of the fact that the securities initially are expected to settle in more than one scheduled business day after the trade date for the securities, to make alternative settlement arrangements to prevent a failed settlement.

Market-Making Resales By the Bank and its Affiliates

This prospectus may be used by the Bank, TD Securities (USA) LLC or certain other of the Bank’s affiliates (the “Market Makers”) in connection with offers and sales of the securities in market-making transactions. A Market Maker may engage in market-making transactions only in those jurisdictions in which it has all necessary governmental and regulatory authorizations for such activity. In a market-making transaction, a Market Maker may resell a debt security it acquires from other holders, after the original offering and sale of the debt security. Resales of this kind may occur in the open market or may be privately negotiated, at prevailing market prices at the time of resale or at related or negotiated prices. In these transactions, a Market Maker may act as principal or agent, including as agent for the counterparty in a transaction in which the Market Maker acts as principal, or as agent for both counterparties in a transaction in which the Market Maker does not act as principal. The Market Makers may receive compensation in the form of mark-ups or mark-downs, including from both counterparties in some cases.

The securities to be sold in market-making transactions include securities to be issued after the date of this prospectus, as well as securities previously issued.

The Bank does not expect to receive any proceeds from market-making transactions except to the extent the Bank is entitled to the proceeds of sales of securities made by it in such transactions. The Bank does not expect that the Market Makers will pay any proceeds from their market-making resales to it.

Information about the trade and settlement dates, as well as the purchase price, for a market-making transaction will be provided to the purchaser in a separate confirmation of sale.

Unless we or an agent informs you in your confirmation of sale that your securities are being purchased in their original offering and sale, you may assume that you are purchasing your securities in a market-making transaction.

Conflicts of Interest

Some of the underwriters, dealers and agents and their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions.

In addition, in the ordinary course of their business activities, the underwriters, dealers and agents and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. If any of the underwriters, dealers and agents or their affiliates have a lending relationship with us, certain of those underwriters, dealers and agents or their affiliates routinely hedge, and certain other of those underwriters, dealers and agents or their affiliates may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, such underwriters, dealers and agents and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the securities offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the securities offered hereby. The underwriters, dealers and agents and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

The Bank and certain of its affiliates will continue to engage, including during the offering of the securities, in various dealing and brokerage activities involving common shares when and to the extent permitted by applicable law. Among other things, the Bank and certain of its affiliates, as the case may be, intend (i) to provide liquidity to the market by purchasing and selling common shares for their own account or to facilitate customer transactions; (ii) to make a market, from time to time, in derivatives (such as options, warrants, convertible securities and other instruments) relating to common shares for their own account and the accounts of their customers; (iii) to engage in trades in common shares for their own account and the accounts of their customers for the purpose of hedging their positions established in connection with the derivatives market making described above; (iv) to market and sell to customers funds which include common shares; (v) to provide to customers investment advice and financial planning guidance which may include information about common shares, (vi) to engage in unsolicited brokerage transactions in common shares and derivatives thereon with their customers; (vii) to trade in common shares and derivatives thereon as part of their asset management activities for the accounts of their customers, (viii) to borrow stock and to lend and take collateral and (ix) to trade pursuant to employee incentive plans. These market activities have occurred and are expected to continue to occur both outside and, to a lesser extent, inside the United States, solely in the ordinary course of business and not in contemplation of the offering of the securities.

Our affiliate, TD Securities (USA) LLC, may participate in the distribution of the securities as an underwriter, dealer or agent. Any offering of securities in which TD Securities (USA) LLC, our affiliate, participates as an underwriter, dealer or agent, will be conducted in compliance with the applicable requirements of Rule 5121 of the Financial Industry Regulatory Authority, Inc. (“FINRA”).

LIMITATIONS ON ENFORCEMENT OF U.S. LAWS AGAINST THE BANK, OUR MANAGEMENT AND OTHERS

We are a Canadian chartered bank. Many of our directors and executive officers, including many of the persons who signed the Registration Statement on Form F-3, of which this prospectus is a part, and some of the experts named in this prospectus, reside outside the United States, and a substantial portion of our assets and all or a substantial portion of the assets of such persons are located outside the United States. As a result, it may be difficult for you to effect service of process within the United States upon such persons to enforce against them judgments of the courts of the United States predicated upon, among other things, the civil liability provisions of the federal securities laws of the United States. In addition, it may be difficult for you to enforce, in original actions brought in courts in jurisdictions located outside the United States, among other things, civil liabilities predicated upon such securities laws.

We have been advised by our Canadian counsel, McCarthy Tétrault LLP, that a judgment of a United States court may be enforceable in Canada if: (a) there is a real and substantial connection between the events, persons and circumstances and the United States proceedings such that the United States court properly assumed jurisdiction; (b) the United States judgment is final and conclusive; (c) the defendant was properly served with originating process from the United States court; and (d) the United States law that led to the judgment is not contrary to Canadian public policy, as that term would be applied by a Canadian court. We are advised that in normal circumstances, only civil judgments and not other rights arising from United States securities legislation (for example, penal or similar awards made by a court in a regulatory prosecution or proceeding) are enforceable in Canada. The enforceability of a United States judgment in Canada will be subject to the requirements that: (i) an action to enforce the United States judgment must be commenced in the Ontario court within any applicable limitation period; (ii) the Ontario Court has discretion to stay or decline to hear an action on the United States judgment if the United States judgment is under appeal or there is another subsisting judgment in any jurisdiction relating to the same cause of action; (iii) the Ontario Court will render judgment only in Canadian dollars; and (iv) an action in the Ontario Court on the United States judgment may be affected by bankruptcy, insolvency or other laws of general application limiting the enforcement of creditors’ rights generally. The enforceability of a United States judgment in Canada will be subject to the following defenses: (i) the United States judgment was obtained by fraud or in a manner contrary to the principles of natural justice; (ii) the United States judgment is for a claim which under Ontario law would be characterized as based on a foreign revenue, expropriatory, penal or other public law; (iii) the United States judgment is contrary to Ontario public policy or to an order made by the Attorney General of Canada under the Foreign Extraterritorial Measures Act (Canada) or by the Competition Tribunal under the Competition Act (Canada) in respect of certain judgments referred to in these statutes; and (iv) the United States judgment has been satisfied or is void or voidable under United States law.

LEGAL MATTERS

The validity of the debt securities and the units will be passed upon by Simpson Thacher & Bartlett LLP, New York, New York, as to matters of New York law, and by McCarthy Tétrault LLP, Toronto, Ontario, as to matters of Canadian law and applicable matters of Ontario law. The validity of certain of the debt securities and the structured warrants will be passed upon by Fried, Frank, Harris, Shriver & Jacobson LLP, New York, New York, special products counsel to the Bank, as to matters of New York law. The validity of the preferred shares, common shares, warrants and subscription receipts will be passed upon by McCarthy Tétrault LLP, Toronto, Ontario. Davis Polk & Wardwell LLP, New York, New York will issue an opinion as to certain legal matters for the agents or underwriters.

EXPERTS

The consolidated financial statements of the Bank appearing in the 2024 Annual Report for the year ended October 31, 2024 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The estimated expenses in connection with the offerings hereunder, other than underwriting discounts and commissions, are as follows (in U.S. dollars):

Registration Statement filing fee	$11,482,500
Trustees’ and Transfer Agents’ fees and expenses	$50,000
Legal fees and expenses	$500,000
Accounting fees and expenses	$75,000
Printing costs	$130,000
Miscellaneous	$262,500

Total	$12,500,000

The Toronto-Dominion Bank

US$  % Fixed Rate Reset Limited Recourse Capital Notes, Series 6

(Non-Viability Contingent Capital (NVCC))

(subordinated indebtedness)

Non-Cumulative  % Fixed Rate Reset

Preferred Shares, Series 33

(Non-Viability Contingent Capital (NVCC))

PROSPECTUS SUPPLEMENT

    , 2025

Joint Book-Running Managers

TD Securities